UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

(AMENDMENT NO. 2)

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

MESTEK, INC.

______________________________________________________________________________________(Name of registrant as specified in its charter)

______________________________________________________________________________________

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

_______________________________________________________________________________

(2)	Aggregate number of securities to which transaction applies:

_______________________________________________________________________________

(3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

_______________________________________________________________________________

(4)	Proposed maximum aggregate value of transaction:

_______________________________________________________________________________

(5)	Total fee paid:

_______________________________________________________________________________

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

______________________________________________________________________________________

(2) Form, Schedule or Registration Statement No.:

______________________________________________________________________________________

(3) Filing Party:

______________________________________________________________________________________

(4) Date Filed:

______________________________________________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held August 16, 2006

To The Shareholders of Mestek, Inc.:

Please take notice that the Annual Meeting of the Shareholders of Mestek, Inc. (the “Company”) will be held at the Reed Institute, 152 Notre Dame Street, Westfield, Massachusetts, adjacent to the Company’s headquarters, on Wednesday, August 16, 2006 at 10:30 a.m. local time, for the following purposes:

(1)	To elect a Board of eight (8) Directors for one-year terms, each to hold office until his successor is elected and qualified or he shall resign or be removed.

(2)	To consider and vote upon a proposal to amend the Company’s Restated Articles of Incorporation as follows:

to effect a 1-for-2,000 reverse stock split of the Company’s common stock by amending the Restated Articles of Incorporation of the Company, as further described in the accompanying Proxy Statement (the “First Amendment”), which, if approved, would enable the Company to cease its periodic reporting obligations under the Securities Exchange Act of 1934, as amended, and thereby forego many of the expenses associated with operating as a public company subject to SEC reporting obligations. A copy of the proposed First Amendment to the Restated Articles of Incorporation is attached as Annex A to the accompanying Proxy Statement.

(3)	To consider and vote upon a proposal to amend the Company’s Restated Articles of Incorporation as follows:

to effect a 2,000-for-1 forward stock split of the Company’s common stock immediately following the 1-for-2,000 reverse stock split of the Company’s common stock, also by amending the Restated Articles of Incorporation of the Company, as further described in the accompanying Proxy Statement (the “Second Amendment”). A copy of the proposed Second Amendment to the Restated Articles of Incorporation is attached as Annex B to the accompanying Proxy Statement. Although both the reverse stock split and the forward stock split will be voted on separately, the Company will not effect either the reverse stock split or the forward stock split unless both of such transactions are approved by the Company’s shareholders.

As a result of these proposed amendments, (a) each share of the Company’s common stock held of record by a shareholder owning fewer than 2,000 shares immediately before the effective time of the First Amendment will be converted into the right to receive $15.24 in cash, without interest, per pre-split share, and (b) each share of common stock held by a shareholder of record after the effective time of the First Amendment will represent 2,000 shares of the Company’s common stock upon the filing of the Second Amendment with the Pennsylvania Department of State.

(4)	To ratify the Audit Committee’s appointment of Vitale, Caturano & Company, Ltd. as auditors of the Company’s financial statements for the fiscal year ending December 31, 2006.

(5)	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Pursuant to the By-laws of the Company, a copy of which are attached as Annex I to the accompanying Proxy Statement, the Board of Directors has, by resolution, fixed the close of business on June 6, 2006 as the record date for the determination of shareholders entitled to notice and to vote at the Annual Meeting and any postponement or adjournment thereof. Enclosed is your copy of the Proxy Statement of the Company, including the financial statements for the year ended December 31, 2005, which have been mailed to all shareholders previously with the Annual Report. Please refer to them for information concerning the affairs of the Company.

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE SIGN THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON AT THE ANNUAL MEETING.

The Board of Directors of the Company has carefully considered the terms of the “going private” transaction resulting from the First Amendment and the Second Amendment to the Company’s Restated Articles of Incorporation, and believes that it is fair to, and in the best interests of, the Company and its shareholders. The Board of Directors has approved the transaction and recommends that you vote FOR the two amendments to the Restated Articles of Incorporation.

Attendance in person or by proxy of holders of a majority of shares of capital stock of the Company issued and outstanding and entitled to vote will constitute a quorum. Amendments to Articles of Incorporation require a majority vote of the votes cast, with each shareholder entitled to one vote per share. In addition, the Board of Directors has conditioned the “going private” transaction upon the receipt of the following shareholder votes in favor of the First and Second Amendments to the Restated Articles of Incorporation: (i) a majority of the votes cast at the meeting by the unaffiliated holders of the outstanding shares of common stock of the Company (a so-called “majority of the minority” or “neutralized” vote) and (ii) a majority of the votes cast at the meeting by the affiliated holders of the common stock of the Company. The “affiliated holders” are record owners of more than 10% of the issued and outstanding common stock of the Company, all directors and executive officers of the Company, members of the immediate families of such owners, directors and executive officers and certain trusts for the benefit of such owners, directors, executive officers or members of their immediate families. “Unaffiliated holders” are all other shareholders of the Company.

By Order of the Board of Directors

Mestek, Inc.

J. Nicholas Filler, Secretary

Principal Executive Office:

Mestek, Inc.

260 North Elm Street

Westfield, Massachusetts, 01085

July 20, 2006

PRELIMINARY COPY

PROXY

MESTEK, INC.

260 NORTH ELM STREET, WESTFIELD, MASSACHUSETTS 01085

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, August 16, 2006

This Proxy is Solicited on Behalf of the Board of Directors

of Mestek, Inc.

The undersigned hereby appoints Messrs. Winston R. Hindle, Jr. and David M. Kelly, or either of them as they may determine as Proxy or Proxies of the undersigned, each with the full power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of the Common Stock of Mestek, Inc. held of record by the undersigned on June 6, 2006, when the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held on August 16, 2006 at the Reed Institute, 152 Notre Dame Street, Westfield, Massachusetts (adjacent to the Company’s corporate headquarters at 260 North Elm Street) or any and all adjournments or postponements thereof, on the proposals set forth below, and in their discretion upon any other business which may properly come before the Meeting and any and all adjournments and postponements thereof. The undersigned hereby revokes any proxy previously given with respect to such shares.

Shares represented by this proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no such directions are indicated, the proxies will have authority to vote FOR the nominees for directors, FOR the proposals and FOR the auditors. The Board of Directors of Mestek, Inc. recommends a vote FOR each of these proposals.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

1.            Election of each WILLIAM J. COAD, WINSTON R. HINDLE, JR., DAVID W. HUNTER, DAVID M. KELLY, GEORGE F. KING, JOHN E. REED, STEWART B. REED, and EDWARD J. TRAINOR as directors.

FOR all eight nominees listed (except as marked to the contrary above): ☐

WITHHOLD AUTHORITY:  ☐ (Instruction: To withhold authority to vote for any of the nominees strike a line through the nominee’s name in the list above)

2.             To consider and vote upon a proposal to amend the Company’s Restated Articles of Incorporation as follows:

to effect a 1-for-2,000 reverse stock split of the Company’s common stock by amending the Restated Articles of Incorporation of the Company (the “First Amendment”). As a result of the First Amendment each shareholder owning fewer than 2,000 shares immediately before the First Amendment will have such shares cancelled and converted into the right to receive from Mestek $15.24 in cash without interest for each of such shareholders’ shares of Mestek’s common stock.

FOR:	[	]
AGAINST:	[	]
ABSTAIN:	[	]

3.             To consider and vote upon a proposal to amend the Company’s Restated Articles of Incorporation as follows:

to effect a 2,000-for-one forward stock split of the Company’s common stock by amending the Restated Articles of Incorporation of the Company (the “Second Amendment”).

FOR:	[	]
AGAINST:	[	]
ABSTAIN:	[	]

4.            Ratification of the Audit Committee’s appointment of Vitale, Caturano & Company, Ltd. as auditors of the Company’s financial statements for the fiscal year ending December 31, 2006.

FOR:	[	]
AGAINST:	[	]
ABSTAIN:	[	]

5.             In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal 1, Proposal 2, Proposal 3 and Proposal 4.

PLEASE VOTE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.

Dated: ______________________________________, 2006

Signature: ________________________________________

Signature if held jointly: _____________________________

When signing as attorney, as executor, as administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Has Your Address Changed?	Do You Have Any Comments?
_______________________	_________________________
_______________________	_________________________
_______________________	_________________________
_______________________	_________________________

MESTEK, INC.

GENERAL OFFICES

260 North Elm Street

Westfield, Massachusetts 01085

JULY 20, 2006

PRELIMINARY PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

Wednesday

AUGUST 16, 2006

10:30 AM EST

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of the Board of Directors of Mestek, Inc. As used in this Proxy Statement, the “Company,” “we,” “our,” “ours” and “us” refer to Mestek, Inc. and all of its subsidiaries. The cost of the solicitation of proxies will be borne entirely by the Company. Regular employees of the Company may solicit proxies by personal interview, mail or telephone and may request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the stock held of record by such persons. Georgeson Shareholders Communications, Inc. has been retained by the Company to assist in the distribution of proxy materials and the solicitation of proxies for a fee of $5,000, plus expenses. This Proxy Statement and the enclosed form of proxy are first being mailed to shareholders on or about July 20, 2006.

If a proxy in the accompanying form is duly executed and returned, the shares represented will be voted at the Annual Meeting and where a choice is specified, will be voted in accordance with the specification made. Proxies may be revoked at any time prior to voting by (1) executing and delivering a new proxy to the Secretary of the Company at or before the Annual Meeting, (2) voting in person at the Annual Meeting or (3) giving written notice of revocation to the Secretary of the Company at or before the Annual Meeting.

In addition to customary actions at the Annual Meeting such as the electing of directors, ratifying the appointment of auditors and other ordinary business to come before the meeting, the Board of Directors of the Company is providing this Proxy Statement to you to solicit your vote for the approval of the proposed amendments to our Restated Articles of Incorporation that will provide for a reverse 1-for-2,000 stock split, followed immediately by a forward 2,000-for-1 stock split of the Company’s common stock, the effect of which will be a “going private” transaction pursuant to Rule 13e-3 of the United States Securities and Exchange Commission.

We expect that the effective time of the transaction (the “Effective Time”) will occur on the date of the Annual Meeting (August 16, 2006 or such other date when the Annual Meeting is actually held, if postponed or changed for any reason), upon the filing of the Articles of Amendment of our Restated Articles of Incorporation with the Department of State of the Commonwealth of Pennsylvania, provided we have received shareholder approval to consummate the transaction.

As permitted under Pennsylvania law, shareholders of record at the Effective Time of the reverse stock split transaction, whose shares are converted into less than 1 share in the reverse split (meaning they held fewer than 2,000 shares at the Effective Time of the reverse split) will receive a cash payment from the Company for their fractional share interests equal to $15.24 cash, without interest, for each share of common stock they held immediately before the reverse split.

Shareholders who own 2,000 or more shares of record at the Effective Time of the reverse stock split transaction will not be entitled to receive any cash for their fractional share interests resulting from the reverse split. The forward split that will immediately follow the reverse split will reconvert their whole shares and fractional share interests into the same number of shares of common stock they held immediately before the Effective Time of the transaction. As a result, the total number of shares held by such a shareholder will not change after completion of the transaction. We refer to the reverse and forward stock splits, together with the related cash payments to shareholders holding fewer than 2,000 shares, as the “transaction”, the “going private” transaction or the “split transaction.”

After the transaction, we anticipate that we will have approximately 175 shareholders of record and beneficial holders. As a result, we will no longer be subject to the annual and periodic reporting and related requirements under the federal securities laws that are applicable to public companies. In addition, our common stock will cease to be traded on the New York Stock Exchange and we anticipate that information relating to the trading of our common stock will be available only through publication on the Pink Sheets Quotation Service (the “Pink Sheets”).

Our By-laws, a copy of which are attached to this Proxy Statement as Annex I, will be amended as of the Effective Time to provide protections for our shareholders cashed out as a result of the transaction and for our shareholders who remain after the transaction. In summary, the protections are as follows:

•	During the five years immediately following the transaction, we will use commercially reasonable efforts to cause our common stock to be quoted on the Pink Sheets.

•

Should we enter into an agreement for, or complete, a transaction involving the sale of all or a substantial portion of our shares or assets during the one year immediately following the transaction, resulting in a per share valuation greater than that paid to the cashed out shareholders, we will pay the cashed out shareholders upon consummation of such a transaction a contingent payment equal to the amount of such difference.

•

During the one year immediately following the transaction, we will not declare or pay any dividends on our common stock without first paying an equivalent per share dividend to cashed out shareholders.

•

In each of the five calendar years immediately following the transaction, we will hold one “Dutch auction” for our common stock, in which, subject to our compliance with reasonable constraints imposed by bank covenants and financial ratios, we will offer to purchase up to $2,500,000 of our common stock in each auction.

•	During the five years immediately following the transaction:

•

A majority of our Board of Directors will consist of independent directors, as defined by the New York Stock Exchange. Our Audit and Compensation Committees will consist entirely of independent directors.

•

We will provide each of our shareholders quarterly and annual audited financial reports, similar in general content to, but not necessarily in as great detail or in the same format as, the reports required by the Securities Exchange Act of 1934, as amended.

•	Our management will entertain questions asked by our shareholders and will endeavor to answer the questions fully and frankly.
•

We will not enter into any transaction with any of our directors, executive officers or ten percent stockholders, or any of their immediate family members, without first obtaining prior approval of our Audit Committee. Our Compensation Committee will recommend to our Board of Directors the compensation for each member of our senior management.

•

We will provide a telephone and email hotline to facilitate confidential reporting of improper activity by shareholders, employees, suppliers and others to our Audit Committee or other designated governing body.

The transaction cannot occur unless the holders of a majority of the shares cast approve the proposed amendments to the Company’s Restated Articles of Incorporation, copies of which are attached as Annex A and Annex B to this Proxy Statement. Additionally, the Board of Directors has conditioned the “going private” transaction upon the receipt of the following shareholder votes in favor of the First and Second Amendments to the Restated Articles of Incorporation: (i) a majority of the votes cast at the meeting by the unaffiliated holders of the outstanding shares of common stock of the Company (a so-called “majority of the minority” or “neutralized” vote) and (ii) a majority of the votes cast at the meeting by the affiliated holders of the common stock of the Company. The “affiliated holders” are record owners of more than 10% of the issued and outstanding common stock of the Company, all directors and executive officers of the Company, members of the immediate families of such owners, directors and executive officers and certain trusts for the benefit of such owners, directors, executive officers or members of their immediate families. “Unaffiliated holders” are all other shareholders of the Company.

This document provides you with detailed information about the proposed transaction. Please see “Where You Can Find More Information” (Page 128) for additional information about the Company on file with the Securities and Exchange Commission.

This Proxy Statement and proxy card are being provided to shareholders of record of the Company as of June 6, 2006. This proxy statement and proxy card are being mailed to such shareholders beginning on July 20, 2006.

__________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this proposed transaction, passed upon the merits or fairness of this transaction, or determined that the proxy statement is truthful or complete. It is illegal for any person to tell you otherwise.

Table of Contents

Forward Looking Statements	6
Summary Term Sheet	6
Questions and Answers About the Meeting and the Transaction	14
SPECIAL FACTORS	18
Overview of the Company and the “Going Private” Transaction	18
General Description	18
How the Reverse Split Ratio was Determined	20
The Reverse Stock Split	21
The Forward Stock Split	21
Shareholder Protections	21
Purposes, Alternatives, Reasons and Effects of the Transaction	25
Reasons for Going Private	25
Advantages of Going Private	25
Disadvantages of Going Private	28
Reasons for the Structure of the Transaction	30
Determination of the Split Ratio	30
Alternatives Considered	31
Effects of the Transaction	32
Generally	32
Effects on the Company	33
Effects on the Cashed Out Shareholders	33
Effects on the Unaffiliated Remaining Shareholders	34
Effects on the Affiliated Remaining Shareholders	35
Effect on 401(k) Participants	35
Background of the Transaction	35
Fairness of the Transaction	41
Procedural Fairness	41
Substantive Fairness	43
Opinion of Houlihan Lokey	44
Approval of Security Holders	56
Conversion of Shares in the Transaction	56
Cash Payment in Lieu of Shares of Common Stock	57
Potential Conflicts of Interest	57
Reports, Opinions, Appraisals and Other Considerations	58
Sources and Amounts of Funds or Other Consideration	58
Recommendation of the Board of Directors, Mr. John E. Reed and Mr. Stewart B. Reed	58
Summary Financial Information	59
Financial Statements	62
Additional Information; Dissenters’ Rights	104
Federal Tax Consequences	105
Anticipated Accounting Treatment	106
Fees and Expenses	106
Reservation	106
Market for Common Stock and Related Shareholder Matters	106
Board of Directors and Executive Officers	108
Interest of Certain Persons on Matters to be Acted Upon	111
Voting Rights	111
Security Ownership of Certain Beneficial Owners and Management	112
Security Ownership of Directors and Executive Officers	113
Compliance With Section 16(a) of the Securities Exchange Act	114
Change in Control Agreements	114
Certain Relationships and Related Transactions	114
Board of Directors’ Committees	115
Nominating/Governance Committee	115
Audit Committee	116
Executive Committee	116

Compensation Committee	116
Compensation Committee Interlocks and Insider Participation	121
Director Compensation	121
Executive Compensation	121
Summary Compensation Table	122
Option Exercises and Fiscal Year-End Values	124
Shareholder Return Performance Presentation	124
Principal Accounting Firm and Fees	125
Financial Statements	126
Matters to be Acted Upon	126
Proposal One – Election of Directors	126
Proposals Two and Three – Approval of Amendments to Certificate of Incorporation	127
Shareholder Proposals	128
Documents Incorporated by Reference	128
Where You Can Find More Information	128
Annex A – First Amendment (Reverse Stock Split)	A-1
Annex B – Second Amendment (Forward Stock Split)	B-1
Annex C – Opinion of Independent Financial Advisor Houlihan Lokey dated May 2, 2006	C-1
Annex D – Corporate Governance Guidelines	D-1
Annex E – Code of Business Ethics	E-1
Annex F – Charter of the Nominating/Governance Committee	F-1
Annex G – Charter of the Audit Committee	G-1
Annex H – Charter of the Compensation Committee	H-1
Annex I – By-laws	I-1

FORWARD LOOKING STATEMENTS

Forward looking statements are those statements that describe management’s beliefs and expectations about the future. We have identified forward looking statements by using words such as “anticipate,” “believe,” “could,” “estimate,” “may,” “expect,” and “intend.” Although we believe these expectations are reasonable, our operations involve a number of risks and uncertainties, including those described in this disclosure and other documents filed with the Securities and Exchange Commission (“SEC”). These types of forward looking statements may prove to be incorrect.

SUMMARY TERM SHEET

This Summary Term Sheet, together with the “Questions and Answers” section that follows, highlight selected information from the Proxy Statement about the proposed “going private” transaction. This Summary Term Sheet and the Question and Answers section may not contain all of the information that is important to you. For a more complete description of the transaction, you should carefully read this Proxy Statement and all of its annexes before you vote. For your convenience, we have directed your attention in parentheses to the location in this Proxy Statement where you can find a more complete discussion of each item listed below.

As used in this Proxy Statement, “the Company,” “we,” “our,” “ours” and “us” refer to Mestek, Inc. and all of its subsidiaries, and the “transaction”, “going private” transaction or “split transaction” refer to the reverse and forward stock splits, together with the related cash payments to shareholders holding fewer than 2,000 shares at the Effective Time of the transaction.

The Transaction (Page 18)

If the transaction is approved and completed:

•

Our shareholders of record holding fewer than 2,000 shares of our common stock at the Effective Time will receive a cash payment from us of $15.24 per share, without interest, for each share of common stock held immediately before the First Amendment;

•

Our shareholders of record holding 2,000 or more shares of our common stock at the Effective Time will continue to hold the same number of shares of our common stock after completion of the transaction and will not receive any cash payment;

•	Our officers and directors at the Effective Time will continue to serve as our officers and directors immediately after the transaction;

Our By-laws will be amended as of the Effective Time to provide protections for our shareholders cashed out as a result of the transaction and for our shareholders who remain after the transaction. In summary, the protections are as follows:

•	During the five years immediately following the transaction, we will use commercially reasonable efforts to cause our common stock to be quoted on the Pink Sheets.

•

Should we enter into an agreement for, or complete, a transaction involving the sale of all or a substantial portion of our shares or assets during the one year immediately following the transaction, resulting in a per share valuation greater than that paid to the cashed out shareholders, we will pay the cashed out shareholders upon consummation of such a transaction a contingent payment equal to the amount of such difference.

•

During the one year immediately following the transaction, we will not declare or pay any dividends on our common stock without first paying an equivalent per share dividend to cashed out shareholders.

•

In each of the five calendar years immediately following the transaction, we will hold one “Dutch auction” for our common stock, in which, subject to our compliance with reasonable constraints imposed by bank covenants and financial ratios, we will offer to purchase up to $2,500,000 of our common stock in each auction.

•	During the five years immediately following the transaction:

o

A majority of our Board of Directors will consist of independent directors, as defined by the New York Stock Exchange. Our Audit and Compensation Committees will consist entirely of independent directors.

o

We will provide each of our shareholders quarterly and annual audited financial reports, similar in general content to, but not necessarily in as great detail or in the same format as, the reports required by the Securities Exchange Act of 1934, as amended.

o	Our management will entertain questions asked by our shareholders and will endeavor to answer the questions fully and frankly.
o

We will not enter into any transaction with any of our directors, executive officers or ten percent stockholders, or any of their immediate family members, without first obtaining prior approval of our Audit Committee. Our Compensation Committee will recommend to our Board of Directors the compensation for each member of our senior management.

o

We will provide a telephone and email hotline to facilitate confidential reporting of improper activity by shareholders, employees, suppliers and others to our Audit Committee or other designated governing body.

The Board of Directors has conditioned the “going private” transaction upon the receipt of the following shareholder votes in favor of the First and Second Amendments to the Restated Articles of Incorporation: (i) a majority of the votes cast at the meeting by the unaffiliated holders of the outstanding shares of common stock of the Company (a so-called “majority of the minority” or “neutralized” vote) and (ii) a majority of the votes cast at the meeting by the affiliated holders of the common stock of the Company. The “affiliated holders” are record owners of more than 10% of the issued and outstanding common stock of the Company, all directors and executive officers of the Company, members of the immediate families of such owners, directors and executive officers and certain trusts for the benefit of such owners, directors, executive officers or members of their immediate families. “Unaffiliated holders” are all other shareholders of the Company.

Upon shareholder approval, it is neither contemplated nor likely that the Board of Directors would choose to abandon the going private transaction. The Board of Directors has not identified any specific contingencies which might lead to the delay or abandonment of the transaction and any such decision would most likely occur only as a result of an extraordinary event outside of the ordinary course of business or the control of the Board of Directors or the Company or by reason of any inability to finance the costs of the fractional shares being repurchased if such number of fractional shares is substantially greater than presently contemplated. Based on our current, committed lines of credit and the communications we have had with our banks, our Board does not anticipate any difficulties with financing the going private transaction.

For a description of the provisions regarding the treatment of shares held in street name, please see “SPECIAL FACTORS - Conversion of Shares in the Transaction” (Page 56) of this Proxy Statement.

The Parties

We are a Pennsylvania corporation incorporated under the Pennsylvania Business Corporation Law.

Our principal executive offices are located at 260 North Elm Street, Westfield, MA 01085.

Our telephone number is (413) 568-9571.

Vote Required; Record Date

Under Pennsylvania law, approval of the transaction requires the approval of a majority of the shares cast on the proposed transaction at the Annual Meeting, once a quorum is declared present or by proxy. By virtue of the ownership interest of John E. Reed and Stewart B. Reed and their announced respective intentions to vote in favor of the transaction, this requirement is assured. In addition, the Board of Directors has set a “majority of the minority” or “neutralized” voting procedure whereby, in addition to an overall “majority of votes cast” requirement, in order to approve the “going private” transaction, the following shareholder votes in favor of the First and Second Amendments to the Restated Articles of Incorporation will be necessary: (i) a majority of the votes cast at the meeting by the unaffiliated holders of the outstanding shares of common stock of the Company and (ii) a majority of the votes cast at the meeting by the affiliated holders of the common stock of the Company. The “affiliated holders” are record owners of more than 10% of the issued and outstanding common stock of the Company, all directors and executive officers of the Company, members of the immediate families of such owners, directors and executive officers and certain trusts for the benefit of such owners, directors, executive officers or members of their immediate families. Directors and executives holding 6,021,367 shares have indicated that they will vote in favor of the transaction, meaning that the satisfaction of the second voting procedure required by the Board of Directors is assured. “Unaffiliated holders” are all other shareholders of the Company.

As of the close of business on June 6, 2006, there were 8,732,125 shares of our common stock entitled to notice of, and to vote at, the Annual Meeting. Of these shares, 2,697,458 are held by unaffiliated holders and 6,034,667 are held by affiliated holders. Unless otherwise indicated, all references to share numbers herein are as of June 6, 2006 (the Record Date).

Reasons for the Transaction (Page 25)

Our Board of Directors has determined that, for the reasons discussed in detail in this Proxy Statement, the transaction is in the best interests of the Company and its shareholders, including both affiliated and unaffiliated shareholders. We believe the transaction would:

•

relieve us of the administrative burden and cost associated with filing reports and otherwise complying with the requirements of registration under the Securities Exchange Act of 1934 (the “Exchange Act”), by deregistering our common stock under the Exchange Act;

•

relieve us of the administrative burden and cost associated with the adoption and maintenance of the requirements of being a public company mandated by the Sarbanes- Oxley Act of 2002 (the “Sarbanes-Oxley Act”), including the auditing and internal control requirements of Section 404 of the Sarbanes-Oxley Act, by deregistering our common stock under the Exchange Act;

•	eliminate the expense and burden of dealing with the large number of shareholders holding small positions in our stock;

•

afford shareholders who own fewer than 2,000 shares of our stock immediately before the transaction the opportunity to receive cash for their shares at a price that represents a premium of 20.2% and 16.8% over the average one month and three month closing prices, respectively, before the public announcement of the price per share to be paid in the proposed “going private” transaction and without having to pay brokerage commissions; and

•	increase management’s flexibility to consider and initiate actions that may produce long-term benefits and growth without the pressure and expectation to produce quarterly earnings per share growth.

Special Committee Recommendation

The Board of Directors established a Special Committee of independent directors to consider this transaction and make recommendations to the full Board of Directors. The Special Committee retained independent counsel and an independent financial advisor who provided the Special Committee and the Board of Directors with a “fairness opinion” as to the transaction. Following the Special Committee’s review of the “fairness opinion” and consultation with independent counsel, the Special Committee recommended the transaction to the full Board of Directors. See “SPECIAL FACTORS – Background of the Transaction” (Page 35).

Recommendation of the Board of Directors, Mr. John E. Reed and Mr. Stewart B. Reed (Page 58)

The Board of Directors, Mr. John E. Reed and Mr. Stewart B. Reed believe that the transaction is fair to and in the best interests of the Company and its shareholders, including both affiliated and unaffiliated shareholders, and recommends that shareholders of the Company vote “FOR” the approval of the transaction. In addition, the Board of Directors, Mr. John E. Reed and Mr. Stewart B. Reed, based on their beliefs regarding the reasonableness of the conclusions and analyses of the Special Committee and the Board of Directors, adopted the analyses and conclusions underlying the Special Committee and the Board of Directors’ fairness determination and have determined that the transaction is fair to, and in the best interests of the Company and its shareholders, including its affiliated and unaffiliated shareholders. As used in this Proxy Statement, the term “affiliated shareholder” means record owners of more than 10% of the issued and outstanding common stock of the Company, all directors and executive officers of the Company, members of the immediate families of such owners, directors and executive officers and certain trusts for the benefit of such owners, directors, executive officers or members of their immediate families, and the term “unaffiliated shareholder” means any shareholder other than an affiliated shareholder. Directors and executives holding 6,021,367 shares have indicated that they will vote in favor of the transaction. As of June 6, 2006, our directors and executive officers beneficially owned a total of 6,034,667 shares of our common stock, or approximately 69.11% of the total shares issued and outstanding, on a fully diluted basis, on that date. One director has not indicated how he will vote approximately 13,000 shares. See “Security Ownership of Directors and Executive Officers (Page 113).” Accordingly, we expect that a majority of votes cast and a majority of shares of affiliated shareholders being voted will vote to approve the “going private” transaction. No other shareholders have disclosed to us how they intend to vote on this matter and, accordingly, we do not know whether the necessary “majority of the minority” of unaffiliated shareholders will vote to approve the transaction.

Background of the Transaction (Page 35)

Please see “SPECIAL FACTORS – Background of the Transaction” (Page 35) for a discussion of the events leading up to the public announcement of this proposal and certain events that subsequently occurred.

Effects of the Transaction (Page 32)

As a result of the transaction, we anticipate that:

•	the registration of our common stock under the Exchange Act will be terminated, and we will no longer be a public company subject to the reporting and other requirements of the Exchange Act;

•

our common stock will no longer be traded on the New York Stock Exchange and price quotations for our common stock will no longer be available – any trading in our common stock after the transaction will only occur based on information published in the Pink Sheets or in privately negotiated sales;

•

shareholders of record who own fewer than 2,000 shares at the Effective Time of the transaction will receive a cash payment of $15.24 per share without interest. Thereafter they will no longer have an interest in or be a shareholder of the Company and will not be able to participate in our future earnings and growth, if any, unless they subsequently acquire an equity interest in the Company;

•	the number of our shareholders of record and beneficial holders will be reduced from approximately 1,850 (which included approximately 80 brokerage firms holding shares in street name) to approximately 175, and the number of outstanding shares of our common stock will decrease by approximately 7.2% from 8,732,125 to approximately 8,100,000;

•

the percentage of ownership of our common stock beneficially owned by the current executive officers and directors of the Company, as a group, will increase from approximately 68.93% (as of July 14, 2006) to approximately 74.31% on a fully diluted basis;

•	aggregate shareholders’ equity of the Company as of March 31, 2006, would be reduced from approximately $105,277,000 on a historical basis to approximately $94,767,000 on a pro forma basis;

•	the book value per share of common stock as of March 31, 2006, would be reduced from $12.06 per share on a historical basis to approximately $11.70 per share (basic and diluted) on a pro forma basis;

•

net income per share of common stock (excluding the effect of transaction costs but including other non-recurring income and expenses) for the year ended December 31, 2005, would remain unchanged at $.86 per share (basic and diluted); and

•

net income per share of common stock (excluding the effect of transaction costs but including other non-recurring income and expenses) for the three months ended March 31, 2006, would remain unchanged at $.03 per share (basic and diluted).

Termination of Our SEC Reporting Obligations After the Transaction

Following the completion of the transaction and the filing of a Form 15 with the SEC, the registration of our common stock, as well as our duty to file reports with the SEC under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, will terminate and our common stock will no longer be publicly-traded on the New York Stock Exchange. We will continue operations as a non-reporting private corporation. Our duty to file reports with the SEC under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, is sometimes referred to herein as the “registration and periodic reporting obligations.” For detailed information concerning the purpose, reasons for and effect of the transaction, see “SPECIAL FACTORS – Purposes, Alternatives, Reasons and Effects of the Transaction” (Page 25).

Fairness Opinion of Financial Adviser (Page 44 and Annex C)

Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (“Houlihan Lokey”), the independent financial advisor retained by the Special Committee of the Board of Directors, has delivered to the Special Committee and our Board of Directors its written opinion to the effect that, as of the date of such opinion and based upon and subject to certain matters stated in the opinion, the cash consideration to be paid in the proposed “going private” transaction is fair, from a financial point of view, to our shareholders (other than John E. Reed and Stewart B. Reed and certain trusts holding our shares for which either (i) John E. Reed serves as trustee or (ii) our shares are held for the benefit of an immediate family member or either John E. Reed or Stewart B. Reed, collectively referred to herein as the “Reeds”) including shareholders who will receive cash in the proposed “going private” transaction as well as those who will remain shareholders after the proposed “going private” transaction. The full text of the written opinion of Houlihan Lokey, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex C to this Proxy Statement. You should read the opinion carefully in its entirety, along with the discussion under “SPECIAL FACTORS – Opinion of Houlihan Lokey”. (Page 44)

The opinion of Houlihan Lokey is directed to the Special Committee of our Board of Directors, addresses only the fairness to holders of our common stock from a financial point of view of the cash consideration to be paid in the proposed “going private” transaction and does not constitute a recommendation to any shareholder as to how such shareholder should vote at the Annual Meeting and does not address the relative merits of the proposed “going private” transaction as compared to any alternative business strategies that might exist for the Company. The opinion of Houlihan Lokey was not an expression of opinion as to the prices at which shares of our common stock would trade following announcement or completion of the proposed “going private” transaction.

Conditions to the Completion of the Transaction

The completion of the transaction depends upon the approval of the proposed amendments to our Restated Articles of Incorporation by the holders of a majority of votes cast, as well as a majority of the shares of unaffiliated shareholders and a majority of shares of the affiliated shareholders being voted at the Annual Meeting.

Reservation of Rights (Page 106)

Our Board of Directors has retained the right to abandon the transaction without further action by our shareholders at any time before the filing of the necessary amendments to our Restated Articles of Incorporation with the Pennsylvania Department of State, even if the transaction has been authorized by our shareholders at the Annual Meeting, if it determines that the transaction is not then in the Company’s best interests or in the best interest of our shareholders. Among the circumstances the Board of Directors may consider in reaching a decision to abandon the transaction is if the transaction becomes too expensive or there is a risk that it will not result in a reduction in the number of record holders to fewer than 300, which is required for us to file a Form 15 with the SEC and the termination of our registration and periodic reporting obligations. Our Board of Directors has also reserved the right to delay the transaction if necessary to prosecute and defend pending litigation regarding the transaction which is more fully discussed under the heading “SPECIAL FACTORS – Purposes, Alternative, Reasons and Effects of the Transaction – Disadvantages of Going Private” (Page 28). By voting in favor of the transaction you are expressly also authorizing our Board of Directors to determine not to proceed with the transaction if it should so decide.

At this time, the Board of Directors has no intention to abandon the transaction, other than by reason of an extraordinary event outside of the ordinary course of business or the control of the Board of Directors or the Company or by reason of any inability to finance the costs of the fractional shares being repurchased if such number of fractional shares is substantially greater than presently contemplated, which is not anticipated to be a problem, given our current banking relationships.

Pending Litigation (Page 29)

On April 10, 2006, Alan Kahn filed a putative class action complaint in the Superior Court in Hampden County of the Commonwealth of Massachusetts against the directors of the Company, alleging, among other things, that the directors breached their fiduciary duties in connection with the certain aspects of the “going private” transaction proposed by the Company and approved by the directors. Plaintiff purports to bring the action individually and on behalf of a putative class of all unaffiliated shareholders. The complaint seeks preliminary and permanent injunctive relief against the reverse/forward stock split, declaratory relief, rescission of the reverse/forward stock split (if necessary), rescissory and/or compensatory damages and attorneys’ fees and expenses. It is our understanding that the directors deny the allegations. Settlement negotiations have taken place, resulting in a Memorandum of Understanding dated May 25, 2006 which has been executed by the legal representatives of the plaintiff, the defendant-directors, and the Company and which sets forth the framework of a proposed settlement of the litigation. The Memorandum of Understanding provides for the following:

o	The transaction will be subject to the approval of a “majority of the minority” or unaffiliated shareholders voting at the Annual Meeting or by proxy;

o

The terms of the five annual “Dutch Auctions” following the transaction will require the approval of both a majority vote of the full board of directors and a majority vote of the independent directors;

o

Additional financial information will be provided to the shareholders in advance of each of the five annual “Dutch Auctions” including the then current year budget and management prepared projections for the following fiscal year;

o

The alteration, change or modification of the “shareholder protections” relating to the transaction (Page 7) will require both a majority vote of the full board of directors and a majority vote of the independent directors;

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o

The entering into of any “liquidity event”, meaning a sale of all or a substantial portion of Company shares or assets during the year immediately following the transaction (Page 7) will require both a majority vote of the full board of directors and a majority vote of the independent directors; and

o	Plaintiff’s counsel intends to apply to the court for award of fees and costs and such application may be opposed by the defendants.

The transaction price of $15.24 per share remains unchanged.

The actual settlement of the litigation is subject to the preparation and execution of definitive documentation and the Court’s approval, after notice to the Class, of the action as a class action for settlement purposes and of the settlement following completion of reasonable discovery by the Plaintiff to confirm the fairness and reasonableness of the proposed settlement to the Class, all of which the parties intend to conclude within 90 days. The settlement is contingent upon consummation of the transaction.

We cannot provide any assurance that the actual outcome of this matter will not result in liability or otherwise affect the “going private” transaction. The Company is providing indemnification to its directors pursuant to its by-laws and various individual agreements with respect to any costs or liability claims related to this litigation.

U.S. Federal Income Tax Consequences (Page 105)

The receipt of cash in the transaction by shareholders holding fewer than 2,000 shares is expected to be a taxable event for Federal income tax purposes. The amount of tax, if any, will depend principally on each individual shareholder’s tax basis in his, her or its shares. For shareholders holding 2,000 shares or more, there should be no Federal income tax effect.

Tax matters are very complicated, and the tax consequences to you of the transaction will depend on your own situation. To review the material tax consequences in greater detail, please read the discussion under “SPECIAL FACTORS – Federal Tax Consequences.”

No Dissenters’ Rights (Page 104)

Under Pennsylvania law and our Restated Articles of Incorporation or By-laws, you are not entitled to dissent from the transaction and receive the “fair value” of your shares pursuant to any dissenters’ rights statutes.

Sources of Funds; Financing of the Transaction (Page 58)

We estimate that the total funds required to pay the consideration to shareholders entitled to receive cash for their shares and to pay fees and expenses relating to the transaction will be approximately $10,500,000. This estimate does not include the costs to defend litigation challenging the transaction which is more fully discussed under the heading “SPECIAL FACTORS – Purposes, Alternative, Reasons and Effects of the Transaction – Disadvantages of Going Private” (Page 28). The consideration to shareholders and the fees and expenses incurred in connection with the transaction will be paid out of cash flow from operations and from borrowings under our previously negotiated line of credit facility lead by Bank of America. For a description of the terms of the financing, please read the discussion under “SPECIAL FACTORS – Sources and Amounts of Funds or other Consideration.”

Potential Conflicts of Interest of Executive Officers and Directors

Our executive officers and directors may have interests in the transaction that are or may be different from your interests as a shareholder, or relationships that may present conflicts of interest, including the following:

•              Each member of the Board of Directors (except one) and each executive officer (except one) holds of record 2,000 or more shares of our common stock and will retain their shares after the transaction; and

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•              As a result of the transaction, the shareholders who own, of record at the Effective Time, 2,000 or more shares, such as certain of our directors and certain of our executive officers, will increase their respective percentage ownership interest in the Company as a result of the transaction. For example, assuming the transaction is approved, the ownership percentage of the directors and executive officers will increase from 68.93% (as of July 14, 2006) to approximately 74.31%, on a fully diluted basis, as a result of the reduction of the number of shares of the common stock outstanding by an estimated 632,125 shares.

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QUESTIONS AND ANSWERS ABOUT THE MEETING AND THE TRANSACTION

About the Annual Meeting and Voting Procedures

Q:	Why did you send me this Proxy Statement?

A:	We sent you this Proxy Statement and the enclosed proxy card because our Board of Directors is soliciting your votes for use at our Annual Meeting of shareholders.

This Proxy Statement provides information that you need to know in order to cast an informed vote at the meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We began sending this Proxy Statement, notice of Annual Meeting and the enclosed proxy card on or about July 20, 2006 to all shareholders entitled to notice of and to vote at the special meeting. The record date for shareholders entitled to vote is June 6, 2006. On that date, there were 8,732,125 shares of our common stock outstanding (not including treasury stock, which cannot be voted). Shareholders are entitled to one vote for each share of common stock held as of the record date.

Q:	What is the time and place of the Annual Meeting?

A:	The Annual Meeting will be held at the Reed Institute, 152 Notre Dame Street, Westfield, Massachusetts adjacent to our headquarters, on Wednesday, August 16, 2006 at 10:30 a.m. local time.

Q:	What am I being asked to vote on?

A:

You are being asked to vote on the election of a slate of Directors which, if approved, would result in the same Directors continuing in office as are presently in office. You are also being asked to vote to ratify the decision of the Audit Committee to engage Vitale, Caturano & Company, Ltd., as auditors of the Company’s financial statements for the fiscal year ending December 31, 2006. Vitale, Caturano & Company, Ltd. were the auditors of the Company’s financial statements for the past two fiscal years.

You are also being asked to approve the proposed amendments to our Restated Articles of Incorporation that will provide for a reverse 1-for-2,000 stock split followed immediately by a forward 2,000-for-1 stock split. Shareholders of record whose shares are converted into less than one share in the reverse split (meaning they held fewer than 2,000 shares at the Effective Time of the transaction) will receive a cash payment from us for their fractional share interests equal to $15.24 cash, without interest, for each share of common stock they held immediately before the transaction. Shareholders who own 2,000 or more shares at the Effective Time will continue to own the same number of shares after the transaction as they did before. After the transaction, we expect that we will no longer be subject to the reporting and related requirements of the Exchange Act, and our common stock will cease to be traded on the New York Stock Exchange. Any trading in our common stock after the transaction will only occur as facilitated by publication of trading information concerning our stock in the “Pink Sheets” or in privately negotiated sales.

Q:	Who may be present at the Annual Meeting and who may vote?

A:

All record holders of our common stock may attend the Annual Meeting in person. However, only holders of our common stock of record as of June 6, 2006 may cast their votes in person or by proxy at the Annual Meeting.

Q:	What is the vote required to approve the “going private” transaction?

A:

Under Pennsylvania law and our by-laws, the presence in person or by proxy of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for purposes of consideration and

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action on the matter. In order to approve the reverse stock split “going private” transaction, under Pennsylvania law, a majority of the votes cast by all shareholders entitled to be voted is required, and in addition, the Board of Directors has conditioned the “going private” transaction upon the receipt of the following votes in favor of the First and Second Amendments: (i) a majority of the votes cast at the meeting by the unaffiliated holders of the outstanding shares of common stock of the Company (a so-called “majority of the minority”) and (ii) a majority of the votes cast at the meeting by the affiliated holders of the common stock of the Company. Shares which are present, or represented by a proxy, will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on a matter ("Abstentions") or whether a broker with discretionary authority fails to exercise its discretionary authority to vote shares with respect to the matter ("Broker Non-Votes"). The affirmative vote of at least a majority of the votes cast at the meeting by all shareholders is required to adopt any proposal and, in the election of directors, the candidates receiving the highest number of votes cast, up to the number of directors to be elected, shall be elected. For voting purposes, only shares voted either for or against the adoption of a proposal or the election of directors, and neither Abstentions nor Broker Non-Votes, will be counted as voting in determining whether a proposal is approved or a director is elected. As a consequence, Abstentions and Broker Non-Votes will have no effect on the adoption of a proposal or the election of a director.

Q:	Who is soliciting my proxy?

A:	The Board of Directors of the Company.

Q:	What is the recommendation of our Board of Directors regarding the “going private” proposal?

A:

Our Board of Directors has determined that the “going private” transaction is advisable and in the best interests of the Company and its shareholders, including affiliated and unaffiliated shareholders. Our Board of Directors has therefore approved the transaction and recommends that you vote “FOR” approval of this matter at the Annual Meeting.

Q:	What do I need to do now?

A:

Please sign, date and complete your proxy card and promptly return it in the enclosed, self addressed, prepaid envelope so that your shares can be represented at the Annual Meeting. You may vote FOR the transaction, AGAINST the transaction or ABSTAIN. Your shares will be voted as you instruct on the proxy card.

Q:	Should I send in my stock certificates now?

A:	No. After the transaction is completed, we will send instructions on how to receive any cash payments you may be entitled to receive.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Your broker will vote your shares for you ONLY if you instruct your broker how to vote for you. Your broker should mail information to you that will explain how to give these instructions.

Q:	Can I change my vote after I have mailed my signed proxy card?

A:

Yes. Just send by mail a written revocation or a later-dated, completed and signed proxy card before the Annual Meeting or simply attend the Annual Meeting and vote in person. You may not change your vote by facsimile or telephone.

Q:	What if I don’t send back a proxy card or vote my shares in person at the Annual Meeting?

A:

If you don’t return your proxy card or vote your shares in person at the Annual Meeting, each of those shares will be treated as if not voted and will have the effect described above under “What is the vote required to approve the transaction?”

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Q:	What happens if I sell my shares before the Annual Meeting?

A:

The record date for the Annual Meeting is June 6, 2006, which is earlier than the targeted Effective Time. If you own shares of our common stock on the record date but transfer your shares after the record date, but before the transaction, you will retain your right to vote at the Annual Meeting based on the number of shares you owned on the record date. If you sell a sufficient number of shares so that you own fewer than 2,000 shares of record at the Effective Time, you will receive $15.24 cash for each share you own immediately before the Effective Time.

Q.	What happens if the Annual Meeting is postponed or adjourned?

A.	Your proxy will be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

About the “Going Private” Transaction

Q:	What will I receive in the transaction?

A:

If you own fewer than 2,000 shares of our common stock of record immediately before the Effective Time, you will receive $15.24 in cash, without interest, from us for each share you own of record. This transaction will not involve commissions or other transaction fees that would be charged if you sold shares on the open market. If you own 2,000 or more shares of our common stock of record at the Effective Time, you will not receive any cash payment for your shares in connection with the transaction and will continue to hold the same number of shares of our common stock as you did before the transaction. Please read the discussion under “SPECIAL FACTORS – Effects of the Transaction” (Page 32); and “SPECIAL FACTORS – Conversion of Shares in the Transaction” (Page 56) for a description of the treatment of shares held in street name.

Q:	What if I hold shares in street name?

A:

If you hold fewer than 2,000 shares of common stock in street name through a nominee (such as a bank or broker), your bank or broker should contact you and instruct you how to obtain cash for those shares after the Effective Time of the transaction. Please read the discussion under “SPECIAL FACTORS – Effects of the Transaction” (Page 32) and “SPECIAL FACTORS – Conversion of Shares in the Transaction” (Page 56) for a description of the treatment of shares held in street name.

Q:	What if I do not want to receive cash in exchange for my shares?

A:

If you hold of record fewer than 2,000 shares, you can purchase additional shares of common stock such that you own at least 2,000 shares before the Effective Time. We cannot assure you, however, that any shares will be available for such purpose.

Q:	How will the Company be operated after the transaction?

A:

After the transaction, we will no longer be subject to the reporting and related requirements under the federal securities laws that are applicable to public companies. We expect our business and operations otherwise to continue as they are currently being conducted and, except as disclosed in this Proxy Statement, the transaction is not anticipated to have any effect upon the conduct of such business. As a result of the transaction, shareholders of the Company who receive cash for their shares in the transaction will no longer have a continuing interest as shareholders of the Company and will not share in any future earnings and growth of the Company. Also, we expect that after the transaction, our common stock will be delisted from the New York Stock Exchange. Any trading in our common stock will only occur as facilitated by the Pink Sheets or in privately negotiated sales, which may adversely affect the liquidity of the common stock.

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Q:	When do you expect the transaction to be completed?

A:

We are working toward completing the transaction as quickly as possible, and we expect the transaction to be completed at 4:00 p.m. on August 16, 2006 or as soon as reasonably practicable thereafter, whereupon trading of our shares on the New York Stock Exchange will cease.

Q:	What are the federal income tax consequences of the transaction to me?

A:

The receipt of cash in the transaction will be a taxable event for federal income tax purposes. Shareholders who do not receive cash in the transaction should not be subject to taxation as a result of the transaction. To review the material tax consequences in greater detail, please read the discussion under “SPECIAL FACTORS – Federal Tax Consequences.” (Page 105)

Q:	May I buy additional shares in order to remain a shareholder of the Company?

A:

Yes. So long as you are able to acquire a sufficient number of shares so that you own 2,000 or more shares at the Effective Time of the transaction, which we expect to occur at 4:00 p.m. on August 16, 2006 or as soon as reasonably practicable thereafter, your shares of our common stock will not be cashed-out in the transaction. We cannot assure you, however, that any shares will be available for such purpose.

Q:	Who can help answer my questions?

A:

If you have any questions concerning the transaction or the special meeting, or if you would like additional copies of this proxy statement or proxy card, please contact: J. Nicholas Filler, Senior Vice President – Corporate and Legal Affairs (413-564-5514 – nfiller@mestek.com), or Timothy P. Scanlan, Associate General Counsel (413-564-5849 – tscanlan@mestek.com).

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SPECIAL FACTORS

Overview of the Company and the “Going Private” Transaction

General Description

The Company, in its present form, has been public since Reed National Corporation merged with Mestek, Inc. in 1986. During the past two years, management and members of the Board of Directors have periodically and informally discussed withdrawing from registration with the SEC due to the limited benefits we have realized from our public company status and the increasing costs we were incurring and estimated would be incurring going forward.

On January 19, 2005, we issued a press release and filed a Current Report on Form 8-K with the SEC publicly announcing that John E. Reed was proposing to a Special Committee of independent directors of our Board of Directors, appointed at our December 13, 2004 regular Board of Directors meeting (the “Special Committee”), that our 86% equity interest in Omega Flex, Inc. (“Omega”) be spun-off, pro rata, to all of our public shareholders as of a record date to be established (the “Spin-Off”), and that, following the Spin-Off, the Company enter into a “going private” transaction. In connection with the proposed “going private” transaction, we would seek to reduce the number of holders of our common stock to less than 300, thereby enabling us (though not Omega) to elect (i) to terminate the registration of our common stock under the Exchange Act and (ii) to suspend our obligation to file annual and periodic reports, such as Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, Current Reports on Form 8-K, Proxy Statements and Annual Reports as required under Regulation 14A under the Exchange Act and to make other filings or take other actions under federal securities laws, such as the Sarbanes-Oxley Act of 2002, generally, although our remaining shareholders will have the right to inspect the books and records and receive financial statements of the Company in accordance with the applicable provisions of the Pennsylvania Business Corporation Law.

In connection with the proposed “going private” transaction, we would seek to de-list ourself from trading on the New York Stock Exchange.

Our Board of Directors, at a Special Meeting held on May 2, 2006, has unanimously authorized, and recommends that our shareholders approve the “going private” transaction. The “going private” transaction is to be accomplished by filing an amendment to our Restated Articles of Incorporation, whereby the existing 8,732,125 issued and outstanding shares of our common stock registered in the name of shareholders of record as of the Effective Time, together with treasury shares, be reclassified in a “reverse stock split” of 1 share for each 2,000 issued, subject to our receipt of shareholder approval at our Annual Meeting of Shareholders on August 16, 2006 (the “Annual Meeting”.) The amendment will provide that fractional shares of those shareholders owning fewer than one share will not be issued and such shareholders will receive payment in cash of $15.24 per share for each pre-split share of common stock held by such shareholder. The “going private” transaction further contemplates that immediately after the filing of the first amendment to our Restated Articles of Incorporation, the Restated Articles of Incorporation be further amended whereby the issued and outstanding shares of our common stock be reclassified in a “Forward Stock Split” of 2,000 shares for each 1 share issued.

If approved the transaction will become effective shortly after the Annual Meeting upon the filing of the amendments to our Restated Articles of Incorporation with the Pennsylvania Department of State (the “Effective Time”). The form of the proposed amendments to our Restated Articles of Incorporation necessary to effect the transaction is attached to this Proxy Statement as Annex A and Annex B. Upon the transaction becoming effective, trading in our common stock on the New York Stock Exchange will cease.

We intend for the transaction to treat shareholders holding common stock in “street” name through a nominee (such as a bank or broker) in the same manner as shareholders whose shares are registered in their names, and nominees will be requested to effect the split transaction for their beneficial holders. However, nominees may have different procedures, and shareholders holding shares in “street” name should contact their nominees.

As a result of the proposed “going private” transaction, management believes that we will be able to realize significant cost savings by the elimination of most of the expenses related to the disclosure, reporting

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and compliance requirements of the Exchange Act, the Sarbanes-Oxley Act, other securities laws or regulations and the listing requirements of the New York Stock Exchange for our common stock. The costs associated with these obligations comprise a significant overhead expense. These costs include professional fees for our auditors and corporate counsel, printing and mailing costs, internal compliance costs, and transfer agent costs. These SEC registration-related costs have been increasing over the years, and we believe that they will continue to increase, particularly as a result of the additional procedural, reporting, auditing and disclosure obligations imposed on public companies by the Sarbanes-Oxley Act in general and Section 404 of the Sarbanes-Oxley Act in particular.

Our Board of Directors determined that the recurring expense and burden of maintaining many small shareholder accounts, coupled with the costs associated with maintaining registration of our common stock under the Exchange Act, is not cost efficient for the Company. Additionally, our Board of Directors determined that, even as a publicly traded stock, there is a limited trading market for our common stock, especially for sales of larger blocks of shares.

Our Board of Directors also concluded that our shareholders derive little benefit from our status as a publicly held corporation when compared with the costs of being a public company. Such benefits not utilized to any significant degree include access to the public markets for purposes of raising capital and for acquisitions, the providing of public markets for liquidity purposes for publicly held company shareholders and the prestige of being a publicly held company which can be helpful in recruiting, attracting and retaining key officers, directors and staff. In fact, our Board of Directors has observed that we have been able to successfully finance our operations through the profits generated from operations as well as from traditional bank financing. Indeed, we have made over 20 acquisitions in the last 20 years and have been able to successfully finance these through bank loans and cash flow from operations. Consequently, our Board of Directors concluded that we are not likely to need access to public markets for purposes of attraction of capital for operations, expansion or acquisitions.

In terms of shareholder liquidity, although listed and traded on the New York Stock Exchange, our trading volume over the period from January 1, 2003 through June 1, 2006 was approximately 4,075 shares per day. As a result of this low trading volume, the ability of our shareholders to trade their shares is more limited than the ability of shareholders of many other publicly traded companies to trade their shares. Our Board of Directors has concluded that there is no broad and deep public market in our shares which would provide significant liquidity to larger shareholders who may wish to sell our shares. Indeed our Board of Directors believes that one advantage of the transaction is that it does provide liquidity to shareholders holding fewer than 2,000 shares so that they may receive a reasonable and fair cash price for their stock, at a premium to the pre-announcement trading price of our common stock, without paying brokerage fees. See “SPECIAL FACTORS – Purposes, Alternatives, Reasons and Effect – Advantages of “Going Private” (Page 25) and – Alternatives Considered” (Page 31) for a more detailed description of the reasons of our Board of Directors to pursue the transaction in particular instead of an alternative transaction structure.

Our Board of Directors also concluded that we have recruited, and have historically been able to recruit adequate staff and personnel and do not have the need, in our industry, to be a publicly held company in order to attract and retain capable managers and personnel. We believe that we are adequately staffed to meet current and future foreseeable needs. Thus, our Board of Directors has concluded we do not benefit significantly by this attribute of publicly held companies.

Our Board of Directors also concluded that, as a private company, management would have increased flexibility to consider and initiate actions that may produce long-term benefits and growth without the pressure and expectation to produce quarterly earnings per share growth. As a result, our Board of Directors directed management to more formally explore the possibility of reducing our number of shareholders of record to below 300 in order to terminate the registration of our common stock with the SEC.

Management analyzed and advised the Board of Directors as to the various alternatives for consummating a “going private” transaction, including:

•	a reverse stock split followed by the purchase by the Company of fractional shares,
•	an affiliated group tender offer, followed by a “clean up” short form or long form merger,

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•	a self-tender by the Company, followed by the creation of an acquisition subsidiary to facilitate a “clean up” short form or long form merger,
•	the formation by an affiliated group of a “Newco” entity to merge with the Company, without a preceding tender offer,
•	the formation of an acquisition subsidiary of the Company to merge with the Company without a preceding self-tender offer,
•	a tender offer by a private equity investor or investors for all or a substantial portion of our stock not held by our affiliates, and
•	a tender offer for up to 1999 shares of stock from all current shareholders.

Management considered various factors including the cost to the Company of each of these alternatives, the benefits to our various stakeholders of the various alternatives, the likelihood of achieving our stated goal of having less than 300 shareholders, the complexity of the various alternatives, and the time required to accomplish various alternatives, and recommended to the Board of Directors that, in its opinion, the reverse stock split (followed by a forward stock split) best accomplished the stated purposes.

How the Reverse Stock Split Ratio Was Determined

Our shareholders can be divided into three groups: (1) record shareholders, or those shareholders who hold their own share certificates, whose identity and holdings are known to us; (2) Non-Objecting Beneficial Owners (“NOBO”), or those shareholders holding in street name who have agreed to identify themselves, whose identity and holdings are also known to us; and (3) Objecting Beneficial Owners (“OBO”), or those shareholders holding in street name who have not identified themselves and whose identify and holding may not be known to us. As of June 6, 2006, we had 818 shareholders of record. The total number of shareholders in the Company (Record, NOBO and OBO Shares), is estimated at 1,720.

As of the Record Date, approximately 1,341 of our 818 shareholders of record and 603 NOBO shareholders of our common stock owned fewer than 2,000 shares. At that time, these shareholders represented approximately 94% of the total number of known shareholders of such common stock, but these accounts represented approximately only 4.2% (362,424 shares of 8,732,125 shares outstanding) of the total number of outstanding shares of common stock.

We do not know the exact number of shares of common stock owned by OBOs who own fewer than 2,000 shares of our common stock nor who, precisely, holds those shares. However, based on the number of sets of proxy materials that are requested by the brokers, dealers, etc., we estimate that there are approximately 600 such OBO shareholders owning beneficially approximately 4,694,458 shares or 54% of the total number of outstanding shares of our common stock. Based on the holdings of our shareholders of record and a list of our NOBO shareholders and our estimates of the holdings of our OBO stockholders, we estimate that there are an aggregate of approximately 632,125 shares of our common stock, representing approximately 7.2% of our 8,732,125 outstanding shares, held by shareholders holding fewer than 2,000 shares.

Given that the number of OBO shareholders is unknown, our Board of Directors determined that it must cash out shareholders holding fewer than 2,000 shares in order to reduce the total number of shareholders to a number safely below 300.

Our Board of Directors considered ratios both lesser than and greater than 2,000 to 1, but ultimately rejected these alternatives due to the possibility that a lesser ratio may not accomplish the goal of reducing the total number of shareholders to less than 300 and that a greater ratio was unnecessary to achieve this result.

Many of the estimated 175 shareholders owning greater than 2,000 shares would have owned some fractional shares as a result of the reverse split transaction. However, by reason of the follow-on forward split transaction, these shareholders will ultimately receive the same number of whole shares previously owned by them, and will not be cashed out.

In making the computations presented elsewhere in this proxy statement (including the preparation of the pro forma financial information included herein), we have assumed that all of the beneficial owners of

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fewer than 2,000 shares held in nominee name have the shares transferred into their respective names and, therefore, will be cashed-out in the transaction.

The Reverse Stock Split

The “going private” transaction will be accomplished through an amendment to our Restated Articles of Incorporation providing for a 1-for-2,000 reverse stock split of our common stock. Shareholders holding fewer than 2,000 shares of common stock at the Effective Time will be entitled to receive a cash payment from us in an amount equal to $15.24 for each share of common stock they held prior to the reverse stock split, without interest. Shareholders holding fewer than 2,000 shares of common stock at the Effective Time of the amendment to the Restated Articles of Incorporation effecting the reverse stock split will no longer be shareholders of the Company and will be entitled only to receive a cash payment. Shareholders holding 2,000 or more shares at the Effective Time will continue to hold that number of shares of common stock equal to the number of shares such shareholder held prior to the reverse stock split divided by 2,000 and will not receive any cash payment. Such shareholders will continue to be shareholders of the Company following the reverse stock split, and will subsequently receive shares in accordance with the terms of the forward stock split described below, resulting, for convenience, in the reinstatement of the same number of shares in their respective hands as they held prior to the reverse stock split.

The shares of common stock acquired by us as a result of the reverse stock split will be retired, which will reduce the number of outstanding shares.

The Forward Stock Split

Immediately following the reverse stock split, we will amend our Restated Articles of Incorporation to effect a 2,000-for-1 forward stock split. Only shares of common stock that are held by those shareholders who continue to hold at least one whole share of common stock following the reverse stock split will be subject to this forward stock split. Shareholders holding at least one whole share of common stock at the effective time of the amendment of the Restated Articles of Incorporation effecting the forward stock split will hold that number of shares equal to the number of shares such shareholder held prior to the forward stock split multiplied by 2,000. Ultimately, shareholders holding 2,000 or more shares at the time of the reverse stock split will hold the same number of shares following the forward stock split. Shareholders who hold only fractional shares following the reverse stock split will not be affected by the forward stock split and will be entitled only to the cash payment described above.

The forward stock split will not change our number of shareholders and will not, therefore, affect the termination of the registration of our common stock and our becoming a private company. The forward stock split will reduce the total cost of the transaction because, without the forward stock split, we would be required to either pay cash to purchase fractional shares from shareholders who continue to own at least one whole share and a fraction of common stock following the reverse stock split or assume the administrative burden of issuing and maintaining records for fractional shares or scrip.

Shareholder Protections

Our By-laws will be amended to provide protections for our shareholders cashed out as a result of the transaction and for our shareholders who remain after the transaction (the “Shareholder Protections”). The Shareholder Protections will be set forth in Article 13 of our Second Amended and Restated By-laws. A copy of our Second Amended and Restated By-laws, which will become effective at the Effective Time, is attached as Annex I to this Proxy Statement. Shareholders of the Company are urged to read our Second Amended and Restated By-laws carefully, and in particular the Shareholder Protections in Article 13.

In summary, the Shareholder Protections are as follows:

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Quotation on the Pink Sheets. During the five years immediately following the transaction, we will use commercially reasonable efforts to cause our common stock to be quoted on the Pink Sheets. The Pink Sheets is a centralized quotation service that collects and publishes market maker quotes in real time, primarily through its web site, http://www.pinksheets.com. We will use commercially reasonable efforts to provide

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all information required by (1) Rule 15c2-11 of the Exchange Act, and (2) NASD Form 211 to an SEC registered broker-dealer that is a member of NASD. Such information includes, but is not limited to the following: the Company’s most recent annual report; the name and address of the Company’s transfer agent; the nature of the Company’s business; the nature of products or services offered by the Company; the nature and extent of the Company’s facilities; the name of the Company’s CEO and the names of the members of the Company’s Board of Directors; the name of any broker or dealer or any associated person affiliated with the Company; whether the Company is submitting or publishing its quotation on behalf of any other broker or dealer; whether the quotation is being submitted or published directly or indirectly on behalf of the Company or any director, officer or person, directly or indirectly the beneficial owner of more than 10% of the outstanding units or shares of any equity security of the Company and, if so, the name of such person and the basis for any exemption under the federal securities laws for any sales of such securities on behalf of such person; a record of the circumstances involved in the submission of publication of such quotation; the bid and ask price, if any, of initial quotation entry and the basis upon which the priced entry was determined and factors considered in making that determination; a description of the circumstances surrounding the submission of the application, including the identity of any persons for whom the quotation is being submitted; and proper certification of the information provided by Form 211. We will also assist individuals and institutions to liquidate their substantial holdings of shares of our common stock, including, without limitation, using our commercially reasonable efforts to find a broker willing to execute Pink Sheets orders in our common stock.

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Contingent Payment Right. In the event we have a “Liquidity Event” during the one year period following the transaction (the “Liquidity Period”), we will be obligated to pay (the “Contingent Payment Right”) to each cashed out shareholder in the transaction a cash amount for each share of our common stock held by the cashed out shareholder immediately prior to the Effective Time equal to the excess, if any, of the “Event Value Per Transaction Share” over the “Event-Adjusted Transaction Price Per Share.”

o

Liquidity Event. A “Liquidity Event” means the entering into by us a definitive agreement to complete any of the following, a resolution of our Board of Directors to complete any of the following, or the completion of any of the following:

-	our liquidation, winding up or dissolution (a “Termination Event”);

-

the sale, transfer or other disposition in one or more related transactions of shares of our common stock representing 25% or more of the total shares of our common stock then outstanding, whether by merger, consolidation or otherwise (a “Stock Event”); and

-

the sale, transfer or other disposition in one or more related transactions of our assets, other than sales, transfers or dispositions of inventory in the ordinary course of business, with an aggregate book value as of the Effective Time representing 25% or more of the aggregate book value of our consolidated assets as of the Effective Time (an “Asset Event”).

o	Event Value Per Transaction Share. “Event Value Per Transaction Share” means:

-	in the case of a Termination Event, an amount equal to (A) the aggregate value of all cash plus the fair market value of all property

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to be distributed to the holders of our common stock in the Termination Event divided by (B) the total number of issued and outstanding shares of our common stock as of the date of the Termination Event;

-

in the case of a Stock Event, an amount equal to (A) the aggregate value of all cash plus the fair market value of all property received in exchange for the shares of our common stock sold, transferred or disposed of in the Stock Event divided by (B) the total number of shares of our common stock sold, transferred or disposed of in the Stock Event; and

-

in the case of an Asset Event, an amount equal to (A) (1) the aggregate value of all cash plus the fair market value of all property received in exchange for our assets sold, transferred or disposed of in the Asset Event, less (2) the taxes payable by us as a result of the Asset Event, divided by (B) the total number of shares of our common stock issued and outstanding immediately prior to the Effective Time.

For purposes of determining the Event Value Per Transaction Share, the value of any property other than cash will be determined by a majority of our Board of Directors and a majority of our independent directors.

o	Event-Adjusted Transaction Price Per Share. “Event-Adjusted Transaction Price Per Share” means:

-	in the case of a Termination Event, $15.24;

-	in the case of a Stock Event, $15.24; and

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in the case of an Asset Event, the product of (A) $15.24 and (B) the ratio of the aggregate book value, determined as of the Effective Time, of the our assets sold, transferred or disposed of in the Asset Event over the aggregate book value of our consolidated assets as of the Effective Time.

o

Dividends. With certain exceptions in the case of a Termination Event, we will not declare or pay any dividends on shares of our common stock during the Liquidity Period until the cashed out shareholders in the transaction shall have first received, or simultaneously receive, a dividend on each share of our common stock held by them immediately prior to the Effective Time in an amount equal to the per share amount of the dividends paid on our common stock.

o

Restriction on Stock Issuance. We will not issue during the Liquidity Period any shares of capital stock other than our common stock without first obtaining the consent of a majority of our Board of Directors and the consent of a majority of our independent directors (a “Preferred Stock Issuance”). In the event we do have a Preferred Stock Issuance, our Board of Directors and independent directors will make equitable and appropriate adjustment to the provisions governing the contingent payment right to reflect the effects of the Preferred Stock Issuance.

o

Payment Procedure. If the Contingent Payment Right is triggered, we will pay each cashed out shareholder in the transaction his, her or its contingent payment within five days of the closing date of the Termination Event, Stock Event or Asset Event, as applicable.

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o

Form of Right. The Contingent Payment Right will not be represented by a certificate or other form of instrument, represent an ownership or equity interest in us, confer dividend, voting or any other form of shareholder rights, bear stated interest, or be transferable, unless under the laws of wills, distribution or descent, or by operation of law.

•

Dutch Auction. In each of the five calendar years immediately following the transaction, we will hold one Dutch auction for shares of our common stock and agree to purchase at least $2,500,000 of our common stock in each auction. Each auction will be held between April 1 and June 1 of such year, with the first auction occurring between April 1, 2007 and June 1, 2007. The foregoing commitment is subject to our compliance with reasonable constraints imposed by bank covenants and financial ratios, as determined by a majority of our Board of Directors and a majority of our independent directors. Additional financial information will be provided to the shareholders in advance of each of the five annual Dutch Auctions, including the then current year budget and management-prepared projections for the following fiscal year. Other than the parameters specified above, the terms and conditions of each year’s Dutch Auction will be determined by a majority of our Board of Directors and a majority of our independent directors.

•

Board of Directors and Committee Composition. A majority of our Board of Directors will consist of independent directors, as defined by the New York Stock Exchange. Our Audit and Compensation Committees will consist entirely of independent directors.

•

Financial Reporting. We will provide each of our shareholders quarterly and annual audited financial reports, similar in general content to, but not necessarily in as great detail or in the same format as, the reports required by the Exchange Act. Each quarterly report will be delivered to shareholders within 45 days of the end of each of our first, second and third fiscal quarters and each annual report will be delivered to shareholders within 90 days of the our fiscal year end. The annual report shall include our consolidated audited balance sheet as at the end of such year and our consolidated audited statements of income, cash flows and changes in shareholders’ equity for such year, certified by our independent certified public accountants and prepared in accordance with generally accepted accounting principles consistently applied. The annual report will also include the compensation paid to each of our executive officers for such year.

•	Shareholder questions. Our management will entertain questions asked by our shareholders and endeavor to answer the questions fully and frankly;

•

Conflicts. We will not enter into any transaction with any of our directors, executive officers or ten percent (10%) stockholders, or any immediate family members of such persons, including a transaction described in Item 404 of Securities and Exchange Commission Regulation S-K, without first obtaining the prior approval of our Audit Committee. We will promptly report to our independent directors and our shareholders any such interested transaction. The Compensation Committee will recommend to our Board of Directors the compensation for each member of our senior management.

•

Whistleblower hotline. We will provide a telephone and email hotline to facilitate confidential reporting of improper activity by shareholders, employees, suppliers and others to our Audit Committee or other designated governing body.

Except as otherwise described above, each of the Shareholder Protections will be in effect for the five years immediately following the transaction. During the five years immediately following the transaction, the Shareholder Protections set forth in our By-laws may not be amended, modified, waived or

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terminated, unless the amendment, modification, waiver or termination is approved by a majority of our Board of Directors and a majority of our independent directors.

Purposes, Alternatives, Reasons and Effects of the Transaction

Reasons for Going Private

While many of the factors suggesting that we consider going private have existed for many years, the compelling reason for choosing to go private at this time is the anticipated additional expense of compliance with the internal control, audit assessment and review requirements of Section 404 of the Sarbanes-Oxley Act, both in terms of outside costs and internal time of officers and staff. For a company of our size and capitalization with the numerous, relatively small manufacturing operations we have, the internal control enhancement implementation costs, the costs of external auditor assessment and certification and the costs of continuous review and updating required by the current interpretations of Section 404 of the Sarbanes-Oxley Act are believed by management to require substantial expenditures in preparation for the implementation of this requirement, commencing in this fiscal year and continuing for the foreseeable future.

No Need for Access to the Public Markets. We are only marginally enjoying the benefits of being a publicly-held company. Such benefits include

•	access to the public markets for purposes of raising capital and for acquisitions, and

•

the providing of public markets for liquidity purposes for a publicly held company’s shareholders and the prestige of being a publicly held company which can be helpful in recruiting, attracting and retaining key officers, directors and staff.

In fact, we have been able to successfully finance our operations, expansions and acquisitions, through profits generated from operations as well as through traditional bank financing.

Also, while we have had a very modest stock option plan in which five executives have participated, grants of options have been infrequent, and we believe we have adequate staff and personnel without the necessity of a sizeable stock option program or other equity-based incentives. No options are currently outstanding nor have any been awarded since 2001. We have not seen the need in our specialized industry to be a publicly held company in order to attract and retain capable managers and personnel.

Lack of an Active Trading Market. Our Board of Directors believes the public marketplace has less interest in public companies with a limited amount of shares available for trading (“float”) in the public marketplace. Our Board of Directors believes it is unlikely that our common stock would ever achieve significant trading volume in the public marketplace so as to create a significant active and liquid market. The realization that our common stock might not, in the foreseeable future, achieve significant trading volume as a public company is one of the reasons that caused our Board of Directors to conclude that we are not benefiting substantially from being a public company, and that it would be in our best interest and the best interest of our shareholders for us to be privately held.

Advantages of Going Private

Cost Savings. As a public company, we are required to prepare and file with the Securities and Exchange Commission, among other items, the following:

•	Quarterly Reports on Form 10-Q;
•	Annual Reports on Form 10-K;
•	Proxy statements and annual shareholder reports as required by Regulation 14A under the Exchange Act; and
•	Current Reports on Form 8-K

Also, as a public company, we will become required, as of the fiscal year ending December 31, 2007, to have our independent auditors certify as to the status of our internal control systems and procedures, under the requirements of Section 404 of the Sarbanes-Oxley Act.

The external costs associated with these reports and other filing obligations as well as other external costs relating to public company status comprise a significant overhead expense, made up principally of the following:

Fiscal Year Ended	2005	2004	2003	2002
Audit, Audit Related Fees, and Tax	$419,954	$294,817	$456,321	$279,786
Other Accounting Fees	$30,000	$21,183	$71,094	$31,300
Sarbanes-Oxley Act and Other Related SEC Compliance	$57,812	$359,462	$101,043	$26,766
Audit Committee Costs	$28,798	$23,625	$16,500	$0
Listing, Transfer Agent, D&O Insurance, Other Public Company Costs	$166,768	$213,167	$101,010	$123,978
Totals	$703,332	$912,254	$745,968	$461,830

The historical “public company” costs presented above are significant as a percentage of our total cost of administration. The reporting and filing costs primarily include professional fees for our auditors and corporate counsel and external compliance costs incurred in preparing and reviewing such filings. They do not include executive or administrative time involved in the process. The Company expects that the “going private” process will result in the elimination of approximately $350,000 per year of the above historical “public company” costs. For example, we estimate that we will be able to save approximately (i) $177,000 in accounting and audit fees, which would otherwise have been payable to Vitale Caturano & Company, Ltd., (ii) $58,000 in fees which would otherwise be payable our securities counsel, Greenberg Traurig, LLP, (iii) $35,000 which would otherwise be payable to the New York Stock Exchange, (iv) $35,000 on our Directors and Officers liability insurance premiums, (v) $25,000 on our audit committee expenses, (iv) $15,000 on our transfer agent fees, and (v) $5,000 on our annual report costs.

Not reflected in the above historical cost breakdown is the incremental spending which the Company anticipates it would have to incur in the latter part of 2006 and in 2007 to comply with the requirements of Section 404 of the Sarbanes-Oxley Act. Management believes this one time spending would exceed $1,500,000 and would be followed by incremental annual costs related to the requirements of Section 404 of approximately $500,000. Total costs avoided therefore, as a result of “going private”, include $850,000 per annum in historical “public company” costs eliminated and future Section 404 costs avoided, as well as future one-time costs related to the implementation of Section 404 of at least $1,500,000.

We anticipate that the cost savings from “going private” will offset the transaction cost in less than one year based upon an estimated transaction cost of $866,000 (not including the cost of any litigation relating to the transaction).

None of these cost estimates includes the cost or time of any personnel or management currently employed by us. These estimates are consistent with a study sponsored by PricewaterhouseCoopers, LLP, Deloite & Touche, LLP, KPMG, LLP and Ernst & Young LLP, described in the Wall Street Journal on April 19, 2006. According to the Wall Street Journal, that study found that the average cost of companies with market capitalization between $75,000,000 and $700,000,000 for fees to outside suppliers, company internal control costs and internal controls auditing costs, all relating to the requirements of Section 404 of the Sarbanes-Oxley Act, were approximately $860,000.

We believe the Sarbanes-Oxley Act and related regulations will have the effect of significantly increasing the internal burdens and potential liabilities of being a public reporting company, as well as increasing compliance costs, legal fees, audit fees, director and officer insurance premiums and compensation for outside directors.

Directors and Officers (D&O) Liability Insurance. One of the major costs relating to public company status is directors’ and officers’ (“D&O”) liability insurance, which cost has increased over the last few years. We currently pay $98,000 annually for $10,000,000 of D&O liability coverage with a $200,000 retention. Our inquiries have revealed private companies paying lower amounts for the same amount of coverage. We estimate that as a private company we will save approximately $35,000 per year on D&O liability insurance.

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Expense of Maintaining Numerous Small Shareholders. In addition to the direct and indirect costs associated with the preparation of the filings under the Exchange Act and the recent additional reporting and disclosure obligations referenced above, and the costs associated with procuring and maintaining D&O liability insurance, the costs of administering and maintaining many small shareholder accounts is significant. The cost of administrating each shareholder’s account is essentially the same regardless of the number of shares held in that account. Therefore, our costs to maintain such small accounts are disproportionately high when compared to the total number of shares involved. Such costs are included in the tabular presentation set forth above.

Concentration of Ownership. In addition, our Board of Directors took into consideration that our Chairman and CEO, John E. Reed and members of his family, including trusts for his and his family members’ benefit, beneficially own in excess of 68% of our issued and outstanding stock, and that a relatively large number of shareholders hold fewer than 2,000 shares, owning in the aggregate only 7.2% of our outstanding shares. As a result, our Board of Directors concluded the costs associated with reducing the number of shareholders of record below 300 were reasonable in view of the anticipated benefits of being privately held.

Other Considerations. The “going private” transaction is a simple, straight-forward method of reducing the number of shareholders below the public company threshold and it is expected that shareholders receiving the cash payments will generally be eligible to receive capital gains treatment on the proceeds and will avoid paying brokerage commissions and fees in achieving liquidity for their shares.

As a company subject to the disclosure requirements of the Exchange Act, we have certain obligations to publicly disclose material information about our operations and other significant corporate events. Following the transaction, we will no longer be subject to those requirements, and will be able to maintain important operational and other information in relative confidence. Disclosure to shareholders of certain information may still be required in connection with undertaking significant corporate transactions, and limited state law provisions regarding disclosure of information to shareholders upon request will still apply to us. Nevertheless, the significant reduction in the number of shareholders and elimination of the necessity to comply with the disclosure requirements of the Exchange Act will result in our being able to retain important operational and other business information in confidence.

A transaction that results in de-registration under the Exchange Act will allow management to focus additional time and effort on effectively managing our business and operations without the administrative burdens of SEC and related compliance.

In addition, the public markets place pressure on companies to manage the business to achieve short-term objectives such as quarterly per share earnings. Often, companies are “encouraged” to make certain decisions for the benefit of short-term earnings that may not be in the best interests of sustained long-term growth. Even though we do not enjoy any research analyst following, our stock price performance can be seen by customers, suppliers and competitors as an indicator of the health of our business. As a result, our business must be managed with an understanding of how operating decisions will affect the public market price of the stock. Following the transaction, management would be better able to run the business with the shareholders’ long-term interests in mind since it would no longer have to meet public expectations of near-term stock price performance.

The absence of public shareholder constituents will allow management more flexibility in the operation of our business since we will no longer need to be concerned about public market reaction or perception (apart from, of course, the reactions and perceptions of our customers, vendors and industry participants in general). This should allow management to react more quickly to specific market or customer conditions.

One advantage to the transaction is that it does provide a means of liquidity to shareholders holding fewer than 2,000 shares to receive a reasonable and fair cash price for their stock without brokerage commission and at a premium over the traded price of our common stock prior to the announcement of the ‘going private’ transaction.

Our management believes, and our Board of Directors concurs, that our long-term viability and

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ultimate success is best served by “going private.” The “going private” proposal is being made at this time because the sooner the proposal can be implemented, the sooner we will cease to incur the expenses and burdens of being a public company (which are expected to significantly increase in the near future) and the sooner shareholders who are to receive cash in the transaction will receive and be able to reinvest or otherwise make use of such cash payments. We have determined that there are limited advantages, and yet there are significant and increasing disadvantages for us to remain public. Our management believes, and our Board of Directors has agreed, that the transaction is the most feasible way to become a private company.

Disadvantages of Going Private

While our Board of Directors believes the transaction is fair to the Company and our shareholders including our unaffiliated shareholders, our Board of Directors recognizes that such a transaction may have certain disadvantages to the Company and to those shareholders who hold, at the Effective Time, either 2,000 or more shares or those who hold fewer than 2,000 shares of our common stock.

Disadvantages of the Transaction to Our Shareholders Who Will be Cashed Out, Including Unaffiliated Shareholders Who Will be Cashed Out.

No Participation in Potential Future Appreciation. The shareholders who are cashed out in the transaction will no longer own any equity interest in the Company and, other than with respect to a transaction which results in the implication of the contingent payment shareholder protection in place for one year following the transaction more fully described under “SPECIAL FACTORS – Overview of the Company and the Transaction – Shareholder Protections” (Page 21), will have no opportunity to participate in or benefit from any potential future appreciation in our value. In addition, those shareholders will not have the opportunity to liquidate their shares at a time and for a price of their choosing. However, our Board of Directors believes that this one time opportunity to realize the fair cash value of the shares at a price above what the shares were trading at prior to the announcement of the transaction is an important benefit that outweighs this disadvantage.

Disadvantages of the Transaction to the Shareholders Who Will Remain Shareholders in the Company Including Unaffiliated Shareholders Who Will Remain Shareholders in the Company.

Reduced Liquidity. Shareholders owning at least 2,000 shares at the Effective Time of the transaction will remain shareholders of the Company. Because we will terminate the registration of our common stock under the Exchange Act and our common stock will no longer be listed or traded on the New York Stock Exchange (or any other public market, other than, perhaps, the “Pink Sheets”), there can not be any assurance of any established market in which to sell shares of our common stock following the Transaction. In addition, we will no longer be subject to most provisions of the Sarbanes-Oxley Act or to certain provisions of the Exchange Act and our officers will no longer be required to certify the accuracy of our financial statements.

Also, the continuing shareholders will bear all risk of loss from our operations and any diminution in value of our stock.

The transaction does include, however, the shareholder protections, as described in section “SPECIAL FACTORS – Overview of the Company and the Transaction – Shareholder Protections” (Page 21).

Disadvantages of the Transaction to the Company. Our Board of Directors also considered the following potential adverse consequences of the transaction to the Company:

•

Reduced Management Incentive. The lack of liquidity provided by a ready market may result in fewer opportunities to utilize equity based incentive compensation tools to recruit and retain top executive talent. Stock options and other equity based incentives are typically less attractive if they cannot be turned into cash quickly and easily once earned. Our Board of Directors believes that this is unlikely to have any significant adverse impact on us, since stock options and other equity based incentives have not been a significant part of our executives’ compensation packages in the past.

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•

Less Attractive Acquisition Currency. Stock that is registered with the SEC and actively traded on an exchange or quotation system is generally a more attractive acquisition currency than unregistered stock, since the acquirer of the publicly traded security has constant access to important information about the publicly traded company and can access the market to sell the stock and can easily determine the value of the stock (i.e., the price to be received upon sale). An acquirer of illiquid securities of a private company must depend on liquidity either via negotiated buy-out or buy-back arrangements, or a liquidity event by the Company that is generally outside of his/her control. Our Board of Directors recognized that this may not be a significant disadvantage, however, because (i) the relative illiquidity of our shares makes our stock less attractive for larger investors than most publicly traded securities with significant trading volume; and (ii) we have not historically utilized our stock as “currency” in acquisitions.

•

Reduced Equity Capital Raising Opportunities. One of the primary reasons many companies “go public” is to be able to more easily and efficiently access the public capital markets to raise cash. Similar opportunities are generally less available (without significant expense) to companies that do not wish to have a class of securities registered with the SEC. Following the transaction, since we will no longer be registered with the SEC and public information regarding us will no longer have a class of equity securities readily accessible, it will likely be more costly and time consuming for us to raise equity capital from public or private sources. Again, our Board of Directors has concluded that this may be of little significance to us since this has not been, and is not expected to be, an action that we would wish to pursue.

•

Loss of Prestige. Public companies are often viewed by shareholders, employees, investors, customers, vendors and others as more established, reliable and prestigious than privately held companies. In addition, public companies are typically followed by analysts who publish reports on their operations and prospects, and garner more press and media coverage than companies whose securities are not available for purchase by the investing public. Companies who lose status as a public company may risk losing prestige in the eyes of the public, the investment community and key constituencies. However, our Board of Directors felt that this was not a significant factor in considering whether to undertake a “going private” transaction. Much of our shareholder base includes persons familiar with the HVAC and Metal Forming industry who know our products and services, our history and our reputation. Our Board of Directors believes that a “going private” transaction would not likely alter the perception of us in their eyes, or in the eyes of our employees, suppliers and customers who are aware of our position in the industry.

•	Less Credit Availability. Cash to be paid out will reduce our credit availability to finance growth initiatives such as acquisitions, new product development and capital expenditures.

Additional Disadvantage - Ongoing Legal Claim Relating to “Going Private” Transaction

On April 10, 2006, Alan Kahn filed a putative class action complaint in the Superior Court in Hampden County of the Commonwealth of Massachusetts against the directors of the Company, alleging, among other things, that the directors breached their fiduciary duties in connection with the certain aspects of the “going private” transaction proposed by the Company and approved by the directors. Plaintiff purports to bring the action individually and on behalf of a putative class of all unaffiliated shareholders. The complaint seeks preliminary and permanent injunctive relief against the reverse/forward stock split, declaratory relief, rescission of the reverse/forward stock split (if necessary), rescissory and/or compensatory damages and attorneys’ fees and expenses. It is our understanding that the directors deny the allegations. Settlement negotiations have taken place, resulting in a Memorandum of Understanding dated May 25, 2006 which has been executed by the legal representatives of the plaintiff, the defendant-directors, and the Company and which sets forth the framework of a proposed settlement of the litigation. The Memorandum of Understanding provides for the following:

o	The transaction will be subject to the approval of a “majority of the minority” or unaffiliated

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shareholders voting at the Annual Meeting or by proxy;

o

The terms of the five annual “Dutch Auctions” following the transaction will require the approval of both a majority vote of the full board of directors and a majority vote of the independent directors;

o

Additional financial information will be provided to the shareholders in advance of each of the five annual “Dutch Auctions” including the then current year budget and management prepared projections for the following fiscal year;

o

The alteration, change or modification of the “shareholder protections” relating to the transaction (Page 7) will require both a majority vote of the full board of directors and a majority vote of the independent directors;

o

The entering into of any “liquidity event”, meaning a sale of all or a substantial portion of Company shares or assets during the year immediately following the transaction (Page 7) will require both a majority vote of the full board of directors and a majority vote of the independent directors; and

o	Plaintiff’s counsel intends to apply to the court for award of fees and costs and such application may be opposed by the defendants.

The transaction price of $15.24 per share remains unchanged.

The actual settlement of the litigation is subject to the preparation and execution of definitive documentation and the Court’s approval, after notice to the Class, of the action as a class action for settlement purposes and of the settlement following completion of reasonable discovery by the Plaintiff to confirm the fairness and reasonableness of the proposed settlement to the Class, all of which the parties intend to conclude within 90 days. The settlement is contingent upon consummation of the transaction.

We cannot provide any assurance that the actual outcome of this matter will not result in liability or otherwise affect the “going private” transaction. The Company is providing indemnification to its directors pursuant to its by-laws and various individual agreements with respect to any costs or liability claims related to this litigation.

Reasons for the Structure of the Transaction

The primary purpose of the transaction is to reduce the number of holders of our common stock below 300 to enable us to elect to terminate the registration of our common stock pursuant to Section 12(g) of the Exchange Act and become a private company. Our Board of Directors believes that a reverse stock split provides the most certainty for us in achieving this purpose at the least cost to us. Unlike all of the other types of “going private” transactions considered by our Board of Directors, the reverse stock split did not require us to rely on any third party, negotiate a merger agreement with a proponent group or face the possibility that shareholders would not respond to a tender offer. We will continue as a going concern and will focus on a long-term growth strategy, which our Board of Directors believes to be in our best interests at this time. We have also decided to effect a forward stock split following the reverse stock split. The forward stock split will reduce the total cost of the transaction because, without the forward stock split, we would be required to either pay cash to purchase fractional shares from shareholders who continue to own at least one whole share and a fraction of common stock following the reverse stock split or assume the administrative burden and cost of issuing and maintaining records for fractional shares or scrip.

Determination of the Split Ratio.

Our management proposed the ratio of 1-for-2,000 for the reverse stock split by calculating the lowest ratio denominator (i.e. the number of current shares being exchanged for a single share) that could be used to reduce our number of shareholders to sufficiently fewer than 300 such that it is unlikely that we will inadvertently become required to commence public reporting again. Our Board of Directors believes that in order to maximize the cost savings value of the transaction to us, the ratio denominator selected should be as low as possible, while still ensuring that after the transaction we would have fewer than 300 shareholders. Based on information presented by management to our Board of Directors regarding the current number of

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shareholders and the number of shares held by such shareholders, our Board of Directors determined that a ratio of 1-for-2000 is the lowest ratio that allows us to have a reasonable belief that the reverse stock split will result in us having fewer than 300 shareholders.

Alternatives Considered

Prior to deciding to pursue this transaction, our management, our Board of Directors and our Special Committee considered a number of alternatives to the transaction. These alternatives were presented to and discussed by the Board of Directors. These alternatives are discussed below. However, for the reasons set forth below, management did not recommend any of these alternatives to the Board of Directors, and the Board of Directors ultimately concurred that these alternatives should not be pursued:

Maintaining the Status Quo. We considered whether maintaining the status quo would be a viable strategy. The costs associated with maintaining public company status (expected to be at least $1,350,000 including $850,000 of historical costs of being public and approximately $500,000 of additional costs relating to compliance of the Sarbanes-Oxley Act) made it clear that maintaining the status quo was not desirable. We considered our size and resources and the relatively small and diminishing benefit that we believe we and our shareholders have received as a result of our being a publicly-held company.

Selling The Company. We determined that the sale of the Company was not a viable strategy, given the controlling shareholders’ opposition to any such sale transaction.

Other “Going Private” Transactions. We considered various forms of “going private” transactions in addition to the reverse split that would make us eligible to terminate the registration of our common stock under the Exchange Act and our listing on the New York Stock Exchange.

For example, we considered an issuer tender offer to repurchase some of our outstanding shares of common stock. Because the tender of shares would be at the option of the shareholders, there would have been no assurance that an adequate number of record shareholder positions would have been eliminated to reduce the number of shareholders below 300. Also, because of the requirement in a tender offer to treat all tendering shareholders ratably, we determined that many shareholders owning more than 2,000 shares could receive cash payments for part of their holdings, while no resulting reduction in the number of shareholders outstanding would be achieved. This would make the transaction much more expensive to us, if shares must be repurchased without having the effect of reducing the number of shareholders. Management also determined that the increased transactional costs of the tender offer process, combined with the uncertainty of achieving the transaction objectives, were significant disadvantages that made this alternative unattractive.

We also considered seeking an affiliate group (typically management or the largest shareholders of the Company) which would form a new entity (“Newco”), capitalized by contribution of the affiliate groups shares in us and borrowings, which would then propose a tender offer to purchase shares in the Company not already contributed to Newco, typically followed by a merger of Newco into or with us to “cash out” untendered shares, if necessary to get below the 300 shareholder maximum. Some of the same risks and additional costs associated with our self-tender, described in the previous paragraph, were identified and we elected not to seek such an affiliate group proposal.

Management also considered establishing an affiliate group to form a Newco entity, capitalized by contribution of the affiliate groups shares in the Company and borrowings, which would then propose a merger (which may have been a “short form” merger if the affiliate group represented 80% of more of our issued and outstanding shares) with us, with the merger consideration being a share for share exchange for those holding 2,000 shares or more, and cash for those holding less than 2,000 shares. This structure, while it would accomplish the task, was deemed to be unnecessarily complicated and we expected that the transactional costs of such a structure would significantly exceed those of a reverse stock split.

We also considered an odd-lot tender offer, whereby an offer to purchase share positions of fewer than 100 shares would be undertaken in an attempt to reduce the number of shareholders of record to fewer than 300. However management’s analysis of our shareholder base lead it to conclude that such an odd-lot tender offer would not result in a reduction to less than 300 shareholders.

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We also considered seeking a private equity fund or investor group to make a tender offer to shareholders who are not affiliates of the Company. However, after discussions with private equity investors, our controlling shareholders determined that they were not interested in pursuing such a transaction because of the burdensome terms and conditions that any investor was likely to require.

We also considered making a tender offer to all shareholders for up to 2000 shares. However, we determined that this offer could result in a substantial increase in the funding required and provided no assurance that the number of shareholders would be reduced to below 300.

Management presented these alternatives to the Board of Directors. Based on that presentation and the factors described in “SPECIAL FACTORS – Overview of the Company and the Transaction” (Page 18), the Board of Directors determined that changing the Company’s status from that of a public, reporting company to that of a private, non-reporting company is the appropriate strategy for us. Further, the Board of Directors concluded that the reverse split transaction is the most expeditious and economical alternative to accomplish that objective. While the Special Committee and the Board of Directors were aware that the choice of undertaking a reverse stock split with a cash out of fractional shares would not result in dissenters or appraisal rights, the Special Committee and Board of Directors did not consider the presence or lack of dissenters or appraisal rights to be a material factor in the choice of structure. The form of the transaction was proposed by management so as to result in our going private without necessarily cashing out all shareholders, and without incurring substantial expense to the Company.

We have not sought, and have not received, any proposals from any persons for the merger or consolidation of the Company, or for the sale or other transfer of all or substantially all of our assets, or for the sale or other transfer of our securities that would enable the holder thereof to exercise control of us. The Board of Directors did not seek any such proposals because such transactions are inconsistent with the narrower purpose of the proposed split transaction and because the holders of a majority of the outstanding shares have stated that they would not likely vote in favor of such a proposal.

Effects of the Transaction

Generally

Our Board of Directors is soliciting shareholder approval for the reverse/forward stock split proposals. If approved by the shareholders and implemented by the Board of Directors, the transaction will become effective on such date as may be determined by the Board of Directors. The anticipated effective date of the transaction is August 16, 2006.

If the transaction is completed, the following will occur:

•

Shareholders who own fewer than the 2,000 shares of common stock of the Company before the Effective Time will receive a cash payment in the amount of $15.24 per share in exchange for their shares of common stock and will no longer have any equity interest in the Company.

•

Shareholders who own 2,000 shares or more of common stock of the Company before the transaction (after giving effect to the reverse and forward splits) will receive or retain one share for every share they owned prior to the transaction.

•

We expect to have fewer than 300 record holders of common stock and, therefore, would be eligible to terminate registration of the common stock with the SEC, which would terminate our obligation to continue filing annual and periodic reports and make other filings under the federal securities laws that are applicable to public companies, and would terminate the obligation of our officers to certify the accuracy of our financial statements. We would then no longer be considered a public company.

•	Our common stock will no longer be listed on the New York Stock Exchange.

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Upon shareholder approval, it is neither contemplated nor likely that the Board of Directors would choose to abandon the going private transaction. The Board of Directors has not identified any specific contingencies which might lead to the delay or abandonment of the transaction and any such decision would most likely occur only as a result of an extraordinary event outside of the ordinary course of business or the control of the Board of Directors or the Company or by reason of any inability to finance the costs of the fractional shares being repurchased if such number of fractional shares is substantially greater than presently contemplated. Based on our current, committed lines of credit and the communications company management has had with the company’s banks, the Board of Directors does not anticipate any difficulties with financing the going private transaction.

Effects On the Company

We will have fewer than 300 shareholders and will terminate the registration of our common stock and become a private company. We anticipate that following the transaction we will continue to operate as we have done prior to the transaction. The same officers and directors will continue in their roles as officers and directors, and we do not anticipate any significant corporate events in the near future. We anticipate that we will realize significant direct and indirect cost savings as a result of “going private”.

This transaction is estimated to result in the retirement of approximately 632,125 shares at a cost of $15.24 per share. Including expenses for the transaction, the Company estimates that the total cost of the transaction to us, including fees and expenses for the various legal and financial advisers, will be approximately $10,500,000. This estimate does not include the costs to defend litigation challenging the transaction as more fully described in SPECIAL FACTORS – Purposes, Alternative, Reasons and Effects of the Transaction – Disadvantages of “Going Private” (Page 28). Our shareholders’ equity and cash balance will be reduced accordingly.

Our common stock is currently traded on the New York Stock Exchange. We expect that after the transaction the common stock will be de-listed from the New York Stock Exchange. This de-listing, together with the reduction in public information concerning the Company as a result of its no longer being required to file reports under the Exchange Act, will further reduce the liquidity of our common stock. It is expected that any trading in our common stock after the transaction will only occur in the Pink Sheets or in privately negotiated sales. The Pink Sheets are maintained by Pink Sheets LLC and is a quotation service that collects and publishes market maker quotes for over-the-counter securities. The Pink Sheets is not a stock exchange or a regulated entity. Price quotations are provided by over-the-counter market makers and company information is provided by the over-the-counter companies.

Effects On the Cashed Out Shareholders

Shareholders holding fewer than 2,000 shares of common stock immediately prior to the Effective Time will cease to be shareholders of the Company. They will lose all rights associated with being a shareholder of the Company, such as the rights to attend and vote at shareholder meetings and receive dividends and distributions. These shareholders will receive the right to be paid $15.24 in cash without interest for each share of common stock owned immediately prior to the reverse stock split. Such shareholders will be liable for any applicable taxes, but will not be required to pay brokerage fees or service charges. Promptly after the Effective Time we will send a transmittal letter explaining to such shareholders how they can surrender their share certificates in exchange for cash payment. The length of time between the Effective Time and the date on which shareholders will receive their cash will depend, in part, on the amount of time taken by each shareholder to return his or her stock certificates with a properly completed letter of transmittal. No cash payment will be made to any shareholder until he has surrendered his outstanding certificate(s), together with the letter of transmittal, in accordance with the terms of the letter of transmittal. Following the surrender of share certificates in accordance with the terms of the letter of transmittal, shareholders should receive their cash payment within approximately 7 business days. No interest will be paid on the cash payment at any time.

Shareholders holding fewer than 2,000 shares of common stock will have no further right to vote as a shareholder or to share in our assets, earnings or profits following the Effective Time, other than with respect to a transaction which triggers the contingent payment as more fully described under “SPECIAL FACTORS – Overview of the Company and the Transaction -- Shareholder Protections” (Page 21). It will

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not be possible for cashed-out shareholders to re-acquire an equity interest in the Company unless they purchase an interest from a remaining shareholder following the transaction. The Board of Directors believes that these factors are mitigated by the ability of any shareholder who wishes to remain a shareholder to increase its holdings in the Company to at least 2,000 shares of common stock prior to the transaction by purchasing shares on the open market or otherwise acquiring additional shares of common stock prior to the effective date of the reverse stock split.

Effects On the Unaffiliated Remaining Shareholders

Shareholders holding 2,000 or more shares of common stock immediately prior to the Effective Time will continue to be shareholders of the Company, will receive no cash in the transaction and, following the forward stock split, will hold the same number of shares as they held prior to the reverse stock split. The percentage ownership by such unaffiliated remaining shareholders of the total outstanding shares after the split transaction will increase slightly because of the approximate 7.2% decrease in common stock outstanding on a pre-split basis.

Shareholders who continue to be shareholders of the Company after the transaction will experience reduced liquidity of their shares of common stock. Our common stock will no longer be traded on the New York Stock Exchange and it is anticipated that information relating to the trading of our common stock will be published in the Pink Sheets, but there can be no assurance of any trading in, or market for, our common stock. Pursuant to Section 1755 of the Pennsylvania Business Corporation Law, we will continue to hold annual meetings of our shareholders.

Shareholders who continue to be shareholders of the Company after the transaction will not receive or have access to exactly the same level of financial and other business information about the Company as they would if the Company continued to make public disclosures pursuant to United States federal securities laws. Such shareholders will, however, have the right, upon written request to the Company, to receive consolidated annual financial statements of the Company, including a balance sheet, income statement, and statement of shareholders equity for the most recently completed fiscal year, all pursuant to Section 1544 of the Pennsylvania Business Corporation Law. We are committed to providing audited financial statements annually to our shareholders for no fewer than the five fiscal year-ends following the going private transaction, notwithstanding any lesser statutory requirement.

However, for at least five years following the Effective Time of the “going private” transaction, we will provide our shareholders with quarterly and annual audited financial reports, similar in content to, but not necessarily in as great detail or in the same format as, the reports required by the Exchange Act. See “Special Factors – Overview of the Company and the Transaction – Shareholder Protections” (Page 21).

Such shareholders will also have the right to inspect the books and records of the Company in accordance with Section 1508 of the Pennsylvania Business Corporation Law. Pursuant to Section 1508, a shareholder of a Pennsylvania corporation is entitled to inspect and copy, during regular business hours at the corporation’s principal office, the following records, if the shareholder gives the corporation notice of the shareholder’s verified demand to inspect or copy for:

(1)	The share register;

(2)	Books and records of accounts; and

(3)	Records of the proceedings of the incorporators, shareholders and directors.

The Board of Directors also believes that, following the transaction, the remaining shareholders will benefit from the savings in direct and indirect operating costs to the Company resulting from the Company no longer being required to maintain its public company status. At the same time, the fact that the Company will no longer be required to meet these requirements will not affect the products the Company provides to its customers. Therefore, the net gain to the Company will be enjoyed by the remaining shareholders. The Board of Directors believes that the cost savings the Company is expected to realize as a result of the transaction outweigh any loss of liquidity that the remaining shareholders will experience.

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Effects On the Affiliated Remaining Shareholders

Affiliates of the Company, consisting of certain of the Company’s largest shareholders, executive officers and directors, will participate in the transaction to the same extent as non-affiliates.

Most of the affiliates of the Company currently own sufficient shares of common stock (over 2,000 each) so that they will continue to be shareholders after the transaction. As with all other remaining shareholders of the Company, the percentage ownership by the affiliates of the total outstanding shares after the transaction will increase slightly because of the approximate 7.2% decrease in common stock outstanding on a pre-split basis. However, as with the other remaining shareholders, the value of the continuing interests of the affiliates in the Company may be reduced by the cash payments made to effect the transaction and such affiliated remaining shareholders will also experience reduced liquidity of their shares of common stock.

Effects On 401(k) Participants

The trust under the Company’s 401(k) Plan holds our common stock as an elective investment selection for plan participants. In the transaction the trust will receive one share for every 2,000 shares held at the Effective Time, and will receive $15.24 per pre-reverse split share for any fractional shares remaining after the forward split. As of June 6, 2006, there were approximately 11,800 shares of common stock in the 401(k) Plan.

Background of the Transaction

At its meeting on September 9, 2004, the Board of Directors first considered appointing a study group or committee for the purpose of analyzing various strategic alternatives with respect to the Company. Following this meeting, management was asked to consider various strategic alternatives which included the spin-off of the Company’s then wholly-owned subsidiary, Omega Flex, Inc., as well as the possibility of the Company “going private”.

During the fall of 2004, we continued to analyze the costs of compliance with the Section 404 requirements of the Sarbanes-Oxley Act. We retained an outside consultant to assist in the implementation of the internal control documentation, testing and reporting system required by Section 404 of the Sarbanes-Oxley Act.

In October 2004, Mr. John E. Reed, our Chairman and Chief Executive Officer, asked management to consider contacting someone who had experience with “going private” transactions. Subsequently, J. Nicholas Filler, the Company’s Senior Vice President – Corporate and Legal Affairs (the Company’s Chief Legal Officer), and the Company’s Associate General Counsel attended a conference on “going private” transactions and met with a number of nationally known consultants and attorneys who have been involved with multiple “going private” transactions over the past few years. Following the conference and discussions with the Company’s outside securities counsel, Greenberg Traurig, LLP, management prepared a summary of “going private” transaction considerations which was delivered to Mr. Reed.

In November, 2004, following his review of Mr. Filler’s summary of “going private” considerations and in connection with ongoing consideration of spinning off Omega Flex, Inc., Mr. Reed then asked independent directors Edward Trainor and Winston Hindle, Jr. to participate on behalf of the Board of Directors with respect to these strategic alternatives considerations.

The Company’s next regular Board of Directors meeting was scheduled for December 14, 2004. Management recommended to Mr. Reed that, in light of the concerns as to whether it continued to be prudent to operate the Company as a public company that had arisen in connection with these analyses, discussion of the appointment of a Special Committee of the Board of Directors should be brought to the executive session of the Board of Directors. Mr. Reed, in his capacity as Chairman of the Board of Directors, decided to call for an executive session during and following the traditional pre-meeting dinner, on December 13, 2004, at which all of the Directors were present.

At the December 13, 2004 dinner meeting there was discussion of the ongoing and increasing costs associated with the Company’s status as a public company, and the limited trading activity in the Company’s

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common stock, in an effort to determine whether or not the issue of “going private” should be further considered by a Special Committee. From this, the matter evolved into discussion of whether or not the Company was benefiting from being a publicly traded company and whether or not Omega might benefit, going forward, from being publicly traded, if it were to be spun-off to the shareholders of the Company.

At the conclusion of the meeting, the Board of Directors concluded that further investigation by management and a Special Committee of the Board of Directors of a “going private” transaction had merit and asked management to continue to examine possible methods to carry out such a plan, while at the same time appointing a Special Committee of independent directors to receive management’s analysis and conduct its own analysis, both with respect to the Company “going private” and Omega being spun-off, and in regards to Omega, whether it should be spun-off as a public company or as a private company. The Special Committee membership was discussed by the Board of Directors and it was suggested that Mr. Trainor and Mr. Hindle, who had been participating in the considerations at Mr. Reed’s request since early November 2004, and Mr. George King, also an independent director, constitute the Special Committee, with Mr. Trainor as Chair. By formal resolution, the Board of Directors established the Special Committee on December 13, 2004 and the Special Committee was given authority to consider a “going private” transaction and (1) receive expressions of interest regarding any transaction proposal on behalf of the Board of Directors, (2) review and evaluate the terms and conditions, and determine the advisability, of any transaction proposal, (3) negotiate, to the extent deemed necessary or appropriate, with any potential investor, acquirer or other participant in a transaction proposal with respect to any terms or conditions of the transaction proposal, (4) determine, if the Special Committee deems it necessary, whether the transaction proposal is fair to the Company’s shareholders (other than the members of management or directors that are participating in the transaction proposal), (5) consider, and if the Special Committee deems appropriate, solicit proposals for alternative transactions, (6) recommend to the full Board of Directors a fair and equitable price per share, should the determination of such price be necessary in any transaction reviewed and recommended by the Special Committee, and (7) recommend to the full Board of Directors what action, if any, should be taken by the Company with respect to a transaction proposal. In addition, the Special Committee was given authority to hire independent legal counsel and independent financial advisers to assist it in these undertakings.

Promptly after its appointment, the Special Committee began the process of selecting independent legal counsel. The Special Committee considered several law firms, and in December 2004 it selected Foley Hoag LLP as the Special Committee’s legal advisor.

The Special Committee also requested that Mr. Reed provide a proposal with regard to the “going-private” transaction to the Company. Mr. Reed asked senior management, namely, R. Bruce Dewey, the Company’s President and Chief Operating Officer, Stephen M. Shea, the Company’s Senior Vice President-Finance and Chief Financial Officer, and Mr. Filler, to provide a more detailed analysis to him of the various alternative structures and the probable costs of going private, in anticipation of his making a proposal on behalf of the Company to the Special Committee. Management then undertook to analyze the demographics of the share ownership of the Company and reviewed the challenges of reducing the number of record holders of the Company’s common stock to sufficiently less than 300 to assure that the Company would not inadvertently become a reporting company after “going private”. It also discussed the costs of having its common stock registered with the SEC and the relatively thin and illiquid market for the Company’s common stock. Management provided Mr. Reed with a briefing on these subjects. Mr. Filler also discussed the various alternative structures and estimated costs of going private with the Special Committee’s independent counsel, Foley Hoag.

In late December 2004, data was presented by management to Mr. Reed with regard to redeeming a sufficient number of shares to reduce the number of record and beneficial holders of the Company’s common stock to approximately 125 less than the minimum 300. Mr. Reed requested that management continue its research into the matter, analyzing alternative methods of “going private” and bringing all new information back to Mr. Reed so he could consider making a proposal to the Special Committee.

On January 19, 2005, Mr. Reed transmitted a proposal to the Special Committee for an Omega spin-off and a “going private” transaction for the Company, in that order, such that Omega would be spun-off pro rata to the Company’s shareholders, thereby requiring registration of a class of its equity securities with the SEC and becoming a public company, independent of the Company, and thereafter, the Company would go private by way of a “reverse stock split” transaction at 1 share of common stock for 2,000 shares.

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Mr. Reed’s proposal did not include a per share price for the shares he was proposing that the Company “cash out” in the reverse split. The Company issued a press release on January 19, 2005 with the terms of Mr. Reed’s proposal.

The Special Committee had begun the process of retaining an independent financial advisor, and it wanted to complete that process before addressing Mr. Reed’s proposal. The Special Committee interviewed several investment-banking firms and ultimately selected Houlihan Lokey as its financial advisor. On March 14, 2005, the Special Committee and the Company signed an engagement letter with Houlihan Lokey setting forth Houlihan Lokey’s compensation and other customary terms.

The Special Committee then had several meetings with Foley Hoag and Houlihan Lokey to discuss Mr. Reed’s proposal. Houlihan Lokey began reviewing due diligence materials that it had requested from the Company, including historical and projected financial information for the Company and its divisions. Houlihan Lokey met with management of the Company as part of its due diligence process.

At a meeting in June 2005, Houlihan Lokey delivered to the Special Committee a preliminary valuation overview of the Company. Houlihan Lokey’s preliminary analysis described ways in which the Company’s two business segments (heating, ventilating and air conditioning (HVAC), excluding Omega, and metal forming) could be valued using a market multiple methodology, a comparable transaction methodology and a discounted cash flow methodology.

At a meeting in July 2005, Houlihan Lokey delivered to the Special Committee a presentation that described alternatives to the reverse split proposal offered by Mr. Reed. Among the transaction alternatives described in Houlihan Lokey’s presentation and discussed by the Special Committee were the following: a sale of all of the Company; a leveraged buyout of shares of the Company; a tender offer or self-tender; a merger with a newly-established entity, capitalized by Company stock held by affiliates of the Company and formed for the purpose of effecting the “going private” transaction; and a reverse stock split at a different ratio than proposed by Mr. Reed.

On July 29, 2005, Omega was spun-off from the Company and began trading as a separate public company.

On August 17, 2005, the Special Committee and Foley Hoag met with Mr. Reed and Mr. Filler in Westfield, Massachusetts to discuss Mr. Reed’s proposal. At the meeting, Mr. Reed proposed that shareholders of the Company holding fewer than 2,000 shares of common stock be “cashed out” by means of a reverse stock split at a price of $13.00 per share. Mr. Reed considered various factors in making the Company’s initial proposal with respect to the price per share to be paid for the shares that would be purchased by the Company if the transaction were approved by the shareholders. These factors included the pre-announcement trading price of the Company (which preceded the spin-off of the Company’s subsidiary, Omega Flex, Inc.), the recent trading price of the Company’s stock following the announcement of the going private transaction and following the Omega Flex, Inc. spin-off, which price Mr. Reed believed reflected some premium since the transaction had been announced and since premiums over pre-announcement prices in going private transactions are typical. Mr. Reed considered that the then current trading range of approximately $11.50 to $12.25 per share (following the spin-off of Omega Flex, Inc.) reflected the marketplace recognition of some likely premium that would be paid in the going private pricing. He also considered the historic trading range of the Company’s stock, however, this consideration was complicated by the fact that, historically, the stock had traded with the value of the Omega Flex franchise within the Company as a whole, while recent trading reflected the spin-off of Omega Flex into a separately-traded public company. Mr. Reed, on behalf of the Company, added approximately 10% more in premium pricing when presenting the Company’s first formal offer to the Special Committee of $13.00 per share.

The Special Committee told Mr. Reed that his proposal of $13.00 per share was too low based on the preliminary valuation analysis done by Houlihan Lokey and the current trading price of the Company’s stock. The Special Committee also discussed with Mr. Reed alternative structures to his proposed 1-for-2,000 reverse stock split, including a tender offer and the possibility of Mr. Reed seeking one or more private equity investors to purchase shares of the Company. The Special Committee asked Mr. Reed to consider various enhancements to his proposal, including agreeing that, after the Company went private, a majority of the Company’s directors would be independent, the Company would supply periodic financial statements to its

27

shareholders, and the Company would conduct a “Dutch auction” from time to time to repurchase its shares. The meeting ended without agreement on price or structure.

On September 12, 2005, the Special Committee and Foley Hoag met with the Company’s other independent directors in Nantucket, Massachusetts to update the directors on the Special Committee’s activities to date. The Special Committee informed the other directors of the enhancements to Mr. Reed’s proposal that the Special Committee was seeking.

Discussions between the Special Committee and Mr. Reed continued during the fall of 2005. At the Special Committee’s request, Mr. Reed agreed to meet with private equity firms that might be interested in investing in the Company. The Special Committee suggested that the added cash from such an investment might allow the Company to conduct a tender offer, thereby offering more shareholders the opportunity to “cash out” than possible under Mr. Reed’s proposal. Houlihan Lokey contacted several potential private equity investors. Mr. Reed met with two of the potential investors, but neither was interested in investing in the Company on terms that Mr. Reed found attractive.

The Special Committee continued to meet with its advisors during December 2005, January 2006 and February 2006 to discuss Mr. Reed’s proposal. At a meeting in February 2006, Houlihan Lokey delivered to the Special Committee an updated preliminary valuation analysis of the Company for purposes of valuing “cashed out” shares under Mr. Reed’s proposal. The Special Committee continued to discuss a number of protections for shareholders of the Company that it sought to add to Mr. Reed’s proposal.

On March 2, 2006, the Special Committee met with Mr. Reed to negotiate his proposal. The Special Committee and Mr. Reed agreed in principle that shareholders of the Company holding fewer than 2,000 shares of common stock would be "cashed out" by means of a reverse stock split at a price of $15.24 per share.   The Special Committee and Mr. Reed arrived at a price of $15.24 through a series of discussions and negotiations in which the Special Committee countered Mr. Reed’s initial offer of $13.00 per share with a price reflecting a 20% premium over the Company’s then-current market price. Mr. Reed believed that a 20% premium over the then-current market price, a price which he felt already contained a premium given that the pendency of a going private transaction had been publicly disclosed to the market more than nine months prior, was too high. Mr. Reed in turn suggested a 10% premium over the average price per share in February 2006 as a more appropriate premium and a more appropriate  market period upon which to determine a price. Mr. Trainor, on behalf of the Special Committee once again countered Mr. Reed’s offer, recommending a 20% premium over the February 2006 average trading price. The parties then settled on a premium in between the offers made by the Special Committee and Mr. Reed,  which premium would yield a price which both reflected a premium and a price in the range Houlihan Lokey determined to be fair.

The $15.24 per share price represented a premium of approximately 17% over Mr. Reed’s initial offer of $13.00 per share and a premium of approximately 16% over the average trading price of the Company’s common stock during the 20 trading days prior to March 2, 2006. In agreeing to the price, the Special Committee relied principally on the advice and analysis of Houlihan Lokey. Among the factors that Mr. Reed considered in agreeing to the $15.24 price were the Company’s historical trading prices, the Company’s historical and projected financial performance, and the Company’s cash position and liquidity, including the Company’s ability to finance a portion of the purchase price for the fractional shares to be "cashed out" in the reverse split, The Special Committee and Mr. Reed also agreed in principle that the Company would offer shareholders of the Company the following protections:

•

shareholders cashed out in the reverse split would have a contingent payment right should the Company agree to a liquidity event within one year of the transaction at a price higher than $15.24 per share;

•	the Company would use reasonable efforts to have its stock quoted on the Pink Sheets publication service;

•	the Company would conduct a Dutch auction once a year for five years to purchase up to $2,500,000 of its common stock each year;

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•

a majority of the Company’s Board of Directors would consist of independent directors and the Company would maintain an Audit Committee and Compensation Committee consisting entirely of independent directors;

•	the Company would supply its shareholders with quarterly and annual audited financial reports;

•	management of the Company would entertain questions from shareholders and answer the questions fully and frankly;

•	the Company would disclose to its independent directors and shareholders information about related party transactions and management compensation; and

•	the Company would establish a whistleblower hotline.

On March 17, 2006, the Special Committee met with Foley Hoag to discuss the March 2 meeting with Mr. Reed. It was agreed that Foley Hoag would prepare a non-binding term sheet describing the principal features of the proposal discussed by the Special Committee and Mr. Reed at the March 2 meeting. The Special Committee also reviewed with Foley Hoag a draft fairness opinion that Houlihan Lokey had prepared.

On March 28, 2006, Foley Hoag sent to Mr. Reed a non-binding term sheet setting forth the principal features of the “going private” proposal. Over the next two days, the Special Committee and Mr. Reed negotiated changes to the term sheet. By noon on March 29, 2006, the Special Committee and Mr. Reed had agreed on a non-binding term sheet for a “going private” proposal.

On March 29, 2006, the Board of Directors of the Company held a special meeting in Springfield, Massachusetts to consider the “going private” proposal. Mr. Reed reviewed with the Board of Directors the advantages and disadvantages of deregistering the Company’s common stock. Mr. Reed stressed that a “going private” transaction must complement the Company’s long-term strategic focus.

Mr. Reed noted that the disadvantages of “going private” were (a) the Company would no longer have access to the capital markets as a means to raise additional capital (which it had not used during its over 20 year history as a public company), (b) the Company’s stock would no longer be traded in the open market on the New York Stock Exchange, resulting in reduced liquidity of the shares (though it had always had a low daily trading volume and therefore, limited liquidity for large blocks of stock), (c) the potential criticism from shareholders who are forced to receive cash for their shares as a result of the transaction, and (d) the potential criticism from shareholders who are forced to remain as shareholders without an active market for their shares. On the other hand, the Company would benefit by offering an increased value to the remaining shareholders by using the Company’s credit capacity to reduce outstanding shares, thereby improving return on equity and earnings per share while offering the potential for dividends as a result of fewer outstanding shares. Moreover, as a private company, the Company would be relieved of some of the administrative burdens and costs associated with operating as a public company. Furthermore, Mr. Reed noted that the Company appeared to be an ideal candidate for “going private” for several reasons, including the low trading volume of the stock, the lack of analyst coverage, the large number of small shareholders, the high concentration of stock in the hands of a few shareholders, and the consistent undervaluation of the Company’s stock when compared to peer companies.

At the meeting, the Special Committee described the “going private” proposal. The Special Committee then explained in detail to the full Board of Directors the analysis it had undertaken and the negotiations with Mr. Reed that preceded its request for the Special Meeting and its recommendation to the Board of Directors. The Board of Directors had an opportunity to ask questions and discuss the proposal. The Special Committee then made its recommendation that the Board of Directors approve the transaction as described herein.

At the March 29, 2006 meeting the full Board of Directors voted, seven in favor and one abstaining, to approve in principle the “going private” proposal presented at the meeting, subject to approval by the Board of Directors of definitive documentation and proposed amendments to the Company’s Restated

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Articles of Incorporation and By-laws. The Board of Directors’ determination to approve the “going private” transaction was based, among other things, on:

•	the cost of complying with SEC and Sarbanes-Oxley Act regulations;

•	the Company’s small public float and market capitalization;

•	the Company’s low trading volume;

•	the Board of Directors’ concern that there was little likelihood that the liquidity of the Company’s common stock will improve in the future;

•	the fact that the Company had no plans to use the public markets to raise capital;

•	the lack of research attention from market analysts being given to the Company;

•	the performance of the Company’s stock price which, in management’s opinion, was undervalued; and

•	the expectation that the use of the Company’s credit capacity to repurchase shares of its common stock will increase the Company’s earnings per share in the future.

The Board of Directors selected 2,000 shares as the ownership minimum because it represented a logical breakpoint among shareholders so that, after completion of the “going private” transaction, the number of record shareholders would be less than the 300 shareholder limit necessary to terminate registration with the SEC, while at the same time involving a relatively small number of shares (estimated at that time to be approximately 632,125, or 7.2% of the Company’s outstanding shares) that would be cashed-out in the proposed “going private” transaction.

In connection with its deliberations, the Board of Directors did not consider, and the Special Committee did not request that Houlihan Lokey evaluate, the Company’s liquidation value. The Board of Directors did not view the Company’s liquidation value to be a relevant measure of valuation given that the consideration in the transaction significantly exceeded the book value per share of the Company, and it was the Board of Directors’ view that the Company is more valuable as a going concern than its net book value per share of $12.01 as of December 31, 2005. However, book value per share is a historical accounting number, and an evaluation of liquidation value could produce a higher valuation than book value per share.

On March 31, 2006, the Company issued a press release announcing that it was proceeding with a “going private” transaction on the terms described above, subject to approval by the Company’s Board of Directors of definitive documentation and proposed amendments to the Company’s Restated Articles of Incorporation and By-laws and approval by its shareholders of amendments to the Company’s Restated Articles of Incorporation.

On May 2, 2006, the Board of Directors met telephonically, having been sent a draft “Fairness Opinion” and a draft “Presentation to Special Committee Regarding Fairness Analysis” from Houlihan Lokey, a draft set of amendments to the Company’s Restated Articles of Incorporation and By-laws and a draft Proxy Statement. The Board of Directors conducted a discussion with representatives of Houlihan Lokey of the valuation methodology and the Fairness Opinion. The Board of Directors then discussed the “going private” transaction as then currently proposed by management and the Special Committee, being the same as discussed on March 29, 2006 but for the inclusion of a provision requiring the approval of the “going private” transaction by a “majority of the minority” or unaffiliated shares voted by such shareholders at the Annual Meeting as well as a majority of the affiliated shares so voting. The Board of Directors once again considered the advantages and disadvantages of proceeding with the transaction.

Houlihan Lokey then delivered its oral opinion to the Board of Directors, subsequently confirmed in writing, to the effect that the consideration to be paid in the going private transaction is fair, from a financial point of view, to the Company’s shareholders (other than the Reeds), including shareholders who will receive

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cash in the going private transaction, as well as those who will remain shareholders after the going private transaction.

By unanimous vote, the “going private” transaction, now documented in proposed definitive form, was approved.

Fairness of the Transaction

In order to both consider various alternatives to the transaction (including the alternative of doing nothing) and to assure the fairness both in process and transactional amount to the Company and its various constituents, a Special Committee of the Board of Directors was appointed at an executive session of a regular meeting of the Board of Directors on December 13, 2004. Each member of the Special Committee is an independent director as provided in the relevant regulatory requirements, and the Chairman of the Special Committee, Mr. Edward Trainor, also personally holds fewer than 2,000 shares of the Company’s common stock, and thus will be cashed out as a result of the transaction. The members of the Special Committee are not receiving any additional compensation from the Company for serving on the Special Committee other than meeting fees similar to those of other committees. In reviewing the proposal put forth by Mr. Reed on behalf of the Company to take the Company private, the Special Committee has recommended, and the Board of Directors has adopted the analyses and conclusions underlying the Special Committee’s recommendation and determined that the transaction is fair to the unaffiliated shareholders who will be cashed out in the transaction, and to those unaffiliated shareholders who will remain shareholders after the transaction. In addition, based on their beliefs regarding the reasonableness of the conclusions and analyses of the Special Committee and the Board of Directors, Mr. John E. Reed and Mr. Stewart B. Reed adopted the analyses and conclusions underlying the Special Committee and the Board of Directors’ fairness determination and have determined that the transaction is fair to, and in the best interests of the Company and all of its shareholders and all unaffiliated shareholders, including those unaffiliated shareholders who will be cashed out in the transaction and those unaffiliated shareholders who will remain shareholders after the transaction, and all affiliated shareholders. The Board of Directors unanimously recommends that shareholders vote “FOR” the reverse/forward split combinations in order to effect the transaction.

Procedural Fairness

The determination of the Special Committee, the Board of Directors, John E. Reed and Stewart B. Reed that the transaction is procedurally fair to all of the shareholders of the Company and all unaffiliated shareholders, including those unaffiliated shareholders who will be cashed out in the transaction and those unaffiliated shareholders who will remain shareholders after the transaction, and all affiliated shareholders, is based on a number of procedural and substantive factors, including the following:

Procedural Factors:

•	The Special Committee was established consisting entirely of independent directors, with power to recommend for or against the transaction;

•

The Special Committee’s membership consists of a director who owns shares and who will be cashed out in the transaction and directors who own shares and who will remain shareholders after the transaction.

•	The Special Committee retained its own independent financial adviser and legal counsel.

•	The Company retained its outside legal counsel as well as utilizing the services of in-house counsel.

•

The Special Committee negotiated with Mr. Reed, and thoroughly deliberated and evaluated the reverse/forward stock split, with the result that the payment to the Company’s cashed-out holders was increased from $13.00 per pre-split share, initially proposed by management, to $15.24 per pre-split share.

•	The Special Committee considered a range of alternatives to the “going private” transaction, including a tender offer, a “self-tender”, a merger, a sale of the Company or doing nothing.

•

The shareholders will have an opportunity to make changes to their ownership by purchasing or selling shares or by other actions before the Effective Time of the transaction so that they can increase, decrease, divide or otherwise adjust their existing holdings prior to the Effective Time, in order to retain some, none or all of their shares or to receive cash for some or all of their shares or to sell on the open market if such price would be higher than that offered in the transaction.

•

The terms of the transaction, including the cash payment to holders of fewer than 2,000 shares of common stock (post-reverse split) in the amount of $15.24 per share, resulted from arms’-length negotiations between Mr. Reed and the Special Committee.

•

Based on the Special Committee’s determination that the transaction is fair to the unaffiliated shareholders who will be cashed out in the transaction and to the unaffiliated shareholders who will remain after the transaction, the Special Committee recommended the transaction.

•

The Board of Directors, six out of eight of whom are independent directors in accordance with the corporate governance standards of the listing standards of the New York Stock Exchange, unanimously decided to approve the transaction. See “SPECIAL FACTORS—Alternatives Considered” (Page 31) and “SPECIAL FACTORS - Recommendation of the Board of Directors, Mr. John E. Reed and Mr. Stewart B. Reed” (Page 58).

•

The transaction has been structured as requiring majority approval of the votes cast by proxy or in person at a meeting of the shareholders of the Company by the unaffiliated shareholders of the Company.

•	The transaction will be effected in accordance with all applicable requirements under Pennsylvania law.

No unaffiliated representative was retained to act solely on behalf of the shareholders being cashed out or the shareholders who will remain shareholders after the transaction. The Board of Directors did not believe that the lack of such an unaffiliated shareholder representative affected the fairness of the transaction for several reasons. First, the Board of Directors determined that each member of the Special Committee as well as six out of eight members of the Board of Directors was “disinterested” in the transaction, and the Special Committee consisted of both a director holding fewer than 2,000 shares and directors holding 2,000 or more shares. Second, the Special Committee of the Board of Directors retained Houlihan Lokey, an independent financial advisor, unaffiliated with the Company, to render a fairness opinion with respect to the transaction.

The Company has not made any provision in connection with the transaction to grant unaffiliated shareholders access to the Company’s corporate files or to obtain counsel or appraisal services at the Company’s expense. With respect to unaffiliated shareholders’ access to the Company’s corporate files, the Board of Directors determined that this Proxy Statement, together with the Company’s other filings with the SEC, provide adequate information for unaffiliated shareholders to make an informed decision with respect to the transaction. The Board of Directors also considered the fact that under Pennsylvania corporate law, and subject to certain conditions set forth under Pennsylvania law, shareholders have the right to review the Company’s relevant books and records of account. The Board of Directors did not consider these steps necessary to ensure the fairness of the transaction proposal. The Board of Directors determined that such steps would be costly and would not provide any meaningful additional benefits. The Board of Directors noted the fact that the financial advisor engaged by the Special Committee considered and rendered its opinion as to the fairness of the consideration payable in the “going private” transaction, from a financial point of view, to the Company’s shareholders (other than the Reeds), including shareholders who will receive cash and those who will retain their shares after the transaction.

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Substantive Fairness

The Directors, John E. Reed and Stewart B. Reed believe that the transaction is substantively fair to all of the shareholders of the Company and all unaffiliated shareholders, including those unaffiliated shareholders who will be cashed out in the transaction and those unaffiliated shareholders who will remain shareholders after the transaction, and all affiliated shareholders, for the following reasons:

The Special Committee’s financial adviser, Houlihan Lokey, has rendered its opinion that the consideration to be paid in the going private transaction is fair, from a financial point of view, to the Company’s shareholders (other than the Reeds), including shareholders who will receive cash in the going private transaction, as well as those who will remain shareholders after the going private transaction. The Board of Directors, John E. Reed and Stewart B. Reed adopt and rely on the findings of Houlihan Lokey in this regard. While the opinion of Houlihan Lokey addresses the fairness, from a financial point of view, of the going private transaction to all shareholders (other than the Reeds) including both shareholders who will receive cash in the going private transaction, as well as those who will remain shareholders after the going private transaction, the Houlihan Lokey opinion does not specifically address the fairness of the transaction to all unaffiliated shareholders, but rather addresses the fairness of the transaction with respect to a broader group. For example, Mr. Trainor, a member of our board of directors, and Mr. Filler, one of our executive officers, are affiliated shareholders who will receive cash in the going private transaction. The Board of Directors, John E. Reed and Stewart B. Reed have determined that they may rely on the Houlihan Lokey opinion with respect to a determination of the fairness, from a financial point of view, of the going private transaction to all unaffiliated shareholders because the interests of the unaffiliated shareholders are aligned with both the shareholders who will receive cash in the going private transaction, as well as those who will remain shareholders after the going private transaction.

•	See “Opinion of Houlihan Lokey” (Page 44) and Appendix C—Opinion of Independent Financial Advisors, Houlihan Lokey, dated May 2, 2006.

•

Based on the recommendation by the Special Committee, the fairness opinion of Houlihan Lokey, the fact that the $15.24 per share price is above the range of each of the three valuation methods used by Houlihan Lokey as well as the overall valuation, that the $15.24 per share price is at the high end of the trading range of the common stock, adjusted for the spin-off of Omega, over the past five years, that no commissions will be paid by those receiving cash, the expected cost savings from no longer being a public company, and the other factors considered by the Board of Directors, the Board of Directors, John E. Reed and Stewart B. Reed concurred with the Special Committee that the transaction is fair to unaffiliated shareholders who will be cashed out in the transaction and to those unaffiliated shareholders who will remain shareholders after the transaction.

The Special Committee, the Board of Directors, John E. Reed and Stewart B. Reed did not consider, nor was there any effort made to calculate, net book value per share, liquidation values per share or going concern value per share because those measures were not believed by them to be meaningful or relevant for evaluating the fairness of the reverse stock split. Net book value was not considered relevant because it is an accounting measure better equipped to reflect historical costs rather than to evaluate current value. Liquidation value was not considered relevant since, under the circumstances, a liquidation of our assets and distribution to our shareholders of the proceeds from the sale of those assets was not a viable alternative to the reverse stock split itself. "Going concern value" refers to the value of an operating business that would be greater than the sum of its assets were they sold separately because it includes intangibles such as goodwill, operating efficiencies, management and employee quality. The Special Committee did not believe it appropriate to consider any incremental value for the Company as a going concern since the Board had determined that the Company should remain as an independent company. The Special Committee did not consider purchase prices paid in previous purchases of subject securities because those values included the value of the Omega Flex franchise within the Company as a whole and were therefore considered irrelevant for purposes of evaluating the fairness of the reverse stock split. Moreover, the Special Committee did not have the benefit of any firm offers made for the Company during the past two years to consider as part of its deliberations.

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Our By-laws will be amended as of the Effective Time to provide protections for our shareholders cashed out as a result of the transaction and for our shareholders who remain after the transaction. In summary, the protections are as follows:

•	During the five years immediately following the transaction, we will use commercially reasonable efforts to cause our common stock to be quoted on the Pink Sheets.

•

Should we enter into an agreement for, or complete, a transaction involving the sale of all or a substantial portion of our shares or assets during the one year immediately following the transaction, resulting in a per share valuation greater than that paid to the cashed out shareholders, we will pay the cashed out shareholders upon consummation of such a transaction a contingent payment equal to the amount of such difference.

•

During the one year immediately following the transaction, we will not declare or pay any dividends on our common stock without first paying an equivalent per share dividend to cashed out shareholders.

•

In each of the five calendar years immediately following the transaction, we will hold one “Dutch auction” for our common stock, in which, subject to our compliance with reasonable constraints imposed by bank covenants and financial ratios, we will offer to purchase up to $2,500,000 of our common stock in each auction.

•	During the five years immediately following the transaction:

o

A majority of our Board of Directors will consist of independent directors, as defined by the New York Stock Exchange. Our Audit and Compensation Committees will consist entirely of independent directors.

o

We will provide each of our shareholders quarterly and annual audited financial reports, similar in general content to, but not necessarily in as great detail or in the same format as, the reports required by the Securities Exchange Act of 1934, as amended.

o	Our management will entertain questions asked by our shareholders and will endeavor to answer the questions fully and frankly.

o

We will not enter into any transaction with any of our directors, executive officers or ten percent stockholders, or any of their immediate family members, without first obtaining prior approval of our Audit Committee. Our Compensation Committee will recommend to our Board of Directors the compensation for each member of our senior management.

o

We will provide a telephone and email hotline to facilitate confidential reporting of improper activity by shareholders, employees, suppliers and others to our Audit Committee or other designated governing body.

Opinion of Houlihan Lokey

In connection with the proposed transaction, the Special Committee engaged Houlihan Lokey to render an opinion as to the fairness, from a financial point of view, of the consideration to be paid in the “going private” transaction. On May 2, 2006, at a meeting of our Board of Directors, Houlihan Lokey delivered its opinion that, as of May 2, 2006, the consideration to be paid in the proposed going private transaction is fair, from a financial point of view, to the Company’s shareholders (other than the Reeds), including shareholders who will receive cash in the proposed going private transaction, as well as those who will remain shareholders after the proposed going private transaction. Subsequently, Houlihan Lokey

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delivered its written fairness opinion.

The opinion of Houlihan Lokey is included with this proxy statement as Annex C. The report of Houlihan Lokey will be made available for inspection and copying during ordinary business hours at our executive offices by any interested stockholder of the Company or any representative of the shareholder designated by the shareholder in writing. Upon written request, the Company will furnish a copy of the report to any interested stockholder of the Company, or any representative designated by the shareholder in writing, at the expense of the requesting shareholder. The report has also been filed with the SEC as an exhibit to the Company’s Transaction Statement on Schedule 13E-3. Houlihan Lokey consented to the filing of its report with the Schedule 13E-3.

The preparation of Houlihan Lokey’s opinion was a complex process and is not necessarily susceptible to partial analysis or summary description. Nevertheless, the following is a brief summary of Houlihan Lokey’s written opinion addressed to the Special Committee, dated May 2, 2006, and subject to the assumptions, qualifications and limitations set forth in its opinion, that the consideration to be paid in the proposed going private transaction is fair, from a financial point of view, to the Company’s shareholders (other than the Reeds), including shareholders who will receive cash in the proposed going private transaction, as well as those who will remain shareholders after the proposed going private transaction.

The full text of Houlihan Lokey’s written opinion is attached to this proxy statement as Annex C, and the summary of the opinion set forth below is qualified in its entirety by reference to such opinion. Company shareholders are urged to, and should, read the Houlihan Lokey opinion carefully in its entirety for a complete statement of the considerations and procedures followed, factors considered, findings, assumptions and qualifications made, the bases for and methods of arriving at such findings, limitations on the review undertaken in connection with the opinion, and judgments made or conclusions undertaken by Houlihan Lokey in reaching its opinion. The opinion was furnished for the use and benefit of the Special Committee in connection with its consideration of the proposed going private transaction. Houlihan Lokey’s opinion was not intended to be, and does not constitute, a recommendation to any security holder as to how such security holder should vote with respect to the proposed going private transaction. Houlihan Lokey believes, and so advised the Special Committee, that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, could create an incomplete view of the process underlying its analyses and opinions.

Houlihan Lokey’s opinion addresses only the fairness, from a financial point of view, of the consideration to be paid to in the going private transaction to the Company’s shareholders (other than the Reeds), including shareholders who will receive cash in the transaction, as well as those who will remain shareholders after the proposed going private transaction. Houlihan Lokey was not requested to opine as to, and its opinion does not address:

•	the underlying business decision of the Special Committee of the Company, the Company or its security holders or any other party to proceed with or effect the proposed going private transaction;

•	the fairness of any portion or aspect of the proposed going private transaction not expressly addressed in its opinion;

•

the fairness of any portion or aspect of the proposed going private transaction to the holders of any class of securities, creditors or other constituencies of the Company, or any other party other than those set forth in its opinion;

•

the relative merits of the proposed going private transaction as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage;

•	the tax or legal consequences of the proposed going private transaction to either the Company, its security holders, or any other party;

•	the fairness of any portion or aspect of the proposed going private transaction to any class or group of the Company’s or any other party’s security holders compared to any other class or group of the

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Company’s or such other party’s security holders; or

•	the financing of the proposed going private transaction.

Furthermore, no opinion, counsel or interpretation was intended with respect to matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice.

In connection with its opinion, Houlihan Lokey made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Houlihan Lokey has:

1.	reviewed the Company’s annual report to shareholders on Form 10-K for the fiscal year ended December 31, 2005, 2004 and 2003;

2.

reviewed the Company’s internal budget for the fiscal years ending December 31, 2006 and 2007, and the estimates of sales, gross profit and operating profit for the fiscal years ending December 31, 2008 and 2009;

3.	reviewed the Company’s Information Statement on Form 10 dated April 29, 2005 regarding the spin-off of the Company’s former subsidiary, Omega Flex, Inc.;

4.

spoke with certain members of the management of the Company regarding the operations, financial condition, future prospects and projected operations and performance of the Company (including, the projections referred to in item 2 above) and regarding the proposed going private transaction;

5.	visited the offices of the Company;

6.	reviewed the Company’s ownership profile, before and pro forma for the reverse stock split;

7.	reviewed the historical market prices and trading volume for the Company’s common stock, before and after the spin-off of the Company’s former subsidiary, Omega Flex, Inc.;

8.	met with the CEO of The Pink Sheets to discuss market liquidity and trading performance of companies that have deregistered and now trade in that market;

9.	reviewed other publicly available financial data for the Company and certain companies that it deemed comparable to the Company;

10.	reviewed other publicly available financial data for reverse stock split transactions;

11.	reviewed drafts of the proposed amendments to the Company’s (i) Restated Articles of Incorporation providing for the reverse stock split and (ii) By-laws providing for certain shareholder protections;

12.	reviewed a draft of this Proxy Statement with respect to the reverse stock split; and

13.	conducted such other studies, analyses and inquiries as it deemed appropriate.

In rendering its opinion, Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information (including the financial forecasts and projections) furnished, or otherwise made available, to it, discussed with or reviewed by it, or publicly available, and did not assume any responsibility with respect to such data, material and other information. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the financial forecasts and projections had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial results and condition of the Company, and Houlihan Lokey expressed no opinion with respect to such forecasts and projections or the assumptions on which they were based. Houlihan Lokey relied upon and assumed, without independent verification, that there had been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of the

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Company since the date of the most recent financial statements provided to it, and that there was no information or facts that would make the information reviewed by Houlihan Lokey incomplete or misleading. Houlihan Lokey has also assumed that the Company is not party to any material pending transaction, including any external financing, recapitalization, acquisition or merger, divestiture or spin-off (other than the proposed going private transaction).

Houlihan Lokey relied upon and assumed, without independent verification, that:

•	all conditions to the consummation of the proposed going private transaction would be satisfied without waiver thereof; and

•

the proposed going private transaction would be consummated in a timely manner in accordance with the terms described in the proposed amendments to the Company’s Restated Articles of Incorporation and By-laws provided to Houlihan Lokey, without any amendments or modifications thereto, or any adjustment to the aggregate consideration (through offset, reduction, indemnity claims, post-closing purchase price adjustments or otherwise).

Houlihan Lokey also relied upon and assumed, without independent verification, that:

all governmental, regulatory, and other consents and approvals necessary for the consummation of the proposed going private transaction would be obtained and that no delay, limitations, restrictions or conditions would be imposed that would result in the disposition of any material portion of the assets of the Company, or otherwise have an adverse effect on the Company, or the expected benefits of the proposed going private transaction, the final forms of the draft Restated Articles of Incorporation and By-law amendments identified in item 11 above would not differ in any material respect from the drafts identified in item 11 above.

Houlihan Lokey was not requested to make, and did not make, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company, nor was Houlihan Lokey provided with any such appraisal or evaluation. Houlihan Lokey has not expressed an opinion regarding the liquidation value of any entity. Houlihan Lokey has not undertaken any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is a party or may be subject, or of any government investigation of any possible unasserted claims or other contingent liabilities to which the Company is a party or may be subject. Houlihan Lokey’s opinion makes no assumption concerning, and therefore does not consider, the potential effects of any such litigation, claims or investigations or possible assertions of claims, outcomes or damages arising out of any such matters.

Houlihan Lokey’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. Houlihan Lokey did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring after the date of its opinion. Houlihan Lokey did not consider, and expressed no opinion with respect to, the prices at which the Company’s stock may trade subsequent to the disclosure or consummation of the proposed going private transaction. Houlihan Lokey’s opinion assumed that after the reverse split, the Company’s stock will be listed in the Pink Sheets.

Summary of Financial Analyses Performed by Houlihan Lokey

In arriving at its opinion, in addition to reviewing the matters listed above, Houlihan Lokey used the following approaches to evaluate the fairness, from a financial point of view, of the consideration to be paid in the proposed going private transaction:

•	a market multiple approach;
•	a merger and acquisition transaction multiple approach; and
•	a discounted cash flow analysis.
•	analysis of recent “going private” transactions.

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Houlihan Lokey calculated the Company’s implied enterprise value from operations, which is defined as equity value plus book value of debt plus other liabilities minus cash and equivalents, to be in a range of approximately $167.2 million to $191.5 million and total enterprise value, which is defined as enterprise value from operations plus cash plus non-operating assets less non-operating liabilities to be in a range of approximately $151.6 million to $176.0 million. Based on 8,732,125 shares of Common Stock outstanding and adjusting for outstanding debt and minority interests Houlihan Lokey calculated the Company’s implied per share equity value to be in a range of approximately $13.43 to $16.22.

Market Multiple Approach. This analysis provides an indication of value expressed as a multiple of operating and financial metrics (such as earnings before interest, taxes, depreciation and amortization, or EBITDA) of comparable companies. Using publicly available information and information provided by the Company, Houlihan Lokey analyzed, among other things, the market multiples of the Company and the corresponding market multiples of selected publicly traded companies, as identified in the tables below, that Houlihan Lokey considered to be reasonably comparable to the Company’s two operating segments.

Selected HVAC Companies	Selected Metal Forming Equipment Companies

Aaon Inc.	Hardinge Inc.
Lennox International, Inc.	Kennametal Inc.
American Standard Companies, Inc.	Feintool International Holding AG
United Technologies Corp.	VoestAlpine AG

In its analysis, Houlihan Lokey derived and compared multiples for the Company (based on trading prices of the Company’s common stock prior to the announcement on March 31, 2006 that the Company was proceeding with a going private transaction, subject to approval by the Company’s Board of Directors of definitive documentation and proposed amendments to the Company’s Restated Articles of Incorporation and By-laws and approval by its shareholders of an amendment to the Company’s Restated Articles of Incorporation), and a range of multiples for the selected companies, calculated as follows:

•	Enterprise value, divided by EBITDA for the latest 12 months, and for the next two fiscal years.

Results of Houlihan Lokey’s market multiple approach are summarized as follows:

ENTERPRISE VALUE / EBITDA
	Last 12 Months	Next Fiscal Year	Next Fiscal Year + 1
Selected Public HVAC Companies:
Low	7.4x	7.7x	7.8x
High	11.5x	9.6x	8.9x
Median	9.5x	8.5x	8.4x
Mean	9.5x	8.6x	8.4x

Selected Public Metal Forming Equipment Companies:
Low	5.0x	5.3x	5.3x
High	9.1x	9.0x	8.3x
Median	7.9x	8.7x	7.9x
Mean	7.5x	7.7x	7.1x

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	Mestek (HVAC) Representative Level (1)	Selected Multiple Range		Indicated Enterprise Value Range (1)
		Low	High	Low	High
2005:
EBITDA	$20,659	7.0x	7.5x	$144,611	$154,940

Next Fiscal Year (2):
EBITDA	$24,190	6.5x	7.0x	$157,234	$169,329

Next Fiscal Year + 1(2):
EBITDA	$25,819	6.0x	6.5x	$154,912	$167,821
Median				$154,912	$167,821
Mean				$152,252	$164,030
Selected Enterprise Value Range				$153,600	$165,900

(1) Figures in thousands.

(2) Based on an average of various equity analyst estimates.

	Mestek (Formtek) Representative Level (1)	Selected Multiple Range		Indicated Enterprise Value Range (1)
		Low	High	Low	High
2005:
EBITDA	($716)	NMF(3)	NMF(3)	NMF(3)	NMF(3)

Next Fiscal Year (2):
EBITDA	$4,504	5.5x	6.0x	$24,772	$27,024

Next Fiscal Year + 1(2): EBITDA	$6,478	5.0x	5.5x	$32,390	$35,629

Median				$28,581	$31,327
Mean				$28,581	$31,327
Selected Enterprise Value Range				$28,600	$31,300

(1) Figures in thousands.

(2) Based on an average of various equity analyst estimates.

(3) Not Meaningful Figure

Houlihan Lokey analyzed the enterprise value/EBITDA multiples calculated for the selected comparable companies and based on these results and various qualitative and quantitative operating and financial characteristics of the comparable companies, Houlihan Lokey estimated multiple ranges. In light of the smaller size, significantly lower profitability, and lower historical and projected revenue growth of each of the HVAC and Formtek segments relative to its respective peers, Houlihan Lokey determined that it would be appropriate to select multiples that were towards the lower end of the range. The selected enterprise value ranges are an average of the mean and median directly above (rounded to the nearest 100,000). The table has been footnoted to so indicate.

Merger and Acquisition Transaction Approach. Houlihan Lokey reviewed merger and acquisition transactions that it deemed comparable to the proposed going private transaction. It selected these transactions by searching SEC filings, analyst reports and databases. These comparable transactions are set forth in the tables below:

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Comparable HVAC Transactions

Target	Acquiror	Date Announced
Airxcel Inc.	Bruckmann, Rosser, Sherrill & Co.	08/01/05
York International Corp.	Johnson Controls, Inc.	08/24/05
Melcor Corporation (a/k/a Fedders)	The Laird Group, PLC	10/25/05
Goodman Global Holdings	Apollo Management	11/19/04
Nortek Holdings, Inc.	Thomas Lee and management	07/15/04
Baxi Group Ltd.	BC Partners Ltd.	01/28/04
Buderus AG	Robert Bosch	04/07/03
Nortek, Inc.	Kelso & Co.	04/13/02

Houlihan Lokey did not find any transactions involving companies that it deemed to be comparable to the Company’s Formtek division.

Houlihan Lokey calculated for each of the selected HVAC transactions the ratio of the transaction value to last 12 months’ EBITDA. Results of Houlihan Lokey’s merger and acquisition transaction approach are summarized as follows:

ENTERPRISE VALUE / EBITDA
Comparable HVAC Transactions:	LAST 12 MONTHS

Low	6.5x
High	11.5x
Median	9.5x
Mean	9.4x

	Mestek (HVAC) Representative Level (1)	Selected Multiple Range		Indicated Enterprise Value Range (1)
		Low	High	Low	High
2005:
EBITDA	$20,659	7.5x	8.0x	$154,900	$165,300

Selected Enterprise Value Range				$154,900	$165,300

(1) Figures in thousands.

Discounted Cash Flow Analysis. Houlihan Lokey performed a discounted cash flow analysis for each of the Company’s segments in which it calculated the present value of the projected future cash flows of such segment using the Company management’s projections. Houlihan Lokey estimated a range of enterprise values for each of the Company’s segments based on the net present value of such segments implied annual cash flows and a terminal value for each segment in 2009 calculated based upon a multiple of EBITDA. For the HVAC segment, Houlihan Lokey applied a range of discount rates of 10.0% to 12.0% and a range of terminal value multiples of 5.5x to 7.5x of projected 2009 EBITDA. Based on certain ranges within this analysis, the selected enterprise values for the HVAC segment were in a range of $130,300 to $151,400. For the Formtek segment, Houlihan Lokey applied a range of discount rates of 12.0% to 14.0% and a range of terminal multiples of 4.0x to 6.0x of projected 2009 EBITDA. Based on certain ranges within this analysis, the selected enterprise values for the Formtek segment were in a range of $25,700 to $31,700.

Houlihan Lokey analyzed the weighted-average cost of capital (WACC) for selected comparable companies. The WACC for the comparable companies ranged from 9.0% to 13.4%. Houlihan Lokey calculated an estimated WACC of 12.8% for the combined Company. Based on its analyses, Houlihan Lokey estimated a WACC for the Formtek segment of 12 – 14%. Houlihan Lokey selected a slightly lower WACC of 10%-12% for the HVAC segment based on an assessment of a number of key operating and financial characteristics, including the larger size, greater growth and profitability and more consistent operating history of the HVAC segment relative to the Formtek segment.

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The 5.5x-7.5x and 4.0x-6.0x ranges of EBITDA multiples used in the Discounted Cash Flow Analysis reflected the range of multiples that Houlihan Lokey believed that the HVAC segment and Formtek segments, respectively, could be sold for at the end of the projection period. Additionally, these multiples are consistent with the forward multiples used to calculate enterprise value from operations for these segments under the Market Multiple Approach. The multiples selected in the Market Multiple Approach were based on several operating and financial characteristics relative to the comparable companies; such characteristics include size, historical and projected revenue growth, and profitability.

A Discounted Cash Flow Analysis produces a wide range of value. Houlihan Lokey narrowed the range by selecting values in the middle of the range because the wider ranges did not provide a significantly meaningful value due to their breadth.

Houlihan Lokey analyzed the Company as the sum of the constituent HVAC and Formtek units, or as the “Sum of its Parts,” to determine an implied valuation for the Company’s common stock. Houlihan Lokey calculated the Sum-of-the-Parts valuation range by (i) adding the ranges of implied enterprise values for each of the HVAC and Formtek segments, as described above, (ii) adding the value of certain non-operating assets and subtracting the value of non-operating liabilities, and (iii) subtracting debt and minority interests. The resulting range of equity values was divided by the number of outstanding shares of common stock to derive a range of per share equity values of $13.43 to $16.22. Houlihan Lokey’s Sum-of-the-Parts Valuation is set forth below.

Mestek Valuation	Low	High
	(numbers in thousands, except per share values)
HVAC Segment Enterprise Value	$140,000	$160,000
Formtek Segment Enterprise Value	$27,150	$31,500
Total Enterprise Value from Operations	167,150	$191,500

Add: Cash as of 12/31/05	$2,199	$2,199
Add: Non-Operating Asset (1)	$1,589	$1,589
Add: NOL Value	$1,574	$1,574
Less: Non operating Liabilities as of 12/31/05 (2)	$20,907	$20,907
Total Enterprise Value	$151,605	$175,955

Less: Total Debt as of 12/31/05 (3)	$33,489	$33,489
Less: Minority Interest as of 12/31/05 (4)	$811	$811
Total Equity Value	$117,305	$141,655

Number of Shares Outstanding	8,732.125	8,732.125
Price Per Share	$13.43	$16.22
Offer Price	$15.24	$15.24

Footnotes:

(1)	Represents property held for sale relating to Engel building ($550,000) and Lisle Illinois facility ($1,039,000).

(2)	Non-operating liabilities include $19.307 million in environmental reserves backed by a 40 year letter of credit and $1.6 million in pension obligations.

(3)	Debt balance consists of $22.777 in Notes Payable and $10.713 in Long Term Debt.
(4)	Relates to small portion of Boyertown Foundry Co. that is not owned by Mestek.

Summary Analysis of Recent Going Private Transactions. Houlihan Lokey reviewed recent “going private” transactions effectuated by means of a reverse stock split and analyzed the premiums paid in these transactions relative to the closing price of the underlying common stock one day, one week and one month prior to the announcement of the transaction. The average of the mean and median premiums observed for such one day, one week and one month periods were 17.0%, 16.0% and 16.0%, respectively (rounded to the nearest percent).

Summary of Analysis on a Per Share Basis. Individual analyses were performed in order to arrive at enterprise values from operations for each of the HVAC segment and the Formtek segment. The results of these segment valuations were then added in order to derive a per share value. In order to derive a per share

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equity value for each of the discrete segments, it would be necessary to calculate an aggregate equity value for each segment. To calculate a separate segment equity value from enterprise value from operations, it would be necessary to allocate cash, non-operating assets, debt and non-operating liabilities between the two segments. Houlihan Lokey was not able to do this on a segment basis due to the fact such items relate to the consolidated company and cannot be allocated between segments. The EBITDA data for the segments has previously been disclosed.

On a combined basis, the market multiple approach for each of the segments would imply a per share equity value for the entire Company in the range of approximately $15.16 to $16.88 (midpoint of $16.02), which represents an approximate 20.5% to 34.2% premium to the spot trading price of $12.58 on March 31, 2006.

On a combined basis, the discounted cash flow approach for each of the segments would imply a per share equity value for the entire Company in the range of approximately $12.16 to $15.26 (midpoint of $13.71), which represents an approximate –3.3% to 21.3% premium to the spot trading price of $12.58 on March 31, 2006.

As the merger and acquisition transaction multiple approach was utilized for only one of the two segments, it is not possible to calculate the implied per share equity value for the consolidated Company.

On a consolidated basis based on all three valuation methodologies, Houlihan Lokey calculated the Company’s per share equity value to be in the range of approximately $13.43 to $16.22 (midpoint of $14.83), which represents an approximate 6.8% to 28.9% premium to the spot trading price of $12.58 on March 31, 2006.

Additionally, the offer price of $15.24 represents an approximate 21.1% premium over the spot trading price of $12.58.

Miscellaneous Considerations. No single company or transaction used in the above analyses, as a comparison, is identical to the Company or the proposed going private transaction, and an evaluation of the results of the foregoing analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses, or transactions analyzed. The analyses were prepared solely for purposes of Houlihan Lokey providing an opinion as to the fairness, from a financial point of view, of the consideration to be paid in the proposed going private transaction to the Company’s shareholders (other than the Reeds), including shareholders who will receive cash in the proposed going private transaction, as well as those who will remain shareholders after the proposed going private transaction, and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty.

The preparation of a fairness opinion is a complex process that involves the application of subjective business judgments in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Several analytical approaches were used by Houlihan Lokey and no one method of analysis should be regarded as critical to the overall conclusion reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular approaches. Houlihan Lokey’s overall conclusions were based on all the analyses and factors described above taken as a whole and also based on Houlihan Lokey’s experience and judgment. These conclusions may involve significant elements of subjective judgment and qualitative analysis. Houlihan Lokey therefore believes that its analyses must be considered as a whole and that selecting portions of the analyses and of the factors considered, without considering all factors and analyses, could create an incomplete or misleading view of the processes underlying its opinion.

In connection with its analyses, Houlihan Lokey made, and was provided by the Company’s management with, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, including the projections listed in tabular format below, many of which are beyond the Company’s control. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or

43

events beyond the control of the Company, neither the Company nor Houlihan Lokey nor any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions. In addition, Houlihan Lokey has not been engaged to consider, and has expressed no opinion as to the effect of any possible changes in the assumptions or subsequent transactions as of the date of this proxy statement from those described to Houlihan Lokey in connection with the delivery of its opinion.

Houlihan Lokey used the results of the various valuation approaches used (previously listed) to estimate an enterprise value from operations, which is defined as equity value plus book value of debt plus other liabilities minus cash and equivalents, for the HVAC segment to be in a range of approximately $140.0 million to $160.0 million and an enterprise value from operations for the Formtek segment to be in a range of $27.2 million to $31.5 million. Houlihan Lokey used these conclusions to calculate the Company’s total implied enterprise value from operations to be in the range of approximately $167.2 million to $191.5 million and total enterprise value, which is defined as enterprise value from operations plus cash plus non-operating assets less non-operating liabilities to be in a range of approximately $151.6 million to $176.0 million.

The Special Committee selected Houlihan Lokey to render its opinion based on Houlihan Lokey’s experience in mergers and in securities valuation generally. Houlihan Lokey is a nationally recognized investment banking firm that is continuously engaged in providing financial advisory services and rendering fairness opinions in connection with mergers and acquisitions, leveraged buyouts, and business and securities valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructuring and private placements of debt and equity securities. Houlihan Lokey was not involved in determining the consideration to be paid to holders of the Common Stock in the proposed going private transaction.

Houlihan Lokey, or its affiliates, have received $400,000 in connection with delivering its fairness opinion, which are the only fees Houlihan Lokey has received from the Company or its affiliates during the past two years. However, Houlihan Lokey may continue to provide other services in the future, for which it may receive a fee. No portion of Houlihan Lokey’s fee is contingent on the completion of the proposed going private transaction or the conclusions set forth in its opinion. In addition, and regardless of whether the proposed going private transaction is completed, Houlihan Lokey is entitled to reimbursement from the Company of its reasonable out-of-pocket expenses incurred in connection with its services, including its reasonable attorneys’ fees and related expenses, as well as indemnification against certain liabilities and expenses related to or arising in connection with the rendering of its services, including liabilities under the federal securities laws.

Houlihan Lokey relied on the following projections delivered by the Company in connection with its analyses.

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Mestek, Inc.	Omega 12mo	Omega 6 mo	Omega gone
Summary Budget Information

	2004	2005	2006	2007
	Actual	Budget	Budget	Budget

Net sales ( GAAP definition )	405,803	407,044	392,385	404,186

Core Operating Profit ( before bonus)	22,282	27,318	29,371	34,816

Restructuring costs - HVAC	-1,789	-1,000	-1,500	-500
Restructuring costs - Formtek		-2,436
Other income (expense )	2,355	-500	-500	-500
Omega stock option accrual	-848
Bonus provision	-3,470	-3,000	-4,000	-5,500

EBIT ( excluding bankruptcy items)	18,530	20,382	23,371	28,316
Bankruptcy professional fees	-9,028
Metcoil bankruptcy income (expense)	17,738
Interest income ( expense ) net	-955	-1,250	-750	-400

Pretax income	26,285	19,132	22,621	27,916
Income tax expense - normal provision	-9,725	-6,983	-8,150	-10,328
Income tax benefit - Metcoil bankruptcy / NOL etc	5,648	6,983	4,517	0

Net income	22,208	19,132	18,988	17,588

EBIT ( excluding bankruptcy items)	18,530	20,382	23,371	28,316
Plus depreciation & amortization	7,778	8,000	8,500	9,000
Less non cash gain - Carecentric	-2,000
EBITDA (normalized )	24,308	28,382	31,871	37,316

Outstanding debt - beginning of year ( excl LOC)		27,980	15,298	6,660
Less EBITDA (normalized)		-28,382	-31,871	-37,316
Additional borrowing - "Going Private Debt" (est)		0
Additional borrowing - Bridgeton Missouri		4,000
Additonal borrowing - Bradner		1,500
Metcoil remediation spending		2,200	700	1,100
Formtek acquisition - Packaging co.			8,000
Scranton multiemployer plan withdrawal liability			2,400
Additonal borrowing - capex		8,000	8,500	9,000
Income taxes payable		0	3,633	10,328
Increase in working capital investment		0	0	0
Outstanding debt -end of year (excl LOC)	27,980	15,298	6,660	0
Cash balance - end of year		0	0	10,228

Total Letters of credit outstanding	25,383	25,383	25,383	25,383

Notes:
Not reflected above are dispositions of buildings planned in 2005 - 2006:

	Waldron	800
	Holland	600
	Milford	1000
	Engel	450
		2850
And potential building acquisitions:
	Florence	3500
	Yoder bldg	1500

Memo:
Funded Debt to EBITDA ratios:
Limit set by Loan Agreement	3.00	2.50	2.25	2.25
Funded Debt to EBITDA at year end ( projected)	2.20	1.43	1.01	0.68

Memo:
Debt on balance sheet - year end	27,980	15,298	6,660	0
Shareholders Equity - year end	115724	134,856	153,844	171,432
Debt / Equity ratio ( excluding LOC)	0.24	0.11	0.04	0.00

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	2008			2009

Business Group	Assumption Factor	2008 Estimate	Percent of Net Sales	Assumption Factor	2009 Estimate	Percent of Net Sales

Hydronics
	Growth			Growth
Net Sales	1.00%	127,472,071		1.00%	128,746,791
Gross Profit	29.35%	37,414,360	29.35%	29.35%	37,788,503	29.35%
Operating Profit	10.75%	13,702,962	10.75%	10.75%	13,839,992	10.75%

Industrial Products
	Growth			Growth
Net Sales	1.00%	20,721,160		1.00%	20,928,372
Gross Profit	28.41%	5,886,423	28.41%	28.41%	5,945,288	28.41%
Operating Profit	5.39%	1,115,845	5.39%	5.39%	1,127,003	5.39%

Air Distribution
	Growth			Growth
Net Sales	1.00%	71,612,633		1.00%	72,328,759
Gross Profit	24.24%	17,362,073	24.24%	24.24%	17,535,693	24.24%
Operating Profit	2.93%	2,100,800	2.93%	2.93%	2,121,808	2.93%

Cooling Products
	Growth			Growth
Net Sales	2.00%	15,747,715		2.00%	16,062,669
Gross Profit	39.66%	6,245,090	39.66%	39.66%	6,369,992	39.66%
Operating Profit	9.81%	1,545,189	9.81%	9.81%	1,576,093	9.81%

Gas Products
	Growth			Growth
Net Sales	1.00%	46,944,549		1.00%	47,413,994
Gross Profit	37.75%	17,722,179	37.75%	37.75%	17,899,400	37.75%
Operating Profit	12.22%	5,737,526	12.22%	12.22%	5,794,901	12.22%

Formtek
	Growth			Growth
Net Sales	1.00%	125,883,875		1.00%	127,142,714
Gross Profit	32.01%	40,301,486	32.01%	32.01%	40,704,500	32.01%
Operating Profit	6.77%	8,527,809	6.77%	7.00%	8,899,990	7.00%

Total
Net Sales		408,382,002			412,623,299
Gross Profit		124,931,610			126,243,377
Operating Profit		32,730,130			33,359,787
		2008 Estimate			2009 Estimate

See “SPECIAL FACTORS—Recommendation of the Board of Directors; Mr. John E. Reed and Mr.

43

Stewart B. Reed” (Page 58), “SPECIAL FACTORS—”Effects of the Transaction – Effects on the Affiliated Remaining Shareholders” (Page 35).

Approval of Security Holders

Approval of each of the proposals requires the affirmative vote of the holders of at least a majority of the outstanding shares of common stock cast on such proposal at the Annual Meeting, once a quorum has been established. In addition, the Board of Directors has conditioned the “going private” transaction upon the receipt of the following shareholder votes in favor of the First and Second Amendments to the Restated Articles of Incorporation: (i) a majority of the votes cast at the meeting by the unaffiliated holders of the outstanding shares of common stock of the Company (a so-called “majority of the minority” or “neutralized” vote) and (ii) a majority of the votes cast at the Annual Meeting by the affiliated shareholders. The Company’s directors and executive officers, and members of the family of John E. Reed, all but one of whom have indicated to the Company that they intend to vote their shares for each of the proposals, owned an aggregate of 6,034,667 shares of common stock, representing 69.11% of our outstanding shares as of June 6, 2006. See “Security Ownership of Certain Beneficial Owners and Management” (Page 112). Accordingly, it is likely that the transaction will be approved by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock cast at the Annual Meeting and a majority of the outstanding shares of common stock held by affiliated shareholders and cast at the Annual Meeting. Other than the expressed intent of all but one of the directors and executive officers and members of the Reed family to vote their shares for the transaction, the Company has not obtained any assurances or agreements from any of its shareholders as to how they will vote on the proposals so there can be no assurance how the unaffiliated shareholders will vote, and, accordingly, whether the proposed transaction will receive a favorable vote of the “majority of the minority” shareholders necessary for the transaction to proceed.

See “Matters to be Acted On —Vote Required” (Page 127).

Conversion of Shares in the Transaction

On the Effective Date of the Transaction:

•	Shareholders holding fewer than 2,000 pre-split shares will be entitled to receive cash equal to $15.24 per share, without interest, and such shares will be cancelled;

•

Shareholders holding immediately prior to the Effective Time 2,000 or more pre-split shares (whether “record” shares or “street” shares) will continue to hold such shares after giving effect to the forward split.

As used above:

•

the term “record shares” means shares of the Company’s common stock, other than street shares, and any record share shall be deemed to be held by the registered holder thereof as reflected on the books of the Company;

•

the term “street shares” means shares of the Company common stock held of record in street name, and any street share shall be deemed to be held by the beneficial owner thereof as reflected on the books of the nominee holder thereof. The term “holder” means: (a) any record holder who would be deemed, under Rule 12g5-1 under the Exchange Act as described below, to be a single “person” for purposes of determining the number of record shareholders of the Company, and (b) any other person or persons who would be deemed to be a “holder” under the above clause if the shares it holds beneficially in street name were held of record by such person or persons.

The Company (along with any other person or entity to which it may delegate or assign any responsibility or task with respect thereto) shall have full discretion and exclusive authority (subject to its right and power to so delegate or assign such authority) to make such inquiries, whether of any shareholder(s) or otherwise, as it may deem appropriate for purposes of effecting the split transaction; and resolve and determine, in its sole discretion, all ambiguities, questions of fact and interpretive and other matters relating

43

to such provisions including, without limitation, any questions as to the number of pre-split shares held by any shareholder. All such determinations by the Company shall be final and binding on all parties, and no person or entity shall have any recourse against the Company or any other person or entity with respect thereto.

For purposes of effecting the transaction, the Company may, in its sole discretion, but shall not have any obligation to do so:

•

presume that any shares of the Company common stock held in a discrete account (whether record or beneficial) are held by a person distinct from any other person, notwithstanding that the registered or beneficial holder of a separate discrete account has the same or similar name as the holder of a separate discrete account; and

•

aggregate the shares held (whether of record or beneficially) by any person or persons that the Company determines to constitute a single holder for purposes of determining the number of shares held by such holder.

Cash Payment in Lieu of Shares of Common Stock

We will not issue any fractional shares to holders of fewer than 2,000 pre-split shares in connection with the split transaction. Instead, if a shareholder holds fewer than 2,000 pre-split shares, the Company will pay $15.24 per pre-split share in lieu of issuing fractional shares. We will not pay interest on cash sums due any such shareholder pursuant to the split transaction or any brokerage commissions incurred by such shareholder.

Assuming the transaction occurs, as soon as practical after the Effective Time, the Company will mail a letter of transmittal to each holder of record holding fewer than 2,000 shares. The letter of transmittal will contain instructions for the surrender of the certificate or certificates to the Company’s exchange agent in exchange for the payment of the aggregate purchase price. The certificate exchange and cash payment, if applicable, will be made promptly to each shareholder who has properly surrendered outstanding certificate(s), together with a fully completed letter of transmittal, to the Company’s exchange agent. The actual amount of time that may elapse until shareholders receive their certificates and/or payments will vary depending upon several factors, including the amount of time it takes each shareholder to surrender such shareholder certificate or certificates.

Potential Conflicts of Interest

John E. Reed, our Chairman and Chief Executive Officer, and his son, Stewart B. Reed, a compensated consultant to the Company, both of whom are directors, and each of the other members of the Board of Directors, as well as certain of the executive officers of the Company, participated in structuring and setting the terms of the transaction. These same officers and directors will continue in their roles as officers and directors following the transaction.

The executive officers and directors of the Company may have interests in the transaction that are different from the interests of the shareholders, or relationships that may present conflicts of interest, including the following:

•

as of June 6, 2006, all members of the Board of Directors except Mr. Edward J. Trainor, and all but one executive officer of the Company holds of record 2,000 or more shares of the common stock of the Company and will retain their shares after the transaction;

•	three of the executive officers hold options to purchase the common stock of the Company which will, if unexercised, continue to be outstanding following the “going private” transaction;

•

as a result of the transaction, John E. Reed will increase his percentage ownership interest from approximately 57.38% to approximately 61.86%, and Stewart B. Reed will increase his percentage ownership interest from approximately 9.96% to approximately 10.74% as a result

43

of the reduction of the number of shares of common stock outstanding by an estimated 632,125 shares; and

•

as a result of the transaction, shareholders who own of record 2,000 or more shares at the Effective Time of the amendment to the Restated Articles of Incorporation effecting the reverse stock split, including directors and executive officers, will increase their percentage ownership interest as a result of the transaction. For example, the ownership percentage of the directors and executive officers as a group will increase from 68.93% (as of July 14, 2006) to approximately 74.31% as a result of the reduction of the number of shares of common stock outstanding by an estimated 632,125 shares.

Reports, Opinions, Appraisals and Other Considerations

No firm offers have been made by an unaffiliated person during the preceding two years for (i) the merger or consolidation of the Company into or with such person, (ii) the sale or other transfer of all or any substantial part of the assets of the Company, or (iii) the purchase of a number of shares of common stock that would enable the holder thereof to exercise control of the Company.

Sources and Amounts of Funds or Other Consideration

We estimate that the total funds required to pay the consideration to shareholders entitled to receive cash for their shares and to pay fees and expenses relating to the transaction will be approximately $10,500,000. This estimate does not include the costs to defend litigation challenging the transaction. The consideration to shareholders and the fees and expenses incurred in connection with the transaction will be paid out of cash flow from operations and from borrowings under our previously negotiated $70,000,000 line of credit facility lead by Bank of America. Borrowings under the facility bear interest, at the Company’s election, at a floating rate based on the lenders’ prime or base rate or, for short term borrowings, at a rate based upon the daily British Bankers Association (“BBA”) LIBOR rate. The current LIBOR-based rate as of June 26, 2006 is 6.38%. The facility contains affirmative and negative covenants, typical of such financing transactions, and specific financial covenants which require the Company to maintain a minimum consolidated net worth, a minimum cash flow coverage ratio and a maximum cash flow leverage ratio. As of December 31, 2005, the Company was in compliance with all of the financial covenants required under the facility. Revolving borrowings under the facility are due and payable in full on the maturity date of the facility, which is October 19, 2007. Most of the Company’s operating subsidiaries guaranty the obligations of the Company under the facility. The Credit Agreement relating to the facility also contains restrictions regarding the creation of indebtedness, the occurrence of mergers or consolidations, the sale of subsidiary stock and the payment of dividends in excess of 50 percent (50%) of net income. We have no plans or arrangements to finance or repay the facility.

Recommendation of the Board of Directors, Mr. John E. Reed and Mr. Stewart B. Reed

The Board of Directors, Mr. John E. Reed and Mr. Stewart B. Reed determined that the transaction is in the best interests of the Company and its shareholders and that the transaction is fair to its unaffiliated shareholders who will receive cash in the transaction and to those unaffiliated shareholders who will remain shareholders after the transaction. The Board of Directors, Mr. John E. Reed and Mr. Stewart B. Reed also believe that the process for approving the transaction was procedurally fair. See “SPECIAL FACTORS — Fairness of the Transaction” (Page 41).

The Board of Directors recommends that shareholders vote “FOR” approval and adoption of the proposals to amend the Company’s Restated Articles of Incorporation to effect the transaction. In considering the recommendation of the Board of Directors with respect to the transaction, shareholders should be aware that the Company’s executive officers and directors have interests in the transaction that are in addition to, or different from, our shareholders generally and that these interests may create potential conflicts of interest. See “SPECIAL FACTORS – Effects of the Transaction” (Page 32).

The Board of Directors has the authority to reject (and not implement) the transaction, even after approval thereof by shareholders, if it determines subsequently that the transaction is not then in the best interests of the Company and its shareholders.

43

SUMMARY FINANCIAL INFORMATION

The following table presents a summary of selected financial information derived from our audited financial statements for the years ended December 2004 and 2005 and unaudited financial statements for the quarter ended March 31, 2006, each of which is included elsewhere in this Proxy Statement. The historical information presented in the following table is not intended to be indicative of the results of operations or financial position that would have been obtained if the proposed “going private” transaction had been completed on January 1, 2004, or of our future performance subsequent to the completion of the “going private” transaction.

You should read the summary financial information in conjunction with our audited and unaudited consolidated financial statements and the notes to the audited and unaudited financial statements which are included elsewhere in this Proxy Statement.

59

	For the		For the
	Years Ended		Three Months Ended
	December 31,		March 31,
	2004	2005	2006
	(audited)		(unaudited)
	(Dollars in thousands, except earnings per common share),

Statement of Operations
Net Sales	$356,698	$372,295	$90,781
Cost of Sales	266,210	276,946	69,024

Gross Profit	90,488	95,349	21,757
Operating Expenses	66,468	86,269	20,698
Operating Profit before Reorganization Items	24,020	9,080	1,059
Subsidiary Bankruptcy Professional Fees	9,028	524	---
Operating Profit	14,992	8,556	1,059

Interest Expense – net	(1,181)	(1,538)	(489)
Other Income Expense – net	2,222	(122)	(140)
Income Taxes Expense	(757)	(3,157)	(204)

Net Income from Continuing Operations	15,276	3,739	226
Net Income of Discontinued Business	6,258	3,713	---
Net Income	$21,534	$7,452	$226

Basic Earnings Per Common Share:
Continuing Operations	$1.77	$0.43	$0.03
Discontinued Operations	0.72	0.43	---
Net Income	$2.49	$0.86	$0.03

Basic Weighted Average Shares Outstanding	8,658	8,673	8,732

Diluted Earnings Per Common Share:
Continuing Operations	$1.76	$0.43	$0.03
Discontinued Operations	0.72	0.43	---
Net Income	$2.48	$0.86	$0.03

Diluted Weighted Average Shares Outstanding	8,678	8,686	8,732

	For the		For the
	Years Ended		Three Months Ended
	December 31,		March 31,
	2004	2005	2006
	(audited)		(unaudited)
	(dollars in thousands),

Balance Sheet Data
Current Assets	$143,598	$138,906	$136,760
Total Assets	254,994	228,573	227,587

Current Liabilities	93,433	93,924	93,348
Total Liabilities	139,173	122,853	121,467

Minority Interest	744	810	843
Total Shareholders’ Equity	115,047	104,910	105,277
Total Liabilities and Shareholders’ Equity	$254,994	$228,573	$227,587

59

RATIO OF EARNINGS TO FIXED CHARGES

	Historical	Historical	Historical	Pro Forma	Pro Forma
	12 Months 2004	12 Months 2005	3 Months March 31, 2006	12 Months 2005	3 Months March 31, 2006

	(Dollars in thousands, except shareholders’ equity per common share and ratio of earnings to fixed charges)

Fixed Charges:
Interest Component of Rents	$1,156	$1,270	$318	$1,270	$318
Interest on Debt	1,452	1,709	532	2,129	637
Total Fixed Charges	$2,608	$2,979	$850	$3,399	$955

Earnings:
Consolidated Net Income	$21,534	$7,452	$226	$7,410	$226
Add Back (subtract):
(Net Income - Discontinued Business)	(6,258)	(3,713)	---	(3,713)	---
Income Tax expense – Continuing Operations	757	3,157	204	3,185	197
Total Fixed Charges	2,608	2,979	850	3,399	955
Total Earnings	$18,641	$9,875	$1,280	$10,281	$1,378

Ratio of Earnings to Fixed Charges	7.15	3.31	1.51	3.02	1.44

Shareholders’ Equity per Common Share	$13.38	$12.01	$12.06	$11.65	$11.70

The Pro Forma columns above reflect the ratio of earnings to fixed charges recomputed on the basis of the Pro Forma Unaudited Financial Statements (Page 62) which give hypothetical effect to the “going private” transaction as if it had happened on January 1, 2005 for Income Statement purposes and March 31, 2006 for balance sheet purposes.

59

Financial Statements

MESTEK, INC.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The unaudited pro forma financial statements presented below consist of the unaudited pro forma income statement for the three months ended March 31, 2006 and the twelve months ended December 31, 2005 and the unaudited pro forma balance sheet as of March 31, 2006. The unaudited pro forma financial statements have been prepared to reflect certain adjustments to our historical financial statements, which are described in the Notes to Unaudited Pro Forma Financial Statements, to give effect to the proposed “going private” transaction as if it had been completed on March 31, 2006 for balance sheet purposes and January 1, 2005 for Income Statement purposes. The unaudited pro forma financial statements are derived from our audited financial statements for 2005 and our unaudited financial statements for the three months ended March 31, 2006 which are included in this Information Statement under the heading “Financial Information”. The Pro Forma Financial Statements are not intended to be indicative of the results of operations or financial position that would have been obtained if the proposed “going private” transaction had been completed on January 1, 2005 or of our future performance subsequent to the completion of a “going private” transaction.

59

MESTEK, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended December 31, 2005			Three Months Ended March 31, 2006
	Historical	Pro Forma Adjustments	Pro Forma	Historical	Pro Forma Adjustments	Pro Forma
	(Dollars in thousands, except earnings per common share),

	(audited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net Sales	$372,295	$ 0	$372,295	$90,781	$ 0	$90,781

Cost of Goods Sold	276,946		276,946	69,024		69,024

Gross Profit	95,349		95,349	21,757		21,757

Selling Expense	47,416		47,416	12,135		12,135

General and Administrative Expense	23,151	(1) (350)	22,801	5,376	(1 (88)	5,288

Engineering Expense	12,762		12,762	2,772		2,772
Gain on sale of Product Line				(286)		(286)
Environmental Litigation/Remediation	(20)		(20)
Plant Shutdown Expense and Other Restructuring Charges	2,960		2,960	701		701

Operating Profit before Reorganization Items	9,080	350	9,430	1,059	88	1,147
Subsidiary Bankruptcy Professional Fees	524		524	_____
Operating Profit	8,556	350	8,906	1,059	88	1,147

Interest Income (Expense) – net	(1,538)	(2) (420)	(1,958)	(489)	(2) (105)	(594)
Other Income (Expense) – net	(122)		(122)	(140)		(140)

Income from Continuing Operations Before Income Taxes	6,896	(70)	6,826	430	(17)	413

Income Taxes Expense (Benefit)	3,157	(3) (28)	3,129	204	(3) (7)	197

Net Income from Continuing Operations	3,739	(42)	3,697	226	(10)	216

Discontinued Operations
Income from Operations of Discontinued Business Before Taxes	6,462		6,462	---		---
Applicable Income Tax Expense	2,749		2,749
Net Income of Discontinued Business	3,713		3,713	---		---

Net Income (Loss)	$7,452	$ (42)	$ 7,410	226	(10)	216

Basic Earnings (Loss) Per Common Share:
Continuing Operations	$0.43	($0.03)	$0.40	$0.03		$0.03
Discontinued Operations	0.43	0.03	0.46	___-___
Net Income (Loss)	$0.86	$0.00	$ 0.86	$0.03		$0.03

Basic Weighted Average Shares Outstanding	8,673	(4) (632)	8,041	8,732	(4) (632)	8,100

Diluted Earnings (Loss)Per Common Share:
Continuing Operations	$0.43	($0.03)	$0.40	$0.03		$0.03
Discontinued Operations	0.43	0.03	0.46	__-__
Net Income (Loss)	$0.86	$0.00	$0.86	$0.03		$0.03

Diluted Weighted Average Shares Outstanding	8,686	(4) (632)	8,054	8,732	(4) (632)	8,100

59

MESTEK, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

	March 31, 2006
	Historical	Pro forma Adjustments	Pro forma
	(Unaudited)	(Unaudited)	(Unaudited)
	(dollars in thousands)
ASSETS
Current Assets
Cash and Cash Equivalents	$1,632		$1,632

Accounts Receivable - less allowances of, $3,530	52,905		52,905
Inventories	66,959		66,959
Deferred Tax Asset	7,046		7,046
Other Current Assets	8,218		8,218
Total Current Assets	136,760		136,760

Property and Equipment – net	51,603		51,603
Property Held for Sale	2,897		2,897
Deferred Tax Asset	11,358		11,358
Other Assets and Deferred Charges – net	5,001		5,001
Goodwill	19,968		19,968
Total Assets	$227,587		$227,587

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Short Term Notes Payable	$25,000	(5) 10,500	35,500
Current Portion of Long-Term Debt	710		710
Accounts Payable	21,081		21,081
Accrued Expenses	11,504		11,504
Reserve for Equity Investment Losses	3,870		3,870
Customer Deposits	14,070		14,070
Environmental Reserves	3,219		3,219
Other Accrued Liabilities	13,894		13,894
Total Current Liabilities	93,348	10,500	103,848

Environmental Reserves	15,709		15,709
Long-Term Debt	10,639		10,639
Other Liabilities	1,771		1,771
Total Liabilities	121,467	10,500	131,967

Minority Interests	843		843

Shareholders’ Equity
Common Stock - no par, stated value $0.05 per share, 9,610,135 shares issued (8,978,010 shares pro forma)	479	(6) (32)	447
Paid in Capital	16,938	(6) (9,602)	7,336
Subscriptions Receivable	(295)		(295)
Retained Earnings	100,096	(7) (866)	99,230
Treasury Shares, at cost, (878,010 common shares)	(11,293)		(11,293)
Accumulated Other Comprehensive Loss	(648)		(648)
Total Shareholders’ Equity	105,277	(10,500)	94,777

Total Liabilities and Shareholders’ Equity	$227,587	---	$227,587

59

Mestek, Inc.

Notes to Unaudited Pro Forma Financial Statements

STATEMENT OF OPERATIONS

(1)

$350,000 for the twelve months ended December 31, 2005 (and $88,000 for the three months ended March 31, 2006) reflects recurring costs of a compliance nature which the Company estimates would have been avoided in 2005 if the Company had completed the “going private” transaction on January 1, 2005 consisting principally of costs related to public company filing obligations, the Sarbanes-Oxley Act, and other costs of operating as a publicly traded company. Not included in the pro forma results of operations are “one-time” transaction costs estimated at $866,000.

(2)

$420,000 for the twelve months ended December 31, 2005 (and $105,000 for the three months ended March 31, 2006) reflects estimated additional interest expense associated with incremental commercial bank borrowings of approximately $10,500,000 associated with the “going private” transaction, as more fully described elsewhere in this Information Statement.

(3)	$28,000 for the twelve months ended December 31, 2005 (and $7,000 for the three months ended March 31, 2006) reflects the net tax effect of items 1 and 2 above.

(4)	632,000 reflects the estimated number of common shares expected to be retired in connection with the “going private” transaction.

BALANCE SHEET:

(5)	$10,500,000 reflects anticipated borrowing to complete “going private” transaction (632,125 shares @ $15.24 plus transaction costs of $866,000).

(6)	Shares retired: 632,125 common shares @ $0.05 stated capital plus paid in capital charge : 532,125 common shares @ $15.19.

(7)	$866,000 of anticipated transaction costs to effect the “going private” transaction.

59

RATIO OF EARNINGS TO FIXED CHARGES

	Historical	Historical	Historical	Pro Forma	Pro Forma
	12 Months 2004	12 Months 2005	3 Months March 31, 2006	12 Months 2005	3 Months March 31, 2006

	(Dollars in thousands, except shareholders’ equity per common share and ratio of earnings to fixed charges)

Fixed Charges:
Interest Component of Rents	$1,156	$1,270	$318	$1,270	$318
Interest on Debt	1,452	1,709	532	2,129	637
Total Fixed Charges	$2,608	$2,979	$850	$3,399	$955

Earnings:
Consolidated Net Income	$21,534	$7,452	$226	$7,410	$226
Add Back (subtract):
(Net Income - Discontinued Business)	(6,258)	(3,713)	---	(3,713)	---
Income Tax expense – Continuing Operations	757	3,157	204	3,185	197
Total Fixed Charges	2,608	2,979	850	3,399	955
Total Earnings	$18,641	$9,875	$1,280	$10,281	$1,378

Ratio of Earnings to Fixed Charges	7.15	3.31	1.51	3.02	1.44

Shareholders’ Equity per Common Share	$13.38	$12.01	$12.06	$11.65	$11.70

The Pro Forma columns above reflect the ratio of earnings to fixed charges recomputed on the basis of the Pro Forma Unaudited Financial Statements (Page 62) which give hypothetical effect to the “going private” transaction as if it had happened on January 1, 2005 for Income Statement purposes and March 31, 2006 for balance sheet purposes.

59

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of Mestek, Inc.

We have audited the accompanying consolidated balance sheets of Mestek, Inc. and subsidiaries (the Company) as of December 31, 2005 and 2004, and the related consolidated statements of operations, shareholders’ equity and comprehensive income (loss), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal controls over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Mestek, Inc. and subsidiaries as of December 31, 2005 and 2004, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Vitale Caturano & Company, Ltd.

VITALE, CATURANO & COMPANY, LTD.

Boston, Massachusetts

March 31, 2006

59

MESTEK, INC.

CONSOLIDATED BALANCE SHEETS

As of December 31,

	2005	2004
	(dollars in thousands)

ASSETS
Current Assets
Cash and Cash Equivalents	$2,115	$1,952
Accounts Receivable - less allowances of, $3,188 and $2,648 respectively	57,361	51,997
Inventories	65,065	59,531
Deferred Tax Assets	6,935	6,338
Income Tax Refund Receivable	---	1,152
Other Current Assets	7,430	7,901
Omega Flex Assets Held for Spin-Off (see Note 17)	---	14,727

Total Current Assets	138,906	143,598

Property and Equipment – net	51,215	48,149
Property Held for Sale	1,698	1,297
Deferred Tax Assets	11,431	14,804
Other Assets and Deferred Charges – net	5,399	3,221
Goodwill	19,924	18,130
Omega Flex Assets Held for Spin-Off (see Note 17)	---	25,795

Total Assets	$228,573	$254,994

See Accompanying Notes to Consolidated Financial Statements

59

MESTEK, INC.

CONSOLIDATED BALANCE SHEETS (continued)

As of December 31,

	2005	2004
	(dollars in thousands)

LIABILITIES, AND SHAREHOLDERS’ EQUITY
Current Liabilities
Short Term Notes Payable	$22,000	$20,000
Current Portion of Long-Term Debt	704	582
Accounts Payable	21,045	15,760
Accrued Expenses	14,070	13,937
Reserve for Equity Investment Losses	3,870	4,000
Customer Deposits	13,428	8,007
Environmental Reserves	2,977	4,244
Other Accrued Liabilities	15,830	14,027
Omega Flex Liabilities related to Spin-Off (see Note 17)	---	12,876

Total Current Liabilities	93,924	93,433

Environmental Reserves	16,330	20,445
Long-Term Debt	10,774	3,801
Pension Obligations	1,610	1,208
Due to Omega Flex, Inc.	---	16,572
Other Liabilities	215	64
Omega Flex Liabilities related to Spin-Off (see Note 17)	---	3,650

Total Liabilities	122,853	139,173

Minority Interests	810	774

Shareholders’ Equity
Common Stock - no par, stated value $0.05 per share, 9,610,135 shares issued	479	479
Paid in Capital	16,938	15,434
Subscriptions Receivable	(295)	---
Retained Earnings	99,870	111,488
Treasury Shares, at cost, (878,010 and 1,010,032 common shares, respectively)	(11,293)	(12,103)
Accumulated Other Comprehensive Loss	(789)	(251)

Total Shareholders’ Equity	104,910	115,047

Total Liabilities and Shareholders’ Equity	$228,573	$254,994

See Accompanying Notes to Consolidated Financial Statements.

59

MESTEK, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the years ended December 31,

	2005	2004
	(Dollars in thousands, except earnings per common share),

Net Sales	$372,295	$356,698

Cost of Goods Sold	276,946	266,210

Gross Profit	95,349	90,488

Selling Expense	47,416	47,086
General and Administrative Expense	23,151	20,705
Engineering Expense	12,762	14,626
Environmental Litigation/Remediation	(20)	(17,738)
Goodwill Impairment	---	---
Plant Shutdown Expense and Other Restructuring Charges	2,960	1,789

Operating Profit before Reorganization Items	9,080	24,020
Subsidiary Bankruptcy Professional Fees	524	9,028
Operating Profit	8,556	14,992

Interest Expense – net	(1,538)	(1,181)
Other Income (Expense) – net	(122)	2,222

Income (Loss) from Continuing Operations Before Income Taxes	6,896	16,033

Income Taxes Expense	3,157	757

Net Income (Loss) from Continuing Operations	3,739	15,276

Discontinued Operations (See Note 17):
Income from Operations of Discontinued Business Before Taxes	6,462	10,128
Applicable Income Tax Expense	2,749	3,870
Net Income of Discontinued Business	3,713	6,258

Net Income	$7,452	$21,534

Basic Earnings Per Common Share:
Continuing Operations	$0.43	$1.77
Discontinued Operations	0.43	0.72
Net Income	$0.86	$2.49

Basic Weighted Average Shares Outstanding	8,673	8,658

Diluted Earnings Per Common Share:
Continuing Operations	$0.43	$1.76
Discontinued Operations	0.43	0.72
Net Income	$0.86	$2.48

Diluted Weighted Average Shares Outstanding	8,686	8,678

See Accompanying Notes to Consolidated Financial Statements.

59

MESTEK, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY AND COMPREHENSIVE INCOME (LOSS)

For the years ended December 31, 2005, and 2004

(dollars in thousands)	Com mon Stock	Paid In Capital	Sub scription Receiv able	Retained Earnings	Treasury Shares	Accum ulated Other Compre hensive Loss	Total

Balance - December 31, 2003	$479	$15,434		$89,954	($10,101)	($970)	$94,796

Net Income				21,534			21,534
Cumulative Translation Adjustment						803	803
Cash Flow Hedge-Interest Rate Swap						88	88
Additional Minimum Liability Defined Benefit Plan —Net of Tax						(172)	(172)
Net Comprehensive Income							22,253
Common Stock Grants (See Note 1)					51		51
Common Stock Repurchased					(2,053)		(2,053)
Balance - December 31, 2004	$479	$15,434		$111,488	($12,103)	($251)	$115,047

Net Income				7,452			7,452
Cumulative Translation Adjustment						(388)	(388)
Cash Flow Hedge-Interest Rate Swap						98	98
Additional Minimum Liability – Defined Benefit Plan – Net of Tax						(248)	(248)
Net Comprehensive Income							6,914
Distribution of Common Stock of Omega Flex, Inc. (See Note 17)				(19,070)			(19,070)
Common Shares issued from Treasury in connection with Incentive Stock Options exercised (See Note 18)		716			810		1,526
Stock-based Compensation expense (See Note 1)		788	(295)				493
Balance – December 31, 2005	$479	$16,938	($295)	$99,870	($11,293)	($789)	$104,910

See Accompanying Notes to Consolidated Financial Statements

59

MESTEK, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31,

	2005	2004
	(dollars in thousands)

Cash Flows from Continuing Operating Activities:
Net Income from Continuing Operations	$3,739	$15,276
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	6,500	7,113
Provision for Deferred Taxes	745	1,953
Provision for Losses on Accounts Receivable, net of write offs & recoveries	355	(669)
Increase (Decrease) in Minority Interests	25	(754)
Non Cash Stock-Based Compensation	788	24
Change in Assets and Liabilities Net of Effects Acquisitions /Dispositions:
Accounts Receivable	(3,213)	(2,388)
Inventory	(2,263)	(9,228)
Accounts Payable	6,344	(1,808)
Liabilities Subject to Compromise	---	(57,359)
Environmental Reserves	(5,382)	24,689
Other Liabilities	(13,285)	(2,472)
Other Assets	13,248	5,737
Net Cash Provided by (Used in) Continuing Operating Activities	7,601	(19,886)

Net Cash Provided by (Used in) Discontinued Operations (see Note 17)	(1,480)	7,080

Cash Flows from Investing Activities:
Capital Expenditures	(8,189)	(4,137)
Disposition of Fixed Assets	1,265	5,407
Acquisition of Businesses and Other Assets, Net of Cash Acquired	(8,433)	(1,000)

Net Cash Provided by (Used in) Continuing Investing Activities	(15,357)	270
Net Cash Used in Investing Activities of Discontinued Operations (see Note 17)	(539)	(267)

Cash Flows from Financing Activities:
Net Borrowings Under Revolving Credit Agreements	2,000	2,533
Issuance of Long-Term Debt	7,680	---
Principal Payments Under Long-Term Debt Obligations	(476)	(599)
Common Stock Repurchased	---	(2,053)
Subscriptions Receivable	(295)	---
Issuance of Treasury Stock pursuant to Stock Option Exercise	1,526	---
Common Stock Grants	---	51

Net Cash Provided by (Used in) Continuing Financing Activities	10,435	(68)
Net Cash Provided by (Used in) Financing Activities Discontinued Operations (see Note 17)	(109)	3,597

Net Increase (Decrease) in Cash and Cash Equivalents	551	(9,274)
Translation Effect on Cash – Discontinued Operations	99	116
Translation Effect on Cash – Continuing Operations	(487)	687
Cash and Cash Equivalents - Beginning of Period	1,952	10,423

Cash and Cash Equivalents - End of Period	$2,115	$1,952
Non-Cash Events: Distribution of Omega Flex Assets & Liabilities	(19,070)	---

See Accompanying Notes to Consolidated Financial Statements.

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MESTEK, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005

1. SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Consolidated Financial Statements include the accounts of Mestek, Inc. (Mestek) and its majority owned subsidiaries (collectively the “Company”). All material inter-company accounts and transactions have been eliminated in consolidation. In the opinion of management, the financial statements include all material adjustments necessary for a fair presentation of the Company’s financial position, results of operations and cash flows. See Note 17 for a discussion of the Company’s Spin-Off on July 29, 2005 of its subsidiary, Omega Flex, Inc., and the related financial presentation. See Note 5 for a discussion of the Company’s investment in CareCentric, Inc.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. The most significant estimates and assumptions relate to revenue recognition, accounts receivable valuations, inventory valuations, goodwill valuation, intangible asset valuations, warranty costs, product liability costs, environmental reserves, workers compensation claims reserves, health care claims reserves, accounting for income taxes and the realization of deferred tax assets. Actual amounts could differ significantly from these estimates.

Revenue Recognition

The Company’s revenue recognition activities relate almost entirely to the manufacture and sale of heating, ventilating and air conditioning (HVAC) products and equipment and metal forming equipment. Under generally accepted accounting principles, revenues are considered to have been earned when the Company has substantially accomplished what it must do to be entitled to the benefits represented by the revenues. With respect to sales of the Company’s HVAC or metal forming equipment, the following criteria represent preconditions to the recognition of revenue:

*	persuasive evidence of an arrangement must exist;
*	delivery has occurred or services rendered;
*	the sales price to the customer is fixed or determinable; and
*	collection is reasonably assured.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of 90 days or less at the time of purchase to be cash equivalents. Cash equivalents include investments in an institutional money market fund, which invests in U.S. Treasury bills, notes and bonds, and/or repurchase agreements, backed by such obligations.

Accounts Receivable

Accounts receivable are reduced by an allowance for amounts that may become uncollectible in the future. The estimated allowance for uncollectible amounts is based primarily on specific analysis of accounts in the receivable portfolio and historical write-off experience.

Inventories

Inventories are valued at the lower of cost or market. Cost of inventories is principally determined by the last-in, first-out (LIFO) method. Approximately 69% and 73% of the cost of inventories were determined using the LIFO method for the years ended December 31, 2005 and 2004, respectively, with the remaining inventories determined using the first-in, first-out method.

Property and Equipment

Property and equipment are carried at cost. Depreciation and amortization are computed using the straight-line and accelerated methods over the estimated useful lives of the assets or, for leasehold improvements, the life of the lease, if shorter. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant improvements are capitalized.

Goodwill

The Company follows statement of Financial Accounting Standards (SFAS) No. 142 in accounting for goodwill. Under SFAS No. 142, amortization of goodwill to earnings ceased and instead, the carrying value of goodwill is evaluated for impairment on at least an annual basis.

The Company performed annual impairment tests in accordance with FAS 142 as of December 31, 2005 and 2004 for both its HVAC Segment and its Metal Forming Segment. The analysis under step one of FAS 142 indicated no impairment in either the HVAC Segment or the Metal Forming Segment as of December 31, 2005 or December 31, 2004.

Accumulated amortization of goodwill and other intangibles was $49,552,000 and $50,512,000 at December 31, 2005 and 2004, respectively.

Advertising Expense

Advertising costs are charged to operations as incurred. Such charges aggregated $4,014,000 and $5,007,000, for the years ended December 31, 2005 and 2004, respectively, and are included in Selling Expense in the accompanying statements of operations.

Research and Development Expense

Research and development expenses are charged to operations as incurred. Such charges aggregated $5,739,000 and $4,936,000, for the years ended December 31, 2005 and 2004, respectively.

Treasury Shares

Common stock held in the Company’s treasury has been recorded at cost. If treasury stock is re-issued, proceeds in excess of cost are credited to paid-in-capital.

Earnings per Common Share

Basic earnings per share have been computed using the weighted average number of common shares outstanding. Common stock options of the Company, as more fully described in Note 14, were considered in the computation of diluted earnings per share, except when such effect would be antidilutive.

Stock-based Compensation

The Company accounts for stock-based compensation in accordance with the provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, (“FAS No. 123”). As permitted by the statement, the Company has chosen to continue to account for stock-based compensations using the intrinsic value method as prescribed by Accounting Principles Board (“APB”)

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Opinion No. 25. Accordingly, no compensation expense has been recognized for its stock-based compensation plan except as explained below.

The Company made no option grants, modifications of option grants, or settlement of option grants during the twelve-month periods ended December 31, 2005 and December 31, 2004, except as described below and in Note 14.

On October 27, 2004, the Company changed the exercise price of 25,000 options expiring in 2011 from $23.25 per share to the then current market value of $17.85 per share, and 70,000 additional options expiring in 2009 from $20.00 per share to the then current market value of $17.85 per share. The Company has accounted for these options subsequent to October 27, 2004 using ‘variable accounting’ which resulted in a pre-tax charge to earnings of $23,750 in 2004 and $788,000 in 2005. For the purpose of the pro forma below, the effect of the above re-pricing was also included in the computation of compensation cost under the fair value method described below.

In September 2004, the Company granted 3,000 unrestricted common shares to certain executives of the Company. The shares were issued from treasury shares and for accounting purposes were charged to compensation at fair value as of that date which approximated $51,000.

Had the ‘fair value method’ of accounting been applied to the Company’s stock option plan, with compensation cost for the Plan determined on the basis of the fair value of the options at the grant date, the Company’s net income and earnings per share would have been as follows:

	Years Ended
	December 31,
	2005	2004
	(dollars in thousands except earnings per common share),

Net (Loss) Income - as reported	$7,452	$21,534
Plus: Stock-based compensation reflected in net income	488	15
Less: Stock-based Compensation expense using fair value method	---	(147)
Net (Loss) Income - pro forma	$7,940	$21,402

Basic Income per share - as reported	$0.86	$2.49
Plus: Stock-based compensation reflected in net income	0.06	---
Less: Stock-based Compensation expense using fair value method	---	(0.02)
Basic Income per share - - pro forma	$0.86	$2.47

Diluted (Loss) Income per share - as reported	$0.86	$2.48
Plus: Stock-based compensation reflected in net income	0.05	---
Less: Stock-based Compensation expense using fair value method	---	(0.01)
Diluted (Loss) Income per share - - pro forma	$0.91	$2.47

Currency Translation

Assets and liabilities denominated in foreign currencies are translated into U.S. dollars at exchange rates prevailing on the balance sheet date. The Statement of Operations is translated at average exchange rates. Net foreign currency transactions are reported in the results of operations in U.S. dollars at average exchange rates. Adjustments resulting from the translation of financial statements are excluded from the determination of income and are accumulated in a separate component of shareholders’ equity.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

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The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Other Comprehensive (Loss) Income

For the years ended December 31, 2005, and 2004, respectively, the components of Other Comprehensive Income (Loss) consisted of foreign currency translation adjustments, an additional minimum liability from terminated defined benefit pension plans, as more fully explained in Note 9 to these consolidated financial statements, and gains on the change in the market value of an interest rate swap, as more fully explained in Note 6.

The components of accumulated other comprehensive loss (net of tax) at December 31:

	2005	2004
	(dollars in thousands)

Cash Flow Hedge—Interest Rate Swap	98	$88

Cumulative translation adjustment	(388)	638

Additional Minimum Liability Defined Benefit Plans	(248)	(977)

Accumulated Other Comprehensive Loss	($538)	($251)

Fair Value of Financial Instruments, Concentration of Credit Risk and Significant Customers

The Company has estimated the fair value of financial instruments using available market information and appropriate valuation methodologies. The carrying values of cash, cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair market value due to the short-term nature of these financial instruments. Given the relatively stable interest rate environment, the Company believes the fair value of its long and short-term debt obligations approximate their carrying values. Financial instruments that potentially subject the Company to concentrations of credit risk are principally cash, cash equivalents, and accounts receivable. The Company has no significant off-balance-sheet or concentration of credit risk exposure such as foreign exchange contracts or option contracts. The Company maintains its cash and cash equivalents with established financial institutions. Concentration of credit risk with respect to accounts receivable is limited to certain customers to whom the Company makes substantial sales. To reduce its credit risk, the Company routinely assesses the financial strength of its customers. The Company maintains an allowance for potential credit losses but historically has not experienced any significant losses related to individual customers or groups of customers beyond what is provided for in the allowance. No individual customer accounted for more than 10% of revenues in 2005 or 2004. No individual customer accounted for more than 10% of the Company’s accounts receivable at December 31, 2005 or 2004.

Reclassification/Recasting

Reclassifications have been made to previously issued financial statements to conform to the current year presentation. See Note 17 relating to the Discontinued Operations presentation for the Company’s Omega Flex, Inc. subsidiary which was “spun-off” on July 29, 2005. See Note 5 relating to the Company’s investment in CareCentric and the required retroactive application of the equity method.

New Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment. SFAS No. 123(R) amends SFAS No. 123 to require that companies record as expense the effect of equity-based compensation, including stock options over the applicable vesting period. We currently disclose the effect on income that stock options would have were they recorded as expense. SFAS No. 123(R) also requires more extensive disclosures concerning stock options than required under current standards. The new rule applies to option grants made after a company’s adoption of the standard, as well as options that are not vested at the date of adoption. SFAS No. 123(R) becomes effective in our case not later than the beginning of the fiscal year that

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begins after December 15, 2005. We do not expect that the adoption of SFAS No. 123(R) will have a material impact on our future results of operations.

In May 2005, the FASB issued FASB Statement No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3” (SFAS No. 154). Previously, APB No. 20, “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements” required the inclusion of the cumulative effect of changes in accounting principle in net income of the period of the change. SFAS No. 154 requires companies to recognize a change in accounting principle, including a change required by a new accounting pronouncement when the pronouncement does not include specific transition provisions, retrospectively to prior periods’ financial statements. The Company will assess the impact of a retrospective application of a change in accounting principle in accordance with SFAS No. 154 when such a change arises after the effective date of January 1, 2006.

2. BUSINESS ACQUISITIONS

On October 11, 2005 the Company, through its wholly owned subsidiary, Embassy Manufacturing, Inc., acquired substantially all of the operating assets and certain of the liabilities of Embassy Industries, Inc. (Embassy), a subsidiary of P&F Industries, Inc., based in Farmingdale, New York. Embassy designs, develops, engineers, manufactures, markets and sells hydronic baseboard radiation, kick space hydronic heaters, in-floor radiant heating systems, gas-fired hot water and combination heaters and boilers and a variety of other hydronic heating products which are complementary to the Company’s existing hydronics businesses. The purchase price paid, including adjustment for the final value of current assets and current liabilities being assumed, was $8,434,000. The Company recorded goodwill of $1,265,000 in connection with the acquisition of Embassy.

The above acquisition was accounted for using the purchase method of accounting and accordingly the results of operation have been included in these financial statements since the date of the acquisition. The pro forma impact of this acquisition was not material to any period presented.

3. INVENTORIES

Inventories consisted of the following at December 31:

	2005	2004
	(dollars in thousands)

Finished Goods	$19,100	$18,074
Work-in-progress	26,646	23,638
Raw materials	32,526	29,150
	78,272	70,862
Less reserve for LIFO method of valuation	(13,207)	(11,331)
	$65,065	$59,531

The Company uses the last-in first-out (LIFO) method of valuing substantial portions of its inventory. An actual valuation of inventory under the LIFO method can be made only at the end of each year based on the inventory levels and costs at that time.

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4. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31:

			Depreciation and Amortization Est. Useful Lives
	2005	2004

	(dollars in thousands)

Land	$4,729	$4,419
Buildings	27,095	27,413	19-39 Years
Leasehold Improvements	5,607	5,399	15-39 Years
Equipment	103,790	95,028	3-10 Years
	141,221	132,259
Accumulated Depreciation	(90,006)	(84,110)
	$51,215	$48,149

The above amounts include $3,015,000 and $908,000 at December 31, 2005 and 2004, respectively, in assets that had not yet been placed in service by the Company. No depreciation was recorded in the related periods for these assets.

Depreciation and amortization expense related to continuing operations was $6,499,000 and $7,113,000, for the years ended December 31, 2005 and 2004, respectively.

5. INVESTMENTS

CareCentric, Inc. (“CareCentric”):

The Company has certain equity and debt investments in CareCentric, Inc., a healthcare software company based in Atlanta, GA. Prior to March 2002, the Company had accounted for this investment under the Equity Method of Accounting. In March of 2002, the Company made an offer proposing to make available to CareCentric up to $1.1 million of short-term financing to assist CareCentric with its near term working capital needs. Coincident with Mestek’s offer, John E. Reed, Mestek’s Chairman and CEO, as an individual, made an offer proposing to make available to CareCentric approximately $900,000 of short-term financing as well. In connection with these offers, the Company transferred to John E. Reed, effective March 29, 2002, certain of its voting and other rights associated with the Series B Preferred Stock of CareCentric held by the Company. As a result of this transfer, the Company no longer had significant influence over CareCentric and, accordingly, discontinued accounting for this investment under the Equity Method of Accounting subsequent to March 29, 2002.

Pursuant to the offer made by the Company in March, on July 1, 2002, the Company exchanged certain investments in CareCentric, Inc. for certain other securities pursuant to a Re-capitalization and Refinancing Transaction (the “Transaction”) approved by the shareholders of CareCentric on June 6, 2002 and the Board of Directors of Mestek on April 15, 2002. As a result of the Transaction, the Company agreed to extend its guaranty of CareCentric’s $6.0 million line of credit from Wainwright Bank and Trust Company until June 30, 2003 and surrendered or canceled the following:(i) a warrant to purchase 104,712 shares of common stock of CareCentric; (ii) two short term notes totaling $884,883 from CareCentric; (iii) two interest notes totaling $1,059,059; (iv) 850,000 shares of CareCentric Series C Preferred stock with 170,000 votes attributable thereto; (v) the obligation to repay $1,092,000 advanced to CareCentric; (vi) the obligation to repay $114,117 advanced to CareCentric; and (vii) options to purchase up to 159,573 shares of common stock of CareCentric. In exchange for the foregoing, the Company received the following: (i) a secured, subordinated, convertible term promissory note (the “Promissory Note”) in the amount of $4,000,000 convertible into common stock of CareCentric at $1.00 per share and bearing interest at 6.25% per annum

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and maturing on July 1, 2007; (ii) a convertibility feature on the Company’s existing 5,600,000 shares of CareCentric Series B Preferred Stock, convertible at an exchange rate of 1.072 shares of common stock for each share of Series B Preferred Stock; and (iii) 890,396 existing warrants re-priced to purchase CareCentric common stock at $1.00 per share, for a period extended until June 15, 2004. These warrants lapsed without being exercised on June 15, 2004. Except for cash advances made in the second quarter of 2002 totaling $963,000, and $129,000 advanced on July 1, 2002, (which advances have now been re-financed as part of the Promissory Note), the above assets were carried on the Company’s balance sheet as of June 30, 2002 at a zero valuation, reflecting the effect of cumulative equity method losses. Accordingly, the Promissory Note is carried for accounting purposes at December 31, 2004 at a basis of $1,092,000, reflecting the cash advances noted above. Accrued interest of $500,000 was added to the face value of the July 1, 2002 $4 million Promissory Note on July 1, 2004. On December 14, 2004, the Company exchanged its $4.5 million convertible Promissory Note for a $3.5 million 6.25% convertible Promissory Note and a $1 million 7.25% non-convertible Promissory Note.

Pursuant to the offer made by John E. Reed in March of 2002, on July 1, 2002, John E. Reed exchanged certain investments in CareCentric, Inc. for certain other securities pursuant to the Transaction described above. As a result of the Transaction, John E. Reed surrendered certain notes receivable and other advances totaling approximately $3.555 million and received in return a $3.555 million secured convertible note maturing on July 1, 2007 and bearing interest at 6.25% per annum. The conversion feature reflects an exercise price of $1 per share of CareCentric common stock. In addition, 398,406 shares of CareCentric’s Series D Preferred Stock held by Mr. Reed were made convertible into CareCentric common stock at an exchange rate of 2.51 shares of common stock per share of Series D Preferred Stock. The Company’s Promissory Note, described in the previous paragraph, is subordinated to the $3,555,000 facility owed by CareCentric to John E. Reed and also to a $600,000 Note payable to an unrelated third party.

In December of 2005, the Company elected to convert its Series B Preferred Stock and its $3.5 million convertible Promissory Note into CareCentric common stock in accordance with the terms described above, in connection with a recapitalization of CareCentric. After conversion, the Company holds a common share interest in CareCentric of approximately 36%. As a result, the Company has determined that it is required to account for its interest in CareCentric subsequent to that date in accordance with the Equity Method of Accounting. For purposes of comparability, income statements for periods prior to the conversion included in the accompanying financial statements have been recast to give retroactive effect to the application of the Equity Method. The effect of the recasting the financial statement was to reduce the Company’s accounting basis in its investments in CareCentric to zero resulting in a charge to Retained Earnings as of December 31, 2002 by $677,000, net of tax, with no effect on the 2005, 2004 and 2003 Income Statements. In addition, the Company’s December 31, 2005, and 2004, balance sheets reflect reserves of $3,870,000, and $4,000,000, respectively in accordance with the equity method in connection with the Company’s guarantee of CareCentric’s Bank debt. The Company has determined that it is not required to consolidate the operations of CareCentric into the Company’s financial statements under the provisions of FIN 46R, Consolidation of Variable Interest Entities – An Interpretation of ARB No. 51.

6. DEBT

Short-term Debt – Short-term debt consisted of the following at December 31:

	2005	2004
	(dollars in thousands)

Revolving Loan Agreement	$22,000	$20,000

Revolving Loan Agreement – On October 19, 2004, the Company entered into a three year, $70,000,000, committed, unsecured, multi-bank revolving loan and letter of credit facility (the “Facility”), led by Bank of America (successor to Fleet National Bank, the Company’s long-term lender). Borrowings under the Facility bear interest, at the Company’s election, at a floating rate based on the lenders’ prime or base rate or, for short term borrowings, at a rate based upon the daily British Bankers Association (“BBA”) LIBOR rate. The Facility contains affirmative and negative covenants, typical of such financing transactions, and specific financial covenants which require the Company to maintain a minimum consolidated net worth,

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a minimum cash flow coverage ratio and a maximum cash flow leverage ratio. As of December 31, 2005, the Company was in compliance with all of the financial covenants required under the Facility. Revolving borrowings under the Facility are due and payable in full on the maturity date of the Facility, which is October 19, 2007. Most of the Company’s operating subsidiaries guaranty the obligations of the Company under the Facility. The Credit Agreement relating to the Facility also contains restrictions regarding the creation of indebtedness, the occurrence of mergers or consolidations, the sale of subsidiary stock and the payment of dividends in excess of 50 percent (50%) of net income. The Company had outstanding at December 31, 2005, $16,978,000 in standby letters of credit issued in connection with the Met-Coil bankruptcy reorganization plan, as more fully explained in Note 6, and, $8,351,991 issued principally in connection with its commercial insurance programs. In addition, a letter of credit was issued on July 19, 2005 in the amount of $4,480,976 in connection with the $4,430,000 Industrial Development Authority Bond, as more fully described in Note 3, for the City of Bridgeton, MO. The balance outstanding under the facility was $22,000,000 at December 31, 2005.

Hedge Transaction - On February 6, 2004, the Company entered into a single interest rate swap transaction, to effectively fix the Company’s 30 day-LIBOR-based, variable rate interest obligations on a principal amount of $14,000,000 of debt at a rate of 2.87% for three years.

The Company entered into this swap transaction to manage interest cost and cash flows associated with variable interest rates, primarily short-term changes in LIBOR, as changes in cash flows of the interest rate swap offsets changes in the interest payments on the covered portion of the Company’s revolving credit facility, and based upon the Company’s belief that short term rates will be rising over the next several years.

The Company is accounting for the interest rate swap as a cash flow hedge under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities as amended by SFAS No. 138, Accounting for Certain Derivative instruments and Certain Hedging Activities. These statements require that all derivatives be recognized as either assets or liabilities on the balance sheet at fair value.

Changes in the fair value of the swap, designated as a cash flow hedge, are reflected as a component of Other Comprehensive Income (Loss) and reclassified into earnings (interest expense) in the same period or periods during which the hedged transaction affects earnings. The derivative instrument is carried at “marked-to-market” fair value on the Consolidated Balance Sheet in the applicable line item “Other Assets” or “Other Liabilities”.

In connection with this interest rate swap transaction, the Company recorded an after-tax credit of $98,000 in Other Comprehensive Income (Loss) during the year ended December 31, 2005 reflecting interest rate fluctuations during this period. The Company’s exposure to credit loss on its interest rate swap in the event of nonperformance by the counterparties is believed to be remote as the Company effected this swap through its principal bank, Bank of America, requiring that the counterparty have a strong credit rating.

Long-term Debt – Long-term debt consisted of the following at December 31:

	2005	2004
	(dollars in thousands)

Note Payable – Omega Flex, Inc.	$3,250	$ ---
Industrial Development Bond - PA	3,798	4,297
Industrial Development Bond – MO	4,430	---
Other Notes Payable	---	86
	11,478	4,383
Less Current Maturities	(704)	(582)
Long Term Debt	$10,774	$3,801

Industrial Development Bond – On April 19, 2002, the Company’s subsidiary, Boyertown Foundry Company, Inc. (“BFC”), borrowed $5,512,490 under a note issued through the Berks County Industrial Development Authority in Berks County, PA in connection with a project to upgrade BFC’s foundry equipment in Boyertown, PA. The note bearing interest at 4.93% per annum, matures on April 19, 2012, and is payable in equal monthly payments of principal and interest over the term of the loan. The note is secured

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by a Loan and Security Agreement under which the equipment purchased by BFC with the loan proceeds is pledged as security for the note. The note is expected to be a ‘Qualified Small Issue Bond’ under Section 144 (a)(12) of the Internal Revenue Code, entitling the holder to tax exempt treatment on the interest. In the event the note is found to be not in compliance with Section 144 (a)(12), the interest rate on the note may be increased.

Industrial Development Bond - MO – On June 17, 2005, the Company acquired an 80,000 square feet manufacturing facility in Bridgeton, Missouri, for $2,940,000, which will be used to consolidate existing Formtek Metal Processing business units. The Company expects to dispose of idled facilities as a part of this consolidation process. On July 19, 2005, the Company refinanced this transaction as part of a 25 year tax exempt Industrial Development Bond totaling $4,430,000. The proceeds were used to reimburse the Company for the acquisition of real estate and for construction, renovation, furnishing and equipping of the existing building. The note bears interest at a variable rate that considers prevailing market conditions and is set weekly by the remarketing agent, Banc of America Securities LLC. At no time may the interest rate exceed the maximum annual rate of 12.00%. Interest is payable monthly with a minimum optional redemption of principal due on July 1 of each year until maturity at July 1, 2030. The effective rate of interest paid in the 3rd quarter 2005, including letter of credit costs, was 4.27%. The minimum optional redemption amount in each of the first five years is $180,000. The note is secured by a Letter of Credit and Reimbursement Agreement with Bank of America, N.A.

Omega Flex, Inc. Related Debt:

Note Payable – Omega Flex – In connection with the “Spin-Off” of its 86% interest in Omega Flex, Inc. (Omega), as more fully described in Note 17, the Company retained an intercompany obligation payable to Omega in the amount of $3,250,000 which was converted on the date of the “Spin-Off”, July 29, 2005, to a 3-year “balloon” note bearing interest at 5.06% per annum, reflecting the then prevailing yield on 3-year U.S. Treasury securities plus 100 basis points. The obligation is included at December 31, 2005 under the heading “Long-Term Debt”. The comparable intercompany payable at December 31, 2004 was $16,572,000 and is reflected in the December 31, 2004 balance sheet under the heading, “Due to Omega Flex, Inc.”.

Omega Flex, Inc. Long Term Debt – The following indebtedness is included in “Omega Flex Liabilities Related to Spin-off” on the accompanying December 31, 2004 balance sheet: (See Note 17.)

Note Payable-Sovereign Bank - On April 16, 2004, the Company’s former second tier subsidiary, Exton Ranch, Inc. (“Exton Ranch”), borrowed $3,720,000 from Sovereign Bank, secured by the manufacturing facility owned by Exton Ranch and occupied, in part, by the Company’s former subsidiary, Omega Flex, Inc. (“Omega”) in Exton, PA. The loan bears interest at a LIBOR-based variable rate, payable monthly in arrears. Principal under the loan is amortized over a 20-year period with a ten-year maturity. The borrower also has the ability to prepay the loan during the term thereof without penalty. The loan is secured by a first priority mortgage on the property, and a collateral assignment of leases, and fixture filing. Exton Ranch is a wholly owned subsidiary of Omega, the primary tenant of the building, and Omega guaranteed the payment and performance of the obligations of Exton Ranch under the various loan agreements. Omega was “spun-off” from the Company as of July 29, 2005 (see Note 17). Accordingly, this obligation no longer appears on the Company’s balance sheet.

Maturities of debt in each of the next five years and thereafter are as follows in thousands:

Debt

2006	704
2007	730
2008	4,008
2009	787
2010	818
Thereafter	4,431

Total	$11,478

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The fair value of the Company’s long-term debt is estimated based on the current interest rates offered to the Company for debt of the same remaining maturities. Management believes the carrying value of debt and the contractual values of the outstanding letters of credit approximate their fair values as of December 31, 2005.

Cash paid for interest was $1,872,000 and $1,061,000, during the years ended December 31, 2005 and 2004, respectively.

7. INCOME TAXES

Income tax expense from continuing operations consisted of the following:

	2005	2004
	(dollars in thousands)
Federal Income Tax:
Current	$105	$7,390
Deferred	1,151	(5,900)
State Income Tax:
Current	905	(540)
Deferred	176	228
Foreign Income Tax:
Current	918	(457)
Deferred	(98)	36
Income Tax Expense (Benefit)	$3,157	$757

Income tax expense from discontinued operations was $2,749,000 and $3,870,000, for 2005 and 2004 respectively. Income from Continuing Operations before income taxes included foreign income of $2,265,000 and $1,224,000, in 2005 and 2004, respectively.

Total income tax expense from continuing operations differed from “expected “ income tax expense, computed by applying the U.S. federal income tax rate of 35% to earnings before income tax, as follows:

	2005	2004
	(dollars in thousands)

Computed “expected” income tax (benefit) expense	$2,436	($6,800)
State income tax, net of federal tax benefit	803	(367)
Foreign tax rate differential	(254)	133
Goodwill impairment – permanent portion	---	---
Worthless stock-permanent portion	---	8,294
Other - net	172	503
Income Tax Expense (Benefit)	$3,157	$757

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                A deferred income tax (expense) benefit results from temporary timing differences in the recognition of income and expense for income tax and financial reporting purposes. The components of and changes in the net deferred tax assets (liabilities) which give rise to this deferred income tax (expense) benefit for the year ended December 31, 2005 are as follows:

	December 31, 2005	December 31, 2004
	(dollars in thousands)

Deferred Tax Assets:
Warranty Reserve	$1,492	$1,720
Remediation Reserve	7,438	8,975
Compensated Absences	917	945
Inventory Valuation	1,655	719
Workers Compensation Reserve	604	474
Equity Losses in Investee	4,888	4,937
Accounts Receivable Valuation	1,187	981
Federal Tax Operating Loss/Credit Carryforward	667	4,108
State Tax Operating Loss/Credit Carryforward	1,008	958
Other	2,931	2,647
Total Gross Deferred Tax Assets	22,787	26,464

Deferred Tax Liabilities:
Prepaid Expenses	(1,238)	(1,312)
Depreciation and Amortization	(3,183)	(4,010)
Deferred Tax Liabilities	(4,421)	(5,322)
Net Deferred Tax Asset	18,366	$21,142

At December 31, 2005, the Company has a foreign tax operating loss carry forward of approximately $145,000 and state tax operating loss carry forwards of approximately $15,700,000, which are available to reduce future income taxes payable, subject to applicable “carry forward” rules and limitations. These losses begin to expire after the year 2009.

Management believes it is more likely than not that the Company will have sufficient taxable income when these timing differences are reversed and that the deferred tax asset will be realized and accordingly no valuation allowance is deemed necessary.

Net Cash Paid by or (refunded to) the Company for income taxes was $1,322,000 and ($1,737,000), for the years ended December 31, 2005 and 2004, respectively.

8. LEASES

Related Party Leases

The Company leases various manufacturing facilities and equipment from companies owned by certain officers and directors of the Company, either directly or indirectly, through affiliates. The leases generally provide that the Company will bear the cost of property taxes and insurance.

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Details of the principal operating leases with related parties as of December 31, 2005, including the effect of renewals and amendments executed subsequent to December 31, 2005, are as follows:

	Date of Lease	Term	Basic Annual Rent	Minimum Future Rentals
			(dollars in thousands)

Sterling Realty Trust
Land and Building-Main	11/08/00	8.67 years	$282	$ 701
Land and Building Beacon Morris	07/01/03	5 years	83	210
Land and Building-South Complex	01/01/94	14 years	257	771
Land and Building Torrington	05/01/04	5 years	322	1,135
Rudbeek Realty Corp. (Farmville Location)	07/01/97	13.5 years	436	2,178
MacKeeber (South Windsor, CT)	01/01/97	10.7 years	325	216

All Leases

Rent expense for operating leases, including those with related parties, was $3,810,000 and $3,469,000, for the years ended December 31, 2005 and 2004, respectively. Rents to related parties were approximately $1,704,000 and $1,990,000 for the years ended December 31, 2005 and 2004, respectively.

Future minimum lease payments under all non-cancelable leases as of December 31, 2005 are as follows:

Year Ending December 31,	Operating Leases

(dollars in thousands)

2006	3,779
2007	2,902
2008	2,413
2009	1,686
2010	1,044
Thereafter	543

Total Minimum Lease payments	$12,367

9. EMPLOYEE BENEFIT PLANS

Defined Contribution and 401-K Plans

The Company maintains a qualified non-contributory profit-sharing plan (“Profit-Sharing Plan”) covering all eligible employees. Contributions to the Profit-Sharing Plan were $1,794,000 and $1,947,000, for the years ended December 31, 2005 and 2004, respectively. Contributions to the Profit-Sharing Plan are defined as three percent (3%) of gross wages up to the current Old Age, Survivors, and Disability (OASDI) limit and six percent (6%) of the excess over the OASDI limit, subject to the maximum allowed under the Employee Retirement Income Security Act of 1974, (ERISA). The Profit-Sharing Plan’s vesting terms are twenty percent (20%) vesting after 3 years of service, forty percent (40%) after 4 years, sixty percent (60%) after 5 years, eighty percent (80%) after 6 years, and one hundred percent (100%) vesting after 7 years.

The Company maintains a retirement savings plan (“Retirement Savings Plan”) qualified under Internal Revenue Code Section 401(k) for employees covered under certain collective bargaining agreements. Service eligibility requirements differ by division and collective bargaining agreement. Participants may

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elect to have up to fifty percent (50%) of their compensation withheld, up to the maximum allowed by the Internal Revenue Code. Participants may also elect to make after tax voluntary contributions up to an additional ten percent (10%) of their gross earnings each year within the legal limits. The Company contributes differing amounts depending upon the division’s collective bargaining agreement. Contributions are funded on a current basis. Company contributions to the Retirement Savings Plan were $413,000 and $418,000, for the years ended December 31, 2005 and 2004, respectively.

The Company maintains a separate qualified 401(k) plan (“401(k) Plan”) for salaried employees not covered by a collective bargaining agreement who choose to participate. Participants may elect to have up to fifty percent (50%) of their compensation withheld, up to the maximum allowed by the Internal Revenue Code. Participants may also elect to make after tax voluntary contributions up to an additional ten percent (10%) of their gross earnings each year within the legal limits. The Company contributes $0.25 of each $1.00 deferred by participants and deposited in to the 401(k) Plan not to exceed one and one half percent (1.5%) of an employee’s compensation. The Company does not match any amounts for withholdings from participants in excess of six percent (6%) of their compensation or for any after tax voluntary contributions. Contributions are funded on a current basis. Contributions to the Plan were $624,000 and $646,000, for the years ended December 31, 2005 and 2004, respectively.

Defined Benefit Plans

The Company’s second-tier subsidiary, Met-Coil, maintained, prior to its acquisition by the Company’s subsidiary, Formtek, Inc. on June 3, 2000, several defined benefit pension plans (the Met-Coil Plans) covering certain of its employees. The Met-Coil Plans were “frozen” and merged prior to the acquisition, “locking in” retirement benefits earned to that date and precluding any further benefits for future service. Due to adverse investment performance in recent years and reduced expectations of future investment earnings, the combined Met-Coil Plans’ administrator has determined that the Accumulated Benefit Obligation, the present value of future pension obligations to Met-Coil Plan participants, exceeds the fair market value of the Met-Coil Plan’s assets as of December 31, 2005 and 2004. In accordance with the requirements of FAS 87, Employers’ Accounting for Pensions, the Company has recorded charges in 2005 and 2004 net of related tax benefit, to the Shareholders’ Equity section of the consolidated Balance Sheet contained herein of $47,000, and $8,000 respectively, under the heading “Additional Minimum Liability-Defined Benefit Plan”. Pension expense under the met-Coil Plans was $55,000 and $63,000, for the years ended December 31, 2005 and 2004 respectively.

In connection with the acquisition of the assets of Airtherm Manufacturing Company and Airtherm Products, Inc. in 2000, the Company assumed certain obligations related to the defined benefit plan maintained by Airtherm, the Airtherm LLC Retirement Income Plan, prior to the acquisition date. The Airtherm LLC Retirement Income Plan was “frozen” prior to acquisition in a manner similar to the Met-Coil Plans described above. In accordance with the requirements of FAS 87, Employers’ Accounting for Pensions, the Company recorded charges in 2005 and 2004, net of related tax benefits, to the Shareholders Equity section of the Consolidated Balance Sheet contained herein of $201,000 and $164,000, respectively, relating to the Airtherm LLC Retirement Income Plan under the heading “Additional Minimum Liability-Defined Benefit Plan. Pension expense under the Airtherm LLC Retirement Income Plan was $9,000 and $2,000, for the years ended December 31, 2005 and 2004, respectively.

The Company uses a December 31, measurement date for the Airtherm LLC Retirement Income Plan and September 30, for the Met-Coil Plans.

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Obligation and Funded Status

	Met-Coil September 30,		Airtherm December 31,
	2005	2004	2005	2004
	(dollars in thousands)

Change in benefit obligation
Benefit obligation at beginning of year	$4,538	$4,502	$3,708	$3,528
Interest cost	265	270	211	210
Actuarial loss	210	207	304	169
Benefits paid	(428)	(441)	(185)	(199)
Benefit obligation at end of year	$4,585	$4,538	$4,038	$3,708

Change in plan assets
Fair value of plan assets at beginning of year	$3,838	$3,767	$3,200	$3,295
Actual return on plan assets	177	401	101	104
Employer contribution	220	111	91	---
Benefits paid	(428)	(441)	(185)	(199)
Fair value of plan assets at end of year	3,807	3,838	3,207	3,200
Funded status	(778)	(700)	(831)	(508)
Unrecognized transition (asset) obligation		---	---	---
Unrecognized net actuarial loss (gain)	1,510	1,264	752	349
Unrecognized prior service cost (benefit)	11	15	---	---
Net amount recognized	$743	$579	($79)	($159)

Amounts recognized in the statement of financial position consist of:

	Met-Coil September 30,		Airtherm December 31,
	2005	2004	2005	2004
	(dollars in thousands)

Accrued benefit cost	($778)	($700)	($831)	($508)
Accumulated other comprehensive income	1,521	1,279	752	349
Net amount recognized	$743	$579	($79)	($159)

The accumulated benefit obligation for all defined benefit pension plans was $8,623,000 and $8,246,000 at December 31, 2005 and 2004, respectively.

Information for pension plans with an accumulated benefit obligation in excess of plan assets:

	Met-Coil September 30,		Airtherm December 31,
	2005	2004	2005	2004
	(dollars in thousands)

Projected benefit obligation	$4,585	$4,538	$4,038	$3,708

Accumulated benefit obligation	$4,585	$4,538	$4,038	$3,708

Fair value of plan assets	$3,807	$3,838	$3,207	$3,200

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Components of Net Periodic Benefit Cost:

	Met-Coil September 30,		Airtherm December 31,
	2005	2004	2005	2004

Interest cost	$265	$270	$211	$210
Expected return on plan assets	(271)	(263)	(204)	(208)
Amortization of transition (asset) obligation	57	59		---
Amortization of prior service cost	4	4		---
Amortization of net (gain) loss	---	(7)	3	---
Other	---	---	---	---
Net periodic benefit cost	$55	$63	$10	$2

Additional Information

	Met-Coil September 30,		Airtherm December 31,
	2005	2004	2005	2004

Increase in minimum liability included in other comprehensive income (gross)	$79	$18	$324	$274

Increase in minimum liability included in other comprehensive income (net of tax)	$47	$11	$201	$164

Assumptions

Weighted-average assumptions used to determine benefit obligations at December 31:

	Met-Coil September 30,		Airtherm December 31,
	2005	2004	2005	2004

Discount rate	5.5%	6%	5.5%	5.75%
Rate of compensation increase	n/a	n/a	n/a	n/a

Weighted-average assumptions used to determine net periodic benefit cost for years ended December 31:

	Met-Coil September 30,		Airtherm December 31,
	2005	2004	2005	2004

Discount rate	5.5%	6%	5.5%	5.75%
Expected long-term return on plan assets	7%	7%	6.5%	6.5%
Rate of compensation increase	n/a	n/a	n/a	n/a

Each plan utilizes the services of its own actuary. The actuaries apply rates of return based on historic performance of the type of investments which comprise the respective plans, and analysis of the current trends of return rates for these types of investments and the investment policy adopted by the respective plans. The expected rates are based on published surveys of expected long-term rates.

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Plan Assets

Mestek’s “frozen” defined benefit pension plan weighted-average asset allocations at December 31, 2005, and 2004, by asset category are as follows:

	Met-Coil September 30,		Airtherm December 31,
	2005	2004	2005	2004
Asset Category

Equity securities	31%	40%	0%	0%
Debt securities	48%	60%	0%	0%
Real estate	0%	0%	0%	0%
Other	21%	0%	100%	100%
Total	100%	100%	100%	100%

The Airtherm defined benefit plan is invested in a guaranteed investment contract or “guaranteed account” of a life insurance company. This contract obligates the issuer to pay an annually or semi-annually adjusted fixed rate of return on the amount invested, which itself does not appreciate or depreciate in value, other than by reason of the interest or guaranteed investment return, benefit payments or additional employer contributions. The investment strategy is to conserve the capital for these “frozen” defined benefit plans. The Met-Coil defined benefit plan has approximately 21% of its assets similarly invested, with the balance, or approximately 79% of its assets in a bank-managed portfolio of debt and equity securities. Conservation of capital with some conservative growth potential is the strategy for this plan.

Following are the estimated future benefits payments for the next five fiscal years and the five-year period thereafter.

	Met-Coil	Airtherm	Total

December 31, 2006	255,127	202,947	458,074

December 31, 2007	257,056	216,070	473,126

December 31, 2008	257,841	223,365	481,206

December 31, 2009	286,383	231,831	518,214

December 31, 2010	284,289	242,621	526,910

December 31, 2011-2014	1,450,108	1,348,698	2,798,806

Following are the contributions expected to be paid to the plans in the next fiscal year.

	Met-Coil	Airtherm	Total

December 31, 2006	170,107	182,303	352,410

10. COMMITMENTS, CONTINGENCIES AND WARRANTIES

Indemnifications

The Company is obligated under Indemnity Agreements (“Indemnity Agreements”) executed on behalf of 23 of the Company’s officers and directors. Under the terms of the Indemnity Agreements, the Company is contingently liable for costs which may be incurred by the officers and directors in connection with claims arising by reason of these individuals’ roles as officers and directors of the Company.

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The Company was obligated under the Indemnity and Guaranty Agreement with Airtherm Products, Inc. (“Airtherm”) to indemnify Airtherm against certain claims arising out of the acquisition of Airtherm in August 2000, including potential claims involving alleged violations of the Worker Adjustment and Retraining Notification Act (“WARN Act”). Certain former employees of Airtherm have filed suit alleging such WARN Act claims, and defense of the matter was tendered by Airtherm to the Company pursuant to the above indemnity agreement. The U.S. Eighth Circuit Court of Appeals recently reversed the trial court and ruled that Airtherm had no Warn Act liability in connection with the sale of the business.

Contingencies

Letters of Credit

The Company had outstanding at December 31, 2005, $16,978,000 in standby letters of credit issued in connection with the Met-Coil bankruptcy reorganization plan, as more fully explained in Note 6, and, $8,351,991 issued principally in connection with its commercial insurance programs. In addition, a letter of credit was issued on July 19, 2005 in the amount of $4,480,976 in connection with the $4,430,000 Industrial Development Authority Bond, as more fully described in Note 6, for the City of Bridgeton, MO.

Insurance

The Company retains significant obligations under its commercial general liability insurance policies for product liability and other losses. For losses occurring in the policy years ending October 1, 2005 and October 1, 2006, the Company maintains commercial general liability insurance, retaining liability for the first $2,000,000 per occurrence of commercial general liability claims (including products liability claims), subject to an agreed aggregate. For losses occurring in the policy year ended October 31, 2003, the Company retained liability for the first $500,000 per occurrence of commercial general liability claims (including product liability), subject to an agreed aggregate. In addition, the Company retained liability for the first $250,000 per occurrence of workers compensation coverage, subject to an agreed aggregate.

Guarantees

The Company is obligated as a guarantor with respect to certain potential debt obligations of CareCentric, Inc. (formerly Simione Central Holdings, Inc.) to CareCentric’s primary commercial bank, Wainwright Bank & Trust Company, in the amount of $3,870,000. CareCentric’s $10 million Wainwright credit line is secured by substantially all of CareCentric’s assets. The actual balance outstanding under CareCentric’s credit line with Wainwright Bank & Trust Company as of December 31, 2005 was $3,600,000 and was $4,571,000 as of March 13, 2006. Under the Equity Method of Accounting, in December 2001, the Company accrued this guarantee (originally in the amount of $6 million and later to $4 million and finally, to $3,870,000 in December of 2005) as a reserve for Equity Investment Losses. John E. Reed, the Company’s Chairman and Chief Executive Officer, is a shareholder and director of Wainwright Bank & Trust Company.

Litigation

The Company is subject to several legal actions and proceedings in which various monetary claims are asserted. Management, after consultation with its corporate legal department and outside counsel, does not anticipate that any ultimate liability arising out of all such litigation and proceedings will have a material adverse effect on the financial condition of the Company except as set forth below.

Subsidiary Bankruptcy and Environmental Issues Involving Releases of Hazardous Materials

As disclosed in previous filings, the Lockformer Company (“Lockformer”), a division of the Company’s second tier subsidiary, Met-Coil Systems Corporation, now Met-Coil Systems, LLC (“Met-Coil”), and Mestek directly (under various legal theories) were defendants in various actions relating to the alleged release and presence of trichloroethylene (“TCE”) contamination on and in the vicinity of Lockformer’s manufacturing facility in Lisle, IL. On August 26, 2003, Met-Coil filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (Case No. 03-12676-MFW).

On August 17, 2004, the Bankruptcy Court confirmed the Fourth Amended Chapter 11 Plan of Reorganization (the “Amended Plan”) proposed by Met-Coil and Mestek, as co-proponents, and recommended to the United States District Court (N. D. Del.) (“the District Court”) that it approve and enter the “channeling injunction” discussed below, and certain related third party releases in favor of, among others, Mestek and its affiliates. On September 14, 2004, the District Court entered and approved the recommended findings and conclusions and issued the “channeling injunction”. This Amended Plan, supported by all major parties in interest in the Met-Coil Chapter 11 case, became effective on October 19, 2004.

The Amended Plan settled the various legal actions which had been commenced against Met-Coil and Mestek with respect to an alleged release of TCE into the soils, groundwater or air in or around Met-Coil’s Lockformer Company facility in Lisle, Illinois, including the class action captioned Mejdrech, et al. v. The Lockformer Company, et al. and all other personal injury and indemnification actions brought against the Company relating to the alleged release of TCE.

In addition, the Amended Plan established a trust (the “TCE PI Trust”) for the holders of future claims or demands, who reside, resided or may reside in a certain geographic area in the vicinity of the facility in Lisle, Illinois, and who assert or may assert personal injury claims in the future. Pursuant to the “channeling injunction” the TCE PI Trust was established to assume all such future personal injury claims and demands and pay and administer verified claims for up to 45 years. Pursuant to the Amended Plan, the Company and Met-Coil are committed to fund up to $26 million (on a present value basis) to the TCE PI trust over time and based on actual claims paid. Upon establishment of such TCE PI Trust, Mestek and its affiliates were released from any liabilities assumed by the TCE PI Trust for up to 45 years. Pursuant to the Amended Plan, all such future claims and demands will be “channeled” to the TCE PI Trust and be paid in accordance with the distribution procedures established for such trust. This TCE PI Trust is being administered by an independent trustee, with power to mediate, arbitrate and, if necessary, litigate claims. In 2005, approximately 743 “exposure only” claims have been paid by the TCE Trust in an aggregate amount of $1,855,000 and 5 personal injury claims have been paid the aggregate amount of $40,000.

The Company’s Environmental and Litigation Reserve related to this matter as of the year ended December 31, 2004 was approximately $24.7 million. The reserve as of the year ended December 31, 2005 was approximately $19.3 million. The reduction in the reserve in the twelve-month period ended December 31, 2005 includes approximately $3,487,000 for remediation related expenditures and $1,895,000 in payments to claimants under the TCE PI Trust. Based on recent estimates of ongoing remediation costs, and reflecting reductions in the reserve for expenditures incurred in the year ending December 31, 2005, the remediation portion of the reserve as of December 31, 2005 is $5,031,000, which amount is included in the $19.3 million reserve discussed above. The reserve balance at December 31, 2005 relates to future obligations under the Plan relating to soil and groundwater remediation, municipal water connections, the TCE PI Trust described above and other administrative expenses of the Met-Coil bankruptcy. Management believes that no additional reserves, beyond those set forth above, are required at this time. These reserves have been established in accordance with Financial Accounting Standard Board Statement No. 5 and Staff Accounting Bulletin No. 92. However, while these reserves represent management’s best estimate of these liabilities, and are based upon known or anticipated claims analysis estimated by various legal, scientific and economic experts, there is no assurance that these reserves will be adequate to meet all potentials claims arising from the environmental contamination at the Lisle, Illinois site. In addition, there can be no assurance that future claims for personal injury or property damage will not be asserted by other plaintiffs against Met-Coil and Mestek with respect to the Lockformer site and facility. See Remediation – Lisle, IL section below.

Remediation – Lisle, IL:

Met-Coil has completed the hook-up of all but a few specified residences to public water supply, has received confirmation from the USEPA of the completion of soil remediation and decommissioning of the SRH system under the Work Plan for the site, and is continuing with the remediation of the Lockformer facility in Lisle, IL, pursuant to a Work Plan for the site (“on-site remediation”) while awaiting approval from the IEPA of the ground water remedial standards to be achieved by such Work Plan, as well as the methodology for groundwater remediation. The Company has guaranteed to the IEPA up to $3 million of remediation costs incurred by either Met-Coil or, if Met-Coil fails to perform the remediation, the IEPA.

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In light of the remaining uncertainties surrounding the effectiveness of the available remediation technologies and the future potential changes in methodology, remedial objectives and standards, still further reserves may be needed in the future with respect to the on-site remediation of the Lisle facility. The complexity of aforementioned factors makes it impossible at this time to further estimate any additional costs.

Environmental litigation and Remediation Reserves:

The Company’s Environmental Litigation and Remediation Reserve is comprised of the following:

	December 31,	December 31,
	2005	2004
	(dollars in thousands)

Estimated Future Remediation costs	$5,031	$7,018
The Illinois Actions, The Honeywell Claims,
The Attorney General Action
and all matters related to pending
future personal Injury claims in the Lockformer area	---	1,500
Potential Future Obligations to the TCE PI Trust	14,276	16,171

Total Environmental Litigation and Remediation Reserve	$19,307	$24,689

Based on claim experience through December 31, 2005 the Company has reclassified $20,445,000 of the above reserve to non-current as of December 31, 2004 and has classified $16,330,000 of the reserve as non-current as of December 31, 2005.

Other Claims Alleging Releases of Hazardous Materials or Asbestos Related Liability

The Company is currently a party to over 100 asbestos-related lawsuits, and in the three-month period ended February 2006 has been named in approximately 6 new such lawsuits each month, primarily in Texas where numerous asbestos-related actions have been filed against numerous defendants. The lawsuits previously pending against the Company in Illinois have all been resolved by plaintiffs’ dismissals without payment.

Almost all of these suits seek to establish liability against the Company as successor to companies that may have manufactured, sold or distributed asbestos-related products, and who are currently in existence and defending thousands of asbestos related cases, or because the Company currently sells and distributes boilers, an industry that has been historically associated with asbestos-related products. The Company believes it has valid defenses to all of the pending claims and vigorously contests that it is a successor to companies that may have manufactured, sold or distributed any product containing asbestos materials. However, the results of asbestos litigation have been unpredictable, and accordingly, an adverse decision or adverse decisions in these cases, individually or in the aggregate, could materially adversely affect the financial position and results of operation of the Company and could expose the Company to substantial additional asbestos related litigation and the defense costs thereof, which defense costs, because of the sheer number of asbestos claimants and the historical course of the litigation process in this area has the potential to become substantial, though these costs are not capable of estimation at this time. The total requested damages of these cases are over $3 billion. To date, however, the Company has had approximately 300 asbestos-related cases dismissed without any payment and it settled approximately twenty-five asbestos-related cases for a de minimis value. However, there can be no assurance the Company will be able to successfully defend or settle any pending litigation.

In addition to the Lisle, IL site, the Company has been named or contacted by state authorities and/or the EPA regarding the Company’s asserted liability or has otherwise determined it may be required to expend funds for the remediation of certain other sites in North Carolina, Connecticut and Pennsylvania.

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The Company continues to investigate all of these matters. Given the information presently known, no estimation can be made of any liability which the Company may have with respect to these matters. There can be no assurance, but based on the information presently available to it, the Company does not believe that any of these matters will be material to the Company’s financial position or results of operations.

Warranty Commitments

Products sold by the Company are covered by various forms of express limited warranty with terms and conditions that vary depending upon the product. The express limited warranty typically covers the equipment, replacement parts and, in very limited circumstances, labor necessary to satisfy the warranty obligation for a period which is generally the earlier of 12 months from date of installation or 18 months from date of shipment from the Company factory, although some products or product components are warranted for periods ranging from eighteen months to ten years. The Company estimates the costs that may be incurred under its warranty obligations and records a liability in the amount of such costs at the time product revenue is recognized. Factors that affect the Company’s warranty liability include the number of units sold, historical and anticipated rates of warranty claims, and allowable costs per claim and recoveries from vendors. At least once a quarter the Company assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary. Costs to satisfy warranty claims are charged as incurred to the accrued warranty liability.

Following is a summary of changes in the Company’s product warranty liability for the year ended December 31, 2005 and 2004.

	Year ended
	December 31,
	2005	2004
	(dollars in thousands)

Balance at beginning of period	$3,685	$2,524
Provision for warranty claims	2,360	2,824
Warranty claims incurred	(2,566)	(1,663)
Balance at end of period	$3,479	$3,685

11. SEGMENT INFORMATION

Description of the types of products and services from which each reportable Segment derives its revenues:

The Company has two reportable Segments: the manufacture of heating, ventilating and air-conditioning equipment (“HVAC”) and the manufacture of metal handling and metal forming machinery (“Metal Forming”).

The Company’s HVAC Segment manufactures and sells a variety of complementary residential, commercial and industrial heating, cooling and air control and distribution products. The HVAC Segment sells its products to independent wholesale supply distributors, mechanical, sheet metal and other contractors and, in some cases, to other HVAC manufacturers under original equipment manufacture (“OEM”) agreements and direct to certain retailers pursuant to national account agreements. The HVAC Segment is comprised of three interrelated HVAC product groups: Hydronics Products, Gas and Industrial Products, and Air Distribution and Cooling Products, described in more detail as follows:

Hydronics Products consist of residential baseboard heating products, commercial finned tube heating products, residential boilers, commercial boilers, convectors, kickspace heaters, fan coil units, steam & hot water unit heaters, finned-copper tube boilers and water heaters.

Gas Products consist of commercial gas fired heating and ventilating equipment and corrugated stainless steel gas tubing. Industrial Products consist of commercial and industrial indoor and outdoor heating and air conditioning products.

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Air Distribution Products consist of fire, smoke and air control dampers, louvers, grilles, registers, VAV boxes and diffusers. Cooling Products consist of residential and commercial air conditioning products.

Collectively, the HVAC Segment’s products provide heating, cooling, ventilating, or some combination thereof, for residential, commercial and/or industrial building applications.

The Metal Forming Segment, operating under the umbrella name “Formtek,” is comprised of several subsidiaries and divisions, all manufacturers of equipment used in the metal forming industry (the uncoiling, straightening, leveling, feeding, forming, bending, notching, stamping, cutting, stacking, bundling or moving of metal in the production of metal products, such as steel sheets, office furniture, appliances, vehicles, buildings, and building components, among many others).

Measurement of Segment profit or loss and Segment assets:

The Company evaluates performance and allocates resources based on profit or loss from operations before interest expense and income taxes (Operating Profit), not including non-operating gains and losses. The accounting policies of the reportable Segments are the same as those described in the significant accounting policies. Inter-Segment sales and transfers are recorded at prices substantially equivalent to the Company’s cost; inter-company profits on such inter-Segment sales or transfers are not material.

Factors management used to identify the enterprise’s reportable segments:

The factors which identify the HVAC Segment as a reportable Segment are as follows:

The HVAC industry in which the HVAC Segment operates has been characterized for many years by a gradual consolidation or “roll-up” process in which smaller companies, typically built around one or two niche products, are subsumed into the larger product family of more established HVAC companies. The HVAC Segment has grown incrementally over many years by internal growth and by adding complementary HVAC product lines via acquisition on a regular basis. The HVAC Segment has acquired in this manner over 21 companies since 1986 at an average transaction size of approximately $5 million. By design, the HVAC Segment’s acquisition strategy has been to acquire complementary HVAC products in order to exploit specific marketing, distribution, manufacturing, product development and purchasing synergies. Management, accordingly, views and operates the HVAC Segment as a single cohesive business made up of a large number of mutually reinforcing HVAC product lines acquired over a number of years.

All of the Segment’s HVAC Products described above share common customers, common distribution channels, common manufacturing methods (and in many cases shared manufacturing facilities), common manufacturing services, common purchasing services, common executive and financial management, and common engineering and product development resources. The business decisions regarding Sales, Marketing, Operations, Engineering, and Product Development are made on a centralized basis by the Segment’s core management group.

Common Sales/Marketing Management: Executive sales/marketing management is provided for substantially all of the HVAC product groups from the HVAC Segment’s headquarters in Westfield, MA. Most, if not all, of the HVAC Segment’s customers are current customers or potential future customers for more than one of the Segment’s product groups. As explained above, the HVAC Segment’s acquisitions are typically based in fact upon just such cross-selling and common distribution synergy opportunities.

The HVAC industry’s most significant trade association, ASHRAE, (American Society of Heating, Refrigeration, and Air conditioning Engineers), hosts an annual trade show at which all of the HVAC Segment’s products and brand names are represented at a single consolidated physical location under the Mestek name. Representatives of the HVAC industry customer base--independent manufacturers representatives, contractors, engineers, wholesale distributors etc.--are all typically in attendance at this event which underscores the interrelated nature of the HVAC industry.

Common Manufacturing Management. Substantially all of the products made at the HVAC Segment’s 21 manufacturing locations involve sheet metal fabrication, paint, packing and assembly. As such, they share many common characteristics and, in fact, a centralized Manufacturing Services Group serving the Segment based in Westfield, MA provides a wide variety of manufacturing related services to these locations.

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Opportunities to combine similar manufacturing operations are commonplace and the HVAC Segment routinely undertakes such consolidations resulting in numerous instances where several HVAC product groups share a single manufacturing facility.

Common Purchasing Management. The HVAC Segment, composed primarily of HVAC sheet metal fabrication and assembly operations, presents a great deal of common purchasing opportunities. A centralized Purchasing Department serving the HVAC Segment based in Westfield, MA, therefore serves all of the 21 manufacturing locations in the Segment by aggregating the more significant purchasing opportunities. Common items purchased include copper tube, aluminum fin stock, cold rolled steel, pre-painted steel, motors, controls, and freight, among many others.

Common Financial Management. Income statements are prepared at the HVAC Segment’s Westfield MA headquarters each month for substantially all of the products made at the 21 HVAC locations mentioned above with further breakdown among specific product lines, and these are reviewed by the appropriate Chief Operating Decision Maker.

The factors which identify the Metal Forming Segment as a reportable Segment are as follows:

The companies acquired by the Metal Forming Segment in the past were selected for their synergies with the existing metal forming franchises: complementary products and distribution channels, potential manufacturing synergies, shared technologies and engineering skills, potential purchasing synergies, common field service skills and organizations, and shared customer bases. The most significant synergistic theme has been the real and potential common customer base. To a large degree, any historical customer of one of the companies is a potential customer for any of the others. Exploiting this cross selling opportunity is a central factor in the creation of the Formtek family of metal forming products and underscores the Segment’s goal of creating a single integrated metal forming solution provider for the metal forming marketplace worldwide. Accordingly, there is a substantial degree of inter-company sales among the formerly separate metal forming companies.

Notwithstanding the interrelation of these subsidiaries, separate income statements and balance sheets are maintained for each of the entities and the appropriate Chief Operating Decision Maker reviews each of them separately on a monthly basis.

Common Sales/Market Management. Corporate sales/marketing support is provided for all of the Segment’s entities from a central office in Itasca, IL, which focuses on promoting Formtek as a family of integrated products for the metal forming marketplace, through the use of market managers.

Common Manufacturing Management. Substantially all of the products made at the Segment’s various entities involve the manufacture of metal forming equipment. As such, the entities share many common characteristics and in fact a centralized Manufacturing Services Group serving the Segment based in Westfield, MA provides a wide variety of manufacturing related services to these locations. Opportunities to combine similar manufacturing operations are commonplace and the Segment routinely undertakes such consolidations.

Common Purchasing Management. The Segment, composed of manufacturers of metal forming equipment, presents numerous common purchasing opportunities. A centralized Purchasing Department serving the Segment based in Westfield, MA, supplemented in Cleveland, OH, therefore serves the Segment by aggregating these purchasing opportunities.

Common Financial Management. Income statements are prepared at the Segment’s Westfield, MA headquarters each month for all of the products made at the four entities mentioned above and these are reviewed by the appropriate Chief Operating Decision Maker. Separate general ledgers and balance sheets for the four entities are maintained as they are legally distinct subsidiaries necessitating this level of detail.

Shared New Product Development. The Segment’s operating units utilize common resources provided by Formtek, Inc. for new product development, including market research, engineering and financial viability forecasting.

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                Information presented in the following tables relates to continuing operations only.

Year ended

December 31, 2005

(dollars in thousands)	HVAC	Metal Forming	Totals

Revenues from External Customers	$276,072	$96,223	$372,295
Intersegment & Intrasegment Revenues	$12,603	$7,503	$20,106
Interest Expense	$1,159	$550	$1,709
Depreciation Expense	$4,784	$1,581	$6,365
Amortization Expense	$107	$28	$135
Segment Operating Profit (Loss)	$15,058	($6,502)	$8,556
Segment Assets	$156,129	$72,444	$228,573
Expenditures for Long-lived Assets (1)	$3,232	$4,957	$8,189

(1) excludes long lived assets acquired via business acquisition

* includes $524,000 in Subsidiary Bankruptcy Professional Fees (See Note 15) and $1,965,000 in Plant Shutdown expense (See Note 16).

** includes $584,000 in Plant Shutdown expense (See Note 16), $412,000 in Other Restructuring Charges related to the “going private” process (See Note 17), and $788,000 in Stock-Based Compensation Charges.

Year ended

December 31, 2004

(dollars in thousands)	HVAC	Metal Forming	All Other	Totals

Revenues from External Customers	$260,595	$96,033	$70	$356,698
Intersegment & Intrasegment Revenues	$13,188	$7,411	---	$20,599
Interest Expense	$848	$373	$5	$1,226
Depreciation Expense	$5,003	$1,912	---	$6,915
Amortization Expense	$170	$28	---	$198
Segment Operating Profit (Loss)	$5,596	$9,422	($26)	$14,992
Segment Assets	$151,873	$62,591	$8	$214,472
Expenditures for Long-lived Assets (1)	$2,690	$1,447	---	$4,137

(1) excludes long lived assets acquired via business acquisition

* includes ($17,738,000) in Environmental Litigation/Remediation (income) expense (See Note 10) and $9,028,000 in Subsidiary Bankruptcy Professional Fees (See Note 15)

** includes $1,789,000 in Plant Shutdown expense (See Note 16).

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	2005	2004
HVAC Segment Revenues by HVAC Product Group:	(dollars in thousands)

Hydronic Products	$135,672	$124,104
Air Distribution and Cooling Products	79,180	78,241
Gas and Industrial Products	61,220	58,250
Total Consolidated Revenues	$276,072	$260,595

RECONCILIATION WITH CONSOLIDATED DATA:

	2005	2004
Revenues	(dollars in thousands)

Total External Revenues For Reportable Segments	$372,295	$356,698
Inter & Intrasegment Revenues For Reportable Segments	20,106	20,599
Elimination of Inter & Intrasegment Revenues	(20,106)	(20,599)
Total Consolidated Revenues	$372,295	$356,698

Profit or Loss

Total Profit Or Loss For Reportable Segments Operating Profit (Loss)	$8,556	$14,992
Interest Expense-Net	(1,538)	(1,181)
Other Income (Expense) Net	(122)	2,222
Loss Before Income Taxes	$6,896	$16,033

GEOGRAPHIC INFORMATION:

	2005	2004
Revenues:

United States	$346,986	$326,307
Canada	13,697	17,531
Other Foreign Countries	11,612	12,860
Consolidated Total	$372,295	$356,398

Long Lived Assets:

United States	$70,602	$65,385
Canada	2,078	2,069
Other Foreign Countries	157	122
Consolidated Total	$72,837	$67,576

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12. SELECTED QUARTERLY INFORMATION (UNAUDITED)

The table below sets forth selected quarterly information for each full quarter of 2005 and 2004.

	(Dollars in thousands except per common share amounts)

2005	1st	2nd	3rd	4th
	Quarter	Quarter	Quarter	Quarter

Total Revenues (Continuing Operations)	$84,881	$90,536	$95,651	$101,227
Gross Profit (Continuing Operations)	$21,454	$23,642	$25,207	$25,046

Net Income (Loss)	$1,339	$3,332	$1,603	$1,178
Per Common Share:
Basic	$0.15	$0.39	$0.18	$0.14
Diluted	$0.15	$0.39	$0.18	$0.14

	(Dollars in thousands except per common share amounts)

2004	1st	2nd	3rd	4th
	Quarter	Quarter	Quarter	Quarter

Total Revenues (Continuing Operations)	$83,530	$87,549	$91,314	$94,304
Gross Profit (Continuing Operations)	$21,790	$22,315	$23,526	$22,857

Net Income (Loss) (1)	($327)	($467)	$20,564	$1,764
Per Common Share:
Basic	($0.04)	($0.05)	$2.39	$0.19
Diluted	($0.04)	($0.05)	$2.39	$0.18

(1) The Company recorded pre-tax charges (credits) of $219,000, $468,000, ($18,415,000), and ($10,000) in the first, second, third, and fourth quarters of 2004, respectively, related to the Lisle, IL environmental matter, as more fully described in Note 10.

13. SHAREHOLDERS’ EQUITY

Mestek has authorized common stock of 20,000,000 shares with no par value, and a stated value of $0.05 per share. As of December 31, 2005, John E. Reed, Chairman and CEO of Mestek, and Stewart B. Reed, a director of Mestek and son of John E. Reed, together beneficially own a majority of the outstanding shares of Mestek’s common stock.

Mestek’s Articles of Incorporation authorize 10,000,000 shares of a preferred stock (the Preferred Stock). As of December 31, 2005 no shares of the Preferred Stock have been issued.

The Company repurchased 124,500 shares of its common stock in the open market in 2004 at an average price of $16.49 per share and did not repurchase any of its common shares in the open market in 2005. All such shares are accounted for as treasury shares. The Company re-issued 3,000 shares from its treasury share in accordance with the cost method in 2004, as more fully explained in Note 1.

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         During the year ended December 31, 2005, the Company’s Shareholder’s Equity was affected by incentive stock option activity and the “Spin-Off” of Omega Flex, Inc. as follows:

Incentive Stock Option Activity:	Paid In Capital

Balance December 31, 2004	$15,434,000

Credit related to the issuance of common shares from
Treasury stock pursuant to the exercise of Mestek Incentive
Stock Options (see below)	716,950

Stock-based compensation expensed recorded in relation
To re-priced Incentive Stock Options (see Note 14)	787,750

Balance December 31, 2005	$16,938,700

	# Of Shares	Treasury Shares

Balance December 31, 2004	1,010,032	$12,103,000

Net common shares issued from Treasury shares
Pursuant to exercise of Mestek Incentive Stock Options	(132,022)	($810,000)

Balance December 31, 2005	878,010	$11,293,000

Holders of Mestek Incentive Stock Options representing 185,000 common shares exercised their options in May and June of 2005. Due to the use of a “cashless exercise” option provided in the Mestek Stock Option Plan, the Company issued only 132,022 net common shares from its Treasury shares as a result of the option exercises. The options exercised represented all outstanding Mestek incentive stock options.

14. STOCK OPTION PLANS

On March 20, 1996, the Company adopted a stock option plan, the Mestek, Inc. 1996 Stock Option Plan, (“Stock Option Plan”), which provides for the granting of options to purchase 500,000 shares of the Company’s common stock. The Stock Option Plan provides for the awarding of incentive and non-qualified stock options to certain employees of the Company and other persons, including directors, for the purchase of the Company’s common stock at fair market value on the grant date. The Stock Option Plan was approved by the Company’s shareholders on May 22, 1996. Options granted under the Stock Option Plan vest over a five-year period and expire at the end of ten years.

A summary of transactions for the years ended December 31, 2005 and 2004, are as follows:

	Number of	Weighted Average
	Options	Exercise Price

Balance - December 31, 2004	200,000	* $15.86
Options Lapsed	(15,000)
Options Exercised	(185,000)
Balance - December 31, 2005	0

* Including effects of option re-pricing described below.

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Options exercisable as of the years ended December 31, 2005 and 2004, were 0 and 175,000, respectively. The weighted average exercise price for all exercisable options, including the effect of option re-pricings described below, as of December 31, 2005, was $0.

The Company did not issue any options during 2005 or 2004.

The Company has elected to adopt the disclosure requirements of FAS No. 148 for stock based compensation, effective with fiscal 2003.

On October 27, 2004, the Company ‘re-priced’ 25,000 options expiring in 2011 from $23.25 per share to the current market value, $17.85 per share, and 70,000 additional options expiring in 2009 from $20.00 per share to the current market value, $17.85 per share. The Company has accounted for these options subsequent to October 27, 2004 using ‘variable accounting’ which resulted in charges to earnings during the periods ended December 31, 2005 and 2004 of $788,000 and $23,750, respectively, which represented the change in value of the Company’s stock price subsequent to October 27, 2004 multiplied by the number of options effected.

Holders of Mestek Incentive Stock Options representing 185,000 common shares exercised their options in May and June of 2005. Due to the use of a “cashless exercise” option provided in the Mestek Stock Option Plan, the Company issued only 132,022 net common shares from its Treasury shares as a result of the option exercises. The options exercised represented all outstanding Mestek incentive stock options.

Effective July 1, 1996, the Company’s subsidiary, Omega adopted a stock option plan (“Omega Plan”) which provides for the granting of both Incentive and Non-Qualified Stock Options (as those terms are defined in the Internal Revenue Code) of up to 200 shares of stock to certain employees of Omega for the purchase of Omega’s common stock at fair market value as of the date of grant. The Omega Plan was approved as of July 1, 1996 by John E. Reed, representing Mestek, and the sole shareholder of Omega, pursuant to authority vested in him by vote of the Board of Directors of Mestek dated May 22, 1996. Options to purchase an aggregate of 140 shares of the common stock of Omega, representing a 14% equity share, were granted to two Omega executives effective July 1, 1996. The options vested over a five-year period ending on May 1, 2003 and expire on July 1, 2006. Through a separate agreement, the option holders currently have a put right after exercise which allows them to sell their option shares to Omega at a figure based upon book value and Omega currently has a corresponding call option at a figure based upon book value. In accordance with APB 25 and related authoritative literature, the Company has reflected pre-tax charges to earnings in 2005 and 2004, of $587,000 and $844,000, respectively, for the compensation value in those periods of the options granted. These charges, which reflect the potential obligations of Omega relative to the put rights, have been credited to Accrued Compensation which is reflected in the accompanying financial statements in Current Liabilities.

On October 8, 2004, the Company made a loan to each of the President and Vice President of Omega (both non-executive officers of the Company) totaling $1,260,000 on a short-term, fully recourse, basis pursuant to a contractual obligation created in 1996. The loans were repaid with accrued interest on October 13, 2004. On October 12, 2004, the President and Vice President of Omega exercised options granted in 1996 representing a 14% interest in Omega’s common stock. The minority interest in Omega has been classified as a liability in accordance with APB 25. On October 13, 2004, Omega paid a cash dividend of $1,260,000 to these new shareholders which was charged against the related liability.

15. SUBSIDIARY BANKRUPTCY

As a result of the environmental litigation described more fully in Note 10, on August 26, 2003, Met-Coil Systems Corporation (“Met-Coil” or, the “Debtor”), a second-tier subsidiary of Mestek, Inc. (the “Company”) filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

On August 17, 2004, the Bankruptcy Court confirmed, the Fourth Amended Chapter 11 Plan of Reorganization (the “Amended Plan”) proposed by Met-Coil and Mestek, as co-proponents, and

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recommended to the United States District Court (N. D. Del.) (“the District Court”) that it approve and enter the “channeling injunction” discussed below, and certain related third party releases in favor of, among others, Mestek and its affiliates. On September 14, 2004, the District Court entered and approved the recommended findings and conclusions and issued the “channeling injunction”. The Amended Plan became effective on October 19, 2004 and Met-Coil is no longer a “debtor-in-possession” under bankruptcy protections laws.

As Met-Coil retained control of its operations as a “debtor-in-possession” during the period it was operating under the protection of the Bankruptcy Court, the Company has not “deconsolidated” the operations of Met-Coil for accounting purposes. In accordance with generally accepted accounting principles and the related technical literature, the Debtor has established reserves related to the Met-Coil environmental litigation and environmental remediation matters, as more fully described in Note 10. In accordance with SOP 90-7, during the period it was operating as a ‘debtor-in-possession’ certain of Met-Coil’s pre-petition liabilities were reclassified in its and the Company’s financial statements under the heading Liabilities Subject to Compromise.

The following table illustrates the effect of the Amended Plan on the Company’s Consolidated Liabilities Subject to Compromise.

	Accounts Payable and Accrued Expenses	Environmental Litigation and Remediation Reserves	Commission Payable	Consolidated Liabilities Subject to Compromise
	(dollars in thousands)

Liabilities Subject to Compromise 12/31/03	$6,500	$50,800	$59	$57,359
Funding of Amended Plan	(6,047)	(6,597)	(59)	($12,703)
Liabilities discharged with Insurance Litigation settlement proceeds	$0	(16,900)	---	($16,900)
Net increases (decreases) to Environmental Reserves		(2,614)	---	($2,614)
Trade Liabilities Compromised under Amended Plan	($453)	---	---	($453)
Amount Reclassified to Environmental Reserves	$0	(24,689)	---	($24,689)
Balance 12/31/04	$0	$0	$0	$0

The Company as a whole incurred $524,000, and $9,028,000 in legal costs during the years ended December 31, 2005 and 2004 relating to the administration of Met-Coil’s Bankruptcy which amounts are reported in the accompanying financial statements under the heading Subsidiary Bankruptcy Professional Fees.

16. PLANT SHUTDOWN AND OTHER RESTRUCTURING CHARGES

Other Restructuring Charges

In 2005, the Company incurred $618,000 in professional fees and related costs connected with the Spin-Off of Omega Flex, Inc. (Omega Flex) on July 29, 2005 and the planned subsequent “going private” transaction both as more fully described in Note 17. $412,000 of these costs is reflected in Plant Shutdown and Other Restructuring Charges and the balance, which was incurred by Omega Flex, is included in Discontinued Operations in the accompanying financial statements.

In April of 2003, the Company announced the closing of its Scranton, PA, (“Anemostat East”) and Bishopville, SC, (“King Company”) manufacturing facilities. In connection with these closings, Mestek, Inc. restructured and relocated manufacturing operations of the Anemostat and King products to Wrens, GA;

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Florence, KY; Dallas, TX; Carson, CA and Westfield, MA. The Scranton, Pennsylvania manufacturing facility was sold on December 30, 2004 at a loss of $271,000, which is included in Other Income (Expense) in the accompanying financial statements.

On March 9, 2004, the Company announced plans to close its Milford, OH, (“Air Clean Damper”) manufacturing operations. The Company sold the principal assets associated with this business and the transaction closed on March 31, 2004. A nominal gain was recorded in the three-month period ended March 31, 2004 and is reflected in Other Income (Expense) for that period. The Milford, OH facility was sold on October 7, 2005 for $1,264,000, net of selling costs, and a gain of $183,000 was recorded at that time.

In September of 2005, the Company’s Metal Forming Segment, (Formtek) announced plans to close its Lisle, IL (Lockformer) manufacturing facility and combine manufacturing operations with the operations of St. Louis, MO, based Engel Industries, a complementary business in the Metal Forming Segment, in a modern 80,000 sq ft upgraded facility purchased by the Company on June 17, 2005 in Bridgeton, MO. The Lockformer and Engel relocations were substantially, though not entirely, completed as of December 31, 2005.

Early in 2005, Formtek announced plans to close a small start-up operation, Formtek Metalforming Integration, Inc. (FMI), located in South Elgin, IL. In addition to the above, a number of other product relocation and business rationalization steps were undertaken by Formtek in 2005. As of December 31, 2005 Formtek had completed its reorganization into the following operating groups – Formtek Metal Processing (“FMP”), made up of Lockformer, Iowa Precision, Engel, Iowa Rebuilders and Formtek Maine, Formtek Metal Forming (“FMF”) made up of Formtek Cleveland, Hill Engineering and Axon Electric and Formtek International (“FI”), made up of Formtek Beijing and the international sales force.

The Company is accounting for the costs related to these “exit and disposal” activities, employee severance and related costs of shutting down manufacturing operations, in accordance with FAS 146, Accounting for Costs Associated with Exit or Disposal Activities (“FAS 146”). In the years ended December 31, 2005 and 2004, the Company incurred $2,960,000, and $1,789,000, respectively, of such “exit and disposal” costs which are classified separately in the accompanying financial statements in accordance with FAS 146.

17. OMEGA FLEX SPINOFF/MESTEK “GOING PRIVATE”

Omega Flex Spin-Off/Discontinued Operations Presentation

On January 19, 2005, the Company announced that John E. Reed, the Chairman and Chief Executive Officer of the Company, proposed to a Special Committee of independent directors appointed at the Company’s December 13, 2004 regular Board of Directors meeting, (the “Special Committee”), acting on behalf of the Board of Directors, that the Company’s 86% equity interest in Omega Flex, Inc. (“Omega”) be spun-off, pro rata, to all of the Company’s public shareholders as of a record date to be established (the “Spin-Off”). In conjunction with the planned Spin-Off, Omega, on April 29, 2005, filed a preliminary registration statement on Form 10 with the Securities and Exchange Commission under the Securities Exchange Act of 1934. On July 22, 2005, Omega filed its final registration statement on Form 10 with the Securities and Exchange Commission and completed the Spin-Off on July 29, 2005. Omega common shares began trading on the NASDAQ National Market under the trading symbol “OFLX” on August 1, 2005.

The operations of Omega are separately reported in accordance with Statement of Financial Accounting Standard No. 144 (FAS 144), “Accounting for the Impairment or Disposal of Long-Lived Assets” in the accompanying Condensed Consolidated Statements of Income for 2005 and 2004, under the heading Income From Discontinued Operations. Omega assets and liabilities are separately reported in the accompanying December 31, 2004 Condensed Consolidated Balance Sheet in accordance with FAS 144. Omega was formerly included in the Company’s HVAC segment. Interest expense has been allocated to the operations of Omega based on the relationship of Omega’s assets to the Company’s consolidated assets at the end of each reporting period. Corporate General & Administrative expenses originally allocated to Omega totaling $324,000 and $563,000 for 2005 and 2004, respectively, have been reallocated to the Company’s continuing operations.

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Summarized financial information for the discontinued Omega operations is as follows:

	Twelve-Months ended
	December 31:
	2005 *	2004
	(dollars in thousands)

Operating Revenues	$34,035	$48,165

Income before Provision for Income Taxes	$6,462	$10,128

Income from Discontinued Operations
Net of Income Taxes	$3,713	$6,258

* reflects seven months of operations prior to “Spin-Off” on July 29, 2005.

	December 31, 2005	December 31, 2004

Current Assets	---	$14,727
Total Assets	---	$40,522

Current Liabilities	---	$12,876
Total Liabilities	---	$16,526

Net Assets of Discontinued Operations	---	$23,996

Mestek “Going Private”

It was further proposed on January 19, 2005, that the Special Committee, with the advice of its independent financial adviser, determine a fair and equitable “per share” value for a “pre-reverse stock split” share of Company common stock, reflecting the value of the Company following the Spin-Off, which is proposed to occur before the “going private” transaction is consummated. This would then form the basis for the full Board of Directors’ determination of the “per share” value to be used to effect a cash redemption of those shareholders who, by reason of the “reverse stock split” become owners of less than one share.

Management’s proposal of the “going private” transaction, including its timing and structure are under review and consideration by the Special Committee, which has been charged with making a recommendation regarding these matters to the full Board of Directors, which will ultimately make the determination of whether to go forward and propose the appropriate vote of the shareholders. There can be no assurances that the “going private” transaction will be consummated.

18. SUBSEQUENT EVENTS

On March 31, 2006, Mestek, Inc. (the “Company”) issued a press release relating to a recommendation made to the Company’s Board of Directors by a Special Committee to the full Board of Directors in response to a proposal made on January 19, 2005 by John E. Reed, the Chairman and Chief Executive Officer of the Company, that the Company enter into a “going-private” transaction (the “Transaction”). A Special Committee of the Company’s Board of Directors was appointed, consisting entirely of independent directors, to consider Mr. Reed’s proposal and make recommendations to the full Board of Directors. The Special Committee retained independent legal counsel and independent financial advisers and over the course of more than a year investigated various options and alternatives, reviewed various valuation methodologies and conducted extensive discussions, the results of which were its formal recommendations made to the Company’s full Board of Directors at a special meeting held on March 29, 2006 called solely for the purpose of deliberations on the proposed Transaction and in conjunction with its regularly scheduled meeting held on March 30, 2006. The Board of Directors of the Company has received,

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reviewed, considered and discussed this recommendation, and has agreed in principle to go forward with the Transaction by means of a meeting of the Shareholders of record as of June 6, 2006 (the “Record Date”), which Record Date determines who is eligible to vote at the meeting to be held on Wednesday, August 16, 2006 at 10:30 a.m. at the Company’s headquarters in Westfield, Massachusetts, to obtain authority to take the actions necessary to accomplish the Transaction. Completion of the Transaction is subject to approval by the Company’s Board of Directors of definitive documentation and proposed amendments to the Company’s Articles of Incorporation and by-laws and approval by the shareholders of the Company of an amendment to the Company’s Articles of Incorporation. There can be no assurances that the Transaction will be consummated.

A general description of the terms and conditions of the proposed Transaction is as follows:

Structure

The Transaction will take the form of a 1-for-2000 reverse split of the Company’s issued and outstanding shares of common stock (each, a “Share”). The Transaction will have the effect of cashing out only those shareholders holding fewer than 2000 Shares (the “Cashed Out Shareholders”) as of the effective date of the Transaction (the “Effective Date”) which “cash-out” will follow shortly after the meeting of the shareholders. At this time it is expected that the Effective Date will be July 31, 2006, after which date the Company’s shares will no longer be traded on the New York Stock Exchange. The percentage of Shares held by Cashed Out Shareholders as of the Effective Date of the Transaction is referred to as the “Cashed Out Percentage.”

Consideration

In exchange for his, her or its Shares, each Cashed Out Shareholder will receive $15.24 per Share (the “Transaction Price”), and a Contingent Payment Right, as defined below. Shareholders holding 2,000 shares or more will not receive a cash payment and will remain shareholders of the Company.

Shareholder Protections

As described below, the proposal contains economic protections for the Cashed Out Shareholders and the Company’s shareholders after the Transaction and corporate governance commitments by the Company (the “Shareholder Protections”). The Company will propose that its by-laws be amended to include provisions that (1) reflect the Shareholder Protections and (2) prohibit the amendment of the Shareholder Protections without the approval of a majority of the Company’s Board of Directors, for a period of five years following the Transaction.

Economic Protections

Quoting on Pink Sheets

The Company will undertake to use reasonable efforts to cause its common stock to be published on the “so-called” Pink Sheets publication service including, without limitation, providing the information (1) required by Rule 15c2-11 of the Securities Exchange Act of 1934, as amended, and (2) necessary to complete a NASD Form 211 to a SEC registered broker-dealer that is a member of the NASD. The Company will also undertake to assist individuals and institutions to liquidate their substantial holdings including, without limitation, using its best efforts to find a broker willing to execute Pink Sheets orders in the Company’s common stock.

Contingent Payment Right

Each Cashed Out Shareholder will receive a right to payment (the “Contingent Payment Right”) that vests upon the execution, in the one year following the Transaction (the “Liquidity Period”), of a binding agreement for a Liquidity Event resulting in a per Share value exceeding the Adjusted Transaction Price (the aggregate of such excesses across all Shares, the “Liquidity Excess”). If a Liquidity Event occurs, each Cashed Out Shareholder will receive a payment in the amount of his, her or its pro rata portion of the Cashed Out Percentage of the Liquidity Excess.

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Liquidity Event shall mean (1) any liquidation, winding up or dissolution of the Company, (2) any sale or transfer of 25% or more of the Company’s Shares, whether by merger, consolidation or otherwise, or (3) any sale or transfer of 25% or more of the Company’s assets.

Adjusted Transaction Price shall mean (1) in the case of a sale or transfer of a portion of the Company’s assets, the percentage of the Transaction Price equal to the percentage of the Company’s book value attributable to the assets being sold or transferred, as of the Effective Date of the Transaction, and (2) in all other cases, the Transaction Price.

If the Company executes a series of binding agreements in the Liquidity Period that would qualify as a Liquidity Event if treated as a single transaction, the transactions will be treated as a single transaction for the purpose of determining the Contingent Payment Right.

The Contingent Payment Right will not (1) be represented by a certificate or other instrument, (2) represent an ownership or equity interest in the Company, (3) confer dividend or voting rights, (4) bear interest, or (5) be transferable, unless under the laws of wills, distribution or descent, or by operation of law.

Dutch Auction

In each of the five calendar years immediately following the Transaction, the Company will undertake to hold one Dutch auction for its common stock, and to purchase up to $2,500,000 of its common stock in each auction. This commitment is subject to the Company’s ability to meet reasonable constraints imposed by bank covenants and financial ratios, as determined by a majority of the Company’s Board of Directors.

Corporate Governance Protections

Board of Directors and committee composition. A majority of the Company’s Board of Directors will consist of independent directors, as defined by the New York Stock Exchange (“Independent Directors”). The Company’s Audit and Compensation Committees will consist entirely of Independent Directors.

Financial reporting. The Company will provide each of its shareholders with quarterly and annual audited financial reports, similar in general content to, but not necessarily in as great detail or in the same format as, the reports required by the Securities Exchange Act of 1934, as amended.

Shareholder questions. The Company’s management will entertain questions asked by its shareholders and answer the questions fully and frankly.

Conflicts. The Company will disclose to the Independent Directors and its shareholders information relating to (1) any interested transaction as may be proposed, whether involving an insider or otherwise posing a conflict of interest, and (2) compensation paid to the Company’s management.

Whistleblower hotline. The Company will provide a hotline to facilitate outside shareholders’, employees’, suppliers’ and others’ confidential reporting of improper conduct to the Company’s Audit Committee or other designated governing body.

Additional Information; Dissenters’ Rights

Under Pennsylvania law, our Restated Articles of Incorporation and our By-laws, shareholders are not entitled to dissenters’ rights in connection with this type of “going private” transaction. No provisions have been made to grant shareholders access to counsel or appraisal services at the expense of the Company.

The primary effect of the transaction is to reduce the number of shareholders to less than 300 to enable the Company to elect to terminate the registration of its common stock pursuant to Section 12(g) of the Exchange Act and become a private company. Following the deregistration, the common stock will no longer be quoted on the New York Stock Exchange and it is expected that any trading in the Company’s common

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stock will occur only in the “pink sheets” or in privately negotiated transactions. Furthermore, the transaction and deregistration would result in the Company no longer filing reports pursuant to Section 13 or 15(d) of the Exchange Act. As discussed above, the Company also anticipates engaging in a forward stock split shortly following the reverse stock split which will result in those shareholders who hold one or more whole shares of common stock following the reverse stock split holding a number of shares that is equal to the number of shares such shareholder held prior to the reverse stock split. The Company anticipates no other material changes in the management or corporate structure of the Company.

Other than as described in this document, neither the Company nor its management has any plans or proposals to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation; to sell or transfer any material amount of its assets; to change its Board of Directors or management; to change materially its indebtedness or capitalization; or otherwise to effect any material change in its corporate structure or business.

Federal Tax Consequences

The following is a discussion of the material United States federal income tax consequences of the transaction to the shareholders of the Company who are citizens or residents of the United States or that are domestic corporations. The discussion below does not address all aspects of federal income taxation that may affect particular shareholders in light of their particular circumstances, that are generally assumed to be known by investors or that may affect shareholders subject to special treatment under federal income tax laws. The following discussion assumes that shares of the common stock of the Company are held as capital assets. In addition, no information is provided in this document with respect to the tax consequences of the transaction under foreign, state or local laws.

The Company believes that there will be no material federal tax consequences for those shareholders who continue to be shareholders of the Company following the consummation of the transaction. Generally, their basis in their current shares should carry forward as their basis in the new shares they will receive after the forward stock split.

The Company believes that, for those shareholders who receive cash in exchange for fractions of shares of common stock following the reverse stock split, the transaction will be treated as a taxable transaction for federal income tax purposes. Generally shareholders receiving cash in the transaction will recognize a gain or loss for federal income tax purposes based on the difference between the cost basis of such shareholder in the shares of common stock held immediately prior to the Effective Time of the reverse stock split and $15.24. If shares of the common stock of the Company are held by a shareholder as capital assets, gain or loss recognized by the shareholder will be capital gain or loss, and will be long-term capital gain or loss if the shareholder’s holding period for the shares of common stock exceeds twelve months. Under present law, long-term capital gains recognized by an individual shareholder generally will be taxed at a maximum marginal federal tax rate of 15%, and long-term capital gains recognized by a corporate shareholder will be taxed at a maximum marginal federal tax rate of 35%. In addition, under present law, the ability to use capital losses to offset ordinary income is generally limited for shareholders that are individuals to the amount of capital gains recognized during a tax year plus $3,000.

Tax matters are complicated and the tax consequences of the merger to each shareholder will depend on the facts of that shareholder’s situation. The Company recommends that you consult your tax advisor for a full understanding of the tax consequences of the transaction to you. The foregoing summary of material federal income tax consequences of the transaction to shareholders of the Company is based upon the Internal Revenue Code, applicable Treasury regulations thereunder, rulings and pronouncements of the Internal Revenue Service and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect such shareholders and could affect the continuing validity of this summary. This summary does not purport to discuss all aspects of United States federal income taxation that may be relevant to each shareholder in light of their specific circumstances, or to certain types of shareholders subject to special treatment under United States federal income tax laws (for example, foreign persons, dealers in securities, banks and other financial institutions and tax-exempt organizations). No ruling from the IRS has been obtained (or will be sought) as to the United States federal income tax consequences of the transaction.

Anticipated Accounting Treatment

The Company anticipates that it will account for the purchase of stock in the transaction from shareholders as retired stock.

The transaction will not affect any certificates representing shares of common stock held by registered shareholders owning 2,000 or more shares of common stock immediately prior to the transaction. Existing certificates held by any of these shareholders will continue to evidence ownership of the same number of shares as is set forth on the face of the certificates.

Any cashed-out shareholder with share certificates will receive a letter of transmittal after the transaction is completed. These shareholders must complete and sign the letter of transmittal and return it with their stock certificates(s) to the Company’s transfer agent before they can receive cash payment for those shares.

Fees and Expenses

Approximately $9,633,600 will be required to pay for the fractional shares of the common stock exchanged for cash in the reverse stock split. It is expected that the actual amount paid to acquire the fractional shares will differ from this estimated amount due to daily changes in the number of the Company’s shareholders who hold less than 2000 shares of common stock. In addition, expenses are projected to amount to approximately $866,000 as follows: $400,000 for legal fees; $400,000 for financial advisor fees; $1,030 for filing fees with the Securities and Exchange Commission, and $65,000 for accounting, printing, mailing, stock transfer and other miscellaneous costs. Funds required to implement the reverse stock split shall be derived from the Company’s working capital and existing line of credit facility.

Reservation

The Company reserves the right to abandon the transaction at any time before the filing of the necessary amendments to the Articles of Incorporation effecting the reverse stock split with the Pennsylvania Secretary of State. The Company also reserves the right to abandon or delay the transaction if necessary to prosecute and defend pending litigation regarding the transaction.

At this time, the Board of Directors has no intention to abandon the transaction, other than by reason of an extraordinary event outside of the ordinary course of business or the control of the Board of Directors or the Company or by reason of any inability to finance the costs of the fractional shares being repurchased if such number of fractional shares is substantially greater than presently contemplated, which is not anticipated to be a problem, given our current banking relationships.

Market for Common Stock and Related Shareholder Matters

Mestek’s common stock is listed on the New York Stock Exchange, under the symbol MCC. The number of shareholders of record as of June 6, 2006, based on inquiries of the registrant’s transfer agent, was approximately 818. For this purpose, shareholders whose shares are held by brokers on behalf of such shareholders (shares held in “street name”) are not separately counted or included in that total.

The high and low prices of the Company’s common stock for the quarterly periods during 2005 and 2004, as reported in the consolidated transaction reporting system, where as follows:

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PRICE RANGE

	2005		2004
	High	Low	High	Low

First Quarter	$23.99	$18.00	$20.28	$17.68

Second Quarter	$26.60	$22.40	$18.39	$15.55

Third Quarter	$25.82	$11.80*	$17.80	$16.66

Fourth Quarter	$13.39	$11.30	$18.58	$17.40

*after Spin-Off of Omega.

Mestek has not paid any cash dividends on its common stock since 1979.

No securities issued by Mestek, other than common stock, are listed on a stock exchange or are publicly traded.

Omega Flex Spin-Off

On July 29, 2005, the Company consummated the spin-off of its 86% equity ownership interest in Omega, pro-rata, to all of the Company’s public shareholders of record. Omega common shares began trading on the NASDAQ National Market under the trading symbol “OFLX” on August 1, 2005.

The Company has purchased 177,478 shares of its common stock during the two years preceding the date of the filing hereof. The 177,478 shares were repurchased as follows: 79,300 shares were purchased in the second quarter of 2004 at prices ranging from $15.49 per share to $16.95 per share, at an average price of $16.32 per share; 45,200 shares purchased in the third quarter of 2004 at prices ranging from $16.58 per share to $17.35 per share, at an average price of $16.82 per share; 52,978 shares were purchased by the Company in the second quarter of 2005 from two executive officers of the Company, R. Bruce Dewey and William S. Rafferty, simultaneously with the exercise by the officers of respective Company stock options, and at the then-current market prices ranging from $16.50 per share to $16.60 per share with an average price of $16.57 per share, to facilitate and pursuant to the cashless exercise of certain of the options whereby the respective officers paid a portion of the price associated with the exercise of the options by having the Company immediately repurchase a number of shares otherwise issuable upon such exercise and applying the proceeds of such repurchase toward the purchase price of those and other option shares being acquired respectively by the officers (a so-called “cashless exercise”).

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BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

General Information

The Mestek Board of Directors consists of eight Directors, six of whom have been determined by the Board of Directors to be independent directors under the requirements set forth in the Corporate Governance Guidelines of the Board of Directors, and the New York Stock Exchange Listing Standards. Directors John E. Reed, Chairman and CEO of the Company, and Stewart B. Reed, a consultant to the Company, have been determined not to be independent directors. The Company’s Board of Directors’ Governance Guidelines are enclosed with this Proxy Statement in Annex D and can be found at the Company’s website at www.mestek.com. The Company will provide any person, without charge, upon filing a written request to the Secretary of the Company at its general offices, with a copy of the Company’s Corporate Governance Guidelines.

During the calendar year of 2005 the Board of Directors held four (4) meetings. All Directors were present at all of the meetings. At each meeting non-management, independent directors met in executive session. All Directors attended the Annual Meeting of Shareholders held last year.

The Company’s presiding independent director is the Vice Chairman of the Board of Directors, currently Mr. Winston R. Hindle, Jr.

The Board of Directors has adopted a Code of Business Ethics, applicable to all employees of the Company, including its principal executive officer, its principal financial officer, its principal accounting officer or controller and persons performing similar functions. This Code of Business Ethics is enclosed with this Proxy Statement in Annex E and can be found at the Company’s website at www.mestek.com. The Company will provide any person, without charge, upon filing a written request to the Secretary of the Company at its general offices, with a copy of the Company’s Code of Business Ethics. Amendments to and waivers from the Code of Business Ethics will be disclosed on the Company’s website within five (5) business days following the date of amendment or waiver.

The Company is not aware of any material proceeding in which any Director or Executive Officer, or any associate of any Director or Executive Officer, is a party adverse to the Company or has any material interest adverse to the Company except as may be disclosed below under the heading “Certain Relationships and Related Transactions”. The Company is not aware of having made any charitable contribution to an entity of which any Director is a director, trustee or executive, in excess of the reporting thresholds of $1,000,000 or 2% of such entity’s gross revenues.

Communication with the Board of Directors

Shareholders who wish to communicate with the Company’s Board of Directors may do so in writing, addressed to the Chairman of the Board of Directors, or to any individual director, at the Company’s corporate headquarters at Mestek, Inc., 260 North Elm Street, Westfield, Massachusetts, 01085. Shareholders wishing to communicate with the director presiding over the executive session of the Company’s non-management directors may direct such communications to the Vice Chairman of the Board of Directors, at the address set forth above. All such correspondence will be forwarded to Investor Relations, which will review the correspondence. The Board of Directors has delegated to the Investor Relations personnel discretion to review such correspondence, and forward any matters dealing with current, specific business or customer matters to the appropriate senior management in the Company. All other correspondence will be forwarded to the appropriate director designated by the shareholders.

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Current Directors And Nominees For Election

Background Information

The following persons constitute the Company’s Board of Directors. Each of them is standing for re-election for one-year terms or until their respective successors have been elected and qualified. No other candidates for election to the Board of Directors have been proposed or nominated.

William J. Coad	Age 74	Director of Mestek since 1986

Mr. Coad is President of Coad Engineering Consulting Enterprises, Inc., St. Louis, Missouri, and was President and Chairman of the Board of Directors of The McClure Corporation, St. Louis, Missouri, mechanical and electrical engineering consultants, until 2002, and from 1968 until 1984 he served as its Vice President and Director. He was an affiliate Professor of Mechanical Engineering at Washington University in St. Louis, Missouri until his retirement from that position in January 1989. Mr. Coad is also a director of Mechanical Engineering Data Service, Inc., St. Louis, Missouri, and Exergen Corporation, Natick, Massachusetts. Prior to the 1986 merger of Mestek, Inc. and Reed National Corp. (“Reed”), Mr. Coad had been a Director of Reed since 1985.

Winston R. Hindle, Jr.	Age 75	Director of Mestek since 1994

Mr. Hindle was Senior Vice President of Digital Equipment Corporation, Maynard, Massachusetts, prior to his retirement in July 1994. In his 32 years with Digital, he managed both corporate functions and business units and was a member of the Company’s Executive Committee. Mr. Hindle graduated from Amherst College and received a Masters in Industrial Management from the Massachusetts Institute of Technology. Mr. Hindle serves on the Board of Directors of CareCentric, Inc., an investment of the Company. Mr. Hindle previously served as a director of Keane, Inc. of Boston, Massachusetts, retiring in May 2006.

David W. Hunter	Age 77	Director of Mestek since 1985

Mr. Hunter has been Chairman of Hunter Associates, Inc., an investment-banking firm in Pittsburgh, Pennsylvania since 1992. From 1990 to 1992 he was Chairman Emeritus of Parker/Hunter, Inc., an investment-banking firm in Pittsburgh, Pennsylvania, where he was Chairman from 1978 until 1990. Mr. Hunter is also a Director of Lockhart Companies, Kiene Diesel Accessories, Inc., Justifacts, and Quanterra, Inc. He served as Chairman of the Board of Governors of the National Association of Securities Dealers, Inc. from 1986 to 1987.

David M. Kelly	Age 64	Director of Mestek since 1996

Mr. Kelly is currently the Chairman of the Board of Directors and Chief Executive Officer of Matthews International Corporation (NASDAQ:MATW), located in Pittsburgh, Pennsylvania, and also served as President and Chief Operating Officer of Matthews International since 1995. Prior to his employment with Matthews International, Mr. Kelly was employed by Carrier Corporation for 22 years where he held a variety of executive positions, in the United States and in Asia, in marketing, finance, manufacturing and operations. Mr. Kelly received a Bachelor of Science in Physics from Boston College in 1964, a Master of Science degree in Molecular Biophysics from Yale University in 1966, and a Master of Business Administration from Harvard Business School in 1968. Mr. Kelly also serves as a Director of various subsidiaries of Matthews International, Elliott Corporation and the United Way of Allegheny County.

George F. King	Age 67	Director of Mestek since 2002

Mr. King was most recently President and Chief Executive Officer of Jannock Metal Building Materials Group of Jannock, Ltd., a manufacturer of building products, from 1997 to 2001, and was formerly President and Chief Executive Officer of Associated Building Systems, Inc. from 1995 to 1997, and Chairman, President and Chief Executive Officer of Kirby Building Systems, Inc. from 1983 to 1995. Prior to holding these positions, Mr. King held a variety of high managerial positions with several companies in the

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construction products industry. He was Chairman of the Metal Building Manufacturers Association in 1990 and 1997, and a member of its Executive Committee for a number of years. Mr. King is currently a consultant to the metal building systems fabricating industry and serves on the Board of Directors of one of the Company’s subsidiaries. He attended the University of Kentucky and has an MBA.

John E. Reed	Age 90	Director of Mestek since 1986

Mr. J.E. Reed is currently Chairman of the Board of Directors and Chief Executive Officer of the Company and had been Chairman, President and Chief Executive Officer since 1989, is a member of the Executive Committee and serves on the Board of Directors of the Company’s subsidiaries. From 1986 until 1989 he was President and Chief Executive Officer, and prior to the 1986 merger of Mestek, Inc. and Reed National Corp., had been President and Chief Executive Officer of Reed since he founded it in 1946. Mr. Reed is also a director of Wainwright Bank & Trust Co., Boston, Massachusetts, and CareCentric, Inc., Atlanta, Georgia. Mr. Reed is the father of Stewart B. Reed, a director of the Company.

Stewart B. Reed	Age 58	Director of Mestek since 1986

Through April 1996, Mr. S.B. Reed was employed as the Executive Vice President of the Company and now serves as a consultant to the Company on acquisitions, labor and employment matters. He is a member of the Executive Committee. Prior to the 1986 merger of Mestek, Inc. and Reed National Corp., Mr. Reed had been Executive Vice President of Reed in charge of corporate development. Mr. Reed had been employed by Reed since 1970. Mr. Reed is a director of CareCentric, Inc., Atlanta, Georgia. Mr. Reed is the son of John E. Reed, Chairman of the Board of Directors and Chief Executive Officer of the Company.

Edward J. Trainor	Age 65	Director of Mestek since 2002

Mr. Trainor is currently Chairman of the Board of Directors of Standex International Corporation (NYSE: SXI) and was formerly Chairman and Chief Executive Officer of Standex from 2001 to 2002, was President and Chief Executive Officer of Standex from 1995 to 2001, and was President of Standex from 1994 to 1995. Prior to joining Standex, Mr. Trainor held a variety of executive positions with Kodak Corporation in engineering and manufacturing. Mr. Trainor currently serves on the Board of Directors of one of the Company’s subsidiaries.

Executive Officers

The executive officers of the Company in addition to Mr. J.E. Reed, whose biography appears in the section entitled “Current Directors and Nominees for Election - Background Information” above, are the following:

R. Bruce Dewey	Age 55	President and Chief Operating Officer
since 2001

Mr. Dewey was named President and Chief Operating Officer in September 2001 and was Senior Vice President from 1994 to 2001 and Secretary from 1992 to 2001. Mr. Dewey was General Counsel prior to 1999 and Vice President-Administration prior to 1994. Prior to joining Mestek in 1990, Mr. Dewey was an attorney in private practice in Seattle, Washington most recently with Cairncross, Ragen & Hempelmann from 1987 to 1990. Prior to the merger of Mestek, Inc. and Reed National Corp., Mr. Dewey had been Assistant to the President of Reed from 1979 to 1983 and had been affiliated with the Cooper-Weymouth, Peterson division of Reed from 1975 to 1979.

William S. Rafferty	Age 54	Executive Vice President since 2001

Mr. Rafferty was Senior Vice President-HVAC Products from 1999 to September 2001, Senior Vice President of Sales and Marketing from 1991 to 1999, and Vice President of Marketing prior to 1991. Prior to joining Mestek in 1990, Mr. Rafferty was Senior Vice President of Sales and Marketing of Taco, Inc., from 1984 to 1990, and held a number of sales and marketing management positions with The Trane Company from 1974 to 1984.

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Stephen M. Shea	Age 49	Senior Vice President-Finance since 1994
and Chief Financial Officer since 1990

Mr. Shea was Vice President-Finance prior to 1994. Mr. Shea was Controller of the Company from 1987 to 1990 and was Manager of Corporate Planning from 1986 to 1987, holding the same position at Reed National Corp. from 1985 to 1986. Prior to joining Reed in 1985, Mr. Shea was a Certified Public Accountant with the Hartford, Connecticut accounting firm of Spitz, Sullivan, Wachtel & Falcetta from 1979 to 1985.

J. Nicholas Filler	Age 54	Senior Vice President-Corporate
and Legal Affairs since 2002; Secretary since 2003

Mr. Filler was named Vice President-Corporate and Legal Affairs in 2002. Prior to joining the Company Mr. Filler held various positions including General Counsel, Vice President, Divisional President and Chief Financial Officer of Channing Bete Company, Inc., South Deerfield, Massachusetts from 1999to 2002. Prior to that Mr. Filler was General Counsel to Pinsly Railroad Company in 1998to 1999. Mr. Filler practiced law from 1975 to 1998, most recently as a partner at Bulkley, Richardson and Gelinas, LLP from 1985 to 1998.

INTEREST OF CERTAIN PERSONS ON MATTERS TO BE ACTED UPON

None of our executive officers or directors, who beneficially own an aggregate of approximately 5,645,809 shares of our common stock, has indicated to us that he intends to sell some or all of his shares of our common stock during the period between the public announcement of the reverse/forward stock split and the effective date. In addition, none of such individuals has indicated his intention to divide his shares among different record holders so that fewer than 2,000 shares are held in each account, so that the holders would receive cash in lieu of fractional shares.

As a result of the transaction, assuming that no transfers described in the foregoing paragraph are made, it is expected that the ownership percentage of the directors and officers as a group will increase from 68.93% (as of July 14, 2006) to approximately 74.31% as a result of the reduction of the number of shares of common stock by an estimated 500,000 shares.

VOTING RIGHTS

The shareholders entitled to vote at the Annual Meeting will be those whose names appeared on the records of the Company as holders of its common stock at the close of business on June 6, 2006, the record date. As of March 31, 2006, there were issued and outstanding 8,732,125 shares of common stock of the Company, all of which are entitled to vote. The Company is not entitled to vote the shares of common stock held in the treasury nor are such shares considered “issued and outstanding”. As of March 30, 2006 there were 878,010 shares of common stock held in the treasury. The Company will also not be entitled to vote any shares added to the treasury from March 31, 2006 to the record date.

Shareholders are entitled to one vote for each share held on all matters to be considered and acted upon at the Annual Meeting, except that, with respect to the election of directors, cumulative voting is permitted. Cumulative voting means that each shareholder is entitled to as many votes as are equal to the number of shares which the shareholder owns multiplied by the number of directors to be elected in the same election, and that the shareholder may cast all of such votes for a single nominee for director or may distribute them among two or more nominees, as the shareholder may see fit. There are eight (8) directors to be elected at the Annual Meeting to be held August 16, 2006. Discretionary authority to cumulate votes is solicited by the Board of Directors with respect to the election of directors in those cases in which no direction is made on the proxy card. Therefore, in such elections, unless otherwise indicated on the proxy cards, the votes represented by such proxies will be voted in favor of the nominees listed thereon (unless otherwise indicated) and in favor of the Proposals set forth below under the caption “Matters to be Acted Upon”.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT

Under the proxy rules of the Securities and Exchange Commission, a person who directly or indirectly has or shares voting power and/or investment power with respect to a security is considered a beneficial owner of the security. Shares as to which voting power and/or investment power may be acquired within 60 days are also considered as beneficially owned under these proxy rules. The information set forth in this proxy statement concerning beneficial ownership of shares of the common stock of the Company has been received from or on behalf of the persons named. The following table identifies each person known to the Company to be the beneficial owner of more than five percent of the Company’s shares and sets forth the number of shares beneficially owned by each such person and the percentage of the shares of the Company’s outstanding common stock beneficially owned by each such person.

Name and address of beneficial owner	Number of Shares of Common Stock of the Company Beneficially Owned as of June 6, 2006	Percent of Outstanding Common Stock of the Company Beneficially Owned as of June 6, 2006
John E. Reed 260 North Elm Street Westfield, Massachusetts 01085	(1) 5,010,584	57.38%
Stewart B. Reed 260 North Elm Street, Westfield, Massachusetts 01085	(2) 869,554	9.96%
Schwerin Boyle Capital Management 1391 Main Street Springfield, Massachusetts 01103	569,122	6.52%

(1)

Excludes 13,307 shares of common stock held by his wife and 13,307 shares of common stock held by a family trust for which he is not trustee, to which he disclaims ownership. Includes 1,712,691 shares of common stock held by John E. Reed as trustee for various family trusts. Includes 524,994 shares of common stock owned by Sterling Realty Trust, a Massachusetts trust of which John E. Reed is the trustee and of which he and a family trust are the beneficiaries.

(2)

Excludes 1,325,833 shares of common stock owned by the Stewart B. Reed Trust, of which Stewart B. Reed is the beneficiary and John E. Reed is the trustee, as Stewart Reed does not have voting or dispositive power of such shares under Section 13(d) of the Exchange Act. Such shares are listed as beneficially owned by John E. Reed per note (1).

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SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The directors of the Company and the executive officers and directors as a group beneficially owned shares of the Company’s outstanding Common Stock as follows on June 6, 2006 (including the rights to acquire beneficial ownership of shares upon the exercise of stock options exercisable within 60 days):

Name and beneficial owner	Amount and nature of beneficial ownership	Percent of Class	Percent Ownership Expected Following Transaction

Directors:
William J. Coad	3,200	*
Winston R. Hindle, Jr.	9,000	*
David W. Hunter	(1) 13,300	*
David M. Kelly	5,000	*
George F. King	3,000	*
John E. Reed	(2) 5,010,584	57.38%	61.86%
Stewart B. Reed	(3) 869,554	9.96%	10.74%
Edward J. Trainor	500	*

Executive Officers:
R. Bruce Dewey	(4) 40,169	*
William S. Rafferty	(5) 34,160	*
Stephen M. Shea	45,000	*
J. Nicholas Filler	1,200	*
All executive officers and directors as a group (12 persons)	6,034,667	(6) 69.11%	(7) 74.50%

*less than 1%

(1)	Excludes 9,500 shares of common stock held by his spouse to which he disclaims ownership.

(2)

Excludes 13,307 shares of common stock held by his wife and 13,307 shares of common stock held by a family trust for which he is not trustee, to which he disclaims ownership. Includes 1,712,691 shares of common stock held by John E. Reed as trustee for various family trusts. Includes 524,994 shares of common stock owned by Sterling Realty Trust, a Massachusetts trust of which John E. Reed is the trustee and of which he and a family trust are the beneficiaries.

(3)

Excludes 1,325,833 shares of common stock owned by the Stewart B. Reed Trust, of which Stewart B. Reed is the beneficiary and John E. Reed is the trustee, as Stewart Reed does not have voting or dispositive power of such shares under Section 13(d) of the Exchange Act. Such shares are listed as beneficially owned by John E. Reed per note (2).

(4)	As of July 14, 2006, Mr. Dewey beneficially owns 28,169 shares of common stock.

(5)	As of July 14, 2006, Mr. Rafferty beneficially owns 30,410 shares of common stock.

(6)	As of July 14, 2006, all executive officers and directors as a group beneficially own 68.93% of the outstanding shares of common stock.

(7)	All executive officers and directors as a group will beneficially own 74.31% of the outstanding shares of common stock.

There are no arrangements known to us the operation of which may at a subsequent date result in a change in control of the Company.

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COMPLIANCE WITH SECTION 16(a)

OF THE SECURITIES EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain officers of the Company, as well as persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. To the Company’s knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2005, all applicable Section 16(a) filing requirements were satisfied.

CHANGE IN CONTROL AGREEMENTS

Effective as of January 1, 2004, the Company entered into Change of Control Agreements (the “Agreements”) with Mr. Dewey, Mr. Rafferty and Mr. Shea which provide that in the event of the senior executive’s termination from the Company (other than by reason of death, disability or retirement, or for cause) or if the executive leaves the Company for “good reason” as defined in the Agreements, within three years after any change of control of the Company, (defined as when neither J.E. Reed nor trustees of certain business and family trusts relating to the J.E. Reed family control in the aggregate more than 40% of the voting stock of the Company, as well as when certain changes to the make-up of the Board of Directors or organization of the Company, such as a merger or sale of all or substantially all assets of the Company, occur), the senior executive will receive: (i) a cash payment equal to three times the senior executive’s most recent annual compensation (including bonus and other incentive compensation); (ii) accelerated vesting of any outstanding stock options awarded; (iii) supplemental retirement benefits and (iv) continuation of certain fringe benefits for a period of twelve months. These “change of control” benefits are applicable if a change of control occurs while the Agreements are in effect as well as for any change of control event which occurs within 12 months before or 24 months after any notice of termination of the respective Agreements is given by the Company or the senior executive. The Agreements also provide for a severance benefit equal to 18 months of base compensation should the senior executive be terminated without cause prior to a change of control of the Company or within 12 months following the termination of the Agreements prior to a change of control. The Agreements do not constitute employment agreements and the senior executives remain employees-at-will with respect to the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

WESTFIELD, MASSACHUSETTS. Mestek leases several parcels of property and office space in Westfield, Massachusetts from Sterling Realty Trust, as described below. Mestek’s corporate headquarters and commercial products manufacturing facilities are leased under two leases corresponding to the two major buildings on the north side of Notre Dame Street, one at a net annual rental of $282,000, which expires on December 31, 2010, and the other at a net annual rental of $82,500, which expires on June 30, 2008. Both leases are payable monthly. Mestek leases its South Complex, including its advertising facility, the Reed Institute training facility and the baseboard manufacturing facility pursuant to a lease which expires December 31, 2008, at a net annual rental of $256,800, payable monthly. Mestek also leases office space for its gas products group and for its controls and software group under three leases in an office building on North Elm Street; one lease which was renewed on July 1, 2005 at an annual rental of $80,720; the second lease, which renewed on October 1, 2005 at an annual rental of $26,387; and the third lease commenced on May 1, 2004 at an annual rental rate of $198,768. Sterling Realty Trust is a Massachusetts business trust of which John E. Reed, a director of the Company, is the sole trustee and of which Mr. Reed and a Reed family trust are the sole beneficiaries.

FARMVILLE, NORTH CAROLINA. Mestek leases its Farmville, North Carolina production facility from Rudbeek Realty Corp. (“Rudbeek”) pursuant to an amended lease which expires on December 31, 2010, for an annual minimum net base rental of $435,600, payable monthly. Rudbeek is owned by James A. Burk (Vice President of the Company) and certain other members of the Burk family, and a family trust for which John E. Reed, a director of the Company, serves as trustee and of which Stewart B. Reed (Mr. Reed’s son and a director of the Company) is a beneficiary.

SOUTH WINDSOR, CONNECTICUT. Mestek leases its South Windsor, Connecticut facility from MacKeeber Associates Limited Partnership (“MacKeeber”), a Connecticut limited partnership, pursuant to

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an amended lease for a net annual base rental of $324,600, payable monthly. Such lease expires on August 31, 2006. MacKeeber is owned by Mr. John E. Reed and Mr. Stewart B. Reed, directors of the Company, and by the estate of E.H. Burk and David R. Macdonald, former directors of the Company, as limited partners and John E. Reed as the sole general partner.

CARECENTRIC, INC. As of December 31, 2005, the Company has certain investments in CareCentric, Inc., a Delaware corporation (“CareCentric”). These investments consist of (a) a membership interest in DRF Group LLC, an investment limited liability company which in turn owns a 91.24% interest in the common stock of CareCentric (thus the Company’s interest in DRF Group LLC equates to a 35.31% interest indirectly in CareCentric) and (b) a five year secured credit facility in the amount of $1,000,000, maturing on June 30, 2007, subordinated to credit facilities provided to CareCentric by Wainwright Bank and Trust Company. In addition, the payment of a $10.0 million credit facility of CareCentric with Wainwright Bank & Trust Company is partially guaranteed by the Company (38.70% limited guaranty). The balance outstanding under the Wainwright credit facility was approximately $500,000 at December 31, 2005 and $4,571,000 as of March 31, 2006. John E. Reed, a director of the Company, is a director of Wainwright Bank & Trust Company. Mr. Reed, through his direct ownership of Mestek common stock, and as trustee under various family trusts, has the potential to control a majority of the vote on matters to be acted upon by the Mestek shareholders. As a consequence of John E. Reed’s direct and indirect ownership of the CareCentric common stock, Mr. Reed has significant control over the total voting power on matters to be acted upon by shareholders of CareCentric. Mr. Reed is also Chairman of the Board of Directors of CareCentric, and Messrs. Hindle and S.B. Reed, directors of the Company, are members of the CareCentric Board of Directors. CareCentric, which was formerly a publicly-traded company, listed on NASDAQ, was taken private in September, 2003 by means of a cash-out merger, resulting in there being fewer than 300 remaining shareholders, enabling CareCentric to discontinue its public reporting status under the Securities Exchange Act of 1934.

OTHER CONSIDERATIONS AND RELATIONSHIPS. Mestek, Inc. retained Hunter Associates, Inc. in the past to provide brokerage services to the Company in acquiring shares of the common stock of the Company for the Treasury and proposes to retain that firm during 2006 should the need arise. David W. Hunter, a director of the Company, is Chairman of Hunter Associates, Inc. Compensation paid to Hunter Associates did not exceed $60,000.

BOARD OF DIRECTORS’ COMMITTEES

The Board of Directors has four (4) standing committees: Nominating/Governance, Audit, Executive and Compensation.

Nominating/Governance Committee

The Board of Directors has established the Nominating/Governance Committee pursuant to the Company’s By-Laws and the Listing Standards of the New York Stock Exchange. The Nominating/Governance Committee’s responsibilities are as set forth in its Charter, attached to this Proxy Statement as Annex F and include (a) evaluating and recommending nominees for election as directors to the Board of Directors, (b) recommending to the Board of Directors criteria for membership on the Board of Directors, (c) proposing nominees to fill vacancies on the Board of Directors as they occur, and (d) recommending principles of corporate governance pursuant to which the Board of Directors and its committees perform their respective duties. The Committee consulted with each other and management as necessary to discharge its duties during the last twelve months. The current members of the Committee are Messrs. Coad (Chairman), King and Hunter, each of whom have been determined to be independent Directors in accordance with the Company’s Corporate Governance Guidelines and the requirements of the New York Stock Exchange Listing Standards. In selecting candidates for election to the Board of Directors at future annual meetings of shareholders, the Committee will consider prospective candidates whose names have been submitted by shareholders. Such submissions should be in writing and directed to the Secretary of the Company at 260 North Elm Street, Westfield, Massachusetts 01085.

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Audit Committee

The Board of Directors has established and maintains an Audit Committee comprised of three of the Company’s outside directors. No member of the Audit Committee serves on the Audit Committee of more than three public companies.

The Audit Committee’s responsibilities are as set forth in its Charter, attached to this Proxy Statement as Annex G, including, primarily, assisting the Board of Directors in its oversight of the accounting and financial controls of the Company, and the Company’s compliance with legal and regulatory requirements. The Audit Committee selects the independent auditors, reviews the scope of the audit and the results of the audit, approves permitted non-audit services (such as tax services), reviews the organization and scope of the Company’s Internal Audit Staff and its Financial and Disclosure Controls Procedures. The Audit Committee also oversees management’s efforts to establish and maintain a process for handling complaints or concerns relating to accounting or financial matters, as well as compliance issues generally.

The Audit Committee acts pursuant to the Company’s By-Laws and the Audit Committee Charter. The Audit Committee Charter is reviewed annually by the Audit Committee to determine the charter’s adequacy to respond to the issues raised in the course of the Audit Committee’s activities. The Audit Committee has acted under its charter. The Committee held five meetings, at which all members attended in person or by telephone, and consulted with each other and management as necessary to discharge its duties throughout 2005. Please see the report of the Audit Committee set forth in this Proxy Statement. The current members of the Audit Committee are Messrs. Kelly (Chairman), Hindle and Trainor. The Board of Directors has determined that Mr. Kelly is an “Audit Committee Financial Expert” and that all three members of the Audit Committee are independent Directors in accordance with the Company’s Corporate Governance Guidelines and the requirements of the New York Stock Exchange Listing Standards. The Board of Directors has also determined that each of the Audit Committee members are “financially literate” as required by the Listing Standards of the New York Stock Exchange.

Executive Committee

To the extent permitted by the laws of the Commonwealth of Pennsylvania, the Executive Committee has and may exercise all the powers and authorities of the Board of Directors as follows: (a) to take action on behalf of the Board of Directors during intervals between regularly scheduled meetings of the Board of Directors if it is impracticable to delay action on a matter until the next regularly scheduled meeting of the Board of Directors, and (b) to take action on all matters of the Company that have been delegated for action by the Board of Directors. The Executive Committee meets from time to time, irregularly, and consults with each other and management as necessary to discharge its duties. The current members of the Committee are Messrs. J.E. Reed (Chairman), Hindle and S.B. Reed.

Compensation Committee

The Compensation Committee’s responsibilities are as set forth in its Charter, attached to this Proxy Statement as Annex H, and include reviewing the salary of the Chief Executive Officer and the executive officers of the Company and recommending to the Board of Directors the amount of salary to be paid, the bonus formulae and other compensation for the Chief Executive Officer and the executive officers of the Company. Please see the report of the Compensation Committee set forth in this Proxy Statement. The Committee met in December 2004, all members in attendance, to consider and recommend compensation matters to the Board of Directors with respect to the fiscal year ending December 31, 2005 and in December 2005, all members attending, to consider and recommend compensation matters to the Board of Directors with respect to the fiscal year ending December 31, 2006. The current members of the Committee are Messrs. Hunter (Chairman), Coad and Trainor, each of whom have been determined to be independent Directors in accordance with the Company’s Corporate Governance Guidelines and the requirements of the New York Stock Exchange Listing Standards.

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NOMINATING/GOVERNANCE COMMITTEE REPORT

AND DIRECTOR NOMINATION PROCESS

The attached charter of the Nominating/Governance Committee shall not be deemed to be “soliciting material” or subject to Regulations 14A or 14C of the Securities and Exchange Commission, or to the Liabilities of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1993 or under the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document, and shall not otherwise be deemed filed under such Acts. A copy of the Nominating/Governance Committee Charter is attached to this Proxy Statement as Appendix C and may also be found at the Company’s website at www.mestek.com. The Company will provide any person, without charge, upon filing a written request to the Secretary of the Company at its general offices, with a copy of the Company’s Nominating/Governance Committee’s Charter.

REPORT

The Nominating/Governance Committee met twice during 2005 to discuss and recommend the adoption of the Company’s Corporate Governance Guidelines by the full Board of Directors and to nominate candidates for Directors of the Company at its Annual Meeting of Shareholders.

The Company has a long-standing policy, as set forth in its By-Laws, of considering candidates for election to the Board of Directors who may be nominated by the shareholders. The Board of Directors recognize and fully appreciate their positions of stewardship of the Company for the benefit of the shareholders, and the Board of Directors firmly ascribes to the proposition that the shareholders should be free to exercise their franchise to select and elect the persons who direct the Company in which the shareholders have invested. To that end, the Bylaws of the Company provide for a process by which shareholders may nominate individuals for election to the Board of Directors. This process requires that such shareholder nomination be made in writing by a shareholder holding, or by a group of shareholders who in the aggregate hold, five percent (5%) or more of the Company’s common stock continuously for at least one year prior to the date of the submittal of such candidate, and delivered to the Chairman of the Board of Directors not later than 120 days prior to the anniversary date of the immediately preceding annual meeting. Such nomination must also include (a) the name and residence of each proposed nominee and of the nominating shareholder, (b) the principal occupation of each proposed nominee, (c) the written consent of each nominee to serve as a director of the Company, if elected, and (d) any information regarding each nominee proposed by a shareholder that would be required to be included in a proxy statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities and Exchange Act of 1934, and the rules and regulations promulgated thereunder.

Any candidate for election to the Board of Directors nominated by a shareholder shall possess the minimum qualifications required of any of the directors, as required by the Bylaws and by the Corporate Governance Guidelines, to wit: (a) be a natural person, (b) be not less than 21 years of age, and (c) not be a director, officer or employee of a competitor of the Company. The specific skills or expertise of a shareholder nominee should complement the needs of the Board of Directors at the time of the election. These needs will vary from time to time based on the composition of the Board of Directors. In reviewing and identifying candidates for the Board of Directors, the Nominating/Governance Committee is charged with a mandate under the Company’s Corporate Governance Guidelines to identify and consider candidates having significant skills or experience in any one or more of the following areas: understanding of the application and use of some or all of the Company’s products, understanding of various manufacturing technologies, an understanding of general accounting principles as applied in the preparation and reporting of financial statements of a public company, and expertise and knowledge of management of a large multi-facility organization, international experience, and other pertinent characteristics – all in the context of an assessment of the then current perceived needs of the Company.

Identification of persons to become nominees for the Board of Directors are obtained through a variety of sources, including the Directors, the Chairman of the Board of Directors, the Executive Officers of the Company, and trade or industry groups in which the Company participates. Once a candidate has been identified, the Nominating/Governance Committee evaluates such candidate based upon his or her length and breadth of business experience, specific skills or knowledge, values, and other qualities which the Company

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may deem pertinent. The Committee’s review may include personal interviews and/or reference checks. This process is applied regardless of whether the potential nominee has been identified and proposed by a shareholder or by any other person.

As of the date which is 120 days prior to the date of the release of the Company’s proxy statement to its shareholders in connection with last years’ annual meeting, neither the Chairman of the Board of Directors nor the Nominating/Governance Committee has received from shareholders owning more than 5% of the Company’s common stock, a nomination of any individual to the Board of Directors. There are no nominees included on the Company’s proxy card who are not either executive officers of the Company or standing for re-election.

AUDIT COMMITTEE AND REPORT

This report of the Audit Committee of the Board of Directors of the Company and the attached Charter of the Audit Committee shall not be deemed to be “soliciting material” or subject to Regulations 14A or 14C of the Securities and Exchange Commission or to the liabilities of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document, and shall not otherwise be deemed filed under such Acts. No members of the Audit Committee are officers or employees of the Company or any of its subsidiaries. The Audit Committee furnished the following report as required under the revised proxy rules adopted by the Securities and Exchange Commission. A copy of the Audit Committee’s Charter is attached to this Proxy Statement as Appendix D and may also be found at the Company’s website at www.mestek.com. The Company will provide any person, without charge, upon filing a written request to the Secretary of the Company at its general offices, with a copy of the Company’s Audit Committee’s Charter.

REPORT

The Audit Committee met 5 times during the 2005 fiscal year and discussed with the Company’s management the interim financial statements of the Company for each applicable reporting period prior to the filing or distribution of such financial statements. The Audit Committee met in March 2006 to review and discuss with the Company’s management and the independent auditors, together and separately, the audited financial statements of the Company for the fiscal year ended December 31, 2005. Management has the responsibility for preparation of the Company’s financial statements, and the independent auditors have the responsibility for examining those statements and expressing an opinion thereon. The Audit Committee’s primary responsibility with respect to the Company’s financial statements is one of review.

The Committee has acted, pursuant to its Charter, and has during the year, (a) reviewed with the independent auditors their internal quality control procedures and independence from management, (b) reviewed with management and the independent auditors recent accounting pronouncements and their effect on the financial statements of the Company, (c) reviewed the Company’s financial and disclosure control procedures instituted by management, and (d) reviewed with the Senior Vice President-Finance and the Internal Audit Manager the Company’s internal system of financial and accounting controls and the results of internal audits.

The Audit Committee also discussed with the independent accountants matters required to be discussed by Statement and Auditing Standards No. 61, titled “Communication with Audit Committees,” and received from the independent auditors written disclosures regarding the independence of the independent auditors from the Company as required by Independence Standards Board Standard No. 1, titled “Independence Discussions with Audit Committees.” The Audit Committee considered the compatibility of the non-audit services the Company received from its independent auditor and the effect of such engagements on the independence of the independent auditors.

Based on all of the above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

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DAVID M. KELLY, Chairman, WINSTON R. HINDLE, JR., EDWARD J. TRAINOR, Members.

NOTE: If any person wishes to communicate with the Company’s Audit Committee regarding any question or concern arising out of the Company’s accounting, internal financial controls, or auditing matters, such questions or concerns should be forwarded to the Company under its Compliance Reporting Policy, a copy of which is available for viewing at www.mestek.com/compliance.asp.

COMPENSATION COMMITTEE AND REPORT ON EXECUTIVE COMPENSATION

This report of the Compensation Committee of the Board of Directors of the Company, and the attached Charter of the Compensation Committee, shall not be deemed to be “soliciting material” or subject to Regulations 14A or 14C of the Securities and Exchange Commission or to the liabilities of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document, and shall not otherwise be deemed filed under such Acts. No members of the Compensation Committee are officers or employees of the Company or any of its subsidiaries. The Compensation Committee furnished the following report on Executive Compensation as required under the revised proxy rules on executive compensation adopted by the Securities and Exchange Commission. A copy of the Compensation Committee’s Charter is attached to this Proxy Statement as Appendix E and may also be found at the Company’s website at www.mestek.com. The Company will provide any person, without charge, upon filing a written request to the Secretary of the Company at its general offices, with a copy of the Company’s Compensation Committee’s Charter.

Members of the Compensation Committee are: David W. Hunter, Chairman, Edward J. Trainor and William J. Coad.

REPORT

The Compensation Committee of the Board of Directors (the “Committee”), which consists entirely of independent, non-employee Directors, has the responsibility for fixing the elements of a comprehensive compensation program for the Chief Executive Officer and the executive officers of the Company to provide rewards and create incentives for their performance in maintaining and improving the profitability of the Company and enhancing long-term shareholder value; for reviewing the levels of compensation to be paid or granted to the Chief Executive Officer and the executive officers of the Company; and for recommending to the full Board of Directors the levels of such compensation to be paid or awarded.

The Compensation Committee is fully committed to the proposition that the compensation to be paid to the Chief Executive Officer and the executive officers of the Company should be fashioned in a manner so as to encourage initiatives by such officers which will promote the long-term growth and enhancement of the intrinsic value of the Company, with a view that the growth of the Company’s intrinsic value will ultimately translate into the growth and enhancement of the interests of the shareholders in the Company. This compensation program is further intended to provide incentives to the executive officers based on compensation which is linked in part to the financial results of the Company. The Compensation Committee is also mindful of the need to attract and retain individuals possessing the vision and leadership skills necessary to continue the Company’s growth into the future. With these propositions in mind, the Compensation Committee has based the compensation of the Company’s executive officers upon three pillars: base salary, performance-related bonuses based on the actual financial results of the Company measured against its pre-established business plans, and long-term incentives, including stock options, a supplemental retirement program and contractual change-in-control arrangements.

Base salary. The Compensation Committee annually reviews the annual base salary of the Chief Executive Officer and the recommendations of the Chief Executive Officer of the annual base salary of the Company’s other executive officers. The factors upon which the Compensation Committee determines the base salary of the Chief Executive Officer and the Company’s other executive officers include the performance in the preceding year in meeting pre-established business plan goals, the extent to which each of the executive officers addressed changing circumstances affecting business plan goals as they arose during the year, and the results of actions taken in response to such circumstances, the level of responsibility within

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the Company, comparison of such compensation to that paid to executive officers in other companies of similar size and organization, and the contributions of the Chief Executive Officer and each of the Company’s executive officers which will enhance the long range prospects of the Company, but the effects of which may not be immediately apparent. In 2005, the annual base salary of the Chief Executive Officer was $312,000.

Annual Bonus Plan. The bonus policies under which the Compensation Committee makes its recommendations to the full Board of Directors regarding performance-based cash bonuses are the Executive Officer Bonus Policy and the Key Employee Bonus Policy. An executive officer participates in only one bonus program.

The Compensation Committee annually determines the eligible executive officers of the Company for participation in the Executive Officer Bonus Policy. The Compensation Committee also establishes the targets by which the Company’s financial performance will be measured for purposes of the Executive Officer Bonus Policy, utilizing a specified rate of return on the Company’s net investment in its businesses, and adopts any special bonuses or bonus programs for the executive officers. There are two separate tiers in the Executive Officer Bonus Policy for each executive officer participating therein, based on the operating profits of the Company. The first $5,000,000 of operating profits constitute the first tier, and amounts in excess of $5,000,000 of operating profits constitute the second tier. Each participating executive officer is assigned a percentage by the Compensation Committee in both the first and second tier based on their respective levels of performance and responsibility. The percentage of each participating executive officer is applied to the amounts by which the Company’s operating profits exceed the specified targets of return on tangible net worth plus borrowed capital as of January 1st of the then current fiscal year, after deduction for all other bonuses and goodwill which are eliminated from net worth for this purpose. The percentages assigned to the Chief Executive Officer are determined by an employment contract with the Company that is reviewed annually by the Committee for amendment and renewal. The Compensation Committee, based on the recommendations of the Chief Executive Officer, also selects executive officers eligible to participate in the Key Employee Bonus Policy, and establishes their respective participation percentage, as well as the targets for the specified return on tangible net assets employed. The percentage assigned by the Compensation Committee to each of the participating executive officers is made by reference to his or her level of performance, responsibility and contribution to the profitability of the various business units in which the executive officer is involved. The performance-based bonus earned by the executive officers in the Key Employee Bonus Policy is based on their respective participation percentage in the operating profits of the Company’s individual business units in excess of a specified return on tangible net assets employed in such business unit. The specified return targets for the Key Employee Bonus Policy for 2005 vary by business unit, but were generally a twenty percent (20%) return.

As demonstrated in the Summary Compensation Table, the performance-based cash bonuses paid to the Company’s executive officers in 2005 are a significant portion of their respective total compensation and thus the Compensation Committee’s objective of providing incentives to the Company’s executive officers, based in part on the financial results of the Company, has been achieved.

Other Compensation. The Compensation Committee also relies on several other compensation methods to attract and retain executive talent critical to the Company’s operations by granting the opportunity to acquire a proprietary interest in the Company to selected senior executives under the Mestek, Inc. 1996 Stock Option Plan; by providing a supplemental retirement plan which provides a fixed retirement benefit payable for the life of the participant after he or she reaches age 65, with payments to any surviving spouse or dependent at 50% of the amounts payable during the life of the participant and through a long-term disability benefit; and by providing individual policies for long-term disability insurance under which each of the executive officers may receive a benefit of $3,000 or $2,500 or $2,000 per month (depending upon eligibility) until age 65 in the event of a disability, subject to certain conditions including continued employment with the Company; and contractual arrangements between the Company and certain executive officers which provide for compensation payable to such executive officers in the event of a change in control of the Company.

Stock Options granted under the Mestek, Inc. 1996 Stock Option Plan, (which has previously been approved by the shareholders) provide incentives to the senior executives receiving such options in increasing stock price appreciation of the Company’s common stock and thereby closely aligning their

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interests with the long-term interests of the shareholders, and also serves to retain senior executives by vesting in them a proprietary interest in the Company. Option exercise prices are set at 100% of the fair market value of the Company’s common stock on the date of the grant. The options vest in 20% increments annually after one year from the date of the grant, and expire in ten years. The number of shares in each particular stock option is at the discretion of the Compensation Committee and upon the recommendation of the Chief Executive Officer. However, the total aggregate amount of stock options granted under the Mestek, Inc. 1996 Stock Option Plan is limited to 500,000 shares. Options to acquire 90,000 shares under the Plan were granted in 1996. Options to acquire 70,000 shares under the Plan were granted to senior executives in 1999 and options to acquire an additional 15,000 shares were granted to other officers in 1999; however, 15,000 shares of such grants have been forfeited. Options to acquire 25,000 shares under the Plan were granted to a senior executive by the Company in 2001. All options granted have now been exercised by the grantees and no options are currently outstanding.

After considering all of the factors and making recommendations upon the annual base compensation and bonus formulae and percentage participations for the Chief Executive Officer and each of the other executive officers of the Company, the Compensation Committee presents this report to the full membership of the Board of Directors at its December meeting each year. The recommendations of the Compensation Committee for each of 2003, 2004 and 2005 were presented, discussed and voted upon, and approved in an Executive Session of the Board of Directors of the Company, Mr. J.E. Reed abstaining.

In addition, each year the entire Board of Directors, based upon the recommendation of the Compensation Committee, considers the percentage participation of all employees (including the Chief Executive Officer and the other executive officers of the Company) in the Company’s Profit Sharing Plan. For the fiscal year ended December 31, 2005, the Compensation Committee recommended and the Board of Directors voted a Company contribution of three percent (3%) of annual base salary for all eligible employees up to the OASDI maximum of $90,000 and a Company contribution of six percent (6%) of annual base salary for all eligible employees for amounts in excess of the OASDI maximum of $90,000 (as limited in accordance with the Employee Retirement Income Security Act).

DAVID W. HUNTER, Chairman, EDWARD J. TRAINOR, WILLIAM J. COAD, Members.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The functions and members of the Compensation Committee are set forth above under the caption “Compensation Committee and Report on Executive Compensation”. None of the Committee members has served as an officer or employee of the Company or its affiliates, nor does or has any executive officer of the Company served as a member of the Compensation Committee or equivalent or executive officer or director of another entity of which one of whose executive officers serves on the Company’s Compensation Committee or Board of Directors.

DIRECTOR COMPENSATION

Directors of Mestek who are not employees or former employees of the Company were paid in 2005 an annual retainer of $8,000 (paid quarterly), Audit Committee members an additional retainer of $2,000, Committee Chairman an additional annual retainer of $2,000 and Vice Chairman an additional annual retainer of $2,000, a fee of $1,500 for each Board of Directors’ Meeting attended and a fee of $500 for each meeting of each Committee of the Board of Directors and each Special Assignment attended or telephonic committee meeting, or a fee of $1,500 if such Committee meeting or Special Assignment attended is not held in conjunction with a Board of Directors’ Meeting. Mr. S.B. Reed, a director and former officer of the Company, earned $120,000 for consulting services performed for the Company in 2005. Certain members of Mestek’s Board of Directors are also members of one or more of the subsidiary Board of Directors and are compensated $1,500 for each such meeting held and attended.

EXECUTIVE COMPENSATION

Consistent with the revised proxy rules on executive compensation adopted by the Securities and Exchange Commission, there is shown below information concerning the annual compensation (salary, bonus and other) for services in all capacities to the Company and its subsidiaries for the fiscal years ended

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December 31, 2005, 2004 and 2003 of those persons who were at December 31, 2005 (a) the Chief Executive Officer of the Company and (b) the other four most highly compensated executive officers of the Company who were serving in such capacity at December 31, 2005, as determined by the Directors.

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SUMMARY COMPENSATION TABLE

Under the revised proxy rules on executive compensation adopted by the Securities and Exchange Commission, all suggested columns and headings relating to forms of compensation not offered by the Company have been omitted for presentation in the Summary Compensation Table below.

		ANNUAL COMPENSATION ($)			LONG-TERM COMPENSATION
Name and Principal Position	Fiscal Year	Salary	Bonus (1)	Other (2)	Securities Underlying Options Granted (Shares) (3)	All Other Compensation (4) ($)
John E. Reed, Chairman of the Board of Directors and Chief Executive Officer (5)	2005	312,000	330,000	0	0	10,925
	2004	310,500	260,000	0	0	14,841
	2003	297,577	220,000	0	0	9,453
R. Bruce Dewey, President and Chief Operating Officer	2005	260,000	73,200	0	0	26,359
	2004	258,700	80,000	0	50,000	43,519
	2003	236,150	80,000	0	0	25,520
William S. Rafferty, Executive Vice President	2005	222,300	78,550	0	0	26,713
	2004	223,800	53,115	0	25,000	25,952
	2003	207,700	108,315	0	0	25,925
Stephen M. Shea, Senior Vice President-Finance	2005	175,760	60,000	0	0	21,648
	2004	175,250	60,000	0	15,000	39,014
	2003	162,885	60,000	0	0	20,460
J. Nicholas Filler, Senior Vice President	2005	190,670	35,000	0	0	24,605
	2004	191,955	35,000	0	0	41,842
	2003	179,385	35,000	0	0	22,836

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NOTES TO SUMMARY COMPENSATION TABLE

(1) Certain executive officers whose corporate responsibilities are applicable to all segments of the Company’s business historically have been paid, and in some cases are contractually entitled to be paid, bonuses based on the company-wide profits during each fiscal year (the “Executive Officer Bonus Policy”). Under the Executive Officer Bonus Policy, the bonus for an eligible executive officer is equal to the sum of percentages (which may be different for each participant) of the Company’s operating profits in excess of a specified return on the Company’s tangible net worth plus borrowed capital as of January 1 of the fiscal year and after deduction for all other bonuses, on the first $5,000,000 of operating profits for the first tier and in excess of $5,000,000 of operating profits for the second tier. Mr. J.E. Reed is contractually entitled to participate in the Executive Officer Bonus Policy In 2005, Mr. J.E. Reed was entitled to receive ten percent (10%) under the first tier bonus and five percent (5%) under the second tier bonus. Mr. Dewey was eligible to participate in the Executive Officer Bonus Policy and was awarded a bonus at his tier level. The Compensation Committee chose to recommend to the Board of Directors and to the Chief Executive Officer the award of discretionary bonuses for 2005 for Mr. J.N. Filler and Mr. S.M. Shea. Other officers of Mestek, other than those participating under the Executive Officer Bonus Policy in a given year, and certain other key employees involved in the Company’s operations, historically have been paid annual bonuses based on the profitability of the individual business units (termed “profit centers” by the Company) to which such persons are assigned and for which they have specific responsibility (the “Key Employee Bonus Policy”). Under the Key Employee Bonus Policy, the bonus for an eligible executive officer is equal to a percentage (which may be different for each participant) of the amount by which the operating profits of each profit center to which an officer or employee may be assigned in each fiscal year exceed a specified return on the average tangible net assets employed by such profit center. Mr. Rafferty was awarded a bonus under the Key Employee Bonus Policy for 2005.

(2) In accordance with the revised proxy rules on executive officer compensation adopted by the Securities and Exchange Commission, amounts of Other Annual Compensation for 2003, 2004, and 2005 which would include the incremental costs to the Company of perquisites and personal benefits paid to any executive officer, are excluded because they are less than $50,000 or less than 10% of the total annual salary and bonus compensation for each of the individuals named in the Summary Compensation Table. Such perquisites may include, among others, the compensation attributable to the personal use of a Company automobile and compensation attributable to personal use of club memberships primarily used for business purposes.

(3) In 1996, the Board of Directors recommended, and the shareholders approved, the Mestek, Inc. 1996 Stock Option Plan which provides for the award of up to 500,000 shares of the Company’s Common Stock to eligible officers and employees at the discretion of the Board of Directors. Pursuant to the Plan, several key employees of the Company were awarded stock options under the Plan. Among the executive officers of the Company, Messrs. S.M. Shea, W.S. Rafferty and R.B. Dewey received awards of stock options for 25,000 shares each in 1996. In January 1999, the Board of Directors granted stock options for 25,000 shares to each of Messrs. Rafferty and Dewey and for 15,000 shares to Mr. Shea. In December 2001, the Board of Directors granted stock options for 25,000 shares to Mr. Dewey. After the first year of the awards, the stock options vested over a five-year period in equal increments of 20% of the total stock option amount and expire after ten years. As of December 31, 2005, all stock options were exercisable at the applicable option price which was equal to the price of the Common Stock as of the grant date, which for the awards in 1996 was $13.75 per share, for the awards in 1999 was $17.85 per share based upon a re-pricing of the stock options authorized by the Compensation Committee, and for the award in 2001 is $17.85 per share based upon a re-pricing of the stock options authorized by the Compensation Committee.

(4) In accordance with the revised proxy rules on executive officer compensation adopted by the Securities and Exchange Commission, amounts of All Other Compensation for 2003, 2004, and 2005 include: the cost of premiums for life insurance and AD&D having a benefit in excess of $50,000 under which the Company is not a beneficiary; the costs to the Company of the contributions by the Company to each executive officer under the Company’s 401(k) Plan (whereby the Company matches each $1.00 of employee contribution with $0.25 up to the first 6% of salary and bonus); the Company’s contributions on behalf of each executive officer to the Mestek, Inc. Profit Sharing Plan, whereby the Company contributes three percent (3%) of annual base salary up to the OASDI maximum of $90,000 (in 2005) and six percent (6%) of annual base salary for amounts of compensation in excess of the OASDI maximum of $90,000 for 2005 (as limited in accordance with the Employee Retirement Income Security Act); and the value of the benefits provided by

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the Supplemental Executive Retirement Plan whereby eligible participants, if they have not forfeited their rights by failing to continue employment with the Company until attaining age 65 (subject to certain change of control provisions), receive (i) a retirement benefit of $2,000 to $3,000 (depending upon eligibility) per month for life after retirement from the Company, (ii) a “monthly survivor annuity” benefit upon death equal to half the amount payable under the retirement benefit or (iii) a disability benefit equal to the retirement benefit. In 2005 certain executive officers exercised stock options and acquired shares of Company common stock with values on the dates of exercise in excess of the respective exercise prices (“Value Realized”). In accordance with Regulation S-K, Section 402(b)(2)(v) and the Instructions to Item 402(b)(2)(v) amounts received on the exercise of options are not reported as “All Other Compensation”. The value realized is reported in the table below entitled “Aggregate Options Exercised Fiscal 2005 and Value of Options at End of Fiscal 2005” in the section entitled “Option Exercises and Fiscal Year-End Values”.

(5) Mr. J.E. Reed is employed under an agreement with the Company which is automatically extended for one-year periods unless either party gives the other sixty (60) days’ notice of termination. The contract specifies a certain base salary to be reviewed annually by the Board of Directors of the Company. The base salary under this contract for 2005 was $312,000. The contract provides for continuation of salary for six (6) months in the case of death and for twelve (12) months, with the contractual bonus, described above, in the case of incapacitation. The contract provides for Mr. J.E. Reed to be furnished with the use of a Company automobile and to be reimbursed for legitimate business expenses.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

The following table sets forth information with respect to the executive officers concerning the exercise of options during the last fiscal year and the unexercised options held as of the end of the last fiscal year.

Aggregate Options Exercised Fiscal 2005 and Value of Options at End of Fiscal 2005

Name	Shares Acquired on Exercise	Value Realized (1)	Number of Securities Underlying Options at Year End 2005		Value of Unexercised in-the-Money Options at Year End 2005
			Exercisable	Unexercisable	Exercisable	Unexercisable

John E. Reed	0	0	0	0	$0	$0
R. Bruce Dewey	75,000	730,950	0	0	$0	$0
William S. Rafferty	50,000	535,000	0	0	$0	$0
Stephen M. Shea	40,000	428,500	0	0	$0	$0
J. Nicholas Filler	0	0	0	0	$0	$0

(1) The value realized upon exercise is (i) the fair market value of the Company’s common stock on the date of exercise, less the option exercise price per share, multiplied by (ii) the number of share underlying the options exercises. Compensation income related to the grant of options was disclosed for the fiscal year of such grant in prior proxy statements.

The report of the Compensation Committee of the Board of Directors of the Company shall not be deemed filed under the Securities Exchange Act of 1934.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

The Shareholder Return Performance Presentation shall not be deemed to be “soliciting material” or subject to Regulations 14A or 14C of the Securities and Exchange Commission or to the liabilities of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document, and shall not otherwise be deemed filed under such Acts.

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Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the common stock of Mestek against the cumulative total return of the S&P Composite 500 Stock Index and the Company’s “Peer Group”, the S&P Building Materials Index, for the period of five (5) fiscal years commencing December 31, 1999 and ended December 31, 2003. It assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in Mestek Common Stock, S&P 500, and S&P Building Materials. Cumulative total return assumes reinvestment of dividends.

COMPARATIVE FIVE-YEAR TOTAL RETURNS

Mestek, Inc., S&P 500, S&P Building Materials (Performance results through 12/31/05)

Company / Index	Dec00	Dec01	Dec02	Dec03	Dec04	Dec05
MESTEK INC	100	141.72	107.45	115.42	108.46	160.96
S&P 500 INDEX	100	88.11	68.64	88.33	97.94	102.75
S&P 500 BUILDING PRODUCTS	100	96.87	89.05	121.57	159.47	142.65

PRINCIPAL ACCOUNTING FIRM AND FEES

The Audit Committee approved the retention of Vitale, Caturano & Company, Ltd. to audit the Company’s consolidated financial statements in 2005. Representatives of the auditors are expected to be present at the Annual Meeting and will be available to respond to appropriate questions, though they do not expect to make any presentation. The Audit Committee has restricted the non-audit services that Vitale, Caturano & Company, Ltd. may provide primarily to tax services, merger and acquisition due diligence, and audit services. The Audit Committee has selected Vitale, Caturano & Company, Ltd. to audit the Company’s consolidated financial statements in 2006.

The following table sets forth the aggregate amounts invoiced to the Company for the fiscal year ended December 31, 2005 by the Company’s principal accounting firm, Vitale, Caturano & Company, Ltd. and to the Company’s prior auditors, Grant Thornton, LLP (for reviews relating to information included for comparative purposes related to fiscal year 2003 when Grant Thornton, LLP was the Company’s auditor):

	2005	2004
Audit Fees:	$304,939	$240,000
Audit-Related Fees:	$ 75,831	$ 30,000
Tax Fees:	$ 16,000	$ 24,500
All Other Fees:	$ 0	$ 21,500
Total:	$306,770	$516,000

“Audit Fees” are fees the Company paid Vitale, Caturano & Company, Ltd. for professional services for the audit of the Company’s financial statements included in Form 10-K and review of financial statements included in Forms 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. “Audit-Related Fees” are fees billed by Vitale Caturano & Company, Ltd. and Grant Thornton, LLP for assurance and related services, reasonably related to the performance of the audit or review of the financial statements. “Tax Fees” are fees for tax compliance, tax advice and tax planning. “All Other Fees” are fees billed by Vitale, Caturano & Company, Ltd. not included in the other three categories such as fees for auditing the Company’s 401(k) and retirement profit sharing plan and other benefit plans.

The Audit Committee has adopted procedures requiring Committee review and approval in advance of all particular engagements for services provided by the Company’s independent auditors. All of the engagements and fees for 2005 were approved by the entire Committee in advance. The Committee reviews with the auditors whether any non-audit services to be performed are compatible with maintaining the auditors’ independence.

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FINANCIAL STATEMENTS

The Company’s audited consolidated financial statements and notes thereto, including selected financial data and management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2005, are included in the Company’s 2005 Annual Report to Shareholders which was mailed on April 30, 2006 to all shareholders of record. The Annual Report does not constitute proxy soliciting material.

MATTERS TO BE ACTED UPON

PROPOSAL ONE – ELECTION OF DIRECTORS

In accordance with the By-Laws of the Company, the Board of Directors consists of not less than three (3) nor more than fourteen (14) members, as set forth from time to time by the Board of Directors, elected by the shareholders annually. The number of directors was recently set at eight (8), and all eight (8) of the current directors will stand for election at the Annual Meeting on August 16, 2006. The Board of Directors recommends the election of the eight (8) nominees identified below. The proxies named in the accompanying proxy card intend, subject to the discretionary authority to cumulate votes described above, to vote for the eight (8) persons named below, unless otherwise directed by the shareholder on the proxy card. The Board of Directors knows of no reason why any nominee will be unavailable or unable to serve. If any nominee is unable to serve or for good cause will not serve, the persons named as proxies will vote for such other persons as they shall deem to be in the best interest of the Company. For complete biographical information concerning each of the eight (8) nominees, please refer above to the information under the caption “CURRENT DIRECTORS AND NOMINEES FOR ELECTION - BACKGROUND INFORMATION”.

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Nominees to be Elected

William J. Coad	Age 74	Director of Mestek since 1986
Winston R. Hindle, Jr.	Age 75	Director of Mestek since 1994
David W. Hunter	Age 77	Director of Mestek since 1985
David M. Kelly	Age 64	Director of Mestek since 1996
George F. King	Age 67	Director of Mestek since 2002
John E. Reed	Age 90	Director of Mestek since 1986
Stewart B. Reed	Age 58	Director of Mestek since 1986
Edward J. Trainor	Age 65	Director of Mestek since 2002

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE EIGHT NOMINEES LISTED ABOVE AS DIRECTORS.

VOTE REQUIRED

The Company’s By-Laws provide that the presence of the holders of a majority of the issued and outstanding stock of the Company entitled to vote at the Annual Meeting, present in person or represented by a proxy, shall constitute a quorum for the annual Meeting and that the vote of the shareholders who hold a majority of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote will decide any question brought before the Annual Meeting, unless otherwise provided by statute or the Company’s Restated Articles of Incorporation or By-Laws.

The nominees for election as directors of the Company at the Annual Meeting who receive the greatest number of votes cast will be elected as directors for the eight (8) positions on the Board of Directors of the Company to be filled.

Where the quorum requirement set forth above is met, broker non-votes will have no effect on the outcome of the election of directors or the ratification of the appointment of the independent accountants because the matters to be acted upon are routine matters for which brokers have the discretion to vote on behalf of beneficial owners in the absence of instructions from beneficial owners. Abstentions will have no effect on the outcome of such election, but will have the same effect as a negative vote with respect to the ratification of the appointment of the independent accountants.

PROPOSALS TWO AND THREE – APPROVAL OF AMENDMENTS TO CERTIFICATE OF

INCORPORATION TO EFFECT REVERSE AND FORWARD STOCK SPLITS

The Board of Directors has recommended that the Company “go private” by means of a 1-for-2,000 reverse stock split of the Company’s Common Stock, accomplished by amending the Restated Articles of Incorporation of the Company, immediately followed by a 2,000-for-1 forward stock split of the Company’s Common Stock, also by amending the Restated Articles of Incorporation of the Company, Copies of the proposed amendments to the Restated Articles of Incorporation are attached as Annex A and Annex B to the this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL AND ADOPTION OF THE PROPOSALS TO AMEND THE COMPANY’S RESTATED ARTICLES OF INCORPORATION TO EFFECT THE REVERSE AND FORWARD STOCK SPLITS.

VOTE REQUIRED

Amendments to Articles of Incorporation require a majority of votes cast, with each shareholder entitled to one vote per share. In addition, the Board of Directors has conditioned the “going private” transaction upon the receipt of the following shareholder votes in favor of the First and Second Amendments to the Restated Articles of Incorporation: (i) a majority of the votes cast at the meeting by the unaffiliated holders of the outstanding shares of common stock of the Company (a so-called “majority of the minority” or “neutralized” vote) and (ii) a majority of the votes cast at the meeting by the affiliated holders of the common

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stock of the Company. The “affiliated holders” are record owners of more than 10% of the issued and outstanding common stock of the Company, all directors and executive officers of the Company, members of the immediate families of such owners, directors and executive officers and certain trusts for the benefit of such owners, directors, executive officers or members of their immediate families. “Unaffiliated holders” are all other shareholders of the Company.

OTHER MATTERS

No business other than that set forth in the attached Notice of Annual Meeting is expected to be acted upon, but should any other matters requiring a vote of shareholders be properly brought before the Annual Meeting or any postponement or adjournment thereof, the persons named in the accompanying proxy card will vote thereon according to their best judgment in the interest of the Company.

SHAREHOLDER PROPOSALS

Proposals which shareholders wish to present for consideration at the Annual Meeting to be held in 2007 must be received at the Company’s General Offices no later than December 15, 2006 in order to be included in the Company’s proxy statement and proxy relating to such meeting. Upon receipt of any proposal, the Company will determine whether or not to include such proposal in next year’s proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

In order for a shareholder to bring other business before a shareholder meeting, timely notice must be received by the Company within the time limits described above. Such notice must include a description of the proposed business, the reasons therefor and other specified matters. These requirements are separate from the requirements a shareholder must meet to have a proposal included in the Company’s proxy statement and proxy.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows the Company to “incorporate by reference” information in this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document or in any other subsequently filed document that also is incorporated herein by reference.

Please note that forward looking statements made in documents incorporated into this disclosure by reference or otherwise made herein in relation to the “going private” transaction discussed herein are not protected under the safe harbor provided by the Private Securities Litigation Reform Act of 1995.

This document incorporates by reference the documents listed below that we have previously filed with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. They contain important information about the Company and our financial condition. We will amend this Proxy Statement and our Schedule 13E-3 to incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this document and before the date of the Meeting to the extent required to fulfill our obligations under the Exchange Act.

Commissions Filings (File No. 01-448)	Filing Date/Period
Annual Report on Form 10-K	Year ended December 31, 2005
Quarterly Report on Form 10-Q	Quarter ended March 31, 2006
Current Report on Form 8-K	April 3, 2006

WHERE YOU CAN FIND MORE INFORMATION

The Company has filed a Schedule 13E-3 with the SEC regarding this transaction. In addition, the Company files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may read and copy this information at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C., 20549.

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You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The SEC also maintains an Internet World Wide Web site that contains reports, information statements and other information about issuers, including the Company, who file electronically with the SEC. The address of that site is http://www.sec.gov.

We have not authorized anyone to give any information or make any representation about the transaction that differs from, or adds to, the information in this disclosure document or the Company documents that are publicly filed with the SEC. Therefore, if anyone gives you different or additional information, you should not rely on it.

The information contained in this disclosure document speaks only as of its date, unless the information specifically indicates that another date applies.

ANNEX A

First Amendment (Reverse Stock Split)

RESOLVED: That Mestek, Inc. Restated Articles of Incorporation be amended by restating Clause 5th in its entirety as follows:

5th As of July__, 2006 at ____EST (the “Effective Time”), each two thousand (2,000) shares of Common Stock issued and outstanding immediately prior to the Effective Time automatically will be reclassified and continued without any action on the part of the holder as one (1) share of new Common Stock (the “Reverse Split”). No fractional share shall be issued to any holder of fewer than two thousand (2,000) shares prior to the Reverse Split.

As of the Effective Time, the aggregate number of shares which the Corporation shall have the authority to issue is 20,000 shares of Common Stock, without par value per share (hereinafter referred to as “Common Stock”). Accordingly, as of the Effective Time, each share of Common Stock then issued and outstanding prior to the Reverse Split, including any shares owned by the Corporation, shall automatically become 0.0005 fully paid and non-assessable shares of Common Stock, without par value per share without any further action on the part of the holders thereof or this Corporation, which shares shall be included in the 20,000 shares of Common Stock herein authorized. No fractional shares shall be issued to any shareholder owning less than one full share following the Effective Time, and any shareholder of record who would otherwise be entitled to a fractional interest shall be repurchased by the Corporation for a cash payment equal to the fair market price determined by the Board of Directors. A certificate representing the number of shares (including any fractional share) owned as a result of the Reverse Split will be issued to any holder of two thousand (2,000) or more shares prior to the Reverse Split.

The Company (along with any other person or entity to which it may delegate or assign any responsibility or task with respect thereto) shall have full discretion and exclusive authority (subject to its right and power to so delegate or assign such authority) to make such inquiries, whether of any shareholder(s) or otherwise, as it may deem appropriate for purposes of effecting the split transaction; and resolve and determine, in its sole discretion, all ambiguities, questions of fact and interpretive and other matters relating to such provisions including, without limitation, any questions as to the number of pre-split shares held by any shareholder. All such determinations by the Company shall be final and binding on all parties, and no person or entity shall have any recourse against the Company or any other person or entity with respect thereto.

The following is a description of each class or series of the capital stock that has been designated and a statement of the voting rights, designations, preferences, limitations and special rights granted to or imposed upon the shares of each such class or series:

A. COMMON STOCK

1.	Voting Rights. Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock outstanding in his name on the books of the Corporation.

2.	Dividend Rights. The holders of shares of Common Stock shall be entitled to receive dividends when and as declared by the Board of Directors, but only out of funds legally available therefore.

A-1

ANNEX B

Second Amendment (Forward Stock Split)

RESOLVED: That Mestek, Inc. Restated Articles of Incorporation be amended by restating Clause 5th in its entirety as follows:

5th As of July__, 2006 at ____EST (the “Effective Time”), each share of Common Stock issued and outstanding immediately prior to the Effective Time automatically will be reclassified and continued without any action on the part of the holder as two thousand (2,000) shares of new Common Stock (the “Forward Split).

As of the Effective Time, the aggregate number of shares which the Corporation shall have the authority to issue shall be 20,000,000 shares of Common Stock, without par value per share (hereinafter referred to as “Common Stock”). Accordingly, as of the Effective Time, each share of Common Stock then issued and outstanding immediately prior to the Forward Split, (including each fractional interest in excess of one (1) share held by any shareholder and including any shares owned by the Corporation), shall automatically become 2000 fully paid and non-assessable shares of Common Stock, without par value per share (or, with respect to such fractional interests, such lesser number of shares as may be applicable based upon such 2,000 to 1 ratio), provided no fractional shares shall be issued, all without any further action on the part of the holders thereof or this Corporation, which shares shall be included in the 20,000,000 shares of Common Stock herein authorized.

The following is a description of each class or series of the capital stock that has been designated and a statement of the voting rights, designations, preferences, limitations and special rights granted to or imposed upon the shares of each such class or series:

A. COMMON STOCK

1.	Voting Rights. Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock outstanding in his name on the books of the Corporation.

2.	Dividend Rights. The holders of shares of Common Stock shall be entitled to receive dividends when and as declared by the Board of Directors, but only out of funds legally available therefore.

B-1

Annex C

May 2, 2006

The Special Committee of Mestek, Inc.

Mestek, Inc.

260 North Elm Street

Westfield, MA 01085

Dear Members of the Special Committee:

We understand that John E. Reed, the Chairman and Chief Executive Officer of Mestek, Inc. (“Mestek” or the “Company”), has proposed to the Board of Directors of the Company that the Company effect a reverse-stock split (the “Reverse Split”) of 1 share for each 2,000 issued and outstanding shares of Mestek common stock, no par value (“Common Stock”). It is our understanding that holders of less than one share of Common Stock following the Reverse Split (the “Exiting Shareholders”) will receive $15.24 per share in cash (the “Consideration”) in lieu of receiving fractional shares of Common Stock. The Reverse Split is referred to herein as the “Transaction.”

You have requested that Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Special Committee of the Board of Directors of the Company (the “Committee”) as to whether, as of the date hereof, the Consideration to be received by the Exiting Shareholders in the Transaction is fair, from a financial point of view, to shareholders of the Company (other than John E. Reed and Stewart B. Reed, and trusts affiliated with them (the “Reeds”)), including both Exiting Shareholders and those shareholders who will not receive the Consideration in the Transaction.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.	reviewed the Company’s annual report to shareholders on Form 10-K for the fiscal years ended December 31, 2005, 2004 and 2003;
2.

reviewed the Company’s internal budget for the fiscal years ending December 31, 2006 and 2007, and the estimates of sales, gross profit and operating profit for the fiscal years ending December 31, 2008 and 2009 (the “Projections”);

3.	reviewed the Company’s Information Statement on Form 10 dated April 29, 2005 regarding the spin-off of the Company’s former subsidiary, Omega Flex, Inc. (the “Spin-Off”);
4.

spoken with certain members of the management of the Company regarding the operations, financial condition, future prospects and projected operations and performance of the Company (including, the Projections) and regarding the Transaction;

5.	visited the offices of the Company;

6.	reviewed the Company’s ownership profile, before and pro forma for the Reverse Split;

7.	reviewed the historical market prices and trading volume for the Common Stock, before and after the Spin-Off;

8.	met with the CEO of The Pink Sheets to discuss market liquidity and trading performance of companies that have deregistered and now trade in that market;

9.	reviewed other publicly available financial data for the Company and certain companies that we deemed comparable to the Company,

10.	reviewed other publicly available financial data for reverse stock split transactions;

11.	reviewed drafts of the proposed amendments to the Company’s (i) Articles of Incorporation providing for the Reverse Split and (ii) By-Laws providing for certain shareholder protections;

12.	reviewed a draft of the Company’s proxy statement with respect to the Reverse Stock Split; and

13.	conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information (including, without limitation, the financial forecasts and projections) furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, we have relied upon and assumed, without independent verification, that the financial forecasts and Projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial results and condition of the Company, and we express no opinion with respect to such forecasts and Projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of the Company since the date of the most recent financial statements provided to us, and that there is no information or facts that would make the information reviewed by us incomplete or misleading. We have also assumed that the Company is not party to any material pending transaction, including, without limitation, any external financing, recapitalization, acquisition or merger, divestiture or spin-off (other than the Transaction).

We have relied upon and assumed, without independent verification, that (a) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (b) the Transaction will be consummated in a timely manner in accordance with the terms described in the agreements provided to us, without any amendments or modifications thereto or any adjustment to the aggregate consideration (through offset, reduction, indemnity claims, post-closing purchase price adjustments or otherwise). We have also relied upon and assumed, without independent verification, that all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed that would result in the disposition of any material portion of the assets of the Company, or otherwise have an adverse effect on the Company or the expected benefits of the Transaction. In addition, we have relied upon and assumed, without independent verification, that the final forms of the draft Articles of Incorporation and By-Law amendments identified in subparagraph 11 above will not differ in any material respect from such draft amendments.

Furthermore, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company or any other party, nor were we provided with any such appraisal or evaluation. We express no opinion regarding the liquidation value of any entity. Furthermore, we have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is a party or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is a party or may be subject. This Opinion makes no assumption concerning, and therefore does not consider, the potential effects of any such litigation, claims or investigations or possible assertions of claims, outcomes or damages arising out of any such matters.

This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring after the date hereof. We have not considered, nor are we expressing any opinion herein with respect to, the prices at which the Common Stock may trade subsequent to the disclosure or consummation of the Transaction. We have assumed that after the Reverse Split, the Common Stock will be listed in The Pink Sheets.

This Opinion is furnished for the use and benefit of the Committee in connection with its consideration of the Transaction and is not intended to, and does not, confer any rights or remedies upon any other person. This Opinion is not intended to be, and does not constitute, a recommendation to any security holder as to how such security holder should vote with respect to the Transaction.

We have not been requested to opine as to, and this Opinion does not address: (i) the underlying business decision of the Committee, the Company or its security holders or any other party to proceed with or effect the Transaction, (ii) the fairness of any portion or aspect of the Transaction not expressly addressed in this Opinion, (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company, or any other party other than those set forth in this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or any other party or the effect of any other transaction in which the Company or any other party might engage, (v) the tax or legal consequences of the Transaction to either the Company or its security holders, or any other party, or (vi) the fairness of any portion or aspect of the Transaction to any one class or group of the Company’s or any other party’s security holders vis-à-vis any other class or group of the Company’s or such other party’s security holders. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with your consent, on advice of the outside counsel and the independent accountants to the Company and on the assumptions of the management of the Company as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company and the Transaction.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Consideration to be received by Exiting Shareholders in the Transaction is fair, from a financial point of view, to shareholders of the Company (other than the Reeds) including both Exiting Shareholders and those shareholders who will not receive the Consideration in the Transaction.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

Annex D

CORPORATE GOVERNANCE GUIDELINES

Except for those matters reserved for decision by the Company’s shareholders, the Board of Directors is the ultimate decision-making body of the Company and the management of the Company is vested with the Board of Directors. The Board of Directors’ primary responsibility is to oversee the affairs of the Company for the benefit of its shareholders. The Board of Directors shall be entitled to consider the interests and needs of employees, customers, suppliers, communities and the greater good of society as it makes its best business judgments as to the long-term and short-term interests of the Company and its shareholders. It elects the senior management team, which is charged with the day-to-day conduct of the Company’s business, and the Board of Directors acts as an advisor and counselor to the management team and monitors its performance. Significant policy matters or matters involving significant issues of risk management will be considered by the Board of Directors, or, if arising between meetings, by the Executive Committee of the Board of Directors.

Selection and Composition of the Board of Directors

1.	Board of Directors’ Membership Criteria

The Nominating/Governance Committee is responsible for reviewing with the Board of Directors, on an annual basis, the appropriate skills, values and qualifications desired of Board of Directors’ members. This assessment should include skills such as understanding of the application and use of some or all of the Company’s products, various manufacturing technologies, an understanding of general accounting principles as applied in the preparation and reporting of financial statements of a public company, and expertise and knowledge of management of a large multi-facility organization, international experience, and other pertinent characteristics  all in the context of an assessment of the then current perceived needs of the Company. No Director shall serve as a director, officer or employee of a competitor of the Company. Each Board of Directors’ member should be a shareholder in the Company with a minimum of 500 shares owned within six months of election or appointment. Board of Directors’ members should be in a position to fully prepare for, regularly attend and actively participate in Board of Directors and Committee meetings and related functions. It is the sense of the Board of Directors that its members should be limited to no more than three other public company Board of Directors’ memberships, though exception may be made in certain circumstances.

2.	Selection and Orientation of New Directors

The Board of Directors itself is responsible for determining the optimum size of the Board of Directors, and selecting its own members for filling vacancies and in recommending nominees for election by the shareholders. The Board of Directors delegates the screening process involved to the Nominating/Governance Committee with the input from the Chairman and Chief Executive Officer. The Board of Directors and the Company will develop and maintain a complete orientation process for new Directors that includes background material, meetings with senior management and visits to Company facilities.

3.	Extending the Invitation to a Potential Director to Join the Board of Directors

Upon review and approval of a prospective nominee by the entire Board of Directors, the invitation to join the Board of Directors should be extended by the Chairman and Chief Executive Officer on behalf of the Board of Directors.

Board of Directors’ Leadership

4.	Selection of Chairman and CEO

The Board of Directors will choose from its members a Chairman with due consideration for the experience, skills and values of a prospective nominee to this position.

It is the policy of the Board of Directors that the position of Chairman of the Board of Directors and Chief Executive Officer be held by the same person, except in unusual situations.

5.	Lead Director

The Board of Directors will select a non-management Director who will assume the responsibility of chairing the regularly scheduled meetings of non-management Directors or other responsibilities which the non-management Directors as a whole might designate from time to time. A Vice Chairman of the Board of Directors, if one is designated, may fulfill the responsibilities of the Lead Director position.

Board of Directors’ Composition

6.	Size of the Board of Directors

The Bylaws of the Company currently authorizes three to fourteen members, and the Board of Directors in the recent past has ranged from seven to nine members. It is the sense of the Board of Directors that this size is appropriate and useful. However, the Board of Directors would be willing to go to a somewhat larger size in order to accommodate the availability of an outstanding candidate(s).

7.	Mix of Independent and Management Directors

The Board of Directors believes that as a matter of policy, the Board of Directors should consist of a majority of independent directors.

A director shall not be deemed to be “independent” of the Company if he or she has a legal, business, or financial relationship to the Company (other than in his or her capacity as a director or a shareholder) that is either (a) material to the director, or (b) material to the director’s employer, any organization with which the director is affiliated, or to any immediate family member of the director.

Notwithstanding the above, a director shall not be deemed to be “independent” if, within the past three years, he or she (a) has been an employee of the Company, (b) received more than $100,000 per year in direct compensation from the Company (other than compensation as a director), (c) has been an employee of, or affiliated with, the Company’s present or former independent auditors, (d) has been part of an interlocking compensation committee of another company that concurrently employs such director, (e) was an executive officer or employee of a company that makes payments to, or receives payments from, the Company for property or services in an amount which in any single fiscal year exceeds the greater of $1 million, or 2% of such organization’s consolidated gross revenues, or (f) has an immediate family member who falls within category (a) or (b), who is or was affiliated with or employed in a professional capacity by the Company’s independent auditors, or who is an executive officer of any entity described in category (d) or (e), above.

8.	Directors Who Change Their Present Job Responsibility

Directors are expected to advise the Chairman of the Board of Directors and the Chairman of the Nominating/Governance Committee promptly upon accepting any other public company directorship or any assignment to the audit committee or compensation committee of the Board of Directors of any public company of which such Director is a member.

Directors are expected to report changes in their business or professional affiliations or responsibilities, including retirement, to the Chairman of the Board of Directors and the Chairman of the Nominating/Governance Committee.

It is not the sense of the Board of Directors that in every instance the Directors who retire or change from the position they held when they came on the Board of Directors should necessarily leave the Board of Directors. There should, however, be an opportunity for the Board of Directors, via the Nominating/Governance Committee to review the continued appropriateness of Board of Directors’ membership under these circumstances.

9.	Retirement Age

The Board of Directors previously approved a resolution requiring the retirement of any Director who attains the age of 75, and is retired from all business responsibilities for more than five years. The Board of Directors continues to believe that this policy is appropriate to maintain a level of business knowledge of each of the Directors.

10.	Board of Directors’ Compensation Review

The Board of Directors or an authorized committee thereof will determine and review the form and amount of director compensation, including cash, equity-based awards and other director compensation. In connection with such director compensation, the Board of Directors will be aware that questions may be raised when directors’ fees and benefits exceed what is customary. Similarly, the Board of Directors will be aware that the independence of directors could be questioned if substantial charitable contributions are made to organizations in which a director is affiliated or if the Company enters into consulting contracts with, or provides other indirect compensation to, a director. The Board of Directors will critically evaluate each of these matters when determining the form and amount of director compensation, and the independence of a director. Notwithstanding above, no member of the Audit Committee may receive compensation from the Company except for fees paid in respect of the service of the Director in his capacity as such.

Performance of Duties by Director

11.	Executive Sessions of Outside Directors

The non-management Directors of the Board of Directors will meet in Executive Session at least twice each year to be presided by the Lead Director. The Board of Directors or the Company will establish methods by which interested parties may communicate directly with the presiding director or with the non-management directors of the Board of Directors as a group and cause such methods to be disclosed.

12.	Retention of Advisors

The Board of Directors and its several committees shall have the right from time to time, to retain and consult with outside advisors, including legal counsel, to assist the Directors in the performance of their duties, and shall also have the right to establish and approve the fees payable to such advisors and other material terms of their retention.

13.	Assessing the Board of Directors’ Performance

The Board of Directors will conduct a self-evaluation annually to determine whether it and its committees are functioning effectively. The full Board of Directors will discuss the evaluation report to determine what, if any, action could improve Board of Directors and Board of Directors’ committee performance. The Board of Directors, with the assistance of the Nominating/ Governance Committee, as appropriate, shall review these Corporate Governance Guidelines on an annual basis to determinate whether any changes are appropriate.

This assessment should be of the Board of Directors’ contribution as a whole and specifically review areas in which the Board of Directors and/or the management believes a better contribution could be made. Its purpose is to increase the effectiveness of the Board of Directors, not to target individual Board of Directors’ members.

Board of Directors’ Relationship to Senior Management

14.	Regular Attendance of Non-Directors at Board of Directors’ Meetings

The Board of Directors welcomes the regular attendance at each Board of Directors’ meeting of the executive officers of the Company and Board of Directors’ members will have complete access to the Company’s management from time to time as the Board of Directors requires to fulfill its obligations.

Meeting Procedures

15.	Selection of Agenda Items for Board of Directors’ Meetings

The Chairman and Chief Executive Officer will establish the agenda for each Board of Directors’ meeting and the Chairman of each committee shall set the agenda of the meetings of the applicable committee.

Each Board of Directors’ member is free to suggest the inclusion of item(s) on the agenda.

16.	Board of Directors’ Materials Distributed in Advance

It is the sense of the Board of Directors that information and data that is important to the Board of Directors’ understanding of the business be distributed in writing to the Board of Directors preferably at least one week before the Board of Directors meets. The management will make every attempt to see that this material is as brief as possible while still providing the desired information.

Directors must disclose to other Directors any potential conflicts of interest they may have with respect to any matter under discussion and, if appropriate, refrain from voting on a matter in which they may have a conflict

Committee Matters

17.	Number, Structure and Independence of Committees

The current Committee structure of the Company is set forth in the Bylaws. There will, from time to time, be occasions in which the Board of Directors may want to form a new Committee or disband a current Committee depending upon the circumstances. The current four Committees are Audit, Executive, Compensation and Nominating/Governance. The Committee membership, with the exception of the Executive Committee, will consist only of independent Directors.

18.	Assignment and Rotation of Committee Members

The Nominating/Governance Committee is responsible, after consultation with the Chairman and with consideration of the desires of individual Board of Directors’ members, for the assignment of Board of Directors’ members to various Committees.

It is the sense of the Board of Directors that consideration should be given to rotating Committee members periodically at about a five year interval, but the Board of Directors does not feel that such a rotation should be mandated as a policy since there may be reasons at a given point in time to maintain an individual Director’s Committee membership for a longer period.

19.	Frequency and Length of Committee Meetings

The Committee Chairman, in consultation with Committee members, will determine the frequency and length of the meetings of the Committee.

20.	Committee Agenda

The Chairman of the Committee, in consultation with the appropriate members of Management and staff, will develop the Committee’s agenda.

Each Committee will issue a schedule of agenda subjects to be discussed for the ensuing year at the beginning of each year (to the degree these can be foreseen). This forward agenda will also be shared with the Board of Directors.

Leadership Development

21.	Formal Evaluation of the Chief Executive Officer

The independent Directors should make an evaluation annually of the performance of the Chief Executive Officer, and it should be communicated to the Chief Executive Officer by the (non-executive) Chairman of the Board of Directors or the Lead Director.

The evaluation should be based for the most part on objective criteria including performance of the business, accomplishment of long-term strategic objectives, development of management, and efforts to build long-term value for the shareholders.

The evaluation will be used by the Compensation Committee in the course of its deliberations when considering the compensation of the Chief Executive Officer.

22.	Succession Planning

There should be an annual report by the Chairman on succession planning of persons into executive officer positions.

There should also be available, on a continuing basis, the Chief Executive Officer’s recommendation as a successor should he/she be unexpectedly disabled.

23.	Management Development

There should be an annual report to the Board of Directors by the Chief Executive Officer on the Company’s program for management development. This report should be given to the Board of Directors at the same time as the succession planning report noted previously.

24.	Amendment, Modification and Waiver

These Guidelines may be amended, modified or waived by the Board of Directors and waivers of these Guidelines may also be granted by the Nominating/Governance Committee, subject to the disclosure and other provisions of the Securities and Exchange Act of 1934, the rules promulgated thereunder and the applicable rules of the New York Stock Exchange.

Date:	December 9, 2002
Revision:	December 9, 2003

Annex E

CODE OF BUSINESS ETHICS

1.	Complying with Law

All employees, officers and directors of the Company should respect and comply with all of the laws, rules and regulations of the U.S. and other countries, and the states, counties, cities and other jurisdictions, in which the Company conducts its business or the laws, rules and regulations of which are applicable to the Company.

Such legal compliance should include, without limitation, compliance with the “insider trading” prohibitions applicable to the Company and its employees, officers and directors. Generally, employees, officers and directors who have access to or knowledge of material non-public information from or about the Company are not permitted to buy, sell or otherwise trade in the Company’s securities. This restriction extends to sharing or tipping others about such information, especially since the individuals receiving such information might utilize such information to trade in the Company’s securities. In addition, the Company has implemented trading restrictions to reduce the risk, or appearance, of insider trading. Company employees, officers and directors are directed to the Company’s Insider Trading Policy or to the Company’s Law Department if they have questions regarding the applicability of such insider trading prohibitions.

This Code of Business Conduct and Ethics does not summarize all laws, rules and regulations applicable to the Company and its employees, officers and directors. Please consult the Company’s Law Department and the various guidelines which the Company has prepared on specific laws, rules and regulations.

2.	Conflicts of Interest

All employees, officers and directors of the Company should be scrupulous in avoiding a conflict of interest with regard to the Company’s interests. A “conflict of interest” exists whenever an individual’s private interests interfere or conflict in any way (or even appear to interfere or conflict) with the interests of the Company. A conflict situation can arise when an employee, officer or director has personal or financial interests that may make it difficult to perform his or her Company work objectively and effectively. The acceptance, by any employee or member of his or her immediate family of any improper personal benefit from a third party who does business with the Company shall be considered a violation of this code. Loans to, or guarantees of obligations of, employees, officers and directors and their respective family members may create conflicts of interest. Federal law prohibits loans to directors and executive officers.

Conflicts of interest are prohibited as a matter of Company policy, except under guidelines approved by the Board of Directors or committees of the Board of Directors. Conflicts of interest may not always be clear-cut, so if you have a question, you should consult with higher levels of management or the Company’s Law Department. Any employee, officer or director who becomes aware of a conflict or potential conflict should bring it to the attention of a supervisor, manager or other appropriate personnel or consult the procedures described in this Code.

It is almost always a conflict of interest for a Company employee to work simultaneously for a competitor, customer or supplier. You are not allowed to work for a competitor as a consultant or Board of Directors’ member. The best policy is to avoid any direct or indirect business connection with our customers, suppliers or competitors, except on our behalf.

3.	Corporate Opportunity

Employees, officers and directors are prohibited from (a) taking for themselves personally opportunities that properly belong to the Company or are discovered through the use of corporate property, information or position; (b) using corporate property, information or position for personal gain; and (c) competing with the Company. Employees, officers and directors owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises.

4.	Confidentiality

Employees, officers and directors of the Company must maintain the confidentiality of confidential information entrusted to them by the Company or its suppliers or customers, except when disclosure is authorized by the Law Department or required by laws, regulations or legal proceedings. Whenever feasible, employees, officers and directors should consult the Law Department if they believe they have a legal obligation to disclose confidential information. Confidential information includes all non-public information that might be of use to competitors of the Company, or harmful to the Company or its customers if disclosed.

5.	Fair Dealing

We seek to outperform our competition fairly and honestly. We seek competitive advantage through superior performance, never through unethical or illegal business practices. Stealing proprietary information, possessing trade secret information that was obtained without the owner’s consent, or inducing such disclosures by past or present employees of other companies is prohibited.

6.	Protection and Proper Use of Company Assets

All employees, officers and directors should protect the Company’s assets and ensure their efficient use. Theft, carelessness, and waste have a direct impact on the Company’s profitability. All Company assets should be used for legitimate business purposes.

7.	Accounting Complaints

The Company’s policy is to comply with all applicable financial reporting and accounting regulations applicable to the Company. If any employee, officer or director of the Company has concerns or complaints regarding questionable accounting or auditing matters of the Company, then he or she is encouraged to submit those concerns or complaints (anonymously, confidentially or otherwise) to the Audit Committee of the Board of Directors (which will, subject to its duties arising under applicable law, regulations and legal proceedings, treat such submissions confidentially.) Such submissions may be through the toll free telephone number established for this purpose; through the compliance reporting system on the Company’s internet web page; or in writing to the attention of the Audit Committee, or any director who is a member of the Audit Committee, at the principal executive offices of the Company.

8.	Reporting Any Illegal or Unethical Behavior

Employees are encouraged to talk to supervisors, managers or other appropriate personnel about observed illegal or unethical behavior and, when in doubt, about the best course of action in a particular situation. Employees, officers and directors who are concerned that violations of this Code or that other illegal or unethical conduct by employees, officers or directors of the Company have occurred or may occur should either contact their supervisor or superiors. If they do not believe it appropriate or are not comfortable approaching their supervisors or superiors about their concerns or complaints, then they may contact either the Law Department of the Company or the Audit Committee or Nominating/Governance Committee of the Board of Directors of the Company. If their concerns or complaints require confidentiality, including keeping their identity anonymous, then this confidentiality will be protected, subject to applicable law, regulation or legal proceedings.

9.	Gifts or Payments: Foreign Corrupt Practices Act

The U.S. Foreign Corrupt Practices Act prohibits giving anything of value, directly or indirectly to foreign government officials or foreign political candidates in order to obtain or retain business. It is strictly prohibited to make illegal payments to government officials of any country. In addition, the U.S. government has a number of laws and regulations regarding business gratuities which may be accepted by U.S. government personnel. The promise, offer or delivery to an official or employee of the U.S. government of a gift, favor or other gratuity in violation of these rules would not only violate Company policy but could also be a criminal offense. State and local governments, as well as foreign governments, may have similar rules. The Company’s Law Department can provide guidance to you in this area.

The purpose of business entertainment and gifts in a commercial setting is to create good will and sound working relationships, not to gain unfair advantage with customers. No gift or entertainment should be offered, given, provided or accepted by any Company employee, family member of an employee or agent unless it: (1) is not a cash gift, (2) is consistent with customary business practices, (3) is not excessive in value, (4) cannot be construed as a bribe or payoff and (5) does not violate any laws or regulations. Please discuss with your supervisor any gifts or proposed gifts which you are not certain are appropriate.

10.	No Retaliation

The Company will not permit retaliation of any kind by or on behalf of the Company and its employees, officers and directors against good faith reports or complaints of violations of this Code or other illegal or unethical conduct.

11.	Public Company Reporting; Books and Records

As a public company, it is of critical importance that the Company’s filings with the Securities and Exchange Commission be accurate and timely. Depending on their position with the Company, an employee, officer or director may be called upon to provide necessary information to assure that the Company’s public reports are complete, fair and understandable. The Company expects employees, officers and directors to take this responsibility very seriously and to provide prompt accurate answers to inquiries related to the Company’s public disclosure requirements.

All of the Company’s books, records, accounts and financial statements must be maintained in reasonable detail, must appropriately reflect the Company’s transactions and must conform both to applicable legal requirements and to the Company’s system of internal controls. Unrecorded or “off the books” funds or assets should not be maintained unless permitted by applicable law or regulation.

Records should always be retained or destroyed according to the Company’s record retention policies. In accordance with those policies, in the event of litigation or governmental investigation please consult the Company’s Law Department.

12.	Employment and the Work Place

Company policy prohibits all unlawful discrimination against any employee or applicant for employment; indeed, the Company has long been committed to the proposition that all employees be treated with dignity and respect. Violation of the policy may not only be illegal, but it may also violate the core values of the Company. All employees are encouraged to discuss any concerns they may have with their immediate manager, human resources personnel, or higher management, as warranted. Alternatively, such concerns may be forwarded on a confidential or anonymous basis to corporate headquarters in Westfield, Massachusetts by mail, telephone, or other systems the Company has established for the handling of confidential concerns.

13.	Amendment, Modification and Waiver

This Code may be amended, modified or waived by the Board of Directors and waivers may also be granted by the Nominating/Governance Committee, subject to the disclosure and other provisions of the Securities Exchange Act of 1934, and the rules thereunder and the applicable rules of the New York Stock Exchange.

Dated:	December 9, 2002

Revision: December 9, 2003

Annex F

CHARTER OF THE NOMINATING/GOVERNANCE COMMITTEE

A.    Purpose: The primary function of the Committee is to recommend to the Board of Directors and the Company’s shareholders nominees for election or appointment to the Board of Directors. Consistent with this function, the Committee should also establish criteria relating to the skills, experience, values and independence desirable for a potential nominee to the Board of Directors. Finally, the Committee is responsible for establishing and maintaining a set of corporate governance principles by which the Board of Directors and its committees will operate.

B.    Committee Membership and Procedure: The Committee will consist of at least three members of the Board of Directors, each of whom shall be “independent” as defined in the Corporate Governance Guidelines. The Board of Directors shall appoint the members of the Committee annually, considering the views of the Chairman of the Board of Directors and the Chief Executive Officer, as appropriate.

The members of the Nominating/Governance Committee shall serve until their successors are appointed and qualify, and shall designate the Chairman of the Committee. The Board of Directors shall have the power at any time to change the membership of the Committee and to fill vacancies in it, subject to such new member(s) satisfying the above requirements. Except as expressly provided in this Charter or the by-laws of the Company or the Corporate Governance Guidelines of the Company, the Committee shall fix its own rules of procedure.

C.     Meetings: The Committee shall meet, either in person or telephonically, at least annually, and as necessary in the Committee’s discretion to fulfill its responsibilities.

D.	Committee Authority and Responsibilities: The Committee shall have the power and the duty to:

(1)          Recommend to the Board of Directors the names of qualified individuals to be nominated for election as Directors to the Board of Directors and the membership and chairman of each Board of Directors’ committee (subject to applicable law or rules, or the charter of the other committees); and to consider nominations for Board of Directors’ membership submitted by shareholders in accordance with the notice, provisions and procedures set forth in the Company’s By-laws.

(2)          Establish guidelines for membership on the Board of Directors and its several committees, including factors relating to skills, experience, expertise, values and independence.

(3)          Evaluate Company policies relating to the recruitment of Directors, including insurance and indemnification, and to make recommendations to the Board of Directors.

(4)           Review and make recommendations to the Board of Directors regarding composition and structure of the Board of Directors and its several committees, including recommending terms of office and retirement policies for non-employee Directors.

(5)           Retain and terminate any search firm to be used to identify Director candidates, including the exclusive sole authority to approve such firm’s fees and terms.

(6)           Develop and recommend to the Board of Directors a set of corporate governance principles to guide the Board of Directors in carrying out its duties.

(7)	Oversee the process by which the Board of Directors conducts an annual self-evaluation.

E.     Evaluation: The Committee shall, on an annual basis, conduct a performance evaluation of its activities in the prior twelve-month period and shall review the adequacy of this Charter.

Date:	December 9, 2002
Revision:	December 9, 2003

F-1

Annex G

CHARTER OF THE AUDIT COMMITTEE

A.    Purpose: The primary function of the Audit Committee is to assist the Board of Directors in its oversight over (a) the financial controls and statements of the Company, (b) the Company’s compliance with legal and regulatory requirements, (c) the audit functions of the Company’s independent auditors and internal audit departments, and (d) preparation of a report by the Committee which must be included by law in the Company’s annual proxy statement.

B.    Committee Membership and Procedure: The Audit Committee shall consist of at least three members of the Board of Directors. Each of the Committee members must be (a) independent, and (b) financially literate (as such terms are defined by applicable law or exchange rule) at the time of appointment to the Committee, or become financially literate in a reasonable amount of time after appointment to the Committee. One member of the Committee should be an “audit committee financial expert” as defined by applicable law. A member of the Audit Committee may not receive compensation from the Company in the form of consulting, advisory or other compensatory fees. No member of the Committee may serve more than three audit committees of other public companies, without the prior consent of the Board of Directors. The Board of Directors shall appoint the members of the Audit Committee, considering the recommendation of the Nominating/Governance Committee and the views of the Chairman of the Board of Directors and CEO. The Board of Directors may at any time change the membership of the Audit Committee and fill any vacancies.

C.    Meetings: The Audit Committee shall meet a minimum of four times during each calendar year, and as necessary at the discretion of the Committee.

D.    Committee Authority and Responsibilities: The Audit Committee represents the Board of Directors and discharges its responsibility of oversight of the financial reporting process by carrying out the functions listed below. The existence of the Committee does not alter the responsibilities of the Company’s management and the independent auditors with respect to the accounting and internal control functions of the Company, and the preparation and presentation of its financial statements. The principal responsibilities and duties of the Committee are:

(1)           Review and discuss with management and the public accountants the Company’s annual audited financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, and recommend to the Board of Directors whether the audited financial statements should be included in the Company’s Form 10-K.

(2)           Review and discuss with management and the public accountants the Company’s quarterly financial statements, including disclosures made under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or similar disclosures, and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, prior to the filing of its Form 10-Q, including the results of the registered public accountants’ reviews of the quarterly financial statements.

(3)           Periodically review and discuss with management, the public accountants, and the internal audit manager, together and separately, the Company’s financial controls, financial statements, and any other accounting or auditing issue, as applicable, including without limitation (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management or the public accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (c) any management letter provided by the public accountants and the Company’s response to that letter; (d) any problems, difficulties or differences encountered in the course of the audit work, including any disagreements with management or restrictions on the scope of the public accountants’ activities or on access to requested information and management’s response thereto; (e) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and (f) earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance (generally or on a case-by-case basis) provided to analysts and rating agencies.

(4)           Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

(5)           Obtain and review a report from the public accountants at least annually regarding (a) the registered public accountants’ internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the public accountants and the Company. Evaluate the qualifications, performance and independence of the public accountants, including a review and evaluation of the lead partner of the registered public accountant and taking into account the opinions of management and the Company’s internal auditors.

(6)           Ensure that the lead audit partner of the public accountants and the audit partner responsible for reviewing the audit are rotated at least every five years as required by the Sarbanes-Oxley Act of 2002, and further consider rotation of the public accountant firm itself.

(7)           Recommend to the Board of Directors policies for the Company’s hiring of employees or former employees of the public accountants who were engaged on the Company’s account (recognizing that the Sarbanes-Oxley Act of 2002 does not permit the CEO, controller, CFO or chief accounting officer to have participated in the Company’s audit as an employee of the public accountants during the preceding one-year period).

(8)           Discuss with the public accountants any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement.

(9)           Discuss with management and the public accountants any accounting adjustments that were noted or proposed by the registered public accountants but were passed (as immaterial or otherwise).

(10)         Ensure that the Company maintains an internal audit function and discuss with the public accountants the internal audit department and its audit plan, responsibilities, budget and staffing. Review adequacy of internal control process, and results of implementation of the policies and procedures.

(11)         Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

(12)         Review disclosures made by the Company’s principal executive officer or officers and principal financial officer or officers regarding compliance with their certification obligations as required under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Company’s disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

(13)         Review any reports of the registered public accountants mandated by Section 10A of the Securities Exchange Act of 1934, as amended, and obtain from the registered public accountants any information with respect to illegal acts in accordance with Section 10A.

(14)         Audit Committee shall be empowered to engage such independent advisors, including without limitation, legal, accounting or financial consultants, as the Committee may determine to carry out its duties. The Committee shall promptly advise the Board of Directors of any such engagement, and the Company will provide the Audit Committee with sufficient funds to enter into such relationships.

Responsibilities and Duties              The Audit Committee represents the Board of Directors and discharges its responsibility of oversight of the financial reporting process by carrying out the functions listed below. The existence of the Committee does not alter the responsibilities of the Company=s management and the independent auditors with respect to the accounting and internal control functions of the Company, and the preparation and presentation of its financial statements..

E.            Evaluation: The Committee shall, on an annual basis, conduct a performance evaluation of its activities in the prior time period and shall review the adequacy of this charter.

F.            Limitation of Audit Committee’s Roles: Notwithstanding the foregoing, it is not the Audit Committee’s duty to prepare financial statements, plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate or prepared in accordance with generally accepted accounting principles. These are the responsibilities of management and the Company’s independent auditors.

Dated: December 9, 2002

Revision: December 9, 2003

Annex H

CHARTER OF THE COMPENSATION COMMITTEE

A.            Purpose: The Compensation Committee shall (1) discharge the Board of Directors’ responsibilities relating to compensation of the Company’s executives and (2) produce an annual report on executive compensation for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations.

B.            Committee Membership and Procedure: The Compensation Committee shall consist of no fewer than three members. Each member of the Compensation Committee shall satisfy the independence requirements of the New York Stock Exchange. The Board of Directors shall appoint the members of the Compensation Committee annually, considering the recommendation of the Nominating/Governance Committee annually, and further considering the views of the Chairman of the Board of Directors and the Chief Executive Officer as appropriate.

The members of the Compensation Committee shall serve until their successors are appointed and qualify, and shall designate the Chairman of the Compensation Committee. The Board of Directors shall have the power at any time to change the membership of the Compensation Committee and to fill vacancies in it, subject to such new member(s) satisfying the above requirements. Except as expressly provided in this Charter or the by-laws of the Company or the Corporate Governance Guidelines of the Company, the Compensation Committee shall fix its own rules of procedure.

C.            Meetings: The Committee shall meet, either in person or telephonically, at least annually, and as necessary in the Committee’s discretion to fulfill its responsibilities.

D.	Committee Authority and Responsibilities:

(1)           The Compensation Committee shall review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and set the CEO’s compensation level based on this evaluation.

(2)           In determining the long-term incentive component of CEO compensation, the Compensation Committee should consider the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the Company’s CEO in past years.

(3)           The Compensation Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or senior executive compensation and shall have sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

(4)           The Compensation Committee shall make recommendations to the Board of Directors with respect to compensation of the other executive officers of the Company, incentive compensation plans and equity-based plans.

(5)           The Compensation Committee shall recommend ratification by the shareholders of any stock bonus, stock option or other equity-based incentive plans and will consider the recommendation of the CEO with respect to any awards under such plans, including amendments to the awards made under any such plans, and will forward such recommendations to the Board of Directors for final approval.

(6)           The Compensation Committee shall review and make recommendations with respect to performance or operating goals for participants in the Company’s incentive plans.

(7)	The Compensation Committee shall make regular reports to the Board of Directors.

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(8)           The Compensation Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval. The Compensation Committee shall annually review its own performance.

(9)           The Compensation Committee may form and delegate authority to subcommittees when appropriate.

(10)         The Compensation Committee shall review and make recommendations to the Board of Directors on the overriding compensation philosophy for the Company.

(11)         The Compensation Committee shall meet annually with the CEO to receive the CEO’s recommendations concerning performance goals and the CEO’s evaluation of the Company’s progress toward meeting those goals.

(12)         The Compensation Committee shall annually review and approve, for the CEO and the senior executives of the Company, (1) employment agreements, severance arrangements, and change in control agreements or provisions, in each case, when and if appropriate, and (2) any special or supplemental benefits.

(13)	Recommend Board of Directors’ compensation to the Board of Directors.

E.            Evaluation: The Committee shall, on an annual basis, conduct a performance evaluation of its activities in the prior time period and shall review the adequacy of this charter.

Dated:	December 9, 2002

Revision: December 9, 2003

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Annex I

SECOND AMENDED AND RESTATED BY-LAWS

OF

MESTEK, INC

Shareholders

Section 1.1.           Annual Meeting. The annual meeting of shareholders shall be scheduled at such time on such day as may be fixed by the Board of Directors but not later than June 30th of each year, for the purpose of electing directors and for the transaction of any other business that may properly come before the meeting. Notwithstanding the foregoing, the Board of Directors may in their discretion accelerate or postpone the date and time of the annual meeting of shareholders, irrespective of any prior notice of the date and time of the annual meeting provided to the shareholders, not more than sixty (60) days from the date specified in such prior notice, provided however, that the notice of the accelerated or postponed meeting, as the case may be, shall be given in accordance with Section 1.4 hereof.

Section 1.2.           Special Meetings. Special meetings of the shareholders may be called at any time by the Chairman of the Board, by any vice chairman of the Board, by a majority of the Directors then in office, or a shareholder or group of shareholders holding twenty percent (20%) or more of the issued and outstanding common stock of the Corporation. A request for a special meeting shall be in writing directed to the secretary of the Corporation and state the purpose or purposes of the proposed meeting. A special meeting of the shareholders may be called for any purpose that may properly come before the shareholders; however, any business transacted at such special meetings shall be confined to the purpose or purposes stated in the written request therefor and notice thereof. Upon written request of any person or person who has duly called a special meeting, the secretary shall fix the time of the meeting which shall be held not more than sixty (60) days after the receipt of the request. If the secretary neglects or refuses to fix the time of the meeting, the person or persons calling the meeting may do so.

Section 1.3.           Place of Meeting. All meetings of the shareholders shall be held at the principal office of the Corporation or at such other place, within or outside the Commonwealth of Pennsylvania, as may be designated by the Board of Directors from time to time.

Section 1.4.           Notice. Written notice of every meeting of the shareholders shall be given in any lawful manner by, or at the direction of the secretary or other authorized person or, if he or she neglects or refuses to do so, may be given by the person or persons calling the meeting, to each shareholder of record entitled to vote at the meeting, at least five (5) days prior to the day named for the meeting, unless a greater period of notice is required by statute, or by the rules of a national stock exchange on which the Corporation’s shares are listed, in the particular case. The notice of meeting shall specify the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes of such meeting, and, if applicable, the notice shall state that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the By-laws; in that case, the notice shall include, or be accompanied by, a copy of the proposed amendment or a summary of the changes to be made by the amendment.

Section 1.5.           Quorum. A shareholders meeting duly called shall not be organized for the transaction of business unless a quorum is present. The presence in person or by proxy of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter. The shareholders present at a duly organized meeting may continue to do business until adjournment even though the withdrawal of a number of shareholders from such meeting leaves less than a quorum. If a meeting cannot be organized because a quorum has not attended, those shareholders present may adjourn the meeting from time to time, without notice other than announcement at such meeting, until a quorum is present.

Section 1.6.           Organization. At every meeting of the shareholders, the Chairman of the Board of Directors, or in his absence, the Vice Chairman of the Board of Directors, or in his absence, a person selected by the shareholders, shall act as presiding officer of the meeting, and the secretary, or in his absence, a person selected by the presiding officer of the meeting shall act as secretary.

Section 1.7.	Action by Shareholders.

(a)           Except as otherwise specified herein, or in the Articles of Incorporation of the Corporation (the "Articles"), or required by law, whenever any corporate action is to be taken by vote of the shareholders, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote on the matter, and if any shareholders are entitled to vote on the matter as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class on the matter.

(b)           Unless the Articles provide otherwise, in each election of directors, every shareholder entitled to vote shall have the right to multiply the number of votes to which that shareholder is entitled by the number of directors to be elected in the same election by the holders of the class or classes, if any, of which his or her shares are a part; and, to cast the whole number of votes thus obtained for one candidate, or to distribute them among any two or more candidates.

ARTICLE II

Board of Directors

Section 2.1.           General. All powers vested by law in the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, except for such powers or authorities that by law or by the Articles are reserved unto the shareholders.

Section 2.2.           Number, Qualifications, Term of Office. The Board of Directors of the Corporation shall, whenever possible, consist of an odd number of directors numbering not less than (3) and not more than fourteen (14) directors, the exact number to be set from time to time by resolution of the Board of Directors of the Corporation. Each director shall be a natural person not less than twenty-one (21) years of age but need not be a resident of Pennsylvania or a shareholder of the Corporation. Each director shall hold office until the expiration of the term for which he or she was elected and until that director has been re-elected, or until that director's successor has been elected and qualified, or that director's earlier death, resignation or removal. A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.

Section 2.3.           Elections. Directors of the Corporation shall be elected by the shareholders except as provided in Section 2.4 of these By-laws.

Section 2.4.           Vacancies. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the Board though less than a quorum, or by a sole remaining director, and each person so appointed shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal. When one or more directors resign from the Board effective at a future date, the directors then in office, including those who have resigned, shall have power by the applicable vote to fill the vacancies; the vote will then take effect when the resignations become effective.

Section 2.5.           Nominations. Nominations for election to the Board of Directors may be made by resolution duly adopted at any meeting of the Board of Directors or a nominating committee of the Board, or by any shareholder of the Corporation entitled to notice of, and to vote at, any meeting called for the election of directors. Nominations, other than those made by or on behalf of the Board of Directors of the Corporation or by a nominating committee of the Board, shall be made in writing and shall be received by the Chairman of the Board of the Corporation not later than (i) for an election of directors to be held at an annual meeting of shareholders, one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting, and (ii) for an election of directors to be held at a special meeting of shareholders, the close of business on the fifteenth (15th) day following the date on which notice of the meeting is first given to shareholders or public disclosure of the meeting is made. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and residence address of each proposed nominee and of the notifying shareholder; (b) the principal occupation of each proposed nominee; (c) any information regarding each nominee proposed by the shareholder that would be required to be included in a proxy statement filed with the Securities and Exchange Commission; and (d) the consent of each nominee to serve as a director of the Corporation if elected. If the information submitted to the Corporation within the time prescribed above is determined by the Chairman of the Board of the Corporation to be deficient in any manner, the Chairman shall advise the notifying shareholder in writing of the deficiencies within 15 days of the receipt thereof. The notifying shareholder must then cure such deficiencies by sending a revised notification to the Chairman of the Board of the Corporation, giving the required information that must be received by the Chairman of the Board in writing within the times specified in clauses (i) and (ii), above.

Section 2.6.           Chairman of the Board. The directors of the Corporation shall elect from their own number a chairman of the Board, who may or may not be an officer of the Corporation. The Chairman of the Board shall preside at all meetings of the shareholders and of the directors and shall have such other powers and duties as are provided in these By-laws and as may be prescribed from time to time by the Board of Directors.

Section 2.7.           Vice Chairman of the Board. The directors of the Corporation may elect from their own number a vice chairman of the Board, who may or may not be an officer of the Corporation. The Vice Chairman of the Board shall, in the absence of the Chairman, preside at all meetings of the shareholders and of the directors, and shall have such other powers and duties as are provided in these By-laws and as may be prescribed from time to time by the Board of Directors.

Section 2.8.           Regular Meetings. The Board of Directors shall hold an annual meeting for the election of officers and the transaction of other proper business as soon as practical after, and at the same place as, the annual meeting of shareholders. Regular meetings of the Board of Directors may be held at such day, hour and place as may be fixed by the Board, within or outside the Commonwealth of Pennsylvania; but such regular meetings shall at a minimum be held quarterly.

Section 2.9.           Special Meeting. Special meetings of the Board may be called by the Chairman of the Board, or any vice chairman of the Board, or any two (2) directors. The person or persons calling the special meeting may fix the day, hour and place of the meeting, within or outside the Commonwealth of Pennsylvania.

Section 2.10.         Notice of Meetings. Written notice, or oral notice with written confirmation no later than the date of the meeting, of each regular or special meeting of the Board of Directors, specifying the place, day and hour of the meeting, shall be given to each director at least forty-eight (48) hours before the time set for the meeting by the secretary of the Corporation, or in the case of any special meetings called pursuant to Section 2.9 of these By-laws, the person or persons calling such special meeting, or their designee. Such written notices may be sent in the manner provided in Section 4.1 hereof. No further notice of any annual meeting of the Board of Directors, other than that provided by Section 2.8 of these By-laws, need be given. Neither the business to be transacted at, nor the purpose of, any annual or regular meeting of the Board need be specified in the notice of the meeting. Any notice issued for a special meeting shall state the purpose or purposes of such meeting.

Section 2.11.         Unanimous Written Consent. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if, prior or subsequent to the action, all of the directors then in office execute a written consent to such action, which shall be filed by the secretary of the Corporation with the minutes of the Board of Directors.

Section 2.12.         Quorum of and Action by Directors. A majority of the directors in office shall constitute a quorum for the transaction of business, and the acts of a majority of directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors except where a different vote is required by law or the Articles or these By-laws. Every director shall be entitled to one vote.

Section 2.13.         Committees of the Board. The Board of Directors may establish, on its own initiative or pursuant to the applicable rules and regulations of the Securities and Exchange Commission or of any applicable national stock exchange, one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee or for purposes of any written action of the committee. A committee, to the extent provided by the Board of

Directors, shall have and may exercise all of the powers and authority of the Board of Directors delegated to it by the Board of Directors, except that a committee shall not have any power or authority as to: (i) the submission to shareholders of any action requiring the approval of shareholders under the Pennsylvania Business Corporation Law of 1988, as it may be amended, (ii) the creation or filling of vacancies in the Board of Directors, (iii) the adoption, amendment or repeal of the By-laws, (iv) the amendment, adoption or repeal of any resolution of the Board that by its terms is amendable or repealable only by the Board, or (v) action on matters committed by the By-laws or resolution of the Board to another committee of the Board. Each committee of the Board shall serve at the pleasure of the Board.

Section 2.14.         Standing Committees. There shall be the following standing committees of the Board:

(i)            Audit Committee. The Audit Committee's responsibilities include (a) reviewing and evaluating the work and performance of the Corporation's independent accountants and making recommendations to the Board of Directors regarding the selection of such independent accountants, (b) conferring with the Corporation's financial officers and independent accountants and evaluating the Corporation's internal accounting methods and procedures and to recommend changes in such methods and procedures, (c) reporting on the discussions of the Committee with the Corporation’s financial officers and independent accountants regarding the audited financial statements of the Corporation, and such other matters required by any applicable rules or regulations of the Securities and Exchange Commission or national stock exchange, (d) reviewing and making recommendations on all related party transactions and the Corporation's conflict of interest policy, (e) directing the tasks of the internal auditor of the Corporation, and (f) reviewing and overseeing the organization and operation of the financial operations of the Corporation.

(ii)           Compensation Committee. The Compensation Committee is responsible for reviewing the salary of the Chief Executive Officer and the executive officers of the Corporation and recommending to the Board of Directors the amount of salary to be paid, the bonus formulae and other compensation for the Chief Executive Officer and the executive officers of the Corporation.

(iii)         Executive Committee. To the extent permitted by the laws of the Commonwealth of Pennsylvania, the Executive Committee has and may exercise all the powers and authorities of the Board of Directors as follows: (a) to take action on behalf of the Board of Directors during intervals between regularly scheduled meetings of the Board of Directors if it is impracticable to delay action on a matter until the next regularly scheduled meeting of the Board of Directors, and (b) to take action on all matters of the Corporation that have been delegated for action by the Board of Directors.

(iv)          Nominating Committee. The Nominating Committee's responsibilities include (a) evaluating and recommending nominees for election as directors to the Board of Directors, (b) recommending to the Board of Directors criteria for membership on the Board, and (c) proposing nominees to fill vacancies on the Board of Directors as they occur. In proposing candidates for election to the Board of Directors at an annual meeting of shareholders, the Nominating Committee may consider prospective candidates whose names have been submitted by shareholders pursuant to Section 2.5.

Section 2.15.         Compensation. By resolution of the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors or its committee, and may be paid a fixed sum set from time to time by the Board of Directors for serving on the Board of Directors and/or for attendance at each meeting of the Board of Directors or committee or both. No such payment shall prevent any director from serving the Corporation in any other capacity and receiving compensation therefore, and a director may be a salaried officer or employee of the Corporation.

Section 2.16.         Limits on Liability. A director shall not be held personally liable for monetary damages for any action he or she has taken or any failure to take action, unless (a) the director has breached or failed to perform the duties of his office as defined by Pennsylvania law, and (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provision of this Section 2.16, however, shall not apply to (i) the responsibility or liability of a director pursuant to a criminal statute, or (ii) the liability of a director for the payment of taxes pursuant to local, state or federal law.

ARTICLE III

Officers

Section 3.1.           Officers and Qualifications. The Corporation shall have a president, a secretary, and a treasurer, each of whom shall be elected or appointed by the Board of Directors. The Board may also elect a chief executive officer, one or more vice presidents (including executive vice presidents or senior vice presidents), and any other officers and assistant officers that the Board deems necessary or advisable. All officers must be natural persons not less than twenty-one (21) years of age. Any two or more offices may be held by the same person; however, the offices of president and treasurer; and president and secretary, may not be held by the same person. Officers of the Corporation, as between themselves and the Corporation, shall have the authority and perform such duties in the management of the Corporation as is provided by or according to these By-laws or, in the absence of controlling provisions in these By-laws, as is determined by or according to resolutions or orders of the Board of Directors.

Section 3.2.           Election, Term, and Vacancies. The officers and assistant officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board or from time to time as the Board shall determine. Each officer shall hold office at the pleasure of the Board and until their respective successors are elected and qualified or until the officer's earlier death, resignation or removal. Any officer elected or appointed by the Board of Directors may be removed from such office or offices at any time, with or without cause, by the affirmative vote of a majority of the directors then in office, subject, however, to the express rights of such officer in a written employment contract, if any, between such officer and the Corporation. A vacancy in any office occurring in any manner may be filled by the Board of Directors and, if the office is one for which these By-laws prescribe a term, shall be filled for the unexpired portion of the term.

Section 3.3.           Chief Executive Officer. The chief executive officer shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The chief executive officer has the general powers and duties of supervision and management usually vested in the office of the chief executive officer of a corporation.

Section 3.4.           President. The president shall have such powers and duties as are provided in these By-laws and as may be prescribed from time to time by the Board of Directors.

Section 3.5.	Vice Presidents.

(a)           The seniority of the vice presidents shall be first, the executive vice presidents in order of their election, and second, the senior vice presidents in order of their election. The seniority of the remaining vice presidents shall be in the order of their election.

(b)           The respective vice presidents, in the order of their seniority, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president; and, shall perform such other duties as the chief executive officer or the Board of Directors shall prescribe.

Section 3.6.           Secretary. The secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and, shall perform like duties for the standing committees when so requested or required. The secretary shall have the custody of, and affix the seal of the Corporation to, such documents as may require attestation. The secretary shall give, or cause to be given, notice of all meetings of the shareholders, and shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer, under whose supervision he shall be.

Section 3.7.	Treasurer.

(a)           The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys, and other valuable effects, in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

(b)           The treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and directors at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the Corporation.

Section 3.8.           Assistant Officers. Any assistant secretary of the Corporation shall perform the duties of the secretary in the secretary’s absence, and shall perform other duties that the Board of Directors, the chief executive officer, the president or the secretary may from time to time designate. Any assistant treasurer of the Corporation shall perform the duties of the treasurer in the treasurer’s absence, and shall perform other duties that the Board of Directors, the chief executive officer, the president or the treasurer may designate from time to time.

Section 3.9.           Designation of Officers. In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers, and duties, or any of them, of such officer to any other officer, or to any director, provided that a majority of the directors concur therewith.

ARTICLE IV

Manner of Giving Notice, Waiver of Notice,

Meetings by Conference Telephone

and Modification of Proposals

Section 4.1.           Manner of Giving Notice. Whenever written notice is required to be given to any person under the provisions of the Business Corporation Law or by the Articles or these By-laws, it may be given to the person either personally or by sending a copy of it: (1) by regular or express mail, postage prepaid; (2) by telegram, telex or courier service, charges prepaid; (3) by facsimile transmission or electronic mail, to the shareholder's mailing address, electronic mail address, telex or facsimile number appearing on the books of the Corporation, or in the case of directors, supplied by the director to the Corporation for the purpose of notice. Notice sent by mail, by telegraph or by courier service shall be deemed to have been given when deposited in the United States mail or with a telegraph office or courier service for delivery, except that, in the case of directors, notice sent by regular mail shall be deemed to have been given 48 hours after being deposited in the United States mail or, in the case of telex, facsimile, or electronic mail, when dispatched.

Section 4.2.           Waiver of Notice. Whenever any written notice is required to be given by statute or the Articles or these By-laws, a waiver of the notice in writing, signed by the person or persons entitled to the notice, whether before or after the time stated in it, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of the meeting, except where the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

Section 4.3.           Meetings by Means of Conference Telephone. One or more persons may participate in a meeting of the directors, or of any committee of directors, but not a meeting of the shareholders, by means of conference telephone or similar communications equipment so that all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at the meeting.

Section 4.4.           Modification of Proposals. Subject to Section 1.2 and Section 2.9, whenever the language of a proposed resolution is included in a written notice of a meeting required to be given by statute or by the Articles or the By-laws, the meeting considering the resolution may without further notice adopt it with any clarifying or other amendments that do not enlarge or change its original purpose.

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ARTICLE V

Capital Stock, Record Dates, Books and Records

Section 5.1.           Certificates. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and par value thereof, and shall bear the signature of the Chairman of the Board, or the president or any executive or senior vice president and the secretary or an assistant secretary or the treasurer or an assistant treasurer. Where the certificates are signed by a transfer agent and a registrar, the signature of any corporate officer thereon may be a facsimile, printed or engraved. The seal of the Corporation may be either impressed upon the certificate or may be an engraved or printed facsimile copy of the seal of the Corporation.

Section 5.2.           Transfers of Stock. Transfer of stock shall be made only on the stock transfer records of the Corporation (which may be kept in written or computer form). Transfers shall be made by the Corporation or its registrar and transfer agent as required by any applicable law, rule or regulation, and the rules of any national stock exchange on which the Corporation’s shares are listed.

Section 5.3.           Record Dates. The Board of Directors may fix in advance a date, not exceeding ninety (90) days, preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock. In such case, if otherwise entitled, all shareholders of record on the date so fixed, and no others, shall be entitled to notice of, or to vote at, such meeting, or to receive payments of such dividends, or to receive such allotment of rights, or exercise such rights, as the case may be, notwithstanding any transfer of stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 5.4.           Registered Shareholders. For all purposes, the Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, including the right to receive notice of, and to vote at, any meeting of the shareholders, and the right to receive any dividend or distribution with respect to such shares. The Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly required by the laws of Pennsylvania.

Section 5.5.           Lost Certificates. New certificates for shares of stock may be issued to replace certificates, lost, stolen, destroyed or mutilated upon such terms and conditions, including the giving of a satisfactory bond or indemnity, as the Board of Directors may from time to time prescribe by either a special resolution in the particular case or by a resolution conferring on one or more officers general authority in such matters.

Section 5.6.           Inspection of Books. The Board of Directors shall determine from time to time whether, and, if allowed, when and under what conditions and regulations, the accounts and books of the Corporation (except such as may by law be specifically open to inspection) or any of them shall be open to the inspection of the shareholders, and the shareholders' rights in this respect are and shall be restricted and limited accordingly.

ARTICLE VI

Indemnification

Section 6.1.           Indemnification. The Corporation shall indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether such person is formally a party thereto or not, by reason of the fact that he or she is, or was, a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as an officer, director, employee or agent of another corporation, company, partnership, joint venture, trust or other enterprise, to the fullest extent allowed by the laws of the Commonwealth of Pennsylvania. The termination of any action, suit or proceeding by judgment,

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order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person is not entitled to indemnification pursuant to this Section 6.1.

Section 6.2.           Indemnification Actions By or On Behalf of the Corporation. The Corporation shall indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense or settlement of any threatened, pending, or completed action, suit or proceeding by or in the right of the Corporation to procure judgment in its favor, whether such person is formally a party thereto or not, by reason of the fact that he or she is, or was, a director, officer, employee or agent of the Corporation, or is, or was, serving at the request of the Corporation as an officer, director, employee or agent of another corporation, company, partnership, joint venture, trust or other enterprise, to the fullest extent allowed by the laws of the Commonwealth of Pennsylvania. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person is not entitled to indemnification under this Section 6.2.

Section 6.3.           Limitation on Indemnification Against Liability. The indemnification described above in Section 6.1 and Section 6.2 shall not be applicable if a court determines that: (a) such person has breached or failed to perform his or her duty to the Corporation as defined by Pennsylvania law; and (b) such breach or failure to perform has been determined by a court to constitute willful misconduct or recklessness.

Section 6.4.           Advancement of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of a director, officer, employee, or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

Section 6.5.          Authorization of Indemnification. Indemnification under Section 6.1, Section 6.2, or Section 6.4 hereof may be made by the Corporation to the fullest extent allowed by law upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Such determination may be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum if not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

Section 6.6.           any other rights to which those indemnified may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 6.7.           Insurance. The Corporation shall have the power and authority to purchase and maintain insurance, or to provide a mechanism to fund any liability of the Corporation arising out of its obligations under this ARTICLE VI, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, company, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this ARTICLE VI.

ARTICLE VII

Loans, Checks and Instruments

Section 7.1.           Borrowings. No borrowings shall be contracted on behalf of the Corporation unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

Section 7.2.	Signatures. All notes, drafts, acceptances, checks, endorsements (other than for

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deposit), and all other evidences of indebtedness of the Corporation whatsoever, shall be signed by such one or more officers or agents of the Corporation, and subject to such requirements as to countersignature or other conditions, as the Board of Directors shall determine from time to time. Facsimile signatures on checks may be used if and to the extent authorized by the Board of Directors.

Section 7.3.           Authorization. The Board of Directors may authorize any one or more officers or agents to enter into any other contract or execute and deliver any other instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances.

ARTICLE VIII

Fiscal Year

Section 8.1.	The fiscal year shall begin the first day of January in each year.

ARTICLE IX

Seal

Section 9.1.           The corporate seal of the Corporation, until changed, shall be as impressed on this page, but the Board of Directors shall have the power to alter the same. The Corporation may use the seal by causing it or a facsimile thereof to be impressed or in any manner reproduced.

ARTICLE X

Amendments

Section 10.1.         These By-laws may be altered, amended, restated and repealed, and new bylaws may be adopted, by (a) the affirmative vote of the majority of the votes that all shareholders are entitled to cast on such matter at any shareholders meeting if notice of the proposed changes are contained in the notice of the meeting, or (b) by the affirmative vote of a majority of the directors in office at any meeting if at least one day's notice of the proposed changes has been given to each director prior to the meeting of the Board of Directors at which said changes are adopted.

ARTICLE XI

Severability

Section 11.1.         The provisions of these By-laws are severable and if any part, sentence, clause or section shall be invalidated by any decision of any court the remaining provisions of these By-laws shall be given full force and effect as completely as if the invalidated part had not been included herein.

ARTICLE XII

Opting Out of the 1990 Amendments to the

Pennsylvania Business Corporation Law

Section 12.1.         The Corporation shall not be governed by the following 1990 amendments or additions to Title 15 of the Pennsylvania Business Corporation Law, otherwise known as Senate Bill NO. 1310: (1) Section 1715; (2) Subchapter G, Control-Share Acquisitions; (3) Subchapter H, Disgorgement by Certain Controlling Shareholders Following Attempts to Acquire Control; and (4) Subchapter I, Severance Compensation for Employees Terminated Following Certain Control-Share Acquisitions.

ARTICLE XIII

Going Private Protections

Section 13.1.         The Going Private Transaction. On July [?], 2006 (the “Transaction Date”), the Corporation effected a one-for-two thousand (1-for-2,000) reverse split (the “Transaction”) of the shares of its common stock, no par value (“Common Stock”), which was followed immediately by a forward 2,000-for-1 stock split of the shares of Common Stock (the “Forward Split”). As a result of the Transaction, each shareholder holding fewer than two thousand (2,000) shares of Common Stock (a “Cashed Out Shareholder”) became entitled to receive cash for such shares in the amount of $15.24 per share of Common Stock (the “Transaction Price”). This ARTICLE XIII contains protections, negotiated as part of the

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Transaction, for the Cashed Out Shareholders and for the holders of shares of Common Stock after the Transaction.

Section 13.2.	Contingent Payment Right.

(a)           Amount. In the event the Corporation has a Liquidity Event (as defined below) during the one year period following the Transaction (the “Liquidity Period”), the Corporation shall be obligated to pay to each Cashed Out Shareholder, in accordance with the procedures set forth in subsection (h) of this Section 13.2, a cash amount for each share of Common Stock held by the Cashed Out Shareholder immediately prior to the effectiveness of the Transaction equal to the excess, if any, of the “Event Value Per Transaction Share” over the “Event-Adjusted Transaction Price Per Share,” as such terms are defined below.

(b)           Liquidity Event. For the purpose of this Section 13.2, Liquidity Event shall mean the entering into by the Corporation of a definitive agreement to complete any of the following, a resolution of the Board of Directors of the Corporation to complete any of the following, or the completion of any of the following:

(i)            the liquidation, winding up or dissolution of the Corporation (a “Termination Event”);

(ii)           the sale, transfer or other disposition in one or more related transactions of shares of Common Stock representing 25% or more of the total shares of Common Stock then outstanding, whether by merger, consolidation or otherwise (a “Stock Event”); and

(iii)          the sale, transfer or other disposition in one or more related transactions of assets of the Corporation and its subsidiaries, other than sales, transfers or dispositions of inventory in the ordinary course of business, with an aggregate book value as of the Transaction Date representing 25% or more of the aggregate book value of the consolidated assets of the Corporation and its subsidiaries as of the Transaction Date (an “Asset Event”).

The Corporation shall not permit a Liquidity Event to occur during the Liquidity Period without first obtaining the approval of a “Supermajority of the Board of Directors of the Corporation.” “Supermajority of the Board of Directors of the Corporation” shall mean (a) a majority of the Board of Directors of the Corporation and (b) a majority of the Independent Directors (as defined below).

(c)	Event Value Per Transaction Share. Event Value Per Transaction Share shall mean:

(i)            in the case of a Termination Event, an amount equal to (A) the aggregate value of all cash plus the fair market value of all property to be distributed to the holders of Common Stock in the Termination Event divided by (B) the total number of issued and outstanding shares of Common Stock as of the date of the Termination Event;

(ii)           in the case of a Stock Event, an amount equal to (A) the aggregate value of all cash plus the fair market value of all property received in exchange for the shares of Common Stock sold, transferred or disposed of in the Stock Event divided by (B) the total number of shares of Common Stock sold, transferred or disposed of in the Stock Event; and

(iii)          in the case of an Asset Event, an amount equal to (A) (1) the aggregate value of all cash plus the fair market value of all property received in exchange for the assets of the Corporation and its subsidiaries sold, transferred or disposed of in the Asset Event, less (2) the taxes payable by the Corporation and its subsidiaries as a result of the Asset Event, divided by (B) the total number of shares of Common Stock issued and outstanding immediately prior to the effectiveness of the Transaction.

For purposes of determining the Event Value Per Transaction Share, the value of any property other than cash will be determined by a Supermajority of the Board of Directors of the Corporation.

(d)           Event-Adjusted Transaction Price Per Share. Event-Adjusted Transaction Price Per Share shall mean:

(i)	in the case of a Termination Event, the Transaction Price;

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(ii)	in the case of a Stock Event, the Transaction Price; and

(iii)          in the case of an Asset Event, the product of (A) the Transaction Price and (B) the ratio of the aggregate book value, determined as of the Transaction Date, of the assets of the Corporation and its subsidiaries sold, transferred or disposed of in the Asset Event over the aggregate book value of the consolidated assets of the Corporation and its subsidiaries as of the Transaction Date.

(e)           Dividends. Except in the case of a dividend paid in conjunction with a Termination Event (in which case the provisions set forth in subsection (a) of Section 13.2 shall apply), the Corporation shall not declare or pay any dividends on shares of its Common Stock during the Liquidity Period until the Cashed Out Shareholders shall have first received, or simultaneously receive, a dividend on each share of Common Stock held by them immediately prior to the effectiveness of the Transaction in an amount equal to the per share amount of the dividends paid on the Common Stock.

(f)           Recapitalizations. If the Corporation effects a forward stock split of or pays a stock dividend on, effects a reverse stock split or other consolidation of, or effects any other recapitalization of, the issued and outstanding shares of Common Stock during the Liquidity Period, but excluding the Forward Split (a “Recapitalization”), a Supermajority of the Board of Directors of the Corporation will make equitable and appropriate adjustment to the provisions of this Section 13.2 to reflect the effects of the Recapitalization.

(g)           Restriction on Stock Issuance. The Corporation shall not issue during the Liquidity Period any shares of capital stock other than Common Stock without first obtaining the consent of a Supermajority of the Board of Directors of the Corporation (a “Preferred Stock Issuance”). In the event the Corporation does have a Preferred Stock Issuance, a Supermajority of the Board of Directors of the Corporation will make equitable and appropriate adjustment to the provisions of this Section 13.2 to reflect the effects of the Preferred Stock Issuance.

(h)           Payment Procedure. The Corporation shall satisfy its payment obligation to each Cashed Out Shareholder pursuant to subsection (a) of this Section 13.2 with respect to each Liquidity Event within five (5) days of the closing date of the Termination Event, Stock Event or Asset Event, as applicable.

(i)            Form of Right. The contingent payment right described in this Section 13.2 shall not (i) be represented by a certificate or other form of instrument, (ii) represent an ownership or equity interest in the Corporation, (iii) confer dividend, voting or any other form of shareholder rights, (iv) bear stated interest, or (v) be transferable, unless under the laws of wills, distribution or descent, or by operation of law.

Section 13.3.         Quotation on the Pink Sheets. During the five years immediately following the Transaction Date (the “Protection Period”), the Corporation shall use commercially reasonable efforts to cause its common stock to be quoted on the “so-called” Pink Sheets quotation service including, without limitation, providing the information (i) required by Rule 15c2-11 of the Securities Exchange Act of 1934, as amended, and (ii) necessary to complete a National Association of Securities Dealers (NASD) Form 211 to a Securities and Exchange Commission registered broker-dealer that is a member of NASD. The Corporation shall also assist individuals and institutions to liquidate their substantial holdings of Shares including, without limitation, using its commercially reasonable efforts to find a broker willing to execute Pink Sheets orders in the Corporation’s common stock.

Section 13.4.         Dutch Auction. In each of the five calendar years immediately following the Transaction, the Corporation will hold one Dutch auction for shares of its common stock and agree to purchase at least $2,500,000 of its common stock in each auction. Each auction will be held between April 1 and June 1 of such year, with the first auction occurring between April 1, 2007 and June 1, 2007. The foregoing commitment is subject to the Corporation’s compliance with reasonable constraints imposed by bank covenants and financial ratios, as determined by a Supermajority of the Board of Directors of the Corporation. The Corporation shall make available to its shareholders at least ten days before the start of each Dutch auction the financial projections set forth in the Corporation’s then current annual budget and the Corporation’s projected sales, gross profit and operating profit for the following year. Other than the parameters specified in this Section 13.4, the terms and conditions of each year’s Dutch Auction shall be determined by a Supermajority of the Board of Directors of the Corporation.

Section 13.5.         Governance Commitments. During the Protection Period, the Corporation agrees to the following:

(a)           A majority of the Board of Directors of the Corporation will consist of independent directors, as defined by the rules and regulations of the New York Stock Exchange (“Independent Directors”). The Corporation’s Audit and Compensation Committees will consist entirely of Independent Directors.

(b)           The Corporation will provide each of its shareholders quarterly and annual audited financial reports, similar in general content to, but not necessarily in as great detail or in the same format as, the reports required by the Securities Exchange Act of 1934, as amended. Each such quarterly report will be delivered to shareholders within 45 days of the end of each of the Corporation’s first, second and third fiscal quarters and such annual report shall be delivered to shareholders within 90 days of the Corporation’s fiscal year end. The annual report shall include a consolidated audited balance sheet of the Corporation as at the end of such year and consolidated audited statements of income, cash flows and changes in shareholders’ equity for such year, certified by the Corporation’s independent certified public accountants and prepared in accordance with generally accepted accounting principles consistently applied. The annual report shall also include the compensation paid to each executive officer of the Corporation for such year.

(c)           The Corporation’s management will entertain questions asked by its shareholders and answer the questions fully and frankly.

(d)           The Corporation will not enter into any transaction with any of its directors, executive officers or ten percent (10%) stockholders, or any immediate family members of such persons, including a transaction described in Item 404 of Securities and Exchange Commission Regulation S-K, without first obtaining the prior approval of the Audit Committee. The Corporation will promptly report to its Independent Directors and shareholders any such interested transaction. The Compensation Committee will recommend to the Board of Directors the compensation for each member of senior management of the Corporation.

(e)           The Corporation will provide a telephone and email hotline to facilitate confidential reporting of improper activity by shareholders, employees, suppliers and others to the Corporation’s Audit Committee or other designated governing body.

Section 13.6.         Amendments. During the Protection Period, notwithstanding the provisions of ARTICLE X, the provisions in this ARTICLE XIII may not be amended, modified, waived or terminated, unless such amendment, modification, waiver or termination is approved by a Supermajority of the Board of Directors of the Corporation.

Section 13.7.         Conflicts. In the event of any conflict between the provisions of this ARTICLE XIII and the provisions of any other Article of these By-laws, the provisions of this ARTICLE XIII shall control.

Section 13.8.         No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this ARTICLE XIII and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the current and former shareholders of the Corporation set forth in this ARTICLE XIII from impairment.

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